PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 20, 1996)





                          $1,001,713,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 --------------


The Series 1996-C2 Mortgage Pass-Through Certificates (the "Certificates") will consist of fourteen classes (each, a "Class") of Certificates, including the eight Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), that will consist primarily of a segregated pool (the "Mortgage Pool") of 300 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on commercial and multifamily properties (each, a "Mortgaged Property") and, in all but 55 cases, providing for balloon payments on their respective maturity dates. As of November 1, 1996 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $1,138,310,835, after application of all payments of principal due on or before such date, whether or not received. First Union National Bank of North Carolina (the "Master Servicer"), directly or through one or more subservicers, and CRIIMI MAE Services Limited Partnership (the "Special Servicer"), will service the Mortgage Loans. The Offered Certificates bear the class designations and have the characteristics set forth in the table below. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.
                                                        (Continued on next page)
                                 --------------

   PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
      FACTORS" BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT AND ON
                           PAGE 16 OF THE PROSPECTUS.

                                 --------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS
  WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                 --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

===================================================================================================
                         INITIAL                                         RATED FINAL
                       CERTIFICATE    % OF INITIAL     PASS-THROUGH     DISTRIBUTION      EXPECTED
    CLASS              BALANCES(1)   POOL BALANCE(1)       RATE            DATE(2)        RATING(3)
---------------------------------------------------------------------------------------------------

Class A-1 ..........  $311,042,000       27.3%           6.69%        November 21, 2028      AAA
Class A-2 ..........  $130,587,000       11.5%           6.82%        November 21, 2028      AAA
Class A-3 ..........  $343,805,000       30.2%           6.96%        November 21, 2028      AAA
Class B ............  $ 68,299,000        6.0%           6.96%        November 21, 2028      AA
Class C ............  $ 62,607,000        5.5%           6.96%        November 21, 2028       A
Class D ............  $ 56,915,000        5.0%           6.96%        November 21, 2028      BBB
Class E ............  $ 28,458,000        2.5%           6.96%        November 21, 2028      BBB-
Class IO ...........       N/A            N/A              (4)        November 21, 2028      AAA
===================================================================================================


(1)  Subject to a permitted variance of plus or minus 5%.
(2) The Rated Final Scheduled Distribution Date has been set to a date two years after the Distribution Date (as defined herein) following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest amortization term. See "Ratings" herein.
(3) By each of Fitch Investors Service, L.P., Duff & Phelps Credit Rating Co. and, except with respect to the Class IO Certificates, Standard & Poor's Ratings Services.
(4) The Class IO Certificates will not have a principal balance and will not be entitled to receive distributions of principal, but will be entitled to receive payments of interest equal to the sum of the interest accrued on the notional amount of each of its Components, as described herein. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Pass-Through Rates" herein.

                                 --------------

     The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Capital Markets Corp. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,157,365,428, which includes accrued interest. See "METHOD OF DISTRIBUTION" herein.


     The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on November 25, 1996.

                                 --------------

MERRILL LYNCH & CO.                            FIRST UNION CAPITAL MARKETS CORP.

                                 --------------

          The date of this Prospectus Supplement is November 20, 1996.

(cover continued)

     The Depositor will acquire certain of the Mortgage Loans from Merrill Lynch Mortgage Capital Inc. and certain of the Mortgage Loans from First Union National Bank of North Carolina (each, a "Mortgage Loan Seller"). On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to State Street Bank and Trust Company, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.


     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2, Class A-3 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 21st day of each month or, if any such 21st day is not a business day, then on the next succeeding business day, commencing December 23, 1996 (each, a "Distribution Date"). As described herein, distributions allocable to interest accrued on each Class of Offered Certificates (other than the Class IO Certificates) will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class and the principal amount (the "Certificate Balance") of such Class outstanding immediately prior to such Distribution Date. As described herein, distributions allocable to interest accrued on the Class IO Certificates will be made on each Distribution Date in an amount equal to the sum of the amount of interest which has accrued on each of its components (each, a "Component" and, separately, the "Class IO-1 Component" and the "Class IO-2 Component"). Interest will accrue on the notional amount of each Component based on its respective Pass-Through Rate and the notional amount of such Component outstanding immediately prior to a Distribution Date. The notional amount of the Class IO-1 Component will equal the aggregate principal balance of the Mortgage Loans outstanding from time to time. The notional amount of the Class IO-2 Component will equal the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates outstanding from time to time. The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 6.96% (but not less than zero), and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate, weighted by the Certificate Balances of the corresponding Classes. The Class A-1 Strip Rate will equal 0.27%, and the Class A-2 Strip Rate will equal 0.14%. As described herein, distributions allocable to principal of the Offered Certificates will be made sequentially to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates, in that order, until the respective Certificates are retired. The Class IO Certificates will not have Certificate Balances, nor will they entitle the holders thereof to distributions of principal. The holders of the Certificates may also receive portions of any Prepayment Premiums and Yield Maintenance Charges (each as defined herein) to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.


     The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Offered Class of any Prepayment Premium or Yield Maintenance Charge may be insufficient to offset fully the effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Distributions," "YIELD AND MATURITY CONSIDERATIONS" and "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein, and "YIELD AND MATURITY CONSIDERATIONS" and "RISK FACTORS--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and "REMIC III"). The Offered Certificates will constitute the "regular interests" in the related REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. Each of the Underwriters intends to make a secondary market in the Offered Certificates, but has no obligation to do so. See "RISK FACTORS--The Certificates--Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS SUPPLEMENT AND A PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND A PROSPECTUS ELECTRONICALLY.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY OF PROSPECTUS SUPPLEMENT ......................................... S-5
RISK FACTORS ............................................................. S-24
  The Certificates ....................................................... S-24
    Limited Liquidity .................................................... S-24
    Certain Yield and Maturity Considerations ............................ S-24
    Potential Conflicts of Interest ...................................... S-25
  The Mortgage Loans ..................................................... S-25
    Risks of Lending on Income-Producing Properties ...................... S-25
    Nonrecourse Mortgage Loans ........................................... S-27
    Environmental Law Considerations ..................................... S-27
    Balloon Payments ..................................................... S-27
DESCRIPTION OF THE MORTGAGE POOL ......................................... S-28
  General ................................................................ S-28
  Certain Terms and Conditions of the Mortgage Loans ..................... S-28
    Mortgage Rates; Calculations of Interest ............................. S-28
    Due Dates ............................................................ S-28
    Amortization ......................................................... S-28
    Prepayment Provisions ................................................ S-29
    Nonrecourse Obligations .............................................. S-29
    "Due-on-Sale" and "Due-on-Encumbrance" Provisions .................... S-29
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans .. S-29
    Low Income Housing Tax Credits ....................................... S-29
  Assessments of Property Condition ...................................... S-30
    Property Inspection .................................................. S-30
    Appraisals ........................................................... S-30
    Environmental and Engineering Assessments ............................ S-30
    Earthquake Analyses .................................................. S-31
  Additional Mortgage Loan Information ................................... S-31
    The Mortgage Pool .................................................... S-31
  The Mortgage Loan Sellers .............................................. S-40
  Assignment of the Mortgage Loans; Repurchases .......................... S-40
  Representations and Warranties; Repurchases ............................ S-40
  Changes in Mortgage Pool Characteristics ............................... S-41
SERVICING OF THE MORTGAGE LOANS .......................................... S-42
  General ................................................................ S-42
  The Master Servicer and Special Servicer ............................... S-42
  The Special Servicer ................................................... S-43
  Servicing and other Compensation and Payment of Expenses ............... S-44
  Modifications, Waivers and Amendments .................................. S-46
  The Extension Adviser .................................................. S-47
    Election of the Extension Adviser .................................... S-47
    Duties of the  Extension Adviser ..................................... S-47
    Limitation on Liability of Extension Adviser ......................... S-48
  REO Properties ......................................................... S-48
  Inspections; Collection of Operating Information ....................... S-49

                                                                           PAGE
                                                                           ----
DESCRIPTION OF THE CERTIFICATES .......................................... S-49
  General ................................................................ S-49
  Registration and Denominations ......................................... S-49
  Certificate Balances and Notional Amounts .............................. S-50
  Pass-Through Rates ..................................................... S-51
  Distributions .......................................................... S-51
    General .............................................................. S-51
    The Available Distribution Amount .................................... S-51
    Application of the Available Distribution Amount ..................... S-52
    Distributable Certificate Interest ................................... S-54
    Principal Distribution Amount ........................................ S-54
    Treatment of REO Properties .......................................... S-55
    Allocation of Prepayment Premiums and Yield Maintenance Charges ...... S-55
  Subordination; Allocation of Losses and Certain Expenses ............... S-56
  P&I Advances ........................................................... S-57
  Appraisal Reductions ................................................... S-58
  Reports to Certificateholders; Available Information ................... S-59
  Voting Rights .......................................................... S-60
  Termination ............................................................ S-60
  The Trustee ............................................................ S-61
YIELD AND MATURITY CONSIDERATIONS ........................................ S-61
  Yield Considerations ................................................... S-61
    General .............................................................. S-61
    Rate and Timing of Principal Payment ................................. S-61
    Losses and Shortfalls ................................................ S-62
    Pass-Through Rates ................................................... S-62
    Certain Relevant Factors ............................................. S-63
    Delay in Payment of Distributions .................................... S-63
    Unpaid Distributable Certificate Interest ............................ S-63
    Yield Sensitivity of the Class IO Certificates ....................... S-63
  Weighted Average Life .................................................. S-65
USE OF PROCEEDS .......................................................... S-68
CERTAIN FEDERAL INCOME TAX CONSEQUENCES .................................. S-68
ERISA CONSIDERATIONS ..................................................... S-69
LEGAL INVESTMENT ......................................................... S-71
METHOD OF DISTRIBUTION ................................................... S-72
LEGAL MATTERS ............................................................ S-72
RATINGS .................................................................. S-73
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ............................  A-1
FORM OF DISTRIBUTION DATE STATEMENT ......................................  B-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus.

                                                                                                             WEIGHTED    CASH FLOW
                            S&P/FITCH       INITIAL     PERCENT OF     APPROXIMATE                   PASS-   AVERAGE        OR
                              /DCR        CERTIFICATE   INITIAL POOL    CREDIT                      THROUGH    LIFE      PRINCIPAL
    CLASS                   RATING(1)     BALANCES(2)   BALANCES(2)     SUPPORT       DESCRIPTION    RATE   (YEARS)(3)   WINDOW(3)
    -----                   ---------     -----------   -----------     -------       -----------    ----   ----------   ---------
Offered Certificates

 Class A-1                    AAA       $311,042,000       27.3%         31.0%        Fixed Coupon    6.69%    4.9      12/96-9/03
 Class A-2                    AAA       $130,587,000       11.5%         31.0%        Fixed Coupon    6.82%    7.5       9/03-4/06
 Class A-3                    AAA       $343,805,000       30.2%         31.0%        Fixed Coupon    6.96%    9.7      4/06-10/06
 Class B                      AA        $ 68,299,000        6.0%         25.0%        Fixed Coupon    6.96%    9.9     10/06-11/06
 Class C                       A        $ 62,607,000        5.5%         19.5%        Fixed Coupon    6.96%   10.0     11/06-11/06
 Class D                      BBB       $ 56,915,000        5.0%         14.5%        Fixed Coupon    6.96%   11.6     11/06-12/09
 Class E                      BBB-      $ 28,458,000        2.5%         12.0%        Fixed Coupon    6.96%   13.8      12/09-5/11
 Class IO                 NR/AAA/AAA              (4)        N/A           N/A          I/O Strip       (5)    N/A     12/96-10/26
Private Certificates (6)
 Class F                  BB/BB-/BB-    $ 62,607,000        5.5%          6.5%        Fixed Coupon    6.96%   15.5       5/11-4/14
 Class G                    B/B-/B-     $ 39,841,000        3.5%          3.0%        Fixed Coupon    6.96%   18.7       4/14-9/16
 Class H                      NR        $ 34,149,834        3.0%             0        Fixed Coupon    6.96%   22.5      9/16-10/26


----------
(1)  Rating to be received by all three Rating Agencies, except as indicated.

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based on Scenario (1) set forth under "Yield and Maturity
     Considerations--Weighted Average Life" herein.

(4) The Class IO Certificates will not have a principal balance and will not be entitled to receive distributions of principal. See "--Description of the Certificates--Certificate Balances and Notional Amount" herein.

(5) The Class IO Certificates will receive the sum of the interest accrued on the notional amount of each of its Components, as described herein. See "--Description of the Certificates--Pass-Through Rates" herein.

(6) The Private Certificates are not being offered hereby. Accordingly, any information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

Title of Certificates ................. Merrill Lynch Mortgage Investors, Inc.,
                                          Mortgage Pass-Through Certificates,
                                          Series 1996-C2 (the "Certificates"),
                                          to be issued in fourteen classes
                                          (each, a "Class") to be designated
                                          as: (i) the Class A-1, Class A-2,
                                          Class A-3, Class B, Class C, Class D,
                                          Class E, Class F, Class G, Class H and
                                          Class IO Certificates (collectively,
                                          the "REMIC Regular Certificates");
                                          and (ii) the Class R-I, Class R-II and
                                          Class R-III Certificates
                                          (collectively, the "REMIC Residual
                                          Certificates"). Only the Class A-1,
                                          Class A-2, Class A-3, Class B, Class
                                          C, Class D, Class E and Class IO
                                          Certificates (collectively, the
                                          "Offered Certificates") are offered
                                          hereby. The Class F, Class G, Class H
                                          and REMIC Residual Certificates
                                          (collectively, the "Private
                                          Certificates") have not been
                                          registered under the Securities Act of
                                          1933, as amended (the "Securities
                                          Act"), and are not offered hereby.

Depositor Merrill ..................... Lynch Mortgage Investors, Inc., a
                                          Delaware corporation. The Depositor is
                                          a wholly owned, limited purpose
                                          finance subsidiary of one of the
                                          Mortgage Loan Sellers and an affiliate
                                          of Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated ("Merrill Lynch"),
                                          one of the Underwriters. Neither
                                          the Depositor nor any of its
                                          affiliates has insured or guaranteed
                                          the Offered Certificates. See "THE
                                          DEPOSITOR" in the Prospectus.

Master Servicer ....................... First Union National Bank of North
                                          Carolina ("FUNB"), a national
                                          banking association. The Master
                                          Servicer is an affiliate of First
                                          Union Capital Markets Corp. ("First
                                          Union Capital"), one of the
                                          Underwriters. See "SERVICING OF THE
                                          MORTGAGE LOANS--The Master Servicer
                                          and Special Servicer" and "--Servicing
                                          and Other Compensation and Payment of
                                          Expenses" herein.

Special Servicer ...................... CRIIMI MAE Services Limited Partnership,
                                          a Maryland limited partnership, will
                                          be the initial Special Servicer,
                                          responsible for performing certain
                                          servicing functions with respect to
                                          the Mortgage Loans that, in general,
                                          are in default or as to which default
                                          is imminent, for administering any REO
                                          Property (as defined herein) and for
                                          performing certain other servicing
                                          functions with respect to the Mortgage
                                          Pool under the Pooling and Servicing
                                          Agreement. The majority holder (or
                                          holders) of the Class of Sequential
                                          Pay Certificates (as defined herein)
                                          having the latest alphabetical Class
                                          designation will have the right,
                                          subject to certain conditions
                                          described herein, to replace the
                                          Special Servicer and to select a
                                          representative (the "Controlling Class
                                          Representative") from whom the
                                          Special Servicer will seek advice and
                                          approval and take direction under
                                          certain circumstances, as described
                                          herein. It is anticipated that the
                                          Special Servicer or an affiliate of
                                          the Special Servicer will purchase all
                                          or a significant portion of the Class
                                          F, Class G and Class H Certificates on
                                          or about the Closing Date. See
                                          "SERVICING OF THE MORTGAGE LOANS--The
                                          Master Servicer and Special Servicer,"
                                          "--Replacement of the Special
                                          Servicer" and "--Servicing and Other
                                          Compensation and Payment of Expenses"
                                          herein.

Trustee ............................... State Street Bank and Trust Company, a
                                          banking corporation chartered under
                                          the laws of the Commonwealth of
                                          Massachusetts.

Mortgage Loan Sellers ................. Merrill Lynch Mortgage Capital Inc.
                                          ("MLMCI"), the Depositor's corporate
                                          parent and an affiliate of Merrill
                                          Lynch, one of the Underwriters, and
                                          FUNB, which is also the Master
                                          Servicer and an affiliate of First
                                          Union Capital, one of the
                                          Underwriters. See "DESCRIPTION OF THE
                                          MORTGAGE POOL--The Mortgage Loan
                                          Sellers" herein.

Cut-off Date .......................... November 1, 1996.

Closing Date .......................... On or about November 25, 1996.

Registration of the Offered
  Certificates ........................ The Offered Certificates of each Class will initially be represented by one
                                          or more global Certificates registered
                                          in the name of Cede & Co., as nominee
                                          of The Depository Trust Company
                                          ("DTC"). No person acquiring an
                                          interest in any Offered Certificate
                                          (any such person, a "Certificate
                                          Owner") will be entitled to receive
                                          such Certificate in fully registered,
                                          certificated form (a "Definitive
                                          Offered Certificate"), except under
                                          the limited circumstances described
                                          under "DESCRIPTION OF THE
                                          CERTIFICATES--Registration and
                                          Denominations" herein. Instead, DTC
                                          will effect payments and transfers in
                                          respect of the Offered Certificates by
                                          means of its electronic recordkeeping
                                          services, acting through certain
                                          participating organizations
                                          ("Participants"). This may result in
                                          certain delays in receipt of payments
                                          by an investor and may restrict an
                                          investor's ability to pledge its
                                          Certificates. Unless and until
                                          Definitive Offered Certificates of any
                                          Class are issued to the related
                                          Certificate Owners, all references
                                          herein to the rights of holders of
                                          such Class of Offered Certificates are
                                          to the rights of those Certificate
                                          Owners as such rights may be exercised
                                          through DTC and its Participants,
                                          except as otherwise specified herein.

Denominations ......................... The Offered Certificates of each Class will be issued, maintained and
                                          transferred on the book-entry records
                                          of DTC and its Participants in
                                          denominations of $1,000 actual or
                                          notional principal amount and in
                                          integral multiples of $1 in excess
                                          thereof.

The Mortgage Pool ..................... The Mortgage Pool will consist of 300 conventional, fixed rate Mortgage
                                          Loans with an Initial Pool Balance of
                                          $1,138,310,835, equal to the aggregate
                                          unpaid principal balance of each
                                          Mortgage Loan as of the Cut-off Date,
                                          after application of all payments of
                                          principal due on or before such date,
                                          whether or not received (with respect
                                          to each Mortgage Loan, the "Cut-off
                                          Date Balance"). The Cut-off Date
                                          Balances of the Mortgage Loans range
                                          from $257,059 to $38,500,000 and the
                                          Mortgage Loans have an average Cut-off
                                          Date Balance of $3,794,369. All
                                          percentages of the Mortgage Loans, or
                                          of any specified group of Mortgage
                                          Loans, referred to herein without
                                          further description are approximate
                                          percentages by aggregate Cut-off Date
                                          Balance. References to percentages of
                                          Mortgaged Properties referred to
                                          herein without further description are
                                          references to
                                          the percentages of the Initial Pool
                                          Balance represented by the aggregate
                                          Cut-off Date Balance of the related
                                          Mortgage Loans. For purposes of
                                          calculations herein, as shown on Annex
                                          A hereto, two of the Mortgage Loans
                                          are each deemed to be secured by two
                                          Mortgaged Properties. All of the
                                          remaining Mortgage Loans are each
                                          deemed to be secured by one Mortgaged
                                          Property, whether or not such
                                          Mortgaged Property is comprised of
                                          more than one parcel. As a result, the
                                          Mortgage Loans in the aggregate will
                                          be secured by a total of 302 Mortgaged
                                          Properties. All numerical information
                                          provided herein with respect to the
                                          Mortgage Loans is provided on an
                                          approximate basis.

                                        Generally, all of the Mortgage Loans are
                                          non-recourse obligations of the
                                          related borrowers. No Mortgage Loan
                                          will be insured or guaranteed by any
                                          governmental entity or private
                                          insurer.

                                        Each Mortgage Loan is secured by a first
                                          mortgage lien on the borrower's fee
                                          simple estate (or, with respect to six
                                          (6) Mortgage Loans, or 2%, on the
                                          borrower's leasehold estate) in an
                                          income producing real property (each,
                                          a "Mortgaged Property"). One hundred
                                          fifty-one (151) of the Mortgaged
                                          Properties, or 44%, are multifamily
                                          rental properties (including 11
                                          Mortgaged Properties, or 2%, which are
                                          eligible to receive low-income housing
                                          tax credits pursuant to Section 42 of
                                          the Internal Revenue Code of 1986 (the
                                          "Code" and such properties, the
                                          "Section 42 Properties")); seventy-six
                                          (76) of the Mortgaged Properties, or
                                          25%, are retail properties (including
                                          42 anchored retail, or 19%, and 34
                                          unanchored retail, or 7%);
                                          twenty-three (23) of the Mortgaged
                                          Properties, or 10%, are hospitality
                                          properties (all but one of which are
                                          affiliated with recognized hotel/motel
                                          franchisors); sixteen (16) of the
                                          Mortgaged Properties, or 7%, are
                                          industrial properties; eighteen (18)
                                          of the Mortgaged Properties, or 7%,
                                          are office properties; seven (7) of
                                          the Mortgaged Properties, or 3%, are
                                          residential health care facilities
                                          (including 3 assisted living
                                          facilities, or 1%, and 4 congregate
                                          care facilities, or 2%); five (5) of
                                          the Mortgaged Properties, or 2% are
                                          mixed use multifamily/retail
                                          properties; and six (6) of the
                                          Mortgaged Properties, or 2%, are
                                          mobile home parks.

                                        The Mortgaged Properties are located
                                          throughout 36 states, with the largest
                                          concentrations in Texas (66 Mortgaged
                                          Properties, or 15%); California (29
                                          Mortgaged Properties, or 13%); and
                                          Florida (33 Mortgaged Properties, or
                                          11%). No other state has a
                                          concentration of Mortgaged Properties
                                          equal to or greater than 6%. No
                                          Mortgage Loan or group of Mortgage
                                          Loans to one borrower or group of
                                          related borrowers exceed 5% of the
                                          Initial Pool Balance. See "DESCRIPTION
                                          OF THE MORTGAGE POOL--Additional
                                          Mortgage Loan Information" herein.

                                        All of the Mortgage Loans bear interest
                                          at annualized rates ("Mortgage Rates")
                                          that will remain fixed for their
                                          respective remaining loan terms,
                                          except as described herein. Scheduled
                                          payments of principal and interest on
                                          the mortgage loans ("Monthly
                                          Payments") are due monthly on the
                                          first day of each
                                          month. See "DESCRIPTION OF THE
                                          MORTGAGE POOL--Certain Terms and
                                          Conditions of the Mortgage Loans--Due
                                          Dates" and "--Mortgage Rates;
                                          Calculations of Interest" herein.

                                        Two hundred forty-five (245) of the
                                          Mortgage Loans, or 80%, provide for
                                          Monthly Payments based on amortization
                                          schedules significantly longer than
                                          their terms to maturity. As a result,
                                          such Mortgage Loans ("Balloon Loans"),
                                          will have substantial principal
                                          amounts due and payable (each such
                                          amount, a "Balloon Payment") on their
                                          respective scheduled maturity dates,
                                          unless prepaid prior thereto. Three of
                                          the Balloon Loans, or 2%, provide for
                                          the extension of payments past their
                                          respective scheduled maturity dates
                                          pursuant to the terms thereto. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          Pool--Amortization" herein. The
                                          remaining 55 Mortgage Loans, or 20%,
                                          are self-amortizing. See "RISK
                                          FACTORS--The Mortgage Loans--Balloon
                                          Payments" herein and "RISK
                                          FACTORS--Balloon Payments; Borrower
                                          Default" in the Prospectus.

                                        As of the Cut-off Date, all of the
                                          Mortgage Loans restrict or prohibit
                                          voluntary principal prepayments. In
                                          general, the Mortgage Loans: (i)
                                          currently prohibit voluntary
                                          prepayments of principal for a period
                                          (a "Lockout Period") ending on a date
                                          specified in the related Mortgage Note
                                          (as defined herein) and, in general,
                                          thereafter impose a Yield Maintenance
                                          Charge and/or Prepayment Premium (each
                                          as defined herein) for most of their
                                          respective remaining terms to maturity
                                          (two hundred ninety (290) Mortgage
                                          Loans, or 98.1%); (ii) currently
                                          prohibit voluntary prepayments of
                                          principal for a Lockout Period and
                                          thereafter permit voluntary principal
                                          prepayments in whole without material
                                          restrictions (nine (9) Mortgage Loans,
                                          or 1.8%); or (iii) currently permit
                                          voluntary principal prepayments
                                          provided that the prepayment is
                                          accompanied by a Yield Maintenance
                                          Charge, then a Prepayment Premium in
                                          excess of the amount prepaid for most
                                          of their respective remaining terms to
                                          maturity (one (1) Mortgage Loan, or
                                          0.1%). With respect to the Mortgage
                                          Loans which contain Yield Maintenance
                                          Charges, 154 of such Mortgage Loans,
                                          or 58%, calculate the Yield
                                          Maintenance Charge using a discount
                                          rate equal to the applicable Treasury
                                          Rate (as set forth in the related
                                          Mortgage), and 118 of such Mortgage
                                          Loans, or 35%, calculate the Yield
                                          Maintenance Charge using a discount
                                          rate equal to the Treasury Rate plus
                                          0.50%. See "DESCRIPTION OF THE
                                          MORTGAGE POOL--Certain Terms and
                                          Conditions of the Mortgage Loans" and
                                          "--Additional Mortgage Loan
                                          Information" herein. The ability of
                                          the Master Servicer or the Special
                                          Servicer to waive or modify the terms
                                          of any Mortgage Loan relating to the
                                          payment of a Prepayment Premium or
                                          Yield Maintenance Charge is limited as
                                          described herein. See "SERVICING OF
                                          THE MORTGAGE LOANS--Modifications,
                                          Waivers and Amendments" herein. The
                                          Depositor makes no representation as
                                          to the enforceability of the provision
                                          of any Mortgage Note requiring the
                                          payment of a

                                          Prepayment Premium or Yield
                                          Maintenance Charge, or of the
                                          collectability of any Prepayment
                                          Premium or Yield Maintenance Charge.

                                        All of the Mortgage Loans were
                                          originated during the calendar year
                                          1996.

                                        As of the Cut-off Date, the Mortgage
                                          Loans will have the following
                                          additional characteristics (all
                                          weighted averages set forth below are
                                          based on the Cut-off Date Balances of
                                          the respective Mortgage Loans):

                                          (i)   Mortgage Rates ranging from
                                                8.313% per annum to 10.375% per
                                                annum, and a weighted average
                                                Mortgage Rate of 9.121% per
                                                annum;

                                          (ii)  remaining terms to scheduled
                                                maturity ranging from 34 months
                                                to 359 months, and a weighted
                                                average remaining term to
                                                scheduled maturity of 135
                                                months;

                                          (iii) remaining amortization terms
                                                ranging from 175 months to 360
                                                months, and a weighted average
                                                remaining amortization term of
                                                309 months (see "DESCRIPTION OF
                                                THE MORTGAGE POOL--Certain Terms
                                                and Conditions of the Mortgage
                                                Loans--Amortization," herein);

                                          (iv)  Cut-off Date LTV Ratios (the
                                                loan-to-value ratio of each
                                                Mortgage Loan equals to the
                                                ratio of (a) the Cut-off Date
                                                Balance of such Mortgage Loan to
                                                (b) the appraised value of the
                                                related Mortgaged Property based
                                                upon the most recent third-party
                                                appraisal available to the
                                                applicable Mortgage Loan
                                                Seller), ranging from 35.38% to
                                                84.93%, and a weighted average
                                                Cut-off Date LTV Ratio of
                                                69.72%; (v) Scheduled Maturity
                                                LTV Ratios (the loan-to-value
                                                ratio of each Mortgage Loan on
                                                its scheduled maturity date,
                                                equal to the ratio of (a) the
                                                principal payments of such
                                                Mortgage Loan due on or after
                                                such date to (b) the appraised
                                                value of the related Mortgaged
                                                Property based upon the most
                                                recent third-party appraisal
                                                available to the applicable
                                                Mortgage Loan Seller), ranging
                                                from 14.40% to 76.69% (not
                                                including the fully amortizing
                                                Mortgage Loans), and a weighted
                                                average Scheduled Maturity LTV
                                                Ratios of 49.16% (including the
                                                fully amortizing Mortgage Loans)
                                                and of 61.48% (not including the
                                                fully amortizing Mortgage
                                                Loans); and

                                          (vi)  Debt Service Coverage Ratios
                                                (calculated as described under
                                                "DESCRIPTION OF THE MORTGAGE
                                                POOL--Additional Mortgage Loan
                                                Information" herein) ranging
                                                from 1.15x to 2.15x, and a
                                                weighted average Debt Service
                                                Coverage Ratio of 1.32x.

                                        One hundred forty-two (142) of the
                                          Mortgage Loans, or 49% (the "MLMCI
                                          Loans"), were acquired by the
                                          Depositor from MLMCI, which acquired
                                          such Mortgage Loans from one of the
                                          participants in its commercial and
                                          multifamily mortgage loan conduit
                                          program concurrently with or shortly
                                          after origination. One hundred
                                          fifty-eight (158) of the Mortgage
                                          Loans, or 51%

                                          (the "FUNB Loans") were acquired by
                                          the Depositor from FUNB, which
                                          originated or acquired such Mortgage
                                          Loans concurrently with or shortly
                                          after origination. See "DESCRIPTION OF
                                          THE MORTGAGE POOL" herein.

                                        On or prior to the Closing Date, the
                                          Depositor will cause the Mortgage Loan
                                          Sellers to assign the Mortgage Loans,
                                          without recourse, to the Trustee for
                                          the benefit of the holders of the
                                          Certificates (the
                                          "Certificateholders"). In connection
                                          with such assignment, each Mortgage
                                          Loan Seller will make certain
                                          representations and warranties
                                          regarding the characteristics of the
                                          Mortgage Loans assigned by such
                                          Mortgage Loan Seller and, as more
                                          particularly described herein, will
                                          agree to cure any material breach
                                          thereof or, in the absence of such a
                                          cure, to repurchase the affected
                                          Mortgage Loan. See "DESCRIPTION OF THE
                                          MORTGAGE POOL--Representations and
                                          Warranties; Repurchases" herein.

Description of the Certificates ....... The Certificates will be issued pursuant to a Pooling and Servicing Agreement,
                                          to be dated as of November 1, 1996,
                                          among the Depositor, the Master
                                          Servicer, the Special Servicer and the
                                          Trustee (the "Pooling and Servicing
                                          Agreement"), and will represent in
                                          the aggregate the entire beneficial
                                          ownership interest in a trust fund
                                          (the "Trust Fund") consisting of the
                                          Mortgage Pool and certain related
                                          assets.

A. Certificate Balances and
   Notional Amount .................... Upon initial issuance, and in each case subject to a permitted variance of
                                          plus or minus 5%, the Offered
                                          Certificates (other than the Class IO
                                          Certificates) will have the
                                          Certificate Balances representing the
                                          approximate percentage of the Initial
                                          Pool Balance set forth in the table at
                                          the beginning of this Summary.

                                        The "Certificate Balance" of any Class
                                          of Certificates (other than the Class
                                          IO Certificates) outstanding at any
                                          time represents the maximum amount
                                          that the holders thereof are entitled
                                          to receive as distributions allocable
                                          to principal from the cash flow on the
                                          Mortgage Loans and other assets in the
                                          Trust Fund. As more particularly
                                          described herein, the Certificate
                                          Balance of a Class of Certificates
                                          will be reduced on each Distribution
                                          Date by any distributions of principal
                                          actually made on such Class of
                                          Certificates on such Distribution
                                          Date, and further by any losses on the
                                          Mortgage Loans (herein referred to as
                                          "Realized Losses") and certain Trust
                                          Fund expenses (herein referred to as
                                          "Additional Trust Fund Expenses")
                                          actually allocated to such Class of
                                          Certificates on such Distribution
                                          Date.

                                        The Class IO Certificates will not have
                                          a Certificate Balance, but will
                                          represent the right to receive
                                          distributions of interest accrued on
                                          the notional amount of the Class IO-1
                                          Component and the Class IO-2 Component
                                          (each a "Component"), as described
                                          herein. The Class IO-1 Component will
                                          have a notional amount equal to the
                                          aggregate Stated Principal Balance of
                                          the Mortgage Loans and the Class IO-2
                                          Component will have a notional amount
                                          equal to the aggregate Certificate
                                          Balance of the Class A-1 Certificates
                                          and the Class A-2 Certificates. Each
                                          Compo-
                                          nent will accrue interest at its
                                          applicable Pass-Through Rate on its
                                          related notional amount. The Class
                                          IO-1 Component and the Class IO-2
                                          Component do not represent separate
                                          Classes of Certificates, but rather
                                          separate components each deemed to be
                                          a part of the Class IO Certificates.
                                          The notional amount of the Class IO
                                          Certificates will equal the sum of the
                                          notional amount of each of its
                                          Components, initially $1,579,939,834.
                                          See "DESCRIPTION OF THE
                                          CERTIFICATES--Certificate Balances and
                                          Notional Amounts" herein.

                                        The REMIC Residual Certificates will not
                                          have Certificate Balances, but will
                                          represent the right to receive certain
                                          limited amounts not otherwise payable
                                          on the REMIC Regular Certificates.

B. Pass-Through Rates ................. The Pass-Through Rates applicable to each Class of Certificates (other than
                                          the Class IO Certificates) for each
                                          Distribution Date are set forth in the
                                          table at the beginning of this
                                          Summary. The REMIC Residual
                                          Certificates will not bear interest.

                                        The Pass-Through Rate applicable to the
                                          Class IO-1 Component for each
                                          Distribution Date will equal the
                                          Weighted Average Net Mortgage Rate
                                          minus 6.96% (but not less than zero),
                                          and the Pass-Through Rate applicable
                                          to the Class IO-2 Component for each
                                          Distribution Date will equal the
                                          weighted average of the Class A-1
                                          Strip Rate and the Class A-2 Strip
                                          Rate, weighted by the Certificate
                                          Balances of the corresponding Classes.
                                          The Class A-1 Strip Rate will equal
                                          0.27%, and the Class A-2 Strip Rate
                                          will equal 0.14%.

                                        The "Weighted Average Net Mortgage Rate"
                                          for each Distribution Date is the
                                          weighted average of the Net Mortgage
                                          Rates for the Mortgage Loans, weighted
                                          on the basis of their respective
                                          Stated Principal Balances outstanding
                                          immediately prior to such Distribution
                                          Date. The "Net Mortgage Rate" for each
                                          Mortgage Loan will generally equal the
                                          Mortgage Rate in effect for such
                                          Mortgage Loan as of the Cut-off Date,
                                          minus the applicable Master Servicing
                                          Fee Rate, the Additional Servicing Fee
                                          Rate and the Trustee Fee Rate (each as
                                          defined herein). The "Stated Principal
                                          Balance" of each Mortgage Loan
                                          outstanding at any time represents the
                                          principal balance of such Mortgage
                                          Loan ultimately due and payable
                                          thereon and will generally equal the
                                          Cut-off Date Balance thereof, reduced
                                          (to not less than zero) on each
                                          Distribution Date by (i) any payments
                                          or other collections (or advances in
                                          lieu thereof) of principal of such
                                          Mortgage Loan that are due or
                                          received, as the case may be, during
                                          the related Collection Period (as
                                          defined herein) and distributed on the
                                          Certificates on such date and (ii) the
                                          principal portion of any Realized Loss
                                          and Additional Trust Fund Expenses
                                          incurred in respect of such Mortgage
                                          Loan during the related Collection
                                          Period for such Distribution Date. See
                                          "DESCRIPTION OF THE CERTIFICATES
                                          --Pass-Through Rates" herein.

C. Distributions ...................... Distributions on the Certificates will be made by the Trustee, to the extent
                                          of available funds, on the 21st day of
                                          each month or, if any such 21st day is
                                          not a business day, then on the next
                                          succeeding
                                          business day, commencing December 23,
                                          1996 (each, a "Distribution Date").
                                          The total of all payments or other
                                          collections (or advances in lieu
                                          thereof) on or in respect of the
                                          Mortgage Loans (other than Prepayment
                                          Premiums and Yield Maintenance
                                          Charges, which are separately
                                          distributable in respect of the
                                          Certificates) that are available for
                                          distribution to Certificateholders on
                                          any Distribution Date (less certain
                                          fees and expenses set forth in the
                                          Pooling and Servicing Agreement) is
                                          herein referred to as the "Available
                                          Distribution Amount" for such date.
                                          See "DESCRIPTION OF THE CERTIFICATES
                                          --Distributions--The Available
                                          Distribution Amount" herein.

                                        On each Distribution Date, for so long
                                          as the aggregate Certificate Balance
                                          of the Classes of Offered Certificates
                                          are greater than zero, the Trustee
                                          will (except as otherwise described
                                          under "DESCRIPTION OF THE CERTIFICATES
                                          --Termination" herein) apply the
                                          Available Distribution Amount for such
                                          date for the following purposes and in
                                          the following order of priority, in
                                          each case to the extent of remaining
                                          available funds:

                                          (1)  to distributions of interest to
                                               the holders of the Class A-1,
                                               Class A-2, Class A-3 and Class IO
                                               Certificates (in each case, so
                                               long as any such Class remains
                                               outstanding), pro rata, in
                                               accordance with the respective
                                               amounts of Distributable
                                               Certificate Interest (as defined
                                               herein) on such Classes of
                                               Certificates on such Distribution
                                               Date, in an amount equal to all
                                               Distributable Certificate
                                               Interest in respect of each such
                                               Class of Certificates for such
                                               Distribution Date and, to the
                                               extent not previously paid, for
                                               all prior Distribution Dates;

                                          (2)  to distributions of principal to
                                               the holders of the Class A-1
                                               Certificates in an amount (not to
                                               exceed the then outstanding
                                               Certificate Balance of such Class
                                               of Certificates) equal to the
                                               Principal Distribution Amount for
                                               such Distribution Date;

                                          (3)  after the Class A-1 Certificates
                                               have been retired, to
                                               distributions of principal to the
                                               holders of the Class A-2
                                               Certificates in an amount (not to
                                               exceed the then outstanding
                                               Certificate Balance of such Class
                                               of Certificates) equal to the
                                               Principal Distribution Amount (as
                                               defined herein) for such
                                               Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1
                                               Certificates;

                                          (4)  after the Class A-1 and Class A-2
                                               Certificates have been retired,
                                               to distributions of principal to
                                               the holders of the Class A-3
                                               Certificates in an amount (not to
                                               exceed the then outstanding
                                               Certificate Balance of such Class
                                               of Certificates) equal to the
                                               Principal Distribution Amount for
                                               such Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1 and/or
                                               Class A-2 Certificates;

                                          (5)  to distributions to the holders
                                               of the Class A-1, Class A-2 and
                                               Class A-3 Certificates, pro rata,
                                               in accordance with the amount of
                                               Realized Losses and Additional
                                               Trust Fund

                                               Expenses, if any, previously
                                               allocated to such Classes of
                                               Certificates for which no
                                               reimbursement has previously been
                                               received, to reimburse such
                                               holders for such Realized Losses
                                               and Additional Trust Fund
                                               Expenses, if any;

                                          (6)  to distributions of interest to
                                               the holders of the Class B
                                               Certificates in an amount equal
                                               to all Distributable Certificate
                                               Interest in respect of such Class
                                               of Certificates for such
                                               Distribution Date and, to the
                                               extent not previously paid, for
                                               all prior Distribution Dates;

                                          (7)  after the Class A-1, Class A-2
                                               and Class A-3 Certificates have
                                               been retired, to distributions of
                                               principal to the holders of the
                                               Class B Certificates in an amount
                                               (not to exceed the then
                                               outstanding Certificate Balance
                                               of such Class of Certificates)
                                               equal to the Principal
                                               Distribution Amount for such
                                               Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1, Class
                                               A-2 and/or Class A-3
                                               Certificates;

                                          (8)  to distributions to the holders
                                               of the Class B Certificates to
                                               reimburse such holders for all
                                               Appraisal Reduction Amount
                                               Shortfalls and Realized Losses
                                               and Additional Trust Fund
                                               Expenses, if any, previously
                                               allocated to such Class of
                                               Certificates and for which no
                                               reimbursement has previously been
                                               received;

                                          (9)  to distributions of interest to
                                               the holders of the Class C
                                               Certificates in an amount equal
                                               to all Distributable Certificate
                                               Interest in respect of such Class
                                               of Certificates for such
                                               Distribution Date and, to the
                                               extent not previously paid, for
                                               all prior Distribution Dates;

                                          (10) after the Class A-1, Class A-2,
                                               Class A-3 and Class B
                                               Certificates have been retired,
                                               to distributions of principal to
                                               the holders of the Class C
                                               Certificates in an amount (not to
                                               exceed the then outstanding
                                               Certificate Balance of such Class
                                               of Certificates) equal to the
                                               Principal Distribution Amount for
                                               such Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1, Class
                                               A-2, Class A-3 and/or Class B
                                               Certificates;

                                          (11) to distributions to the holders
                                               of the Class C Certificates to
                                               reimburse such holders for all
                                               Appraisal Reduction Amount
                                               Shortfalls and Realized Losses
                                               and Additional Trust Fund
                                               Expenses, if any, previously
                                               allocated to such Class of
                                               Certificates and for which no
                                               reimbursement has previously been
                                               received;

                                          (12) to distributions of interest to
                                               the holders of the Class D
                                               Certificates in an amount equal
                                               to all Distributable Certificate
                                               Interest in respect of such Class
                                               of Certificates for such
                                               Distribution Date and, to the
                                               extent not previously paid, for
                                               all prior Distribution Dates;

                                          (13) after the Class A-1, Class A-2,
                                               Class A-3, Class B and Class C
                                               Certificates have been retired,
                                               to distributions of
                                               principal to the holders of the
                                               Class D Certificates in an amount
                                               (not to exceed the then
                                               outstanding Certificate Balance
                                               of such Class of Certificates)
                                               equal to the Principal
                                               Distribution Amount for such
                                               Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1, Class
                                               A-2, Class A-3, Class B and/or
                                               Class C Certificates;

                                          (14) to distributions to the holders
                                               of the Class D Certificates to
                                               reimburse such holders for all
                                               Appraisal Reduction Amount
                                               Shortfalls and Realized Losses
                                               and Additional Trust Fund
                                               Expenses, if any, previously
                                               allocated to such Class of
                                               Certificates and for which no
                                               reimbursement has previously been
                                               received;

                                          (15) to distributions of interest to
                                               the holders of the Class E
                                               Certificates in an amount equal
                                               to all Distributable Certificate
                                               Interest in respect of such Class
                                               of Certificates for such
                                               Distribution Date and, to the
                                               extent not previously paid, for
                                               all prior Distribution Dates;

                                          (16) after the Class A-1, Class A-2,
                                               Class A-3, Class B, Class C and
                                               Class D Certificates have been
                                               retired, to distributions of
                                               principal to the holders of the
                                               Class E Certificates in an amount
                                               (not to exceed the then
                                               outstanding Certificate Balance
                                               of such Class of Certificates)
                                               equal to the Principal
                                               Distribution Amount for such
                                               Distribution Date, less any
                                               portion thereof distributed in
                                               respect of the Class A-1, Class
                                               A-2, Class A-3, Class B, Class C
                                               and/or Class D Certificates;

                                          (17) to distributions to the holders
                                               of the Class E Certificates to
                                               reimburse such holders for all
                                               Appraisal Reduction Amount
                                               Shortfalls and Realized Losses
                                               and Additional Trust Fund
                                               Expenses, if any, previously
                                               allocated to such Class of
                                               Certificates and for which no
                                               reimbursement has previously been
                                               received; and

                                          (18) to distributions to the holders
                                               of the respective Classes of
                                               Private Certificates (other than
                                               the REMIC Residual Certificates)
                                               as described herein (provided
                                               that no distributions of
                                               principal will be made in respect
                                               of any Class of Private
                                               Certificates until the aggregate
                                               Certificate Balance of the Class
                                               A-1, Class A-2, Class A-3, Class
                                               B, Class C, Class D and Class E
                                               Certificates has been reduced to
                                               zero). See "DESCRIPTION OF THE
                                               CERTIFICATES--Distributions--
                                               Application of the Available
                                               Distribution Amount" herein.

                                        The "Distributable Certificate Interest"
                                          in respect of any Class of the
                                          Certificates (other than the Class IO
                                          Certificates) for any Distribution
                                          Date will generally equal one month's
                                          interest at the applicable
                                          Pass-Through Rate accrued on the
                                          Certificate Balance of such Class of
                                          Certificates, as adjusted by any
                                          Appraisal Reduction Amounts,
                                          outstanding immediately prior to such
                                          Distribution Date, reduced (to not
                                          less than zero) by such Class's
                                          allocable share (in each case,
                                          calculated as described herein) of any
                                          Net Aggregate Prepayment Interest
                                          Shortfall (as described herein) for
                                          such Distribution Date. The
                                          "Distributable Certificate Interest"
                                          in respect of the Class IO
                                          Certificates will equal the sum of the
                                          interest due on each of the
                                          Components. Interest payable on such
                                          Certificates will be calculated on a
                                          30/360 basis (as defined herein). See
                                          "SERVICING OF THE MORTGAGE LOANS--
                                          Servicing and Other Compensation and
                                          Payment of Expenses" and "DESCRIPTION
                                          OF THE CERTIFICATES--Distributions--
                                          Distributable Certificate Interest"
                                          herein.

                                        The "Principal Distribution Amount" for
                                          any Distribution Date will generally
                                          equal the aggregate of the following:
                                          (a) the aggregate of the principal
                                          portions of all Scheduled Payments
                                          (other than Balloon Payments) and the
                                          principal portion of any Assumed
                                          Scheduled Payments (as defined herein)
                                          due or deemed due on or in respect of
                                          the Mortgage Loans for their
                                          respective Due Dates (as defined
                                          herein) occurring during the related
                                          Collection Period; (b) the aggregate
                                          of all principal prepayments received
                                          on the Mortgage Loans during the
                                          related Collection Period; (c) with
                                          respect to any Mortgage Loan as to
                                          which the related stated maturity date
                                          occurred during or prior to the
                                          related Collection Period, any payment
                                          of principal made by or on behalf of
                                          the related borrower during the
                                          related Collection Period (including
                                          any Balloon Payment), net of any
                                          portion of such payment that
                                          represents a recovery of the principal
                                          portion of any Scheduled Payment
                                          (other than a Balloon Payment) due or
                                          the principal portion of any Assumed
                                          Scheduled Payment deemed due, in
                                          respect of such Mortgage Loan on a Due
                                          Date during or prior to the related
                                          Collection Period and not previously
                                          recovered and any amounts to be
                                          distributed as interest on any Class
                                          of Certificates in respect of a
                                          recovery of an Appraisal Reduction
                                          Amount; (d) the aggregate of all
                                          liquidation proceeds, insurance
                                          proceeds, condemnation awards and
                                          proceeds of Mortgage Loan repurchases
                                          that were received on or in respect of
                                          Mortgage Loans during the related
                                          Collection Period and that were
                                          identified and applied by the Master
                                          Servicer as recoveries of principal,
                                          in each case net of any portion of
                                          such amounts that represents a
                                          recovery of the principal portion of
                                          any Scheduled Payment (other than a
                                          Balloon Payment) due or of the
                                          principal portion of any Assumed
                                          Scheduled Payment deemed due, in
                                          respect of the related Mortgage Loan
                                          on a Due Date during or prior to the
                                          related Collection Period and not
                                          previously recovered; (e) for each
                                          Distribution Date after the initial
                                          Distribution Date, the excess, if any,
                                          of the Principal Distribution Amount
                                          for the immediately preceding
                                          Distribution Date, over the aggregate
                                          distributions of principal made on the
                                          Certificates on such immediately
                                          preceding Distribution Date; and (f)
                                          any amounts received but not otherwise
                                          distributed as interest on any Class
                                          of Certificates in respect of an
                                          Appraisal Reduction Amount.

                                        The "Scheduled Payment" due on any
                                          Mortgage Loan on any related Due Date
                                          is the amount of the Monthly Payment
                                          that
                                          would have been due thereon on such
                                          date, without regard to any waiver,
                                          modification or amendment granted or
                                          agreed to by the Master Servicer or
                                          the Special Servicer in connection
                                          with a bankruptcy or similar
                                          proceeding involving the related
                                          borrower, and assuming that each prior
                                          Scheduled Payment has been timely
                                          made. The "Assumed Scheduled Payment"
                                          is an amount deemed due in respect of
                                          a Balloon Loan that is delinquent in
                                          respect of its Balloon Payment beyond
                                          the first Determination Date (as
                                          defined herein) after its stated
                                          maturity date. The Assumed Scheduled
                                          Payment deemed due on any such Balloon
                                          Loan on its stated maturity date and
                                          on each successive related Due Date
                                          that it remains or is deemed to remain
                                          outstanding will equal the Scheduled
                                          Payment that would have been due
                                          thereon on such date if the related
                                          Balloon Payment had not come due but
                                          rather such Mortgage Loan had
                                          continued to amortize in accordance
                                          with such loan's amortization
                                          schedule, if any, in effect prior to
                                          its stated maturity date. The
                                          "Determination Date" will be the 12th
                                          day of each month (or, if not a
                                          business day, the next preceding
                                          business day). See "DESCRIPTION OF THE
                                          CERTIFICATES--Distributions--Principal
                                          Distribution Amount" herein.

                                        Reimbursements of previously allocated
                                          Realized Losses and Additional Trust
                                          Fund Expenses will not constitute
                                          distributions of principal for any
                                          purpose and will not result in an
                                          additional reduction in the
                                          Certificate Balance of the Class of
                                          Certificates in respect of which any
                                          such reimbursement is made.

                                        The holders of the Certificates may also
                                          receive portions of any Prepayment
                                          Premiums and Yield Maintenance Charges
                                          to the extent described under
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Distributions--Allocation of
                                          Prepayment Premiums and Yield
                                          Maintenance Charges" herein. Such
                                          distributions will be in addition to
                                          the distributions of interest, if any,
                                          made to such holders from the
                                          Available Distribution Amount (as
                                          defined herein) on each Distribution
                                          Date.

P&I Advances .......................... Subject to a recoverability determination, as described herein,
                                          and further subject to the reduced
                                          advancing obligations in respect of
                                          certain Required Appraisal Loans, the
                                          Master Servicer will be required to
                                          make advances (each, a "P&I Advance ")
                                          with respect to each Distribution Date
                                          in an amount that is generally equal
                                          to the aggregate of all Scheduled
                                          Payments (other than Balloon Payments)
                                          and any Assumed Scheduled Payments,
                                          net of related Master Servicing Fees
                                          and any related Principal Recovery
                                          Fees (each as defined herein), due or
                                          deemed due, as the case may be, on or
                                          in respect of the Mortgage Loans
                                          during the related Collection Period,
                                          in each case to the extent that such
                                          amount was not paid by or on behalf of
                                          the related borrower or otherwise
                                          collected as of the close of business
                                          on the last day of the related
                                          Collection Period. If the Master
                                          Servicer fails to make a P&I Advance
                                          required to be made, the Trustee shall
                                          then be required to make such P&I
                                          Advance pursuant to the terms of the
                                          Pooling and Servicing Agreement.

                                        As more fully described herein, the
                                          Master Servicer (or the Trustee, as
                                          applicable) will be entitled to
                                          interest on any P&I Advance made by
                                          it, and each of the Master Servicer
                                          and any Special Servicer will be
                                          entitled to interest on certain
                                          reimbursable servicing expenses
                                          incurred by either of them. Such
                                          interest will accrue from the date any
                                          such P&I Advance is made or such
                                          servicing expense is incurred at a
                                          rate per annum equal to the "prime
                                          rate" published in the "Money Rates"
                                          section of The Wall Street Journal, as
                                          such "prime rate" may change from time
                                          to time (the "Reimbursement Rate "),
                                          will be compounded annually and will
                                          be paid, contemporaneously with the
                                          reimbursement of such P&I Advance or
                                          servicing expense, out of general
                                          collections on the Mortgage Pool then
                                          on deposit in the Certificate Account.
                                          See "DESCRIPTION OF THE
                                          CERTIFICATES--P&I Advances" herein and
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Advances in Respect of Delinquencies"
                                          and "DESCRIPTION OF THE POOLING
                                          AGREEMENTS--Certificate Account" in
                                          the Prospectus.


Compensating Interest Payments ........ To the extent of its servicing compensation for the related
                                          Collection Period, including
                                          Prepayment Interest Excesses (as
                                          defined herein) received during such
                                          Collection Period, the Master Servicer
                                          is required to make a non-reimbursable
                                          payment (a "Compensating Interest
                                          Payment") with respect to each
                                          Distribution Date to cover the
                                          aggregate of any Prepayment Interest
                                          Shortfalls incurred during such
                                          Collection Period. A "Prepayment
                                          Interest Shortfall" is a shortfall in
                                          the collection of a full month's
                                          interest (net of related Master
                                          Servicing Fee, Additional Servicing
                                          Fee and the Trustee Fee) on any
                                          Mortgage Loan by reason of a full or
                                          partial principal prepayment made
                                          prior to its Due Date in any
                                          Collection Period. A "Prepayment
                                          Interest Excess" is a payment of
                                          interest (net of the related Master
                                          Servicing Fee, Additional Servicing
                                          Fee and Trustee Fee) made in
                                          connection with any full or partial
                                          prepayment of a Mortgage Loan after
                                          its Due Date in any Collection Period,
                                          which payment of interest is intended
                                          to cover the period on and after such
                                          Due Date. The "Net Aggregate
                                          Prepayment Interest Shortfall" for any
                                          Distribution Date will be the amount,
                                          if any, by which (a) the aggregate of
                                          any Prepayment Interest Shortfalls
                                          incurred during the related Collection
                                          Period exceeds (b) any Compensating
                                          Interest Payment made by the
                                          MasterServicer with respect to such
                                          Distribution Date. See "SERVICING OF
                                          THE MORTGAGE LOANS--Servicing and
                                          Other Compensation and Payment of
                                          Expenses" and "DESCRIPTION OF THE
                                          CERTIFICATES--Distributions--
                                          Distributable Certificate Interest"
                                          herein.


Subordination; Allocation of Losses
  and Certain Expenses ...............  The rights of holders of the Class B,
                                          Class C, Class D, Class E and the
                                          Private Certificates (collectively,
                                          the "Subordinate Certificates"), to
                                          receive distributions of amounts
                                          collected or advanced on the Mortgage
                                          Loans will, in each case, be
                                          subordinated, to the extent described
                                          herein, to the rights of holders of
                                          the Class A-1, Class A-2, Class A-3
                                          and Class IO

                                          Certificates (collectively, the
                                          "Senior Certificates") and each other
                                          such Class of Subordinate
                                          Certificates, if any, with an earlier
                                          alphabetical class designation. This
                                          subordination is intended to enhance
                                          the likelihood of timely receipt by
                                          the holders of the Senior Certificates
                                          of the full amount of Distributable
                                          Certificate Interest payable in
                                          respect of such Classes of
                                          Certificates on each Distribution
                                          Date, and the ultimate receipt by the
                                          holders of the Senior Certificates
                                          (other than the Class IO Certificates)
                                          of principal equal to the entire
                                          respective Certificate Balances of the
                                          Class A-1, Class A-2 and Class A-3
                                          Certificates. Similarly, but to
                                          decreasing degrees, this subordination
                                          is also intended to enhance the
                                          likelihood of timely receipt by the
                                          holders of the Class B, Class C, Class
                                          D and Class E Certificates of the full
                                          amount of Distributable Certificate
                                          Interest payable in respect of such
                                          Classes of Certificates on each
                                          Distribution Date, and the ultimate
                                          receipt by the holders of such
                                          Certificates of principal equal to the
                                          entire respective Certificate Balances
                                          of those Classes of Certificates. The
                                          protection afforded to the holders of
                                          the Offered Certificates by means of
                                          the subordination referred to above
                                          will be accomplished by (i) the
                                          application of the Available
                                          Distribution Amount on each
                                          Distribution Date in the order
                                          described above in this Summary under
                                          "--Description of the Certificates--
                                          Distributions" and (ii) by the
                                          allocation of Realized Losses and
                                          Additional Trust Fund Expenses as
                                          described below. No other form of
                                          Credit Support will be available for
                                          the benefit of the holders of the
                                          Offered Certificates.



                                        On each Distribution Date, following all
                                          distributions on the Certificates to
                                          be made on such date, the aggregate of
                                          all Realized Losses and Additional
                                          Trust Fund Expenses that have been
                                          incurred since the Cut-off Date
                                          through the end of the related
                                          Collection Period and that have not
                                          previously been so allocated will be
                                          allocated first to the Private
                                          Certificates in the order described in
                                          the Pooling and Servicing Agreement,
                                          and then to the Class E, Class D,
                                          Class C and Class B Certificates, in
                                          that order, until the Certificate
                                          Balance of each such Class has been
                                          reduced to zero. Thereafter any
                                          additional Realized Losses and
                                          Additional Trust Fund Expenses will be
                                          allocated to the Class A-1, Class A-2
                                          and Class A-3 Certificates, pro rata,
                                          in proportion to their outstanding
                                          Certificate Balances (in each case in
                                          reduction of their respective
                                          Certificate Balances), but in the
                                          aggregate only to the extent that the
                                          aggregate Certificate Balance of such
                                          Classes of Certificates remaining
                                          outstanding after giving effect to the
                                          distributions on such Distribution
                                          Date exceeds the aggregate Stated
                                          Principal Balance of the Mortgage Pool
                                          that will be outstanding immediately
                                          following such Distribution Date. See
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Subordination; Allocation of Losses
                                          and Certain Expenses" herein.

                                        Any Realized Loss or Additional Trust
                                          Fund Expenses allocated in reduction
                                          of the Certificate Balance of any
                                          Class of Certificate will result in a
                                          corresponding reduction in the
                                          notional amount of
                                          the Class IO-1 Component, and any
                                          Realized Loss or Additional Trust Fund
                                          Expenses allocated in reduction of the
                                          Certificate Balance of the Class A-1
                                          or Class A-2 Certificates will also
                                          result in a corresponding reduction in
                                          the notional amount of the Class IO-2
                                          Component.

Treatment of REO Properties ........... Notwithstanding that a Mortgaged
                                          Property may be acquired on behalf of
                                          the Certificateholders through
                                          foreclosure, deed in lieu of
                                          foreclosure or otherwise (upon
                                          acquisition, an "REO Property"), the
                                          related Mortgage Loan will be treated,
                                          for purposes of (i) determining
                                          distributions on the Certificates,
                                          (ii) allocations of Realized Losses
                                          and Additional Trust Fund Expenses to
                                          the Certificates and (iii) the amount
                                          of fees payable to the Trustee, the
                                          Master Servicer and the Special
                                          Servicer under the Pooling and
                                          Servicing Agreement, as having
                                          remained outstanding until such REO
                                          Property is liquidated. In connection
                                          therewith, operating revenues and
                                          other proceeds derived from such REO
                                          Property (net of related operating
                                          costs, including certain
                                          reimbursements payable to the Master
                                          Servicer or any separate Special
                                          Servicer in connection with the
                                          operation and disposition of such REO
                                          Property) will be "applied" by the
                                          Master Servicer as principal, interest
                                          and other amounts that would have been
                                          "due" on such Mortgage Loan, and the
                                          Master Servicer will make P&I Advances
                                          in respect of such Mortgage Loan, in
                                          all cases as if such Mortgage Loan had
                                          remained outstanding.

Optional Termination .................. Each of the Depositor and the Master
                                          Servicer will have an option to
                                          purchase all of the Mortgage Loans and
                                          all REO Properties, if any, and
                                          thereby effect termination of the
                                          Trust Fund and early retirement of the
                                          then outstanding Certificates, on any
                                          Distribution Date on which the
                                          aggregate Stated Principal Balance of
                                          the Mortgage Pool is less than 1% of
                                          the Initial Pool Balance. See
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Termination" herein and in the
                                          Prospectus.

Certain Investment Considerations ..... The yield to maturity of a Class A-1,
                                          Class A-2, Class A-3, Class B, Class
                                          C, Class D and Class E Certificate
                                          purchased at a discount or premium
                                          will be affected by the rate of
                                          prepayments and other unscheduled
                                          collections of principal on or in
                                          respect of the Mortgage Loans and the
                                          allocation thereof to reduce the
                                          principal balance of such Certificate.
                                          An investor should consider, in the
                                          case of any such Certificate purchased
                                          at a discount, the risk that a slower
                                          than anticipated rate of prepayments
                                          could result in a lower than
                                          anticipated yield and, in the case of
                                          any such Certificate purchased at a
                                          premium, the risk that a faster than
                                          anticipated rate of prepayments could
                                          result in a lower than anticipated
                                          yield. IN ADDITION, THE YIELD TO
                                          MATURITY OF THE CLASS IO CERTIFICATES
                                          WILL BE HIGHLY SENSITIVE TO THE RATE
                                          AND TIMING OF PRINCIPAL PAYMENTS
                                          (INCLUDING BY REASON OF PREPAYMENTS,
                                          DEFAULTS AND LIQUIDATIONS) ON THE
                                          MORTGAGE LOANS, AND INVESTORS IN THE
                                          CLASS IO CERTIFICATES SHOULD FULLY
                                          CONSIDER THE ASSOCIATED RISKS,
                                          INCLUDING THE RISK THAT A RAPID RATE
                                          OF PREPAYMENTS AND/OR LIQUIDATIONS IN
                                          RESPECT OF THE MORTGAGE LOANS COULD
                                          RESULT IN THE FAILURE OF SUCH
                                          INVESTORS

                                          TO FULLY RECOUP THEIR INITIAL
                                          INVESTMENTS. See "YIELD AND MATURITY
                                          CONSIDERATIONS" herein and in the
                                          Prospectus. The allocation to any
                                          Offered Class of any Prepayment
                                          Premium or Yield Maintenance Charge
                                          may be insufficient to offset fully
                                          the effects on the reduction to the
                                          anticipated yield to maturity
                                          resulting from the corresponding
                                          principal prepayment. See "DESCRIPTION
                                          OF CERTIFICATES--Distributions--
                                          Allocation of Prepayment Premiums and
                                          Yield Maintenance Charges" herein.

                                        In addition, insofar as an investor's
                                          initial investment in any Offered
                                          Certificate is returned in the form of
                                          payments of principal thereon, there
                                          can be no assurance that such amounts
                                          can be reinvested in comparable
                                          alternative investments with
                                          comparable yields. Investors in the
                                          Offered Certificates should consider
                                          that, as of the Cut-off Date, certain
                                          of the Mortgage Loans may be prepaid
                                          at any time and the remainder may be
                                          prepaid at any time after the
                                          expiration of the applicable Lock-Out
                                          Period (as defined herein), subject,
                                          in most cases, to the payment of a
                                          Prepayment Premium or Yield
                                          Maintenance Charge. See "DESCRIPTION
                                          OF THE MORTGAGE POOL--Prepayment
                                          Provisions" herein. Accordingly, the
                                          rate of prepayments on the Mortgage
                                          Loans is likely to be inversely
                                          related to the level of prevailing
                                          market interest rates (and,
                                          presumably, to the yields on
                                          comparable alternative investments).

Certain Federal Income Tax
  Consequences ........................ Three (3) separate "real estate mortgage investment conduit" ( "REMIC ")
                                          elections will be made with respect to
                                          the Trust Fund for federal income tax
                                          purposes with the resulting REMICs
                                          being herein referred to as "REMIC I,"
                                          "REMIC II" and "REMIC III." The assets
                                          of REMIC I will consist of the
                                          Mortgage Loans, any REO Properties
                                          acquired on behalf of the
                                          Certificateholders and the Certificate
                                          Account (see "DESCRIPTION OF THE
                                          POOLING AGREEMENTS--Certificate
                                          Account" in the Prospectus). For
                                          federal income tax purposes, (a) the
                                          separate noncertificated regular
                                          interests in REMIC I will be the
                                          "regular interests" in REMIC I and
                                          will constitute the assets of REMIC
                                          II, (b) the Class R-I Certificates
                                          will be the sole class of "residual
                                          interests" in REMIC I, (c) the
                                          separate noncertificated regular
                                          interests in REMIC II will be the
                                          "regular interests" in REMIC II and
                                          will constitute the assets of REMIC
                                          III, (d) the Class R-II Certificates
                                          will be sole class of "residual
                                          interests" in REMIC II, (e) the REMIC
                                          Regular Certificates will be the
                                          "regular interests" in REMIC III and
                                          generally will be treated as debt
                                          instruments of REMIC III, and (f) the
                                          Class R-III Certificates will be the
                                          sole class of "residual interests" in
                                          REMIC III.


                                        The Class A-1, Class A-2, Class A-3,
                                          Class B, Class C and Class D
                                          Certificates will not and the Class E
                                          and IO Certificates will, be treated
                                          as having been issued with original
                                          issue discount for federal income tax
                                          reporting purposes. The prepayment
                                          assumption that will be used for
                                          purposes of computing the accrual of
                                          original issue discount, market
                                          discount and premium, if any, for
                                          federal income tax purposes will be
                                          equal to a CPR of 0%. However, no
                                          representation is made that the
                                          Mortgage Loans will prepay at that
                                          rate or at any other rate.

                                        The Offered Certificates will be treated
                                          as "real estate assets" within the
                                          meaning of Section 856(c)(5)(A) of the
                                          Code. In addition, interest (including
                                          original issue discount) on the
                                          Offered Certificates will be interest
                                          described in Section 856(c)(3)(B) of
                                          the Code. However, the Offered
                                          Certificates will generally only be
                                          considered assets described in Section
                                          7701(a)(19)(C) of the Code to the
                                          extent that the Mortgage Loans are
                                          secured by residential property and,
                                          accordingly, an investment in the
                                          Offered Certificates may not be
                                          suitable for certain thrift
                                          institutions.

                                        For further information regarding the
                                          federal income tax consequences of
                                          investing in the Offered Certificates,
                                          see "CERTAIN FEDERAL INCOME TAX
                                          CONSEQUENCES" herein and in the
                                          Prospectus.


ERISA Considerations .................  A fiduciary of any employee benefit plan or other retirement arrangement
                                          subject to the Employee Retirement
                                          Income Security Act of 1974, as
                                          amended ("ERISA "), or Section 4975
                                          of the Code (a "Plan ") should review
                                          carefully with its legal advisors
                                          whether the purchase or holding of
                                          Offered Certificates could give rise
                                          to a transaction that is prohibited or
                                          is not otherwise permitted either
                                          under ERISA or Section 4975 of the
                                          Code or whether there exists any
                                          statutory or administrative exemption
                                          applicable to an investment therein.

                                        The U.S. Department of Labor has issued
                                          to Merrill Lynch an individual
                                          exemption, Prohibited Transaction
                                          Exemption 90-29, which generally
                                          exempts from the application of
                                          certain of the prohibited transaction
                                          provisions of Section 406 of ERISA and
                                          the excise taxes imposed on such
                                          prohibited transactions by Sections
                                          4975(a) and (b) of the Code and
                                          Section 502(i) of ERISA, transactions
                                          relating to the purchase, sale and
                                          holding of pass-through certificates
                                          underwritten by Merrill Lynch and the
                                          servicing and operation of related
                                          asset pools, provided that certain
                                          conditions are satisfied.

                                        The Depositor expects that the
                                          Prohibited Transaction Exemption will
                                          generally apply to the Class A-1,
                                          Class A-2, Class A-3 and Class IO
                                          Certificates, but it will not apply to
                                          the other Classes of Offered
                                          Certificates. ACCORDINGLY, EXCEPT AS
                                          DESCRIBED HEREIN, THE CLASS B, CLASS
                                          C, CLASS D AND CLASS E CERTIFICATES
                                          SHOULD NOT BE ACQUIRED BY A PLAN. See
                                          "ERISA CONSIDERATIONS" herein and in
                                          the Prospectus.

Ratings ............................... It is a condition of their issuance that the Offered Certificates receive the
                                          ratings from each of Fitch Investors
                                          Service, L.P. ("Fitch"), Duff &
                                          Phelps Credit Rating Co. ("DCR")
                                          and, except with respect to the Class
                                          IO Certificates, Standard & Poor's
                                          Ratings Services, a division of The
                                          McGraw-Hill Companies, Inc. ("Standard
                                          & Poor's," and together with Fitch and
                                          DCR, the "Rating Agencies") set forth
                                          on the cover page of
                                          this Prospectus Supplement. A security
                                          rating is not a recommendation to buy,
                                          sell or hold securities and may be
                                          subject to revision or withdrawal at
                                          any time by the assigning rating
                                          organization. A security rating does
                                          not represent any assessment of (i)
                                          the likelihood or frequency of
                                          principal prepayments or default
                                          interest on the Mortgage Loans, (ii)
                                          the degree to which such prepayments
                                          might differ from those originally
                                          anticipated or (iii) whether and to
                                          what extent Prepayment Premiums and
                                          Yield Maintenance Charges will be
                                          received. Also, a security rating does
                                          not represent any assessment of the
                                          yield to maturity that investors may
                                          experience or the possibility that the
                                          holders of the Class IO Certificates
                                          might not fully recover their
                                          investment in the event of rapid
                                          prepayments of the Mortgage Loans
                                          (including both voluntary and
                                          involuntary prepayments). As described
                                          herein, the amounts payable with
                                          respect to the Class IO Certificates
                                          consist only of interest. If the
                                          entire pool were to prepay in the
                                          initial month, with the result that
                                          the Class IO Certificateholders
                                          receive only a single month's interest
                                          and thus suffer a nearly complete loss
                                          of their investment, all amounts "due"
                                          to such Certificateholders will
                                          nevertheless have been paid, and such
                                          result is consistent with the ratings
                                          received on the Class IO Certificates.
                                          The rating does not address the timing
                                          or magnitude of reductions of the
                                          notional amounts of the Components of
                                          the Class IO Certificates, but only
                                          the obligation to pay interest timely
                                          on the Notional Amount as reduced from
                                          time to time. Accordingly, the ratings
                                          of the Class IO Certificates should be
                                          evaluated independently from similar
                                          ratings on other types of securities.
                                          See "RATINGS" herein and "RISK
                                          FACTORS--Limited Nature of Ratings" in
                                          the Prospectus.

Legal Investment ...................... The Offered Certificates will not constitute "mortgage related
                                          securities" for purposes of the
                                          Secondary Mortgage Market Enhancement
                                          Act of 1984. As a result, the
                                          appropriate characterization of the
                                          Offered Certificates under various
                                          legal investment restrictions, and
                                          thus the ability of investors subject
                                          to these restrictions to purchase the
                                          Offered Certificates of any Class, may
                                          be subject to significant
                                          interpretative uncertainties. In
                                          addition, institutions whose
                                          investment activities are subject to
                                          review by federal or state regulatory
                                          authorities may be or may become
                                          subject to restrictions on the
                                          investment by such institutions in
                                          certain forms of mortgage backed
                                          securities. Investors should consult
                                          their own legal advisors to determine
                                          whether and to what extent the Offered
                                          Certificates constitute legal
                                          investments for them. See "LEGAL
                                          INVESTMENT" herein and in the
                                          Prospectus.

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of Merrill Lynch and First Union currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on any Offered Certificate that is purchased at a discount or premium will be affected by the rate and timing of principal payments applied in reduction of the actual principal amount of such Certificate (or, in the case of the Class IO Certificates, the notional amount of its Components), which in turn will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at a higher rate than if prevailing rates remain at or above those Mortgage Rates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero (the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Private Certificates, collectively, the "Sequential Pay Certificates"). See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the principal balance of any Mortgage Loan will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any payment of principal in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount of the Class IO-2 Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amounts of the Components are reduced, the greater will be the negative effect on their yields, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class

E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2, Class A-3, and Class IO Certificates and will bear such shortfalls and losses prior to the Class A-1, Class A-2, Class A-3 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though
(i) the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and (ii) the Class A-2 Certificates will receive principal payment only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata, in proportion to their outstanding Certificate Balances. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Certificate will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount for the Class IO-2 Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     The Pass-Through Rate applicable to the Class IO-1 Component will be variable on any Distribution Date and will be equal to the Weighted Average Net Mortgage Rate minus 6.96%, and the Pass-Through-Rate applicable to the Class IO-2 Component will be equal to the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate. Accordingly, the Pass-Through Rate on the Components and, correspondingly, the yield on the Class IO Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     Potential Conflicts of Interest. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed. An appointing Certificateholder will not be prohibited from appointing itself or an affiliate. As described herein, any such Special Servicer will have considerable latitude in determining to liquidate or modify defaulted Mortgage Loans. In addition, the Special Servicer will perform certain servicing functions with respect to the Mortgage Loans, pursuant to the Pooling and Servicing Agreement. See "SERVICING OF THE MORTGAGE LOANS-Modifications, Waivers and Amendments" herein. Although the Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it is itself a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. The rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Low Income Housing Tax Credits" herein. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--Certain Lease Matters" herein. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of the franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. See "RISK FACTORS--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

     Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgage Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments.

Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Nonrecourse Mortgage Loans. The Mortgage Loans are generally not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties and no such assessment or additional assessments (including any "Phase II" environmental site assessments) revealed any environmental condition or circumstance considered material and adverse to the interests of the holders of the Offered Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the Prospectus.

     Balloon Payments. Two hundred forty-five (245) of the Mortgage Loans, or 80%, do not fully amortize over their terms to maturity and, except for three of such Mortgage Loans, will have Balloon Payments due on their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer, or the Special Servicer, to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 300 conventional, fixed rate Mortgage Loans with an Initial Pool Balance of $1,138,310,835, equal to the aggregate Cut-off Date Balance of such Mortgage Loans. The Cut-off Date Balances of the Mortgage Loans range from $257,059 to $38,500,000 and the Mortgage Loans will have an average Cut-off Date Balance of $3,794,369. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. References to percentages of Mortgaged Properties referred to herein without further description are references to the percentages of the Initial Pool Balance represented by the aggregate Cut-off Date Balance of the related Mortgage Loans. For purposes of calculations herein, as shown on Annex A hereto, two of the Mortgage Loans are each deemed to be secured by two Mortgage Properties. All of the remaining Mortgage Loans are each deemed to be secured by one Mortgaged Property, whether or not such Mortgaged Property is comprised of more than one parcel. As a result, the Mortgage Loans in the aggregate will be secured by a total of 302 Mortgaged Properties. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple estate (or with respect to six (6) Mortgage Loans, or 2%, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property"). One hundred fifty-one (151) of the Mortgaged Properties, or 44%, are multifamily rental properties (including 11 Mortgaged Properties, or 2%, which are Section 42 Properties); seventy-six (76) of the Mortgaged Properties, or 25%, are retail properties (including 42 anchored retail or 19%, and 34 unanchored retail, or 7%, as indicated on Annex A hereto); twenty-three (23) of the Mortgaged Properties, or 10%, are hospitality properties (all but one of which are affiliated with recognized hotel/motel franchisors); sixteen (16) of the Mortgaged Properties, or 7%, are industrial properties and eighteen (18) of the Mortgaged Properties, or 7%, are office properties. No other type of property accounts for more than 3% of the Mortgaged Properties. The Mortgaged Properties are located throughout 36 states, including Texas (66 Mortgaged Properties, or 15%), California (29 Mortgaged Properties, or 13%) and Florida (33 Mortgaged Properties, or 11%). No other state has a concentration of Mortgaged Properties equal to or greater than 6%. No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceed 5% of the Initial Pool Balance. See "--Additional Mortgage Loan Information."

     One hundred forty-two (142) of the Mortgage Loans, or 49% (the "MLMCI Loans") were acquired by the Depositor from MLMCI, which acquired such Mortgage Loans concurrently with or shortly after origination from one of the participants in its commercial and multifamily mortgage loan conduit program. One hundred fifty-eight (158) of the Mortgage Loans, or 51% (the "FUNB Loans") were acquired by the Depositor from FUNB, which originated or acquired such Mortgage Loans concurrently with or shortly after origination. All of the Mortgage Loans were originated in 1996.

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been more than 30 days delinquent during the 12 months preceding the Cut-off Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except after the scheduled maturity date with respect to three of the Mortgage Loans. All of the Mortgage Loans accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months.

     Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

     Amortization. Two hundred forty-five (245) of the Mortgage Loans, or 80%, provide for Monthly Payments based on amortization schedules significantly longer than their terms to maturity, and, except for three of those Mortgage Loans, will have Balloon Payments due and payable on their respective maturity dates, unless prepaid prior thereto. With respect to three of the Mortgage Loans, or 2%, which are considered Balloon Loans herein, the Balloon Payment is not due on the scheduled maturity date. Under the terms of each such Mortgage Loan, if the Balloon Payment is not repaid on or prior to its scheduled maturity date, in addition to the Scheduled Payments due thereunder, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow on the Mortgaged Property over certain permitted expenses set forth in the Mortgage Loan to the repayment of principal thereon. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Main-tenance Charges will be due in connection with any principal prepayment after the scheduled maturity date. Fifty-five (55) of the Mortgage Loans, or 20%, are self-amortizing. See "RISK FACTORS--Balloon Payments" herein.

     Prepayment Provisions. As of the Cut-off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note and thereafter, in general, require that prepayments made for most of their respective terms to maturity be accompanied by a Prepayment Premium and/or Yield Maintenance Charge in excess of the amount prepaid (two hundred ninety (290) Mortgage Loans, or 98.1%); (ii) prohibit voluntary payments of principal for a Lockout Period and thereafter permit voluntary principal prepayments in whole without material restrictions (nine (9) Mortgage Loans, or 1.8%) or (iii) permit voluntary principal payments provided that the prepayment is accompanied by a Yield Maintenance Charge, then a Prepayment Premium for most of their respective terms to maturity (one (1) Mortgage Loan, or 0.1%). With respect to the Mortgage Loans which contain Yield Maintenance Charges, 154 of such Mortgage Loans, or 58%, calculate the Yield Maintenance Charge using a discount rate equal to the applicable Treasury Rate (as set forth in the related Mortgage), and 118 of such Mortgage Loans, or 35%, calculate the Yield Maintenance Charge using a discount rate equal to the Treasury Rate plus 0.50%. See "--Additional Mortgage Loan Information" herein. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Neither the Master Servicer nor any Special Servicer will be permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. As provided in the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Thirty-nine (39) of the Mortgage Loans, or 12.5%, are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool. Of such Mortgage Loans, nineteen (19) Mortgage Loans, or 4.6% (control numbers 120, 121, 122, 125, 126, 127, 128, 130, 131, 132, 133, 134, 135, 136, 137, 138, 139, 140
and 141) are cross-collateralized and cross-defaulted with each other; four (4) Mortgage Loans, or 3.2% (control numbers 299, 300, 303 and 307) are cross-collateralized and cross-defaulted with each other; three (3) Mortgage Loans, or 1.5% (control numbers 277, 273 and 274) are cross-collateralized and cross-defaulted with each other; three (3) Mortgage Loans or 2.0% (control numbers 276, 278 and 275) are cross-collateralized and cross-defaulted with each other; six (6) Mortgage Loans, or 0.4% (control numbers 95, 96, 97, 100, 103 and
104) are cross-collateralized and cross-defaulted with each other; two (2) Mortgage Loans, or 0.4% (control numbers 148 and 150) are cross-collateralized and cross-defaulted with each other; and two (2) Mortgage Loans or 0.3% (control numbers 43 and 44) are cross-collateralized and cross-defaulted with each other. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Low Income Housing Tax Credits. Eleven (11) of the Mortgaged Properties, or 2%, are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service" (that is, when the first unit is available for occupancy), the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income (as defined below), or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for the household size expected to occupy the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a 15-year compliance period, which provide for an annual adjustment of rent according to published area median income statistics. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period (typically 15 years).

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Tax Credit project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the Tax Credit project in compliance and to fund property operating deficits.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the Mortgaged Properties were inspected within the eight (8) months prior to the respective dates of origination or acquisition, by or on behalf of the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at the request of the originator of the related Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. None of the Depositor, the Underwriters, the Trustee, the Master Servicer or any other entity has prepared or obtained a separate independent appraisal or reappraisal. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental and Engineering Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties within eight (8) months (or 15 months with respect to two of the Mortgaged Properties) prior to the respective dates of origination. No "Phase I" assessment or additional assessment (including any "Phase II" environmental site assessments) revealed any environmental condition or circumstance that is considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established. In addition, in connection with the origination of two hundred eighty-nine (289) of the Mortgage Loans, a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining eleven (11) Mortgage Loans, or 4%, which were determined by the related Mortgage Loan Seller to be either "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated certain deferred maintenance items or environmental issues and recommended capital improvements or environmental corrections with respect to certain of such Mortgaged Properties. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit at the origination of the related Mortgage Loans an amount equal to at least 125% of the licensed engineer's or environmental assessor's estimated cost of the recommended substantial repairs, corrections or replacements to assure their completion. The amount of such reserves are indicated on Annex A hereto.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the twenty-nine (29) Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than February 1996, concluded that in the event of an earthquake, none of the Mortgaged Properties would suffer a bounded maximum loss over a 50-year period in excess of 25% of the amount of the estimated replacement cost of the improvements.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS."

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For purposes of the tables:

          (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

          (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. Typically, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for the costs of tenant improvements and leasing commissions when expiring leases are replaced. As a result, the Debt Service Coverage Ratios used herein are lower than they would be if it did not reflect such assumptions. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Depositor on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial and office properties (each a "Rental Property"). In general, the applicable Mortgage Loan Seller relied on full year 1995 operating statements, rolling 12-month operating statements and/or 1996 year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent certified rent roll (as applicable) supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior three to twelve month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on 1995 full-year or year-to-date financial statements, rolling 12-month operating statements and/or 1996 year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 4% of gross receipts was assumed, and single tenant properties, where as low as 2% of gross receipts was assumed) unless actual management fees were higher, in which case actual management fees were used, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves equal to (1) in the case of retail, office, industrial and two mixed use multifamily/retail properties, not less than $0.04 and not more than $0.77 per square foot net rentable commercial area, (2) in the case of multifamily and three mixed use multifamily/retail properties, not less than $150 or more than $350 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $300 per bed per year and (5) in the case of the mobile home parks, not less than $31 or more than $79 per pad per year. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

          THE CERTIFIED OPERATING STATEMENTS WERE IN MOST CASES UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (iii) References to "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iv) References to "Scheduled Maturity LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Mortgage Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-off Date. The weighted average Scheduled Maturity LTV Ratio set forth in the tables includes fully amortizing loans (each of which has a Scheduled Maturity LTV Ratio of 0.0%).

          (v) References to "Loan per Sq ft, Unit, Bed, Key or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including the mobile home parks), hospitality property or residential healthcare facility, respectively, references to the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively in such Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse or office property, references to the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgage Property.

          (vi) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

          (viii) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note.

          (ix) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed repairs and corrections of engineering issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered minimal and a part of ongoing maintenance, a reserve was not established.

          (x) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

          (xi) References to "Servicing Fees" represent the sum of the Master Servicing Fee and Additional Servicing Fee with respect to each Mortgage Loan, but do not include the Trustee Fee of 0.005%.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 PROPERTY TYPES

                                                         % OF
                                      AGGREGATE          AGG.          AVERAGE           HIGHEST
                                       CUT-OFF          CUT-OFF        CUT-OFF           CUT-OFF
                     NUMBER             DATE            DATE            DATE             DATE              %
PROPERTY TYPES    OF PROPERTIES        BALANCE          BALANCE       BALANCE(A)         BALANCE        BALLOONS
--------------    -------------        -------          -------       ----------         -------        --------
MULTIFAMILY
 Multifamily           140        $  474,911,264        41.72%       $3,392,223       $38,500,000         96.40%
 Section 42             11            28,051,240         2.46%        2,550,113         4,291,528         62.02%
------------------ ---------------------------------------------------------------------------------------------
 Subtotal              151           502,962,504        44.18%        3,330,878        38,500,000         94.48%
RETAIL
 Anchored Retail        42           214,206,504        18.82%        5,100,155        17,246,478         79.91%
 Unanchored Retail      34            74,220,293         6.52%        2,182,950         6,586,839         81.42%
------------------ ---------------------------------------------------------------------------------------------
 Subtotal               76           288,426,797        25.34%        3,795,089        17,246,478         80.30%
HOSPITALITY             23           117,469,957        10.32%        5,107,389        21,000,000          5.74%
OFFICE                  18            81,724,325         7.18%        4,540,240        16,975,344         67.71%
INDUSTRIAL              16            74,106,041         6.51%        4,631,628        18,365,222         93.61%
HEALTH CARE
 Assisted Living         3            12,459,806         1.09%        4,153,269         9,226,041         87.61%
 Congregate Care         4            21,135,318         1.86%        5,283,829         6,788,562        100.00%
------------------ ---------------------------------------------------------------------------------------------
 Subtotal                7            33,595,124         2.95%        4,799,303         9,226,041         95.40%
MOBILE HOME
 PARK                    6            20,238,256         1.78%        3,373,043         8,415,069        100.00%
MIXED USE
 Multifamily/Retail      5            19,787,832         1.74%        3,957,566         6,996,152        100.00%
------------------ ---------------------------------------------------------------------------------------------
 TOTALS:               302        $1,138,310,835       100.00%       $3,769,241       $38,500,000         79.97%

                                                      WEIGHTED AVERAGE
                      ------------------------------------------------------------------------------
                                   STATED     REMAIN.               CUT-                                   LOAN PER
                                   REMAIN.    AMORT.                OFF       SCHEDULED    OCCUPANCY     SQ FT. UNIT,      AVERAGE
                      MORTGAGE      TERM       TERM                 DATE       MATURITY     PERCENT-        BED, KEY       PROPERTY
PROPERTY TYPES          RATE        (MO.)      (MO.)     DSCR       LTV          LTV        AGE(B)          OR ROOM        SIZE(C)
--------------          ----       ------     ------     ----       ---          ---        ------          -------        -------

MULTIFAMILY
 Multifamily             8.831%      103        338      1.30x      72.89%      63.78%       95.13%         29,767            286
 Section 42              9.090%      314        351      1.20x      77.86%      18.62%       97.03%         31,641            100
------------------------------------------------------------------------------------------------------------------------------------
 Subtotal                8.845%      115        338      1.29x      73.17%      61.26%       95.23%         29,872            275
RETAIL
 Anchored Retail         9.119%      137        293      1.29x      66.20%      45.82%       97.71%             75        121,246
 Unanchored Retail       9.377%      121        279      1.35x      62.68%      45.37%       98.88%             74         43,933
------------------------------------------------------------------------------------------------------------------------------------
 Subtotal                9.185%      133        289      1.30x      65.30%      45.71%       98.01%             75        101,351
HOSPITALITY              9.736%      240        246      1.45x      66.68%       2.43%          N/A         44,844            239
OFFICE                   9.390%      150        279      1.29x      67.81%      37.63%       94.93%             56        158,280
INDUSTRIAL               9.218%      123        320      1.28x      71.68%      58.29%       98.81%             23        441,413
HEALTH CARE
 Assisted Living         9.922%      133        291      1.43x      59.83%      44.95%       90.66%         36,242            195
 Congregate Care         9.512%      118        298      1.38x      65.65%      55.17%       97.80%         46,995            126
------------------------------------------------------------------------------------------------------------------------------------
 Subtotal                9.664%      123        295      1.40x      63.49%      51.38%       95.15%         43,007            151
MOBILE HOME
 PARK                    9.002%       92        328      1.31x      74.71%      66.39%       97.81%         16,795            287
MIXED USE
 Multifamily/Retail      9.260%      118        329      1.37x      70.62%      61.50%       98.34%             96         55,938
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS:                 9.121%      135        309      1.32x      69.72%      49.16%       96.36%         19,420         66,909

----------------
(A)  Computed based on 302 Mortgaged Properties.
(B) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.
(C) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties and the mobile home parks, number of guest rooms with respect to each hospitality property and number of beds with respect to residential health care facilities.


                             GEOGRAPHIC DISTRIBUTION

                                                                       % OF                              WEIGHTED AVERAGES
                                               AGGREGATE               AGG.               ------------------------------------------
                                                CUT-OFF               CUT-OFF                         CUT-OFF             STATED
                              NUMBER             DATE                  DATE                            DATE              MATURITY
 STATE                     OF PROPERTIES        BALANCE               BALANCE             DSCR          LTV                 LTV
 -----                     -------------        -------               -------             ----          ---                 ---
Texas                          66           $  167,039,396             14.67%             1.29x        69.54%              54.19%
California                     29              144,157,846             12.66%             1.31x        70.14%              54.74%
Florida                        33              130,457,702             11.46%             1.34x        68.01%              43.99%
New York                       14               67,389,392              5.92%             1.34x        72.56%              57.02%
New Jersey                     11               58,723,259              5.16%             1.27x        68.55%              40.10%
Ohio                            9               57,046,556              5.01%             1.27x        76.06%              67.30%
Pennsylvania                    6               51,424,655              4.52%             1.28x        75.30%              66.94%
Oregon                          7               49,938,347              4.39%             1.44x        64.91%               1.70%
Nevada                          8               47,687,801              4.19%             1.26x        72.29%              52.17%
North Carolina                  8               33,288,245              2.92%             1.33x        66.63%              46.03%
Connecticut                    12               30,072,248              2.64%             1.28x        68.80%              54.82%
Washington                      3               27,336,363              2.40%             1.39x        71.43%              33.61%
Colorado                       10               26,311,450              2.31%             1.33x        72.20%              56.86%
Maryland                        3               24,759,646              2.18%             1.34x        69.06%              61.40%
Indiana                         9               22,298,039              1.96%             1.29x        63.97%              37.50%
Virginia                        4               21,702,886              1.91%             1.31x        61.25%              39.10%
Georgia                        13               21,406,393              1.88%             1.40x        72.56%              35.59%
Arizona                        10               20,245,229              1.78%             1.33x        68.18%              46.27%
Massachusetts                   6               20,167,338              1.77%             1.33x        68.35%              60.52%
Missouri                        4               17,515,499              1.54%             1.34x        72.88%              65.78%
Tennessee                       2               13,979,168              1.23%             1.27x        65.42%              48.74%
Wisconsin                       4               13,041,471              1.15%             1.23x        76.45%              55.47%
Michigan                        6               12,327,128              1.08%             1.29x        68.94%              36.45%
South Carolina                  5               10,596,039              0.93%             1.39x        63.83%              24.83%
Iowa                            1                8,962,951              0.79%             1.25x        72.87%              65.24%
New Mexico                      3                5,678,765              0.50%             1.28x        69.49%              35.53%
Minnesota                       3                5,659,520              0.50%             1.41x        65.10%              41.30%
Illinois                        1                4,694,438              0.41%             1.39x        76.96%              68.90%
Louisiana                       2                4,683,569              0.41%             1.28x        59.86%              31.65%
Delaware                        2                4,130,405              0.36%             1.31x        53.15%              12.59%
District of Columbia            1                3,497,649              0.31%             1.36x        72.87%              63.46%
Mississippi                     2                3,335,733              0.29%             1.36x        63.70%              25.69%
Kansas                          1                2,588,494              0.23%             1.48x        78.44%              70.23%
Alabama                         1                2,440,917              0.21%             1.30x        73.97%              65.87%
Oklahoma                        1                2,398,000              0.21%             1.25x        53.29%               0.00%
Kentucky                        2                1,328,298              0.12%             1.88x        46.84%              34.09%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS (36 States)            302             $1,138,310,835          100.00%             1.32x        69.72%              49.16%

                                   YEARS BUILT

                                                    % OF                                 WEIGHTED AVERAGES
                                   AGGREGATE      AGGREGATE   ----------------------------------------------------------------------
                                   CUT-OFF         CUT-OFF                 STATED      REMAINING                CUT-OFF    SCHEDULED
RANGE OF          NUMBER           DATE             DATE      MORTGAGE    REMAINING      AMORT.                   DATE     MATURITY
YEARS BUILT     OF PROPERTIES      BALANCE         BALANCE     RATE       TERM (MO.)   TERM (MO.)    DSCR         LTV        LTV
-----------     -------------      -------         -------     ----        ----------   ----------    ----         ---        ---
1887-1959           18         $   95,199,710       8.36%      9.292%        130          320        1.32x       70.23%     54.01%
1960-1969           45            120,342,830      10.57%      9.195%        137          302        1.33x       67.71%     48.40%
1970-1979           87            305,407,057      26.83%      9.047%        125          312        1.31x       70.20%     52.15%
1980-1989          110            447,891,557      39.35%      9.070%        130          312        1.33x       70.67%     50.46%
1990-1996           42            169,469,681      14.89%      9.240%        169          298        1.29x       67.49%     38.18%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS             302         $1,138,310,835     100.00%      9.121%        135          309        1.32x       69.72%     49.16%

                          DEBT SERVICE COVERAGE RATIOS

                                               % OF       CUM.                                WEIGHTED AVERAGES
 RANGE OF                      AGGREGATE     AGGREGATE    % OF     -----------------------------------------------------------------
DEBT SERVICE                   CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF    SCHEDULED
 COVERAGE         NUMBER       DATE            DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE     MATURITY
  RATIOS         OF LOANS      BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV        LTV
-----------     ----------     -------        -------    -------    ----     ----------   ----------   ----       ---        ---
1.15x-1.19x(A)      7      $   16,127,106      1.42%       1.42%    9.177%      311          357       1.18x     80.10%     24.04%
1.20x-1.24x        28         122,154,665     10.73%      12.15%    8.895%      139          330       1.22x     73.63%     51.72%
1.25x-1.29x       104         440,376,661     38.69%      50.83%    9.039%      124          315       1.26x     70.10%     54.08%
1.30x-1.34x        52         233,172,538     20.48%      71.32%    9.018%      104          328       1.32x     70.67%     61.25%
1.35x-1.39x        41         118,006,539     10.37%      81.69%    9.262%      144          289       1.36x     67.19%     42.88%
1.40x-1.44x        32         116,710,867     10.25%      91.94%    9.503%      163          284       1.41x     67.42%     35.04%
1.45x-1.49x        11          43,539,537      3.82%      95.76%    9.375%      205          257       1.48x     67.55%     16.97%
1.50x-1.54x         6          10,847,345      0.95%      96.72%    9.084%      159          233       1.51x     63.07%     24.36%
1.55x-1.59x         6          13,335,709      1.17%      97.89%    9.402%      148          293       1.58x     64.87%     41.12%
1.60x-1.69x         6          14,842,673      1.30%      99.19%    9.538%      189          263       1.62x     66.60%     20.42%
1.70x-1.79x         4           6,235,389      0.55%      99.74%    9.810%      191          253       1.71x     55.26%     14.90%
1.80x-2.15x         3           2,961,807      0.26%     100.00%    9.257%      135          246       1.93x     36.58%     20.19%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS            300      $1,138,310,835    100.00%     100.00%    9.121%      135          309       1.32x     69.72%     49.16%

----------
(A) The only Mortgage Loans with Debt Service Coverage Ratios below 1.20x are Mortgage Loans secured by Section 42 Properties.

                            CUT-OFF DATE LTV RATIOS

                                               % OF       CUM.                                WEIGHTED AVERAGES
 RANGE                         AGGREGATE     AGGREGATE    % OF     -----------------------------------------------------------------
OF CUT-OFF                     CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF    SCHEDULED
DATE LTV         NUMBER        DATE            DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE     MATURITY
 RATIOS         OF LOANS       BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV        LTV
----------      --------       -------        -------    -------    ----     ----------   ----------   ----       ---        ---
35.38%-50.00%       10     $   16,713,763      1.47%       1.47%    9.458%      136           254      1.50x     45.07%     25.07%
50.01%-55.00%       21         62,266,540      5.47%       6.94%    9.352%      157           225      1.31x     53.50%     17.17%
55.01%-60.00%       18         59,081,684      5.19%      12.13%    9.262%      165           250      1.35x     57.64%     20.42%
60.01%-65.00%       23         72,421,793      6.36%      18.49%    9.365%      130           295      1.36x     62.65%     44.87%
65.01%-70.00%       71        273,264,376     24.01%      42.50%    9.342%      166           297      1.36x     67.90%     36.62%
70.01%-75.00%      104        413,545,434     36.33%      78.83%    9.056%      120           320      1.30x     72.75%     58.53%
75.01%-80.00%       47        224,027,505     19.68%      98.51%    8.766%       99           348      1.28x     77.25%     69.62%
80.01%-84.93%(A)     6         16,989,740      1.49%     100.00%    9.101%      325           348      1.21x     81.85%     12.25%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS             300     $1,138,310,835    100.00%     100.00%    9.121%      135           309      1.32x     69.72%     49.16%

----------
(A) The only Mortgage Loans with Cut-off Date LTV Ratios in excess of 80.00% are Mortgage Loans secured by Section 42 Properties.

             BALLOON LTV RATIOS

                                               % OF       CUM.                                WEIGHTED AVERAGES
 RANGE                        AGGREGATE      AGGREGATE    % OF     -----------------------------------------------------------------
OF BALLON                      CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF   SCHEDULED
  LTV            NUMBER         DATE            DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE    MATURITY
 RATIOS         OF LOANS       BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV       LTV
---------       ----------     -------        -------    -------    ----     ----------   ----------   ----       ---       ---
Fully Amortizing   55      $  227,991,274     20.03%      20.03%    9.509%      232          232       1.36x     64.22%     0.00%
 0.01%-50.00%      38         104,450,510      9.18%      29.20%    9.337%      177          300       1.35x     63.25%    39.92%
50.01%-55.00%      18          57,234,142      5.03%      34.23%    9.281%      107          306       1.36x     61.48%    53.11%
55.01%-60.00%      43         140,631,977     12.35%      46.59%    9.185%      120          314       1.32x     68.26%    57.95%
60.01%-65.00%      69         246,960,182     21.70%      68.28%    9.063%      113          328       1.31x     71.74%    62.69%
65.01%-70.00%      48         213,240,590     18.73%      87.02%    8.877%      100          345       1.28x     74.35%    67.31%
70.01%-75.00%      24         121,968,437     10.71%      97.73%    8.717%       73          347       1.28x     76.85%    72.10%
75.01%-76.69%       5          25,833,722     2.27%      100.00%    8.583%       53          355       1.27x     79.49%    76.40%
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS           300      $1,138,310,835    100.00%     100.00%    9.121%      135          309       1.32x     69.72%    49.16%(A)

----------
(A) Includes fully-amortizing Mortgage Loans. The weighted average Scheduled Maturity LTV for the Balloon Loans is 61.48%.

                                 MORTGAGE RATES

                                               % OF       CUM.                                WEIGHTED AVERAGES
                               AGGREGATE     AGGREGATE    % OF     -----------------------------------------------------------------
 RANGE OF                      CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF   SCHEDULED
MORTGAGE          NUMBER        DATE           DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE    MATURITY
 RATES           OF LOANS      BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV       LTV
---------       ----------     -------        -------    -------    ----     ----------   ----------   ----       ---       ---
 8.313%- 8.499%    14      $   70,068,631      6.16%       6.16%     8.396%     101          344       1.29x     75.33%    67.58%
 8.500%- 8.749%    40         142,321,553     12.50%      18.66%     8.600%      77          340       1.27x     74.75%    68.62%
 8.750%- 8.999%    46         165,604,713     14.55%      33.21%     8.858%     117          334       1.32x     72.29%    60.52%
 9.000%- 9.249%    80         330,645,719     29.05%      62.25%     9.102%     123          332       1.30x     71.05%    59.78%
 9.250%- 9.499%    61         197,383,615     17.34%      79.59%     9.320%     161          259       1.30x     62.86%    28.89%
 9.500%- 9.749%    40         152,523,059     13.40%      92.99%     9.565%     184          278       1.38x     67.36%    29.40%
 9.750%- 9.999%    10          53,070,666      4.66%      97.66%     9.873%     215          267       1.40x     67.46%    14.82%
10.000%-10.249%     4          16,068,331      1.41%      99.07%    10.044%     151          274       1.45x     63.55%    38.48%
10.250%-10.375%     5          10,624,549      0.93%     100.00%    10.315%     221          240       1.48x     65.82%     7.65%
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS           300      $1,138,310,835    100.00%     100.00%     9.121%     135          309       1.32x     69.72%    49.16%

                                 ORIGINAL TERMS

                                                 % OF                                       WEIGHTED AVERAGES
                                  AGGREGATE    AGGREGATE  --------------------------------------------------------------------------
                                   CUT-OFF      CUT-OFF               STATED   REMAINING                        CUT-OFF   SCHEDULED
ORIGINAL             NUMBER         DATE         DATE     MORTGAGE  REMAINING    AMORT.    SEASONING              DATE     MATURITY
 TERMS              OF LOANS       BALANCE      BALANCE     RATE    TERM (MO.) TERM (MO.)  (MO.)(A)    DSCR       LTV        LTV
--------            --------       -------      -------    -------  --------  ----------  ----------   ----       ---        ---
 3 Year Balloon         2     $   19,677,228      1.73%    8.572%       34        319         2        1.30x     72.97%     70.67%
 4 Year Balloon         2          7,915,955      0.70%    8.660%       45        357         3        1.24x     77.28%     74.89%
 5 Year Balloon        15         62,049,964      5.45%    8.731%       56        349         4        1.27x     75.67%     72.45%
 7 Year Balloon        58        200,133,625     17.58%    8.855%       81        330         3        1.31x     71.57%     65.87%
10 Year Balloon       148        546,864,500     48.04%    9.114%      118        326         2        1.31x     70.20%     60.67%
13-16 Year Balloon      8         40,913,741      3.59%    9.155%      174        322         3        1.29x     71.39%     52.06%
20 Year Balloon         3         14,308,087      1.26%    9.481%      239        311         1        1.30x     67.55%     31.71%
25 Year Balloon         9         18,456,461      1.62%    9.146%      296        354         4        1.20x     74.79%     29.12%
Fully Amortizing       55        227,991,274     20.03%    9.509%      232        232         1        1.36x     64.22%      0.00%
------------------------------------------------------------------------------------------------------------------------------------
 TOTALS               300     $1,138,310,835    100.00%    9.121%      135       309         2         1.32x     69.72%     49.16%

----------------
(A)  Number of months elapsed since the first Due Date following origination.

                       STATED REMAINING TERMS TO MATURITY

                                               % OF       CUM.                                WEIGHTED AVERAGES
                              AGGREGATE      AGGREGATE    % OF     -----------------------------------------------------------------
 RANGE OF                      CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF    SCHEDULED
REMAINING        NUMBER         DATE           DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE     MATURITY
TERMS (MO.)     OF LOANS       BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV        LTV
-----------     --------       -------        -------    -------    ----     ----------   ----------   ----       ---        ---
34- 59             19      $   89,643,147      7.88%       7.88%    8.689%       50          343       1.28x     75.22%      72.27%
60- 83             54         176,711,625     15.52%      23.40%    8.838%       81          330       1.31x     72.29%      66.55%
84- 95              4          23,422,000      2.06%      25.46%    8.983%       84          329       1.34x     66.16%      60.76%
96-119            125         441,981,500     38.83%      64.28%    9.127%      117          325       1.32x     69.77%      60.36%
120-131            23         104,883,000      9.21%      73.50%    9.060%      120          332       1.30x     71.97%      62.00%
132-179            10          35,109,783      3.08%      76.58%    9.144%      171          299       1.29x     68.98%      44.59%
180-239            38         165,868,723     14.57%      91.15%    9.415%      214          230       1.34x     62.62%       6.14%
240-359            27         100,691,057      8.85%     100.00%    9.577%      271          282       1.35x     70.51%       5.34%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS            300      $1,138,310,835    100.00%     100.00%    9.121%      135          309       1.32x     69.72%      49.16%

                              CUT-OFF DATE BALANCES

                                                       % OF       CUM.             WEIGHTED AVERAGES
                                        AGGREGATE    AGGREGATE    % OF     -------------------------------
        RANGE OF                         CUT-OFF      CUT-OFF    CUT-OFF              STATED     REMAINING
      CUT-OFF DATE         NUMBER         DATE         DATE        DATE    MORTGAGE  REMAINING     AMORT.
        BALANCE           OF LOANS       BALANCE      BALANCE    BALANCE    RATE     TERM (MO.)  TERM (MO.)
      ------------        --------       -------      -------    -------    ----     ----------  ---------
$   257,059-$   999,999     21       $   15,446,358      1.36%       1.36%    9.178%    120         281
  1,000,000-  1,999,999     91          135,477,554     11.90%      13.26%    9.139%    128         301
  2,000,000-  2,999,999     76          189,137,838     16.62%      29.87%    9.180%    142         281
  3,000,000-  3,999,999     32          110,023,530      9.67%      39.54%    9.101%    132         305
  4,000,000-  4,999,999     20           87,504,860      7.69%      47.23%    9.042%    131         316
  5,000,000-  5,999,999      9           49,511,625      4.35%      51.58%    9.316%    153         296
  6,000,000-  6,999,999     10           66,453,347      5.84%      57.41%    9.188%    122         331
  7,000,000-  7,999,999      3           23,263,823      2.04%      59.46%    9.550%    208         267
  8,000,000-  8,999,999      9           76,089,388      6.68%      66.14%    8.916%     96         350
  9,000,000-  9,999,999     10           95,416,909      8.38%      74.52%    9.159%    148         316
 10,000,000- 14,999,999     12          143,731,552     12.63%      87.15%    8.937%    125         313
 15,000,000- 19,999,999      5           86,754,052      7.62%      94.77%    9.033%    135         330
 20,000,000- 24,999,999      1           21,000,000      1.84%      96.62%    9.890%    264         264
$35,000,000-$38,500,000      1           38,500,000      3.38%     100.00%    9.125%    120         360
----------------------------------------------------------------------------------------------------------
TOTALS                     300       $1,138,310,835    100.00%     100.00%    9.121%    135         309

                                      WEIGHTED AVERAGES
                              ----------------------------
        RANGE OF                       CUT-OFF   SCHEDULED
      CUT-OFF DATE                       DATE    MATURITY
        BALANCE               DSCR       LTV       LTV
      ------------            ----       ---       ---
$   257,059-$   999,999       1.44x     65.79%    51.11%
  1,000,000-  1,999,999       1.36x     67.92%    51.11%
  2,000,000-  2,999,999       1.32x     67.25%    41.16%
  3,000,000-  3,999,999       1.28x     69.51%    49.65%
  4,000,000-  4,999,999       1.32x     70.07%    51.93%
  5,000,000-  5,999,999       1.34x     69.75%    41.54%
  6,000,000-  6,999,999       1.33x     70.88%    57.03%
  7,000,000-  7,999,999       1.32x     68.86%    20.34%
  8,000,000-  8,999,999       1.28x     72.45%    65.76%
  9,000,000-  9,999,999       1.33x     71.11%    47.49%
 10,000,000- 14,999,999       1.30x     68.47%    51.04%
 15,000,000- 19,999,999       1.27x     73.41%    53.67%
 20,000,000- 24,999,999       1.41x     70.00%     0.00%
$35,000,000-$38,500,000       1.27x     75.49%    67.76%
----------------------------------------------------------
TOTALS                        1.32x     69.72%    49.16%

Average Cut-off Balance is $3,794,369.

                           YEARS OF SCHEDULED MATURITY

                                               % OF       CUM.                                WEIGHTED AVERAGES
                              AGGREGATE      AGGREGATE    % OF     -----------------------------------------------------------------
SCHEDULED                      CUT-OFF        CUT-OFF    CUT-OFF              STATED      REMAINING             CUT-OFF    SCHEDULED
MATURITY         NUMBER OF      DATE           DATE        DATE    MORTGAGE  REMAINING      AMORT.                DATE     MATURITY
  YEAR            LOANS        BALANCE        BALANCE    BALANCE    RATE     TERM (MO.)   TERM (MO.)   DSCR       LTV        LTV
---------       ----------     -------        -------    -------    ----     ----------   ----------   ----       ---        ---
   1999             2      $   19,677,228      1.73%       1.73%    8.572%       34          319       1.30x     72.97%      70.67%
   2000             2           7,915,955      0.70%       2.42%    8.660%       45          357       1.24x     77.28%      74.89%
   2001            15          62,049,964      5.45%       7.88%    8.731%       56          349       1.27x     75.67%      72.45%
   2003            58         200,133,625     17.58%      25.46%    8.855%       81          330       1.31x     71.57%      65.87%
   2006           148         546,864,500     48.04%      73.50%    9.114%      118          326       1.31x     70.20%      60.67%
   2009             1           6,628,003      0.58%      74.08%    9.188%      155          358       1.24x     69.77%      58.89%
   2011            31          90,311,780      7.93%      82.01%    9.248%      179          215       1.29x     59.35%      13.86%
   2012             1           8,216,327      0.72%      82.74%    9.188%      184          358       1.25x     75.38%      59.41%
   2016            24         124,568,396     10.94%      93.68%    9.587%      239          247       1.39x     66.10%       3.64%
   2017             1           5,750,000      0.51%      94.18%    9.650%      252          252       1.37x     67.65%       0.00%
   2018             3          33,960,000      2.98%      97.17%    9.784%      264          264       1.40x     69.74%       0.00%
   2019             1           1,080,422      0.09%      97.26%    9.310%      272          272       1.28x     74.00%       0.00%
   2021            11          23,239,025      2.04%      99.30%    9.149%      296          342       1.24x     75.20%      23.13%
   2026             2           7,915,610      0.70%     100.00%    8.930%      359          359       1.19x     82.03%       0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS            300      $1,138,310,835    100.00%     100.00%    9.121%      135          309       1.32x     69.72%      49.16%

                    PREPAYMENT RESTRICTIONS BY ORIGINAL TERM

                                                                                       PERCENT
                                                                                         OF
                                                                                      AGGREGATE
                                                       NUMBER         AGGREGATE        CUT-OFF
                                                        OF          CUT-OFF DATE        DATE
   ORIGINAL TERM     PREPAYMENT RESTRICTION (A)        LOANS           BALANCE         BALANCE
-------------------  ----------------------------     -------       -------------     ---------


3 Year Balloon       Lockout, then YM                     2         $   19,677,228       1.73%
4 Year Balloon       Lockout, then YM                     2              7,915,955       0.70%

5 Year Balloon       Lockout, then PP                     4              8,791,116       0.77%
5 Year Balloon       Lockout, then YM                    11             53,258,848       4.68%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                               15             62,049,964       5.45%

7 Year Balloon       Lockout, then PP                     3             13,821,405       1.21%
7 Year Balloon       Lockout, then YM                    55            186,312,220      16.37%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                               58            200,133,625      17.58%

10 Year Balloon      Lockout, then PP                     9             17,904,446       1.57%
10 Year Balloon      Lockout, then YM                   138            522,382,264      45.89%
10 Year Balloon      Lockout, then YM, then PP            1              6,577,790       0.58%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                              148            546,864,500      48.04%

13-16 Year Balloon   Lockout, then PP                     1              1,791,971       0.16%
13-16 Year Balloon   Lockout, then YM                     4             20,342,757       1.79%
13-16 Year Balloon   Lockout, then YM, then PP            3             18,779,013       1.65%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                                8             40,913,741       3.59%

20 Year Balloon      Lockout, then YM                     3             14,308,087       1.26%

25 Year Balloon      Lockout Only                         8             17,397,576       1.53%
25 Year Balloon      YM, then PP                          1              1,058,885       0.09%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                                9             18,456,461       1.62%

Fully Amortizing     Lockout Only                         1              2,738,054       0.24%
Fully Amortizing     Lockout, then PP                     2             11,624,635       1.02%
Fully Amortizing     Lockout, then YM                    31            148,188,270      13.02%
Fully Amortizing     Lockout, then YM, then PP           21             65,440,315       5.75%
-----------------------------------------------------------------------------------------------
  SUBTOTAL                                               55            227,991,274      20.03%
-----------------------------------------------------------------------------------------------
TOTAL                                                   300         $1,138,310,835     100.00%

                                                                            WEIGHTED AVERAGE TERM OF
                                                       ----------------------------------------------------------------
                                                                                                                MONTHS
                                                                    STATED       MONTHS   MONTHS    MONTHS       OPEN
                                                       MORTGAGE    REMAINING     LOCKED   YIELD     PREPAY     PRIOR TO
   ORIGINAL TERM     PREPAYMENT RESTRICTION (A)          RATE        TERM         OUT     MAINT     PREMIUM    MATURITY
-------------------  ----------------------------      --------    -------       ------   ------    -------    --------

3 Year Balloon       Lockout, then YM                    8.57%        34           23        7          0         4
4 Year Balloon       Lockout, then YM                    8.66%        45           27       15          0         3
5 Year Balloon       Lockout, then PP                    8.98%        55           31        0         21         3
5 Year Balloon       Lockout, then YM                    8.69%        56           25       27          0         4
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               8.73%        56           26       23          3         4

7 Year Balloon       Lockout, then PP                    9.19%        81           45        0         31         5
7 Year Balloon       Lockout, then YM                    8.83%        81           35       40          0         6
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               8.85%        81           36       37          2         6

10 Year Balloon      Lockout, then PP                    9.28%       115           55        0         57         3
10 Year Balloon      Lockout, then YM                    9.11%       118           53       59          0         6
10 Year Balloon      Lockout, then YM, then PP           9.00%       115           43       60          6         6
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               9.11%       118           53       57          2         6

13-16 Year Balloon   Lockout, then PP                    9.09%       175           91        0         81         3
13-16 Year Balloon   Lockout, then YM                    9.13%       176           92       81          0         3
13-16 Year Balloon   Lockout, then YM, then PP           9.19%       171           58       60         41        12
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               9.16%       174           76       68         22         7

20 Year Balloon      Lockout, then YM                    9.48%       239          119      117          0         3
25 Year Balloon      Lockout Only                        9.14%       296          176        0          0       120
25 Year Balloon      YM, then PP                         9.29%       297            0      177         60        60
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               9.15%       296          166       10          3       117

Fully Amortizing     Lockout Only                        9.25%       295          175        0          0       120
Fully Amortizing     Lockout, then PP                    9.89%       234          114        0        117         3
Fully Amortizing     Lockout, then YM                    9.59%       249          109      126          0        14
Fully Amortizing     Lockout, then YM, then PP           9.28%       189           15       89         61        24
----------------------------------------------------------------------------------------  -----------------------------
  SUBTOTAL                                               9.51%       232           83      108         24        17
----------------------------------------------------------------------------------------  -----------------------------
TOTAL                                                    9.12%       135           57       61          7        10

----------------
(A)  YM = Yield Maintenance, PP = Prepayment Premium.








                       PREPAYMENT RESTRICTIONS BY CATEGORY

                                                                                        WEIGHTED
                                                                         % OF            AVERAGE
                                                    AGGREGATE          AGGREGATE         STATED         WEIGHTED
                                     NUMBER          CUT-OFF            CUT-OFF         REMAINING        AVERAGE
                                       OF             DATE               DATE             TERM           MONTHS
   PREPAYMENT RESTRICTION  (A)        LOANS          BALANCE            BALANCE           (MO.)        LOCKED OUT
---------------------------------    --------       ----------         ----------       ----------     ----------
Lockout, then YM                        246           972,385,629          85.42%           128               58
Lockout, then YM, then PP                25            90,797,119           7.98%           180               26
Lockout, then PP                         19            53,933,572           4.74%           124               63
Lockout Only                              9            20,135,630           1.77%           296              176
YM, then PP                               1             1,058,885           0.09%           297                0
-----------------------------------------------------------------------------------------------------------------
TOTAL                                   300         1,138,310,835         100.00%           135               57

                                             WEIGHTED              WEIGHTED
                                              AVERAGE            AVERAGE # OF
                                            % OF STATED         MONTHS OPEN TO
                                          REMAINING TERM       PREPAYMENT PRIOR
   PREPAYMENT RESTRICTION  (A)              LOCKED OUT            TO MATURITY
---------------------------------         --------------       --------------
Lockout, then YM                                   45%                 7
Lockout, then YM, then PP                          15%                20
Lockout, then PP                                   52%                 4
Lockout Only                                       59%               120
YM, then PP                                         0%                60
-------------------------------------------------------------------------------
TOTAL                                              43%                10

(A)  YM = Yield Maintenance, PP = Prepayment Premium.

                     PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS(A)

                                                      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                                                            RESTRICTION ASSUMING NO PAYMENT
                      -----------------------------------------------------------------------------------------------------------
                       CURRENT     12 MO.      24 MO.      36 MO.      48 MO.     60 MO.    72 MO.    84 MO.    96 MO.    108 MO.
     PREPAYMENT       NOVEMBER    NOVEMBER    NOVEMBER    NOVEMBER    NOVEMBER   NOVEMBER  NOVEMBER  NOVEMBER  NOVEMBER  NOVEMBER
    RESTRICTIONS        1996        1997        1998        1999        2000       2001      2002      2003      2004      2005
    ------------      --------    --------    --------    --------    --------   --------  --------  --------  --------  --------
Locked Out              99.91%      91.23%      88.55%      77.02%      52.92%     19.24%    17.38%    21.45%    18.05%    17.91%
Yield Maintenance        0.09%       8.77%      11.45%      22.19%      44.15%     76.78%    75.48%    75.27%    77.93%    66.28%
Percentage Premium
  5.00% and greater      0.00%       0.00%       0.00%       0.00%       0.88%      1.73%     0.00%     0.00%     0.21%     1.04%
  4.00 to 4.99%          0.00%       0.00%       0.00%       0.68%       0.29%      0.92%     1.74%     0.00%     0.00%     0.00%
  3.00 to 3.99%          0.00%       0.00%       0.00%       0.11%       0.96%      0.31%     0.91%     2.17%     0.00%     0.00%
  2.00 to 2.99%          0.00%       0.00%       0.00%       0.00%       0.69%      1.02%     0.14%     1.11%     2.18%     0.00%
  1.00 to 1.99%          0.00%       0.00%       0.00%       0.00%       0.11%      0.00%     1.19%     0.00%     1.10%     3.27%
Open                     0.00%       0.00%       0.00%       0.00%       0.00%      0.00%     3.16%     0.00%     0.52%    11.51%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                 100.00%     100.00%     100.00%     100.00%     100.00%    100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
  Balance
  ($ millions)       1,138.31    1,125.33    1,111.11    1,076.53    1,052.07     974.62    955.28    751.08    731.26    709.51
% of Initial
  Pool Balance(B)      100.00%      98.86%      97.61%      94.57%      92.42%     85.62%    83.92%    65.98%    64.24%    62.33%

                               PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                                    RESTRICTION ASSUMING NO PAYMENT
                      ----------------------------------------------------------
                       120 MO.   132 MO.   144 MO.   156 MO.   168 MO.   180 MO.
     PREPAYMENT       NOVEMBER  NOVEMBER  NOVEMBER  NOVEMBER  NOVEMBER  NOVEMBER
    RESTRICTIONS        2006      2007      2008      2009      2010      2011
    ------------      --------  --------  --------  --------  --------  --------
Locked Out             20.81%     8.96%     9.03%     9.96%    10.84%     0.00%
Yield Maintenance      51.10%    63.96%    65.16%    68.43%    70.09%    65.54%
Percentage Premium
  5.00% and greater    15.82%     3.80%     3.78%     3.88%     0.00%     0.70%
  4.00 to 4.99%         6.21%    10.70%     0.00%     0.00%     3.85%     0.00%
  3.00 to 3.99%         0.00%     6.40%     9.78%     0.00%     0.00%     4.40%
  2.00 to 2.99%         2.73%     0.00%     5.90%     9.82%     0.00%     0.00%
  1.00 to 1.99%         0.00%     2.86%     0.00%     4.50%     9.57%     0.00%
Open                    3.32%     3.31%     6.34%     3.41%     5.65%    29.36%
--------------------------------------------------------------------------------
TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
  Balance
  ($ millions)        217.06    203.37    188.33    166.24    148.23    111.34
% of Initial
  Pool Balance(B)      19.07%    17.87%    16.54%    14.60%    13.02%     9.78%

----------
(A) This table sets forth an analysis of the percentage of the declining balance of the Mortgage Pool that, on November 1 of each of the years indicated, will be within a Lockout Period or in which Principal Prepayment must be accompanied by the indicated Prepayment Premium or Yield Maintenance Charge. The table was prepared generally on the basis of the assumptions used in preparing the table set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations" herein, except that it was assumed in preparing the table that no Mortgage Loan will be prepaid, voluntary or involuntarily.

(B) Represents the percentage of the Initial Pool Balance that will remain outstanding at the indicated date based upon the assumptions in preparing this table.

THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--General."

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and
(viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer and any separate Special Servicer; provided that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require the Master Servicer promptly (and in any event within 30 days after the Closing Date) to cause each of the assignments described in clauses (iv) and (v) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) the applicable

Mortgage Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage; (vi) the related Mortgage is a valid and enforceable first priority mortgage lien on the related Mortgaged Property, having priority over all other liens or encumbrances except for (A) the lien of current real estate taxes and assessments not yet due and payable, and (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy;
(vii) prior to the Cut-off Date, any delinquent taxes that had become due and owing in respect of the related Mortgaged Property were paid, or an escrow of funds sufficient to cover such payment had been established; (viii) as of the Cut-off Date, no scheduled payment of principal or interest was 30 days or more past due; (ix) there is no proceeding known to the applicable Mortgage Loan Seller to be pending for the total or partial condemnation of the related Mortgaged Property, and the Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulation Section 1.860G-1(b)(2) and (xiii) the applicable Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property performed by or on behalf of, or otherwise relied upon by, the applicable Mortgage Loan Seller.

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that such Mortgage Loan Seller will have an additional 90-day period to cure such breach if it is diligently proceeding with such cure and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure, and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller defaults on its obligation to do so. See "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (i) in the same manner as would prudent institutional commercial mortgage lenders and loan servicers servicing mortgage loans comparable to the Mortgage Loans or (ii) in the same manner in which it administers comparable mortgage loans for its own account, whichever standard is higher, and with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payment, the maximization of the recovery on such Mortgage Loan to Certificateholders on a present value basis, but in any case without regard to: (i) any relationship that it or any of its affiliates may have with the related borrower; (ii) its ownership (or that of an affiliate) of any Certificate; (iii) any obligation to make P&I Advances or advances to cover certain servicing expenses; (iv) the adequacy of or the right to receive their or their affiliates' compensation for its services or reimbursement of costs under the Pooling and Servicing Agreement or with respect to any particular transaction; (v) without regard to any obligation to cure a breach of any representation or warranty under the Pooling and Servicing Agreement or to repurchase any Mortgage Loan to cure a breach of any such representation or warranty; and (vi) its ownership, or servicing or management for others of any other mortgage loans or property.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans. Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

     At September 30, 1996, the Master Servicer and its affiliates serviced approximately 579 commercial and multifamily loans, totaling approximately $2.0 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Management, Inc. The Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other functions with respect to all Mortgage Loans, such as conducting property inspections, collecting financial statements, rent-rolls and other financial data on the Mortgaged Properties, and preparing related reports, as set forth in the Pooling and Servicing Agreement. As of August 31, 1996, the Special Servicer was responsible for the servicing of approximately 1,000 commercial and multifamily loans with an aggregate principal balance of approximately $3.8 billion, the collateral for which is located in 47 states. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a significant portion of the Class F, Class G and Class H Certificates on or about the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and none of the Depositor or either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class of Sequential Pay Certificates to replace the Special Servicer and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation will be the "Controlling Class of Sequential Pay Certificates." The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Monthly Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;
(e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to permit the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust

Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by a Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no circumstance identified in such clauses (a) through
(g) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to: 0.075%, in the case of 237 of the Mortgage Loans (or 70%), 0.095% in the case of 46 of the Mortgage Loans (or 20%), 0.110% in the case of 9 of the Mortgaged Loans (or 8%), 0.125% in the case of 1 of the Mortgage Loans (or 1%), 0.160% in the case of 6 of the Mortgage Loans (or 1%) and 0.285% in the case of 1 of the Mortgage Loans. The weighted average Master Servicing Fee Rate as of the Cut-off Date will be 0.083%. As additional servicing compensation, the Master Servicer or the Special Servicer will be entitled to retain all assumption and modification fees, late charges and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, the Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own funds without any right to reimbursement.

     If borrower voluntarily prepays on a date that is prior to its Due Date in such Collection Period, the amount of interest (net of related Servicing Fees) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and the Trustee Fee) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fees and the Trustee Fee) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master

Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee (together with the Master Servicing Fee and the Additional Servicing Fee (as defined below), the "Servicing Fees") and, under the circumstances described herein, Principal Recovery Fees, each of which are payable on each Specially Serviced Mortgage Loan in addition to the applicable Master Servicing Fee and Additional Servicing Fee. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Specially Serviced Mortgage Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. As additional servicing compensation, the Special Servicer will be entitled to retain (a) late payment charges received on or with respect to the Specially Serviced Mortgage Loans, (b) one-half of all assumption fees with respect to all Mortgage Loans and (c) all modification fees with respect to all Mortgage Loans.

     The Special Servicer, in addition to its duties with respect to the Specially Serviced Mortgage Loans, will be responsible for (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property and
(ii) collecting and making certain calculations based on annual and quarterly operating statements and rent rolls with respect to each Mortgaged Property. The Special Servicer will be entitled to a monthly fee (the "Additional Servicing Fee") for performing the duties set forth in clauses (i) and (ii) above payable monthly on a loan-by-loan basis at a rate equal to one-twelfth of the product of
(a) a per annum rate of 0.04% (the "Additional Servicing Fee Rate") and (b) the Stated Principal Balance of the Mortgage Loans as of the Due Date from amounts received in respect of interest on each Mortgage Loan, accrued at the related Additional Servicing Fee Rate and computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The Special Servicer will also be entitled to any loan service charges, statement charges or other charges earned by it.

     The Pooling and Servicing Agreement will provide that the Special Servicer will comply with the REMIC Provisions.

     Each of the Master Servicer and Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, and/or
(iv) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax imposed on the Trust Fund or cause the REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. However, the Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due for a period in excess of 12 months per extension or 36 months in the aggregate, without the consent of the Extension Adviser (as defined herein). See "SERVICING OF THE MORTGAGE LOANS--The Extension Adviser."

     The Special Servicer will be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within five Business Days (provided that if such written notice has not been received by the Special Servicer within five Business Days, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement.

     Limitation on Liability of Controlling Class Representative

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

THE EXTENSION ADVISER

     Election of the Extension Adviser. The initial Extension Advisor will be State Street Bank and Trust Company, from whom the Special Servicer will seek approval as described below. The responsibility of State Street Bank and Trust Company as Extension Advisor shall be carried out by the Real Estate Division of the Commercial Banking Services area of such bank. Upon the resignation or removal of the Extension Adviser, an election of a successor Extension Adviser will be held as soon as practicable thereafter by the Certificateholder or Certificateholders representing 51% or more of the Offered Certificates (other than the Class IO Certificates). The Extension Adviser may be removed at any time by the written vote of Certificateholders of 51% or more of the Offered Certificates (other than the Class IO Certificates. In the event that at any time an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, there shall be no Extension Adviser and the Special Servicer shall not have any right to extend the maturity of any Specially Serviced Mortgage Loan which would require the approval of an Extension Adviser during any such period that there is no Extension Adviser.

     Duties of the Extension Adviser. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's then stated maturity date, unless the Extension Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Pooling and Servicing Agreement have been satisfied. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein.

     Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as a representative of the interests of the Certificateholders that elected the Extension Adviser, and will have no liability to the Trust or any Certificateholders for any action taken, or for refraining from taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Extension Adviser, agree to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause either REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or
(ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Special Servicer will be required to inspect each Mortgaged Property at least once per calendar year if, in a given calendar year, it has not already done so. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Mortgage Pass-Through Certificates, Series 1996-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1996, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of fourteen classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class IO Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively, the "REMIC Regular Certificates"); and (ii) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class IO, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act, and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Class of Offered Certificates will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                  INITIAL       PERCENT OF
                                                CERTIFICATE    INITIAL POOL
CLASS OF CERTIFICATES                             BALANCE        BALANCE
---------------------                           ------------   ------------
Class A-1 Certificates ....................     $311,042,000      27.3%
Class A-2 Certificates ....................     $130,587,000      11.5%
Class A-3 Certificates ....................     $343,805,000      30.2%
Class B Certificates ......................     $ 68,299,000       6.0%
Class C Certificates ......................     $ 62,607,000       5.5%
Class D Certificates ......................     $ 56,915,000       5.0%
Class E Certificates ......................     $ 28,458,000       2.5%
Private Certificates (other than the
  REMIC Residual Certificates) ............     $136,597,835      12.0%

     The "Certificate Balance" of any Class of Certificates (other than the Class IO Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates will not have Certificate Balances, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components, as described herein. The Class IO-1 Component will have a notional amount equal to the aggregate Stated Principal Balance of the Mortgage Loans and the Class IO-2 Component will have a notional amount equal to the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates (each of the Class IO-1 Component and the Class IO-2 Component, a "Component"). Each Component will accrue interest at its applicable Pass-Through Rate. The Class IO-1 Component and the Class IO-2 Component do not represent separate Classes of Certificates, but rather separate components each deemed to be a part of the Class IO Certificates. The notional amount of the Class IO Certificates will equal the sum of the notional amount of each of its Components, initially $1,579,939,834.

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     The REMIC Residual Certificates will not have Certificate Balances, but will represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the other Classes of Certificates.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to each Class of Offered Certificates (other than the Class IO Certificates) for each Distribution Date are set forth in the table set forth on the cover page. The REMIC Residual Certificates will not bear interest.

     The Pass-Through Rate applicable to the Class IO-1 Component for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 6.96% (but not less than zero), and the Pass-Through Rate applicable to the Class IO-2 Component for each Distribution Date will equal the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate, weighted by the Certificate Balances of the corresponding Classes. The Class A-1 Strip Rate will equal 0.27%, and the Class A-2 Strip Rate will equal 0.14%.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will generally equal the Mortgage Rate in effect for such Mortgage Loan as of the Cut-off Date, minus the applicable Master Servicing Fee Rate, the Additional Servicing Fee Rate and the Trustee Fee Rate. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the Cut-off Date Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss and Additional Trust Fund Expenses incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 12th day of each month (or, if not a business day, the next preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 21st day of each month or, if any such 21st day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing December 23, 1996 (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) any Monthly Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums and Yield Maintenance Charges, and

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               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

          (b) all P&I Advances made by the Master Servicer with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" herein.

     Application of the Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Classes of Offered Certificates are greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of interest distributable on such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

          (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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


          (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

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


          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (26) to distributions to the holders of the Class H and Class IO Certificates, in that order, to reimburse such holders for all Appraisal Reduction Amount Shortfalls and Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (27) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (26) above.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of the Certificates, other than Class IO Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates, as adjusted by any Appraisal Reduction Amounts, for such Distribution Date that is net of such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). The "Distributable Certificate Interest" in respect of the Class IO Certificates will equal the sum of the interest due on the notional amount of each of the Components.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than Class IO Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Sequential Pay Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due and any principal portions of Assumed Scheduled Payments deemed due on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

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


          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus) that were received on Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered and any amounts to be distributed as interest on any Class of Certificates in respect of a recovery of an Appraisal Reduction Amount;

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date; and

          (f) any amounts received but not otherwise distributed as interest on any Class of Certificates in respect of an Appraisal Reduction Amount.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Monthly Payment that would have been due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, and assuming that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below. "Yield Maintenance Charges" are paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of Principal not otherwise due thereon, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     For any Distribution Date, with respect to any Prepayment Premiums actually collected during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are, in the case of each such Class, entitled to distributions in an amount equal to the product of (a) the related Class Prepayment Percentage for such Distribution Date and (b) 25% of the total amount of each such Prepayment Premium collected. Any remaining portion of such Prepayment Premiums collected will be distributed to the holders of the Class IO Certificates. For any Distribution Date, the respective "Class Prepayment

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


Percentage" for each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, and Class H Certificates is computed in each case by dividing the total of Principal Distribution Amount, if any, to be distributed to the holders of each Class of Certificates on such date, by the total Principal Distribution Amount to be distributed on such date.

     For any Distribution Date, with respect to any Yield Maintenance Charge actually collected in respect of a Mortgage Loan during the related Collection Period, the holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are entitled to distributions in the amount of the product of (a) a fraction (not greater than one and not less than zero), the numerator of which is the applicable Pass-Through Rate minus the discount rate used in calculating such Yield Maintenance Charge and the denominator of which is the Mortgage Rate of the applicable Mortgage Loan minus such discount rate, (b) the appropriate Class Prepayment Percentage and (c) the amount of such Yield Maintenance Charge collected. On each Distribution Date, the holders of the Class IO Certificates are entitled to receive any remaining portion of such Yield Maintenance Charge received.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2 and Class A-3 Certificates of principal in an amount equal to the entire respective Certificate Balances of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D Certificates and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of the related Class. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-2 and Class A-1 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans concurrently. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero and, seventh, to the Class B Certificates, until the Remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates.

     Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Certificate will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount for the Class IO-2 Component.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer and/or a Special Servicer in respect of unreimbursed Advances, and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, any Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by a Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined

                                      S-57

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below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. If the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance pursuant to the terms of the Pooling and Servicing Agreement. See "--Appraisal Reductions" below.

     The Master Servicer (or the Trustee, as applicable) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or otherwise ("Related Proceeds"). The Master Servicer will not be obligated to make any P&I Advance that it determines in accordance with the servicing standard described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer will be entitled to recover any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance out of general funds on deposit in the Certificate Account. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by either the Master Servicer or the Special Servicer of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Service, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the date (each such date, a "Required Appraisal Date") that (1) each Mortgage Loan is sixty (60) days delinquent in respect of any Monthly Payments,
(2) each Mortgage Loan becomes an REO Mortgage Loan, and (3) each Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property from an independent state certified appraiser or an appraiser belonging to the Appraisal Institute, in either case selected by the Special Servicer and approved by the Master Servicer, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be borne by the Special Servicer, subject to the Special Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal. The excess of the principal balance of any Mortgage

                                      S-58

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Loan over the related Appraisal Reduction Amount is referred to herein as the
"Required Appraisal Loan Value." The aggregate Appraisal Reduction Amount will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Balance of the most subordinated Class of Certificates that would otherwise receive distributions of interest after allocation of Realized Losses and Additional Trust Fund Expenses. On each Distribution Date, any distribution of interest to a Class to which an Appraisal Reduction Amount has been allocated, will be reduced by the product of such Appraisal Reduction Amount and the Pass-Through Rate applicable to such Class of Certificates (an "Appraisal Reduction Amount Shortfall"). See "--Subordination; Allocation of Losses and Certain Expenses" herein.

     To the extent any amount on a Required Appraisal Loan is recovered in excess of the Required Appraisal Loan Value (after giving effect to all other amounts previously collected with respect thereto), to the extent such amount has been included as part of the Principal Distribution Amount on a prior Distribution Date, such amount will be distributed to the Certificateholders of each Class of Certificates to which an Appraisal Reduction Amount has been allocated, up to an amount equal to the interest accrued on any Appraisal Reduction Amount allocated to such Class of Certificates, at the applicable Pass-Through Rate, from the date of such allocation to the end of the Collection Period in which such an amount is so recovered.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to forward by mail to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and (iii) subsequent beneficial owners of the Offered Certificates upon their written request to the Trustee a statement (a "Distribution Date Statement"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex B, setting forth the recent status of the Mortgage Pool based on information provided by the Master Servicer and the Special Servicer. Although the form of the Distribution Date Statement may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Distribution Date Statement will be in the form of a Mortgage Loan schedule to be prepared by the Master Servicer and the Special Servicer that may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Operating Information" herein. Such information will generally be obtained from the related borrowers, and neither the Master Servicer, the Special Servicer nor the Trustee will assume any responsibility therefor.

     Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

     The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer and the Trustee, and the Trustee will provide a copy to each Certificateholder, each Rating Agency, the Depositor and the Underwriters, which notice will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

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     The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any Certificate Owner owning an interest in an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to theMaster Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Master Servicer, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, and (h) any and all officers' certificates and other evidence delivered to the Master Servicer to support the Master Servicer's or a Special Servicer's determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer upon request; however, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     A Certificate Owner may obtain certain information contained in each Distribution Date Statement by sending a written request, together with any fee that State Street Bank and Trust Company may require, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, Attention: MLMI 1996-C2. Factor information may be obtained by potential purchasers of the Offered Certificates, by calling (617) 664-5500. In addition, if the Depositor so directs the Trustee and on terms agreeable to the Trustee, the Trustee will make available certain Mortgage Loan information as referenced in Annex B via automated medium by placing a telephone call to
(617) 664-5600 and requesting access to Street Fax, the Trustee's automated fax back system. The Trustee may disclaim responsibility for any information therein for which it is not the original source.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances (as adjusted by treating any Appraisal Reduction Amounts as Realized Losses solely for the purposes of adjusting Voting Rights) of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer or the Depositor of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the

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Trustee, minus (iii) if the Purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer or the Depositor to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     Distributions on the final Distribution Date will be made generally as described above under "--Distributions--Application of the Available Distribution Amount" and "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges," to the extent of available funds and subject to the distribution priorities described herein.

THE TRUSTEE

     State Street Bank and Trust Company, a banking corporation chartered under the laws of the Commonwealth of Massachusetts, will act as Trustee on behalf of the Certificateholders. The Corporate Trust Department of the Trustee is located at 225 Franklin Street, Boston, Massachusetts 02110. See "Description of the Pooling Agreements--the Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" will be computed monthly at a rate equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Balance of the Certificates, will accrue at the related Trustee Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan or deemed due on and REO Loan is computed. The "Trustee Fee Rate" will be a per annum rate equal to 0.005%.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

      Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Payments made in reduction of the principal balance of any Mortgage Loan will result in a corresponding reduction in the notional amount of the Class IO-1 Component and any reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificate will result in a corresponding reduction in the notional amount of the Class IO-2 Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are

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due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or Notional Amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne: by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Certificate will result in a corresponding reduction in the notional amount of the Class IO-1 Component, and any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-1 or Class A-2 Certificates will also result in a corresponding reduction in the notional amount for the Class IO-2 Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class IO-1 Component will be variable and will be equal to the Weighted Average Net Mortgage Rate minus 6.96% (but not less than zero) for such date and the Pass-Through Rate applicable to the Class IO-2 Component will be equal to the weighted average of the Class A-1 Strip Rate and the Class A-2 Strip Rate. Accordingly, the Pass-Through Rates on the Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 20 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Classes of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no Mortgage Loan prepays when any prepayment restrictions would apply; otherwise each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is not assumed to be in default as described below, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables,
(v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums or Yield Maintenance Charges are collected, (vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (x) distributions on the Certificates are made on the twenty-first day (each assumed to be a business day) of each month, commencing in December 1996, and (xi) the Certificates will be issued on the Closing Date.

     It was further assumed that the aggregate purchase price of such Classes of Certificates are as specified below, including accrued interest.

          PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES

                                     BREAK-EVEN   PRE-TAX YIELD TO MATURITY AT
  ASSUMED PURCHASE PRICE              CPR% AT     ----------------------------
 (INCLUDING ACCRUED INTEREST)        0% YIELD (A) 0% CPR     5% CPR    10% CPR
 ----------------------------        ------------ ------     ------    -------
    $149,806,966 .................       7.87%     8.57%      3.13%    (2.34)%
    $146,633,987 .................       8.29%     9.07%      3.61%    (1.87)%
    $143,576,334 .................       8.73%     9.57%      4.09%    (1.40)%

-----------

(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods disregarded in preparing the table. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. In particular, partial prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

Scenario (1):               No Mortgage Loan prepays; that is, the CPR for the
                            Mortgage Pool is 0%.

Scenarios (2), (3) and (4): No Mortgage Loan prepays during its Lockout Period.
                            Thereafter, each Mortgage Loan prepays each month at the rate of 5% CPR in the case of Scenario (2), 10% CPR in the case of Scenario (3) and 15% CPR in the case of Scenario (4).

Scenarios (5), (6) and (7): No Mortgage Loan prepays during a month in which a
                            Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario (5), 10% CPR in the case of Scenario (6) and 15% in the case of Scenario (7).

     Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                        0% CPR DURING LOCKOUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                              ----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100       100          100         100
November 1997 ......................   96         95           95          95        96           96          96
November 1998 ......................   91         89           87          85        91           91          91
November 1999 ......................   80         76           72          68        80           80          80
November 2000 ......................   72         64           56          48        72           72          72
November 2001 ......................   47         33           20           8        47           46          46
November 2002 ......................   41         16            0           0        40           39          37
November 2003 and thereafter .......    0          0            0           0         0            0           0
Weighted Average Life (in years) ...  4.9        4.3          3.9         3.6       4.9          4.8         4.8


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                        0% CPR DURING LOCKOUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                              ----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100       100          100         100
November 1997 ......................  100        100          100         100       100          100         100
November 1998 ......................  100        100          100         100       100          100         100
November 1999 ......................  100        100          100         100       100          100         100
November 2000 ......................  100        100          100         100       100          100         100
November 2001 ......................  100        100          100         100       100          100         100
November 2002 ......................  100        100           82          31       100          100         100
November 2003 ......................   42          0            0           0        39           37          35
November 2004 ......................   26          0            0           0        23           20          18
November 2005 ......................   10          0            0           0         5            1           0
November 2006 and thereafter .......    0          0            0           0         0            0           0
Weighted Average Life (in years) ...  7.5        6.8          6.4         5.8       7.4          7.3         7.3


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                        0% CPR DURING LOCKOUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                              ----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100       100          100         100
November 1997 ......................  100        100          100         100       100          100         100
November 1998 ......................  100        100          100         100       100          100         100
November 1999 ......................  100        100          100         100       100          100         100
November 2000 ......................  100        100          100         100       100          100         100
November 2001 ......................  100        100          100         100       100          100         100
November 2002 ......................  100        100          100         100       100          100         100
November 2003 ......................  100         93           73          54       100          100         100
November 2004 ......................  100         81           55          34       100          100         100
November 2005 ......................  100         68           39          16       100          100          99
November 2006 and thereafter .......    0          0            0           0         0            0           0
Weighted Average Life (in years) ...  9.7        9.0          8.3         7.6       9.7          9.7         9.7

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                             LOCK-OUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                             -----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100       100          100         100
November 1997 ......................  100        100          100         100       100          100         100
November 1998 ......................  100        100          100         100       100          100         100
November 1999 ......................  100        100          100         100       100          100         100
November 2000 ......................  100        100          100         100       100          100         100
November 2001 ......................  100        100          100         100       100          100         100
November 2002 ......................  100        100          100         100       100          100         100
November 2003 ......................  100        100          100         100       100          100         100
November 2004 ......................  100        100          100         100       100          100         100
November 2005 ......................  100        100          100         100       100          100         100
November 2006 and thereafter .......    0          0            0           0         0            0           0
Weighted Average Life (in years) ...  9.9        9.9          9.8         9.7       9.9          9.9         9.9


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                             LOCK-OUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                             -----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100        100          100         100
November 1997 ......................  100        100          100         100        100          100         100
November 1998 ......................  100        100          100         100        100          100         100
November 1999 ......................  100        100          100         100        100          100         100
November 2000 ......................  100        100          100         100        100          100         100
November 2001 ......................  100        100          100         100        100          100         100
November 2002 ......................  100        100          100         100        100          100         100
November 2003 ......................  100        100          100         100        100          100         100
November 2004 ......................  100        100          100         100        100          100         100
November 2005 ......................  100        100          100         100        100          100         100
November 2006 and thereafter .......    0          0            0           0          0            0           0
Weighted Average Life (in years) ... 10.0       10.0          9.9         9.8       10.0         10.0        10.0


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                       0% CPR DURING LOCK-OUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                             LOCK-OUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                             -----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100        100         100         100
November 1997 ......................  100        100          100         100        100         100         100
November 1998 ......................  100        100          100         100        100         100         100
November 1999 ......................  100        100          100         100        100         100         100
November 2000 ......................  100        100          100         100        100         100         100
November 2001 ......................  100        100          100         100        100         100         100
November 2002 ......................  100        100          100         100        100         100         100
November 2003 ......................  100        100          100         100        100         100         100
November 2004 ......................  100        100          100         100        100         100         100
November 2005 ......................  100        100          100         100        100         100         100
November 2006 ......................   91         48           16           0         86          81          77
November 2007 ......................   67         16            0           0         58          49          42
November 2008 ......................   41          0            0           0         29          18           9
November 2009 ......................    2          0            0           0          0           0           0
November 2010 and thereafter .......    0          0            0           0          0           0           0
Weighted Average Life (in years) ... 11.6       10.4         10.0        10.0       11.3        11.1        10.9

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                        0% CPR DURING LOCKOUT
                                                         0% CPR DURING                OR YLD. MAINT.-OTHERWISE
                                              LOCKOUT-OTHERWISE AT INDICATED CPR           AT INDICATED CPR
                                              ----------------------------------  ---------------------------------
                                    (0% CPR)   (5% CPR)    (10% CPR)   (15% CPR)  (5% CPR)    (10% CPR)   (15% CPR)
DISTRIBUTION DATE                      1          2            3           4         5            6           7
-----------------                   --------   --------    ---------   ---------  --------    ---------   ---------
Closing Date .......................  100        100          100         100        100         100         100
November 1997 ......................  100        100          100         100        100         100         100
November 1998 ......................  100        100          100         100        100         100         100
November 1999 ......................  100        100          100         100        100         100         100
November 2000 ......................  100        100          100         100        100         100         100
November 2001 ......................  100        100          100         100        100         100         100
November 2002 ......................  100        100          100         100        100         100         100
November 2003 ......................  100        100          100         100        100         100         100
November 2004 ......................  100        100          100         100        100         100         100
November 2005 ......................  100        100          100         100        100         100         100
November 2006 ......................  100        100          100          83        100         100         100
November 2007 ......................  100        100           55           0        100         100         100
November 2008 ......................  100         65            0           0        100         100         100
November 2009 ......................  100          0            0           0         79          60          43
November 2010 ......................   41          0            0           0         17           0           0
November 2011 and thereafter .......    0          0            0           0          0           0           0
Weighted Average Life (in years) ... 13.8       12.3         11.1        10.4       13.5        13.2        13.0

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III,", respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the separate noncertificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (c) the separate noncertificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will be the sole class of "residual interest" in REMIC II, (e) the REMIC Regular Certificates will be the "regular interests" in REMIC III and generally will be treated as debt instruments of REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will not and the Class E and IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including First Union.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service ("Moody's"), or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of either underwriter, the Depositor, the Master Servicer, a Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by either underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated with respect to the allocation of Realized Losses and Additional Trust Fund Expenses to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2, Class A-3 and Class IO Certificates that they be rated not lower than "AAA" by each of DCR, Fitch and, except with respect to the Class IO Certificates, Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the Depositor, an underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or mortgagor is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,

(2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to such Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of such Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any such Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D or Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     As of the Closing Date, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus. As described therein, the definition of "mortgage related securities" for purposes of SMMEA has been expanded by legislation such that, if the legislation were currently effective, the Class A-1, Class A-2, Class A-3 and

Class B Certificates would be "mortgage related securities" for purposes of SMMEA as of the Closing Date. The legislation will not become effective until certain implementing regulations are promulgated, and it is possible that those regulations, if and when promulgated, may impose limitations on the benefits provided by SMMEA with respect to securities newly included within the definition.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and the Underwriters, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase one-half of the respective Certificate Balances of each class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have severally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that, the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,157,365,428, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with either Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York, and certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                     RATINGS

     It is a condition of their issuance that the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "AAA" by each Rating Agency, that the Class IO be rated not lower than "AAA" by Fitch and DCR, that the Class B Certificates be rated not lower than "AA" by each Rating Agency, that the Class C Certificates be rated not lower than "A" by each Rating Agency, that the Class D Certificates be rated not lower than "BBB" by each Rating Agency and that the Class E Certificates be rated not lower than "BBB-" by each Rating Agency.

     The ratings on the Offered Certificates address the likelihood of the receipt by holders thereof of distributions to which they are entitled by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments or default interest on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
(iii) whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class IO Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The rating does not address the timing or magnitude of reductions of the notional amounts of the Components of the Class IO Certificates, but only the obligation to pay interest timely on the Notional Amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either or both of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings" in the Prospectus.

                  INDEX OF PRINCIPAL DEFINITIONS

                                                                          PAGE
                                                                          ----
30/360 Basis .........................................................    S-28
Accrued Certificate Interest .........................................    S-54
Additional Servicing Fee .............................................    S-45
Additional Servicing Fee Rate ........................................    S-45
Additional Trust Fund Expenses .......................................    S-11
Advance ..............................................................    S-58
Appraisal Reduction Amount ...........................................    S-58
Appraisal Reduction Amount Shortfall .................................    S-59
Assumed Scheduled Payment ............................................    S-17
Available Distribution Amount ........................................    S-13
Balloon Loans ........................................................     S-9
Balloon Payment ......................................................     S-9
CBE ..................................................................    S-64
Certificate Balance ..................................................     S-2
Certificate Owner ....................................................     S-7
Certificate Registrar ................................................    S-59
Certificateholders ...................................................    S-11
Certificates .........................................................     S-1
Class ................................................................     S-1
Class IO-1 Component .................................................     S-2
Class IO-2 Component .................................................     S-2
Class Prepayment Percentage ..........................................    S-55
Closing Date .........................................................     S-7
Code .................................................................     S-8
Collection Period ....................................................    S-50
Compensating Interest Payment ........................................    S-18
Component ............................................................     S-2
Constant Prepayment Rate or CPR ......................................    S-63
Controlling Class of Sequential Pay Certificates .....................    S-43
Controlling Class Representative .....................................     S-6
Corrected Mortgage Loan ..............................................    S-44
Custodian ............................................................    S-40
Cut-off Date .........................................................     S-1
Cut-off Date Balance .................................................     S-7
Cut-off Date LTV .....................................................    S-32
Cut-off Date LTV Ratios ..............................................    S-10
DCR ..................................................................    S-22
DSCR .................................................................    S-31
Debt Service Coverage Ratio ..........................................    S-31
Definitive Offered Certificate .......................................     S-7
Depositor ............................................................     S-1
Determination Date ...................................................    S-17
Distributable Certificate Interest ...................................    S-15
Distribution Date ....................................................     S-2
Distribution Date Statement ..........................................    S-59
DTC ..................................................................     S-7
Due Dates ............................................................    S-28
ERISA ................................................................    S-22
Excluded Plan ........................................................    S-70
Exemption ............................................................    S-68
Extension Adviser ....................................................    S-47
First Union Capital ..................................................     S-6
Fitch ................................................................    S-22
Form 8-K .............................................................    S-42
FUNB .................................................................     S-6
FUNB Loans ...........................................................    S-11

                                                                          PAGE
                                                                          ----
HUD ..................................................................    S-30
Initial Pool Balance .................................................     S-1
Initial Reserves at Closing ..........................................    S-32
IRS ..................................................................    S-69
Loan per Sq ft, Unit, Bed, Key or Room ...............................    S-32
Lockout Period .......................................................     S-9
Master Servicer ......................................................     S-1
Master Servicing Fee .................................................    S-44
Master Servicing Fee Rate ............................................    S-44
Merrill Lynch ........................................................     S-6
MLMCI ................................................................     S-7
MLMCI Loans ..........................................................    S-10
Monthly Payments .....................................................     S-8
Moody's ..............................................................    S-70
Mortgage .............................................................    S-28
Mortgage File ........................................................    S-40
Mortgage Loan Purchase Agreements ....................................    S-40
Mortgage Loan Seller .................................................     S-2
Mortgage Loans .......................................................     S-1
Mortgage Note ........................................................    S-28
Mortgage Pool ........................................................     S-1
Mortgage Rates .......................................................     S-8
Mortgaged Property ...................................................     S-1
Net Aggregate Prepayment Interest Shortfall ..........................    S-18
Net Cash Flow ........................................................    S-31
Net Mortgage Rate ....................................................    S-12
Nonrecoverable P&I Advance ...........................................    S-58
Offered Certificates .................................................     S-1
OID Regulations ......................................................    S-69
Other Reserves At Closing ............................................    S-33
P&I Advance ..........................................................    S-17
Participants .........................................................     S-7
Party in Interest ....................................................    S-70
Pass-Through Rate ....................................................     S-2
Plan .................................................................    S-22
Pooling and Servicing Agreement ......................................    S-11
Prepayment Interest Excess ...........................................    S-18
Prepayment Interest Shortfall ........................................    S-18
Prepayment Premiums ..................................................    S-55
Principal Distribution Amount ........................................    S-16
Principal Recovery Fee ...............................................    S-45
Private Certificates .................................................     S-6
PTE 95-60 ............................................................    S-71
Purchase Price .......................................................    S-40
Rating Agencies ......................................................    S-22
Realized Losses ......................................................    S-11
Reimbursement Rate ...................................................    S-18
Related Proceeds .....................................................    S-58
REMIC ................................................................     S-2
REMIC I ..............................................................     S-2
REMIC II .............................................................     S-2
REMIC III ............................................................     S-2
REMIC Administrator ..................................................    S-61
REMIC Regular Certificates ...........................................     S-6
REMIC Residual Certificates ..........................................     S-6
Rental Property ......................................................    S-31

                                                                          PAGE
                                                                          ----
REO Extension ........................................................    S-48
REO Property .........................................................    S-20
REO Tax ..............................................................    S-48
Required Appraisal Date ..............................................    S-58
Required Appraisal Loan ..............................................    S-58
Required Appraisal Loan Value ........................................    S-50
Restricted Group .....................................................    S-70
Scenario .............................................................    S-65
Scheduled Maturity LTV Ratios ........................................    S-10
Scheduled Payment ....................................................    S-16
Section 42 Property ..................................................     S-8
Securities Act .......................................................     S-6
Senior Certificates ..................................................    S-19
Sequential Pay Certificates ..........................................    S-24
Servicing Fees .......................................................    S-33
SMMEA ................................................................    S-71
Special Servicer .....................................................     S-1
Special Servicing Fee ................................................    S-45
Special Servicing Fee Rate ...........................................    S-45
Specially Serviced Mortgage Loans ....................................    S-44
Specially Serviced Trust Fund Assets .................................    S-44
Standard & Poor's ....................................................    S-22
Stated Principal Balance .............................................    S-12
Subordinate Certificates .............................................    S-18
Tax Credits ..........................................................    S-29
Table Assumptions ....................................................    S-64
Trust Fund ...........................................................     S-1
Trustee ..............................................................     S-2
Trustee Fee ..........................................................    S-61
Trustee Fee Rate .....................................................    S-61
Underwriters .........................................................     S-1
Underwriting Agreement ...............................................    S-72
Underwriting Reserves ................................................    S-33
Voting Rights ........................................................    S-60
Weighted Average Net Mortgage Rate ...................................    S-12
Year Built ...........................................................    S-32
Yield Maintenance Charges ............................................    S-55

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
  83  Park Towne Place                               2201 Park Towne Place
 345  Estes - Best Western - Orlando                 8738 International Drive
  73  Olde Mill Landing                              11800 Beltsville Drive
 153  Best Buy Distribution Center                   14401 Township Road 212
 241  Renaissance III Shopping Center                NWC of Pecos & Flamingo
-----------------------------------------------------------------------------------------------------
 152  The Port Authority of NY/NJ Technical Center   241 Erie Street
  56  254 Park Avenue South                          254 Park Avenue South
 307  Shilo Inn-Portland Airport/I-205               11707 N.E. Airport Way
 278  KFS-Sunset Apartments                          910-975 Del Dios Highway
 110  Central Shopping Center                        3701 N.W. 7 Street
-----------------------------------------------------------------------------------------------------
 204  Canyon Center                                  19307 Soledad Canyon Rd.
 271  Gateway Retail Center                          2500 Gateway Boulevard South
 277  KFS-Sycamore Ridge Apartments                  820 Sycamore Avenue
 145  Intelligent Electronics                        5025 Tuggle Road
 267  Oxford-Oaks at Woodbridge I Apts               3800 Woodbridge Blvd
-----------------------------------------------------------------------------------------------------
 147  Flagler 251                                    255 East Flagler Street
 159  Reston International Center                    11800, 11840 & 11816-11832 Sunrise Valley Drive
  82  Islander Marina                                14015 West Tahiti Way
 266  Oxford - Island Club Apartments                2225 Montego Blvd
 304  The Olympic Marketplace                        NWC Olympic and Cloverfield
-----------------------------------------------------------------------------------------------------
 215  INT-6200 Gessner Apartments                    8721 Town Park Drive
 302  SNE Enterprises                                1000 Southview Drive

*108  1111 Beacon Street***                          1111 Beacon Street
*108  1101 Beacon Street***                          1101 Beacon Street

-----------------------------------------------------------------------------------------------------

 303  Shilo Inn-Seaside Oceanfront Resort            30 North Promenade
 207  26 Court Street                                26 Court Street
 344  Town Center Plaza                              SEC Fred Waring Dr. & Town Ctr
 265  Oxford-Runaway Bay Apartments                  8242 Runaway Bay Drive
 165  Las Villas del Norte                           1325 Las Villas Way
-----------------------------------------------------------------------------------------------------
 264  Oxford - Hunters Chase Apartments              2550 Steeple Chase Drive
 285  Copper Tree Shopping Plaza                     350 Ramapo Valley Road
  13  Kimberly Club                                  3000 East Kimberly Road
 118  415 Hamburg Turnpike                           415 Hamburg Turnpike
  57  298 Mulberry                                   298 Mulberry
-----------------------------------------------------------------------------------------------------
 243  K&S - North County Village                     9700 North Riverdale
 173  Riverside Square                               8190 Wiles Road
  60  Greenhills Bicycle Club                        7909 North Grandby Avenue
  42  Woods on LaMonte                               4800 LaMonte Lane
  25  Sunwood Village                                4020 Arville Street
-----------------------------------------------------------------------------------------------------
 353  Ramada Inn - Seattle                           2200 Fifth Avenue
 352  Horwitz-Ramada Inn - Portland                  6221 NE 82nd Street
 332  Summer Street Office Building                  1111 & 1177 Summer Street
 306  Collegetown Plaza                              111-121 Dryden Road
 284  Rodeo Square Apartments                        6700 Dairy Ashford
-----------------------------------------------------------------------------------------------------
 174  Countryside Lakes                              941 Village Trail
 300  Shilo Inn-Tacoma                               7414 South Hosmer Street
 172  Tamarac Town Square                            8177 North Pine Island Road
 164  501 Route 17 South                             501 Route 17 South
 116  61-65 Brookline Avenue                         61 - 65 Brookline Avenue
-----------------------------------------------------------------------------------------------------
 101  Market Place Shopping Center                   N.C. Highway 180
 228  Shafer Plaza Shopping Center                   8383 Westheimer
 155  Willow Wood Shoppes                            1141-1187 Wantagh Ave.
  94  Biggs Park Mall                                2800 N. Elm Street
 351  Horwitz-Ramada Inn - Corvallis                 1550 NW 9th Street
-----------------------------------------------------------------------------------------------------
  58  304 Mulberry                                   304 Mulberry
 276  KFS-Sunset Village Apartments                  3634 College Boulevard
 169  Beverly Hills Carmel Retirement Hotel I        8757 Burton Way
 299  Shilo Inn-Salem Suites                         3304 Market Street NE
 268  Paseo Plaza                                    2600 West Sahara Avenue
-----------------------------------------------------------------------------------------------------
 359  Metro Office Building                          202 West Berry Street
 342  Estes - HoJo Main Gate - Kissimmee             6051 Irlo Bronson Memorial Highway
 350  Horwitz-Ramada Inn - Beaverton                 13455 SW Canyon Road
 245  SHL - Village Green Apartments                 2305 Bay Area Bldv.
   2  Woodcrest                                      3903 Camelot Circle
-----------------------------------------------------------------------------------------------------

CONTROL                            ZIP         ORIGINAL     CURRENT                % OF    CUMULATIVE
NO.      CITY               STATE  CODE        BALANCE      BALANCE                POOL    % OF POOL
-----------------------------------------------------------------------------------------------------
  83  Philadelphia            PA        19130  $38,500,000  $38,500,000            3.38%     3.38
 345  Orlando                 FL        32819   21,000,000   21,000,000            1.84      5.23
  73  Beltsville              MD        20705   18,500,000   18,478,635            1.62      6.85
 153  Findlay                 OH        45840   18,375,000   18,365,222            1.61      8.46
 241  Las Vegas               NV        89104   17,280,000   17,246,478            1.52      9.98
-----------------------------------------------------------------------------------------------------
 152  Jersey City             NJ        07310   17,000,000   16,975,344            1.49     11.47
  56  New York                NY        10010   15,715,000   15,688,374            1.38     12.85
 307  Portland                OR   97220-1075   14,750,000   14,729,335            1.29     14.14
 278  Escondido               CA        92083   14,039,000   14,022,035            1.23     15.37
 110  Miami                   FL        33126   13,650,000   13,603,721            1.20     16.57
-----------------------------------------------------------------------------------------------------
 204  Santa Clarita           CA        91351   13,300,000   13,246,071            1.16     17.73
 271  Federal Way             WA        98003   12,750,000   12,725,849            1.12     18.85
 277  Vista                   CA        92083   11,468,600   11,454,741            1.01     19.86
 145  Memphis                 TN        38118   11,250,000   11,244,168            0.99     20.84
 267  Fairfield               OH        45014   11,070,000   11,056,261            0.97     21.82
-----------------------------------------------------------------------------------------------------
 147  Miami                   FL        33131   10,800,000   10,800,000            0.95     22.76
 159  Reston                  VA        22090   10,650,000   10,631,616            0.93     23.70
  82  Marina Del Rey          CA        90292   10,125,000   10,110,315            0.89     24.59
 266  Columbus                OH        43235   10,120,000   10,107,440            0.89     25.48
 304  Santa Monica            CA        90404   10,000,000    9,991,838            0.88     26.35
-----------------------------------------------------------------------------------------------------
 215  Houston                 TX        77036   10,000,000    9,969,340            0.88     27.23
 302  Mosinee                 WI        54455    9,975,000    9,966,776            0.88     28.10

*108  Brookline               MA        02146    5,700,000    5,693,750            0.50
*108  Brookline               MA        02146    4,000,000    3,995,614            0.35
                                                 --------------------------------------
                                                 9,700,000    9,689,363            0.85     28.96

-----------------------------------------------------------------------------------------------------
 303  Seaside                 OR        97138    9,510,000    9,496,676            0.83     29.79
 207  Brooklyn                NY        11242    9,500,000    9,409,635            0.83     30.62
 344  Palm Desert             CA        92260    9,350,000    9,350,000            0.82     31.44
 265  Charlotte               NC        28212    9,259,000    9,247,509            0.81     32.25
 165  Escondido               CA        92026    9,233,000    9,226,041            0.81     33.06
-----------------------------------------------------------------------------------------------------
 264  Miamisburg              OH        45342    9,081,000    9,069,730            0.80     33.86
 285  Oakland                 NJ        07436    9,000,000    8,990,152            0.79     34.65
  13  Davenport               IA        52807    9,000,000    8,962,951            0.79     35.43
 118  Wayne                   NJ        07470    8,684,000    8,668,450            0.76     36.20
  57  New York                NY        10012    8,606,000    8,591,419            0.75     36.95
-----------------------------------------------------------------------------------------------------
 243  Thornton                CO        80229    8,430,000    8,415,069            0.74     37.69
 173  Coral Springs           FL        33067    8,225,000    8,216,327            0.72     38.41
  60  Kansas City             MO        64151    8,100,000    8,086,627            0.71     39.12
  42  Houston                 TX        77401    8,100,000    8,082,651            0.71     39.83
  25  Las Vegas               NV        89103    8,100,000    8,075,743            0.71     40.54
-----------------------------------------------------------------------------------------------------
 353  Seattle                 WA        98121    7,850,000    7,850,000            0.69     41.23
 352  Portland                OR        97220    7,800,000    7,800,000            0.69     41.92
 332  Stamford                CT        06905    7,620,000    7,613,823            0.67     42.59
 306  Ithaca                  NY        14850    7,000,000    6,996,152            0.61     43.20
 284  Houston                 TX        77072    6,960,000    6,951,380            0.61     43.81
-----------------------------------------------------------------------------------------------------
 174  Port Orange             FL        32119    6,800,000    6,788,562            0.60     44.41
 300  Tacoma                  WA        98408    6,770,000    6,760,515            0.59     45.00
 172  Tamarac                 FL        33321    6,635,000    6,628,003            0.58     45.58
 164  Paramus                 NJ        07652    6,591,000    6,586,839            0.58     46.16
 116  Boston                  MA        02215    6,600,000    6,583,466            0.58     46.74
-----------------------------------------------------------------------------------------------------
 101  Shelby                  NC        28150    6,600,000    6,577,790            0.58     47.32
 228  Houston                 TX        77063    6,500,000    6,482,639            0.57     47.89
 155  Wantagh                 NY        11793    6,098,000    6,098,000            0.54     48.42
  94  Lumberton               NC        28359    5,800,000    5,775,323            0.51     48.93
 351  Corvallis               OR        97330    5,750,000    5,750,000            0.51     49.44
-----------------------------------------------------------------------------------------------------
  58  New York                NY        10012    5,683,000    5,673,371            0.50     49.93
 276  Oceanside               CA        92056    5,650,000    5,643,172            0.50     50.43
 169  Beverly Hills           CA        90048    5,500,000    5,486,358            0.48     50.91
 299  Salem                   OR        97301    5,470,000    5,462,336            0.48     51.39
 268  Las Vegas               NV        89102    5,333,400    5,311,065            0.47     51.86
-----------------------------------------------------------------------------------------------------
 359  Fort Wayne              IN        46802    5,300,000    5,300,000            0.47     52.32
 342  Kissimmee               FL        34747    5,110,000    5,110,000            0.45     52.77
 350  Beaverton               OR        97005    4,900,000    4,900,000            0.43     53.20
 245  Houston                 TX        77058    4,900,000    4,891,321            0.43     53.63
   2  Decatur                 IL        62526    4,728,000    4,694,438            0.41     54.05
-----------------------------------------------------------------------------------------------------


                                  STATED       ORIG        REM
                       ORIG        REM         AMORT      AMORT
CONTROL      MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.            RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
-----------------------------------------------------------------------------------------------------------------
  83          9.1250    120         120         360         360         10/2/96        11/1/06         34,557,552
 345          9.8900    264         264         264         264         10/9/96        11/1/18                NAP
  73          8.7500    120         118         360         358         8/12/96        9/1/06          16,494,410
 153          9.1250    120         119         360         359         9/24/96        10/1/06         16,493,377
 241          9.1700    120         117         336         333         7/23/96        8/1/06          15,140,789
-----------------------------------------------------------------------------------------------------------------
 152          9.2500    240         239         240         239         9/30/96        10/1/16                NAP
  56          8.8750     84          81         360         357         7/3/96         8/1/03          14,710,360
 307          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 278          8.5300     84          82         360         358         8/26/96        9/1/03          13,087,470
 110          9.3750    120         116         300         296         6/28/96        7/1/06          11,418,492
-----------------------------------------------------------------------------------------------------------------
 204          9.0600    180         175         312         307         5/21/96        6/1/11           9,298,753
 271          8.6600     36          34         300         298         8/22/96        9/1/99          12,272,854
 277          8.5300     84          82         360         358         8/26/96        9/1/03          10,691,285
 145          9.2500    120         119         360         359         9/12/96        10/1/06         10,119,832
 267          8.4000    120         118         360         358         8/20/96        9/1/06           9,805,020
-----------------------------------------------------------------------------------------------------------------
 147          8.8750     84          84         300         300         10/4/96        11/1/03          9,678,422
 159          9.2200     84          82         300         298         8/30/96        9/1/03           9,592,241
  82          9.2500    240         239         240         239         10/1/96        10/1/16                NAP
 266          8.4000    120         118         360         358         8/20/96        9/1/06           8,963,577
 304          9.5300    240         239         300         299         9/12/96        10/1/16          4,221,171
-----------------------------------------------------------------------------------------------------------------
 215          8.5100     60          55         360         355         5/8/96         6/1/01           9,559,009
 302          9.4700    120         119         300         299         9/20/96        10/1/06          8,361,522

*108          9.0000    120         118         360         358         8/16/96        9/1/06           5,105,071
*108          9.0000    120         118         360         358         8/16/96        9/1/06           3,582,506
                                                                                                       ----------
                                                                                                        8,687,577

-----------------------------------------------------------------------------------------------------------------
 303          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 207          9.9500    240         233         240         233         3/26/96        4/1/16                 NAP
 344          8.7800    120         120         360         360         10/9/96        11/1/06          8,340,954
 265          8.4000    120         118         360         358         8/20/96        9/1/06           8,200,965
 165         10.0000    120         119         300         299         9/6/96         10/1/06          7,826,232
-----------------------------------------------------------------------------------------------------------------
 264          8.4000    120         118         360         358         8/20/96        9/1/06           8,043,305
 285          9.0100    120         118         360         358         8/30/96        9/1/06           8,062,068
  13          8.7500    120         113         360         353         3/29/96        4/1/06           8,024,308
 118          9.0000    120         118         300         298         8/16/96        9/1/06           7,203,921
  57          8.8750     84          81         360         357         7/3/96         8/1/03           8,055,829
-----------------------------------------------------------------------------------------------------------------
 243          8.6600     60          57         360         357         7/10/96        8/1/01           8,068,173
 173          9.1875    186         184         360         358         8/22/96        3/1/12           6,475,703
  60          9.0000     60          57         360         357         7/8/96         8/1/01           7,773,167
  42          9.1500     84          80         360         356         6/24/96        7/1/03           7,605,959
  25          8.6250     60          55         360         355         5/17/96        6/1/01           7,750,130
-----------------------------------------------------------------------------------------------------------------
 353          9.4300    264         264         264         264         10/3/96        11/1/18                NAP
 352          9.6500    240         240         240         240         10/3/96        11/1/16                NAP
 332          9.5700    120         119         300         299         9/12/96        10/1/06          6,401,197
 306          8.9700    120         119         360         359         9/25/96        10/1/06          6,266,040
 284          8.4100     36          34         360         358         8/26/96        9/1/99           6,790,300
-----------------------------------------------------------------------------------------------------------------
 174          9.3750    120         118         300         298         8/30/96        9/1/06           5,688,333
 300          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 172          9.1875    157         155         360         358         8/22/96        10/1/09          5,594,204
 164          9.5200    120         119         330         329         9/17/96        10/1/06          5,772,406
 116          9.6250    120         116         330         326         6/7/96         7/1/06           5,791,683
-----------------------------------------------------------------------------------------------------------------
 101          9.0000    120         115         336         331         5/10/96        6/1/06           5,763,872
 228          9.1800    120         115         360         355         5/31/96        6/1/06           5,839,970
 155          9.1250     84          84         360         360         10/4/96        11/1/03          5,724,468
  94          9.3750    120         115         300         295         5/8/96         6/1/06           4,851,813
 351          9.6500    252         252         252         252         10/3/96        11/1/17                NAP
-----------------------------------------------------------------------------------------------------------------
  58          8.8750     84          81         360         357         7/3/96         8/1/03           5,319,693
 276          8.5300     84          82         360         358         8/26/96        9/1/03           5,267,056
 169          9.5000    120         117         300         297         7/3/96         8/1/06           4,613,349
 299          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 268          9.4700    120         115         300         295         5/17/96        6/1/06           4,470,711
-----------------------------------------------------------------------------------------------------------------
 359          9.0900    120         120         300         300         10/8/96        11/1/06          4,405,635
 342          9.8900    264         264         264         264         10/9/96        11/1/18                NAP
 350          9.6500    240         240         240         240         10/3/96        11/1/16                NAP
 245          8.6600     48          45         360         357         7/1/96         8/1/00           4,739,974
   2          8.3500     84          77         300         293         3/12/96        4/1/03           4,202,951
-----------------------------------------------------------------------------------------------------------------

CONTROL
NO.     PROPERTY TYPE
---------------------------

  83    Multifamily
 345    Hospitality
  73    Multifamily
 153    Industrial
 241    Anchored Retail
---------------------------
 152    Office
  56    Multifamily
 307    Hospitality
 278    Multifamily
 110    Anchored Retail
---------------------------
 204    Anchored Retail
 271    Anchored Retail
 277    Multifamily
 145    Industrial
 267    Multifamily
---------------------------
 147    Anchored Retail
 159    Office
  82    Multifamily
 266    Multifamily
 304    Anchored Retail
---------------------------
 215    Multifamily
 302    Industrial

*108    Multifamily
*108    Office

---------------------------

 303    Hospitality
 207    Office
 344    Anchored Retail
 265    Multifamily
 165    Assisted Living
---------------------------
 264    Multifamily
 285    Anchored Retail
  13    Multifamily
 118    Industrial
  57    Multifamily
---------------------------
 243    Mobile Home Park
 173    Anchored Retail
  60    Multifamily
  42    Multifamily
  25    Multifamily
---------------------------
 353    Hospitality
 352    Hospitality
 332    Office
 306    Multifamily/Retail
 284    Multifamily
---------------------------
 174    Congregate Care
 300    Hospitality
 172    Anchored Retail
 164    Unanchored Retail
 116    Multifamily/Retail
---------------------------
 101    Anchored Retail
 228    Anchored Retail
 155    Anchored Retail
  94    Anchored Retail
 351    Hospitality
---------------------------
  58    Multifamily
 276    Multifamily
 169    Congregate Care
 299    Hospitality
 268    Unanchored Retail
---------------------------
 359    Office
 342    Hospitality
 350    Hospitality
 245    Multifamily
   2    Multifamily
---------------------------

CONTROL
NO.     PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------------
  83      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 345      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
  73      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 153      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 241      5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
-------------------------------------------------------------------------------------
 152      5 yr lock, >1% or YM through yr 19 1/2, open last 6 mos
  56      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 307      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 278      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 110      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 204      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 271      2 yr lock, >1% or YM through yr 2 3/4, open last 3 months
 277      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 145      5 1/2 yr lock, >1% or YM through yr 9, open last 12 mos
 267      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
-------------------------------------------------------------------------------------
 147      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 159      4 yr lock, 3% Yr 5, 2% Yr 6, 1% Yr 6 1/2, open last 6 mos
  82      2 yr lock, >1% or YM through yr 4, 5%-1%, 1% yr 10, open last 10 years
 266      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 304      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
-------------------------------------------------------------------------------------
 215      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 302      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months

*108      4 yr lock, >1% or YM through yr 9, open last 12 mos
*108      4 yr lock, >1% or YM through yr 9, open last 12 mos

-------------------------------------------------------------------------------------
 303      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 207      10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, open last 3 months
 344      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 265      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 165      3 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 264      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 285      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
  13      5 yr lock, >1% or YM through yr 9, open last 12 mos
 118      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  57      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 243      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 173      5 yr lock,>1% or YM through yr 10,4%,3%,2%,1%-yr 14 1/2, open last 12 mos
  60      1 yr lock, >1% or YM through yr 4 1/2, open last 6 mos
  42      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  25      1 yr lock, >1% or YM through yr 4 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 353      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
 352      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 332      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 306      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 284      2.25 yr lock, >1% or YM through yr 2 1/2, open last 6 months
-------------------------------------------------------------------------------------
 174      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 300      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 172      5 yr lock, >1% or YM through yr 10, 2%, 1%-yr 12 and 1 mos,open last 12 mos
 164      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 116      6 yr lock, >1% or YM through yr 9, open last 12 mos
-------------------------------------------------------------------------------------
 101      4 yr lock, >1% or YM through yr 9, 5% through yr 9 1/2, open last 6 mos
 228      5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
 155      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  94      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 351      10 yr lock, >1% or YM through yr 20 3/4, open last 3 months
-------------------------------------------------------------------------------------
  58      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 276      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 169      4 yr lock, >1% or YM through yr 9, open last 12 mos
 299      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 268      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------
 359      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 342      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
 350      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 245      2.5 yr lock, >1% or YM through yr 3 3/4, open last 3 months
   2      1 yr lock, >1% or YM through yr 6, open last 12 mos
-------------------------------------------------------------------------------------

CONTROL         DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL       CURRENT
NO.            SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR            LTV
------------------------------------------------------------------------------------------------------------------------------------
  83           313,249         10,207,812        5,184,327       4,780,235         1.27         51,000,000     1996           75.49
 345           195,462          8,871,101        5,560,462       3,310,639         1.41         30,000,000     1996           70.00
  73           145,540          5,145,396        2,643,868       2,323,283         1.33         25,500,000     1996           72.47
 153           149,505          2,390,557           59,764       2,290,384         1.28         24,500,000     1996           74.96
 241           143,137          2,802,128          576,444       2,172,055         1.26         24,000,000     1996           71.86
------------------------------------------------------------------------------------------------------------------------------------
 152           155,697          2,885,816          493,966       2,241,659         1.20         24,000,000     1996           70.73
  56           125,036          3,477,590        1,472,220       1,955,196         1.30         20,300,000     1996           77.28
 307           137,682          5,494,759        3,048,388       2,446,371         1.48         22,500,000     1996           65.46
 278           108,246          2,581,971          958,241       1,623,730         1.25         19,000,000     1996           73.80
 110           118,076          3,153,291        1,179,265       1,868,647         1.32         24,800,000     1996           54.85
------------------------------------------------------------------------------------------------------------------------------------
 204           111,039          2,281,860          522,007       1,672,210         1.25         18,800,000     1996           70.46
 271           104,045          2,188,311          524,521       1,626,759         1.30         17,000,000     1996           74.86
 277            88,428          2,023,384          749,995       1,273,389         1.20         14,700,000     1996           77.92
 145            92,551          1,487,852           29,757       1,405,157         1.27         16,700,000     1996           67.33
 267            84,335          2,216,880          966,118       1,250,763         1.24         13,890,000     1996           79.60
------------------------------------------------------------------------------------------------------------------------------------
 147            89,711          3,370,587        1,702,529       1,523,269         1.41         18,000,000     1996           60.00
 159            90,984          3,049,871        1,268,890       1,478,138         1.35         17,000,000     1996           62.54
  82            92,732          3,167,475        1,704,657       1,401,523         1.26         17,500,000     1996           57.77
 266            77,098          2,018,588          860,242       1,158,347         1.25         13,035,000     1996           77.54
 304            87,578          1,660,211          274,413       1,385,798         1.32         14,500,000     1996           68.91
------------------------------------------------------------------------------------------------------------------------------------
 215            76,962          3,010,563        1,822,218       1,188,345         1.29         12,500,000     1996           79.75
 302            86,943          1,975,614          671,542       1,304,072         1.25         13,300,000     1996           74.94

*108            78,048          1,314,424          584,760         711,964         1.33          7,800,000     1996           65.03
*108                            1,073,073          468,889         533,881                       7,100,000     1996
                                ------------------------------------------                      ----------
                                2,387,497        1,053,649       1,245,845                      14,900,000
------------------------------------------------------------------------------------------------------------------------------------
 303            88,770          3,167,906        1,588,284       1,579,621         1.48         14,000,000     1996           67.83
 207            91,363          5,481,680        3,534,565       1,548,252         1.41         13,000,000     1996           72.38
 344            73,757          1,521,024          350,708       1,129,823         1.28         12,880,000     1996           72.59
 265            70,539          1,898,626          838,668       1,059,958         1.25         13,200,000     1996           70.06
 165            83,900          7,500,000        6,030,000       1,409,500         1.40         14,700,000     1996           62.76
------------------------------------------------------------------------------------------------------------------------------------
 264            69,182          1,912,748          877,115       1,035,633         1.25         11,860,000     1996           76.47
 285            72,481          1,591,045          481,030       1,066,048         1.23         12,900,000     1996           69.69
  13            70,803          2,228,712        1,094,851       1,062,261         1.25         12,300,000     1996           72.87
 118            72,876          2,148,309          845,283       1,170,834         1.34         13,000,000     1996           66.68
  57            68,473          1,917,902          813,526       1,085,176         1.32         11,300,000     1996           76.03
------------------------------------------------------------------------------------------------------------------------------------
 243            65,778          1,565,107          520,560       1,044,547         1.32         11,000,000     1996           76.50
 173            67,293          1,495,705          437,735       1,007,468         1.25         10,900,000     1996           75.38
  60            65,174          1,838,608          809,528         971,360         1.24         10,800,000     1996           74.88
  42            66,051          2,660,657        1,499,539       1,038,988         1.31         11,650,000     1996           69.38
  25            63,001          1,722,217          707,476         958,041         1.27         11,400,000     1996           70.84
------------------------------------------------------------------------------------------------------------------------------------
 353            70,632          2,848,054        1,699,734       1,148,320         1.35         11,400,000     1996           68.86
 352            73,472          3,034,080        1,827,901       1,206,179         1.37         12,200,000     1996           63.93
 332            66,947          1,987,774          871,410       1,004,121         1.25         10,300,000     1996           73.92
 306            56,173          1,450,566          484,940         952,544         1.41         10,350,000     1996           67.60
 284            53,073          2,723,344        1,887,412         835,932         1.31         10,000,000     1996           69.51
------------------------------------------------------------------------------------------------------------------------------------
 174            58,822          2,969,701        1,995,485         931,593         1.32          9,500,000     1996           71.46
 300            63,194          2,464,677        1,251,271       1,213,406         1.60          9,950,000     1996           67.94
 172            54,284          1,301,117          429,011         807,086         1.24          9,500,000     1996           69.77
 164            56,449          1,150,659          245,339         871,073         1.29          9,350,000     1996           70.45
 116            57,022          1,224,353          291,417         904,096         1.32          8,800,000     1996           74.81
------------------------------------------------------------------------------------------------------------------------------------
 101            53,876          1,052,688          167,734         820,288         1.27          9,000,000     1996           73.09
 228            53,145          1,117,043          273,895         809,742         1.27          9,000,000     1996           72.03
 155            49,615          1,412,732          628,794         743,712         1.25          8,400,000     1996           72.60
  94            50,171          1,349,505          456,725         785,369         1.30          9,500,000     1996           60.79
 351            53,325          1,837,040          958,834         878,206         1.37          8,500,000     1996           67.65
------------------------------------------------------------------------------------------------------------------------------------
  58            45,217          1,402,525          667,872         715,483         1.32          7,200,000     1996           78.80
 276            43,564            995,937          368,608         627,329         1.20          7,400,000     1996           76.26
 169            48,053          1,974,000        1,130,200         824,144         1.43          7,600,000     1996           72.19
 299            51,059          1,766,189          850,597         915,593         1.49          8,400,000     1996           65.03
 268            46,487            906,963          160,429         722,557         1.30          8,000,000     1996           66.39
------------------------------------------------------------------------------------------------------------------------------------
 359            44,805          1,568,907          797,993         680,146         1.27          7,500,000     1996           70.67
 342            47,562          4,139,121        3,329,629         809,496         1.42          7,300,000     1996           70.00
 350            46,155          1,653,338          902,485         750,853         1.36          8,300,000     1996           59.04
 245            38,234          1,209,636          629,315         580,321         1.26          6,200,000     1996           78.89
   2            37,594          1,257,903          580,489         625,014         1.39          6,100,000     1996           76.96
------------------------------------------------------------------------------------------------------------------------------------

                                                       LOAN PER
        SCHEDULED                   SQ FT, UNITS       SQ FT, UNIT                                  INITIAL
CONTROL MATURITY        YEAR        BEDS, PADS         BED, PAD                    OCCUPANCY      RESERVES    UNDERWRITING
NO.          LTV        BUILT         OR ROOM           OR ROOM                   PERCENTAGE     AT CLOSING    RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  83      67.76             1959       973/units          39,568.35 / unit              90.70       222,500.00    250 per unit
 345        NAP             1985       672/rooms          31,250.00 / room                NAP           875.00    4% of gross rev.
  73      64.68             1971       699/units          26,435.82 / unit              93.20        70,000.00    255 per unit
 153      67.32             1995       808,178/sqft       22.72 / sqft                 100.00             0.00    0.05 per sq. ft.
 241      63.09             1987       213,552/sqft       80.76 / sqft                  99.38             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 152        NAP             1972       296,393/sqft       57.27 / sqft                 100.00         3,500.00    0.14 per sq. ft.
  56      72.46             1979       223/units          70,351.45 / unit              98.20         7,750.00    225 per unit
 307        NAP             1989       200/rooms          73,646.67 / room                NAP             0.00    4% of gross rev.
 278      68.88             1984       334/units          41,982.14 / unit              99.70             0.00    200 per unit
 110      46.04             1959       309,474/sqft       43.96 / sqft                 100.00        39,062.50    0.12 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 204      49.46             1963       229,115/sqft       57.81 / sqft                 100.00             0.00    0.15 per sq. ft.
 271      72.19             1988       100,183/sqft       127.03 / sqft                 98.51             0.00    0.15 per sq. ft.
 277      72.73             1986       282/units          40,619.65 / unit              99.65             0.00    200 per unit
 145      60.60             1995       487,372/sqft       23.07 / sqft                 100.00             0.00    0.05 per sq. ft.
 267      70.59             1986       332/units          33,301.99 / unit              91.87             0.00    250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 147      53.77             1990       110,291/sqft       97.92 / sqft                  96.00         6,187.50    0.15 per sq. ft.
 159      56.42             1974       200,572/sqft       53.01 / sqft                  95.30             0.00    0.10 per sq. ft.
  82        NAP             1972       205/units          49,318.61 / unit              98.05        22,356.25    299 per unit
 266      68.77             1986       308/units          32,816.36 / unit              97.40             0.00    250 per unit
 304      29.11             1996       50,000/sqft        199.84 / sqft                100.00             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 215      76.47             1979       659/units          15,127.98 / unit              96.16             0.00    225 per unit
 302      62.87             1990       660,000/sqft       15.10 / sqft                 100.00        93,937.50    0.15 per sq. ft.

*108      58.31             1984       60/units           94,895.83 / unit             100.00        16,462.50    295 per unit
*108                        1929       57,268/sqft        69.77 / sqft                  98.61        11,125.00    0.29 per sq. ft.

            NAP             1984       113/rooms          84,041.38 / room                NAP        35,875.00    4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 303        NAP             1915       256,997/sqft       36.61 / sqft                  92.93        78,937.50    0.21 per sq. ft.
 207
 344      64.76             1993       81,168/sqft        115.19 / sqft                 97.04             0.00    0.15 per sq. ft.
 265      62.13             1985       280/units          33,026.82 / unit              98.57        31,250.00    254 per unit
 165      53.24             1986       242/beds           38,124.14 / bed               90.91         1,935.00    250 per /bed
------------------------------------------------------------------------------------------------------------------------------------
 264      67.82             1985       292/units          31,060.72 / unit              94.86             0.00    250 per unit
 285      62.50             1972       120,053/sqft       74.88 / sqft                  93.66             0.00    0.15 per sq. ft.
  13      65.24             1974       358/units          25,036.18 / unit              90.70        71,250.00    200 per unit
 118      55.41             1968       358,012/sqft       24.21 / sqft                  95.00       188,025.00    0.23 per sq. ft.
  57      71.29             1986       96/units           89,493.95 / unit              98.70         6,625.00    200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 243      73.35             1986       425/pads           19,800.16 / pad               99.06        12,500.00    50 per pad
 173      59.41             1986       103,246/sqft       79.58 / sqft                  93.00        16,250.00    0.10 per sq. ft.
  60      71.97             1987       312/units          25,918.68 / unit              91.30        15,225.00    185 per unit
  42      65.29             1978       531/units          15,221.56 / unit              93.00       172,187.50    230 per unit
  25      67.98             1985       252/units          32,046.60 / unit              96.10        28,750.00    225 per unit
------------------------------------------------------------------------------------------------------------------------------------
 353        NAP             1978       120/rooms          65,416.67 / room                NAP             0.00    4% of gross rev.
 352        NAP             1969       202/rooms          38,613.86 / room                NAP        37,187.50    4% of gross rev.
 332      62.15             1978       123,473/sqft       61.66 / sqft                  97.09       359,202.50    0.15 per sq. ft.
 306      60.54             1980       72,083/sqft        97.06 / sqft                  98.50        95,765.00    350 per unit
 284      67.90             1980       592/units          11,742.20 / unit              88.00        48,012.50    250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 174      59.88             1984       149/beds           45,560.82 / room             100.00        33,390.00    292 per /bed
 300        NAP             1985       132/rooms          51,216.02 / room                NAP         8,076.25    4% of gross rev.
 172      58.89             1980       120,316/sqft       55.09 / sqft                  94.30        18,000.00    0.22 per sq. ft.
 164      61.74             1981       39,803/sqft        165.49 / sqft                100.00        39,042.50    0.29 per sq. ft.
 116      65.81             1913       58,557/sqft        112.43 / sqft                100.00         5,075.00    0.28 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 101      64.04             1987       197,787/sqft       33.26 / sqft                 100.00             0.00    0.10 per sq. ft.
 228      64.89             1995       43,000/sqft        150.76 / sqft                100.00             0.00    0.15 per sq. ft.
 155      68.15             1985       56,540/sqft        107.85 / sqft                 88.00         9,750.00    0.26 per sq. ft.
  94      51.07             1964       249,053/sqft       23.19 / sqft                  98.54       143,750.00    0.16 per sq. ft.
 351        NAP             1972       120/rooms          47,916.67 / room                NAP        15,156.25    4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
  58      73.88             1984       90/units           63,037.46 / unit              98.60         7,618.75    213 per unit
 276      71.18             1987       114/units          49,501.51 / unit             100.00        27,937.50    220 per unit
 169      60.70             1986       78/units           70,337.92 / unit              97.43         1,562.50    252 per /bed
 299        NAP             1989       89/rooms           61,374.57 / room                NAP             0.00    4% of gross rev.
 268      55.88             1995       45,940/sqft        115.61 / sqft                100.00             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 359      58.74             1975       120,650/sqft       43.93 / sqft                  86.74        28,273.75    0.15 per sq. ft.
 342        NAP             1984       367/rooms          13,923.71 / room                NAP        93,862.50    4% of gross rev.
 350        NAP             1980       143/rooms          34,265.73 / room                NAP             0.00    4% of gross rev.
 245      76.45             1979       232/units          21,083.28 / unit              90.52        12,112.50    225 per unit
   2      68.90             1972       262/units          17,917.70 / unit              95.21         1,500.00    200 per unit
------------------------------------------------------------------------------------------------------------------------------------

                                                              LARGEST RETAIL TENANT
                          ----------------------------------------------------------------------------------------------------------
CONTROL       SERVICING                                                                                                 AREA LEASED
NO.             FEES                             NAME                                                                    (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------------------
  83           0.1500
 345           0.1150
  73           0.1500
 153           0.1150     Best Buy                                                                                        808,178
 241           0.1350     Price Rite (Anchored by Payless Drug)                                                            60,560
------------------------------------------------------------------------------------------------------------------------------------
 152           0.1150     Port Authority of New York                                                                      296,393
  56           0.1150
 307           0.1350
 278           0.1350
 110           0.1650     KMART                                                                                           100,000
------------------------------------------------------------------------------------------------------------------------------------
 204           0.1350     Howard & Phil's (Anchored by TJ Maxx; Ralphs Supermarket)                                        48,000
 271           0.1150     General Cinema (Next to Sea-Tac Mall)                                                            32,000
 277           0.1350
 145           0.1150     Intelligent Electronics, Inc.                                                                   487,372
 267           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 147           0.1150     Marshalls                                                                                        35,447
 159           0.1150     Decision Support Systems                                                                         25,528
  82           0.1150
 266           0.1150
 304           0.1350     Ralphs                                                                                           50,000
------------------------------------------------------------------------------------------------------------------------------------
 215           0.1150
 302           0.1150     SNE Enterprises                                                                                 660,000
*108           0.1150
*108           0.1150     BIH Radiologic Foundation                                                                         3,620
------------------------------------------------------------------------------------------------------------------------------------

               0.1350
 303           0.1350     Gail Shields                                                                                      9,748
 207           0.1150     Michaels (Anchored by Trader Joe's; Pier 1 Imports; House of Fabrics)                            18,000
 344           0.1150
 265           0.1150
 165           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 264           0.1150     Grand Union                                                                                      33,660
 285           0.1500
  13           0.1150     Swan Pkg.                                                                                       107,510
 118           0.1150
  57           0.1350
------------------------------------------------------------------------------------------------------------------------------------
 243           0.1150     Publix                                                                                           39,795
 173           0.1150
  60           0.1500
  42           0.1150
  25           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 353           0.1150
 352           0.1150     ITT Rayon                                                                                        43,462
 332           0.1150
 306           0.1150
 284           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 174           0.1350
 300           0.1150     Publix                                                                                           36,464
 172           0.1150     The Gap                                                                                          20,000
 164           0.1150     Mercantile Bank & Trust                                                                           9,696
 116           0.1150     Wal-Mart                                                                                        101,517
------------------------------------------------------------------------------------------------------------------------------------
 101           0.1350     DSW Shoe Warehouse ("Shadow"-Walmart; JAM'S)*                                                    24,500
 228           0.1150     Genovese Drug                                                                                    11,500
 155           0.1150     Belk (Anchored by Winn Dixie)                                                                    66,635
  94           0.1150
 351           0.1150
------------------------------------------------------------------------------------------------------------------------------------
  58           0.1350
 276           0.1150
 169           0.1350
 299           0.1350     David's Bridal                                                                                   12,600
 268           0.1350     Baden, Gage, & Schroeder                                                                         14,204
------------------------------------------------------------------------------------------------------------------------------------
 359           0.1150
 342           0.1150
 350           0.1150
 245           0.1150
   2
------------------------------------------------------------------------------------------------------------------------------------


          % OF TOTAL                LEASE                              CONTROL
         AREA LEASED               EXP DATE                              NO.
--------------------------------------------------------------------------------

                                                                            83
                                                                           345
                                                                            73
                                  6/25/2016                                153
                                  12/31/2008                               241
--------------------------------------------------------------------------------
                                  2/28/2010                                152
                                                                            56
                                                                           307
                                                                           278
                                  1/31/2007                                110
--------------------------------------------------------------------------------
                                  1/01/2001                                204
                                  11/19/2008                               271
                                                                           277
                                  11/30/2005                               145
                                                                           267
--------------------------------------------------------------------------------
                                  12/31/2006                               147
                                  2/28/1999                                159
                                                                            82
                                                                           266
                                  9/08/2021                                304
--------------------------------------------------------------------------------
                                                                           215
                                  6/30/2016                                302

                                                                          *108
                                  3/31/1999                               *108
--------------------------------------------------------------------------------

                                                                           303
                                  11/30/1998                               207
                                  11/02/2005                               344
                                                                           265
                                                                           165
--------------------------------------------------------------------------------
                                                                           264
                                  11/30/2008                               285
                                                                            13
                                  8/31/1997                                118
                                                                            57
--------------------------------------------------------------------------------
                                                                           243
                                  2/18/2007                                173
                                                                            60
                                                                            42
                                                                            25
--------------------------------------------------------------------------------
                                                                           353
                                                                           352
                                  12/31/2003                               332
                                                                           306
                                                                           284
--------------------------------------------------------------------------------
                                                                           174
                                                                           300
                                  9/30/2004                                172
                                  12/31/2002                               164
                                  3/31/2008                                116
--------------------------------------------------------------------------------
                                  6/26/2007                                101
                                  7/31/2005                                228
                                  1/31/2006                                155
                                  7/31/2005                                 94
                                                                           351
--------------------------------------------------------------------------------
                                                                            58
                                                                           276
                                                                           169
                                                                           299
                                  12/26/2000                               268
--------------------------------------------------------------------------------
                                  2/14/2000                                359
                                                                           342
                                                                           350
                                                                           245
                                                                             2
--------------------------------------------------------------------------------
*Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
 333  Melbourne Village Plaza                        1270 North Wickham Road
 218  INT-The Lodge Apartments                       7600 Kirby
 263  Oxford-Runaway Bay II Apartments               1480 Runaway Bay Drive
 170  Beverly Hills Carmel Retirement Hotel II       8750 Burton Way
  98  Herndon Centre II                              460-490 Elden Street
-----------------------------------------------------------------------------------------------------
 176  Woodland Park West Retirement Hotel            21711 Ventura Boulevard
 224  INT-Regency Walk Apartments                    10301 Sandpiper
 252  Belfonti-Greenbriar Hills Apartments           110 Falls Terrace
 360  Park Place Shopping Center                     3761 Nova Road
  49  Orchard Place                                  1901 Dawson
-----------------------------------------------------------------------------------------------------
  35  Twin Creek                                     401 South Twin Creek Drive
  18  University Place                               1205 University Avenue
 356  Prospect Plaza                                 401 Jefferson Street
 236  AB - Westgate @ Fairfield                      9 Law Drive
  61  Nob Hill                                       600 North Semoran Boulevard
-----------------------------------------------------------------------------------------------------
  89  Skyview                                        1590 Sky Valley Drive
 309  Riverside Shopping Center                      2410 Riverside Drive
 171  Charlotte Square                               2150 US 41
  88  Skyline                                        1570 Sky Valley Drive
 324  CAP-Knollwood Apartments                       Knollwood Acres Road
-----------------------------------------------------------------------------------------------------

 *29  Laurel Woods                                   1096 Green Holly Road
 *30  Morgan Manor                                   124 Mountain View Way


-----------------------------------------------------------------------------------------------------
 297  Rancho Niguel Medical Building                 25500 Rancho Niguel Road
  27  Cedar Village                                  217 Cedar Village Drive
 240  West Palm Industrial Park                      501-635 West Palm Avenue
 163  7 Star Mobile Home Park                        170 Koontz Lane
   4  Charter Oaks                                   8196 Lincoln Avenue
-----------------------------------------------------------------------------------------------------
 200  AB - Sixty-Five Madison Avenue                 65 Madison Avenue
 275  KFS-Citrus Sunset Apartments                   1280 North Citrus Avenue
  67  Stratford Village                              14222 Kimberly Lane
  65  Colonial Arms                                  19 East Colonial Drive
 313  Parker Plaza West                              2109 West Parker Road
-----------------------------------------------------------------------------------------------------
  80  Gregory Apartments                             3300 16th Street
 140  SMC 360                                        9860 West Broad St.
 201  JMA - Ashford On The Green Apts.               2700 S. Dairy Ashford
 210  INT-Deer Creek Apartments                      16303 Imperial Valley Drive
 202  Belmont Square Apts.                           2020 Jerry Murphy Road
-----------------------------------------------------------------------------------------------------
 229  Shiloh Road Apartments                         1717 Shiloh Road
 326  The Branson Mall                               2206 West State Hwy. 76
 225  Southgate Apartments & Townhouses              801A Southgate Drive
 141  SMC 348                                        1300 Huguenot Road
 336  Naugatuck Industrial                           50 Rado Drive
-----------------------------------------------------------------------------------------------------
  70  Desert Palms                                   210 West Brown Road
 334  Comfort Inn - Panama City                      1023 East 23rd Street
 135  SMC 353                                        17727 Tomball Parkway
   9  Rolling Hills                                  280 John Knox Road
 137  SMC 276                                        600 E. Expressway 83
-----------------------------------------------------------------------------------------------------
 244  SHL - San Antonio Station Apts.                7458 Louis Pasteur
   8  Northside Villas                               2711 Allen Road
 148  Rivers Park Business Center - Phase II         8085 Rivers Avenue
 274  KFS-Sunset Pointe Apartments                   465 West Clemmens Lane
 227  Seneca Village Apartments                      3201 East Seneca St.
-----------------------------------------------------------------------------------------------------
 234  1212 Westheimer Apartments                     1212 Westheimer
 144  Tarzana Town Plaza                             18607 Ventura Boulevard
  68  Royal Sheridan                                 4200 Sheridan Street
 335  Cooper Park Apartments                         812 Cooper Square Circle
 283  Pioneer Way Industrial Park                    1035 Pioneer Way
-----------------------------------------------------------------------------------------------------
 134  SMC 359                                        11250 N. Central Expressway
 362  Promenade Center                               4440 South Maryland Parkway
 121  SMC 202                                        1380 N. Dupont Hway
 131  SMC 389                                        4701 Capitol Blvd
 120  SMC 316                                        3563 Berlin Turnpike
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.            CITY          STATE      CODE     BALANCE      BALANCE              POOL    % OF POOL
-----------------------------------------------------------------------------------------------------
 333  Melbourne               FL        32935    4,600,000    4,600,000            0.40     54.45
 218  Houston                 TX        77030    4,553,500    4,539,539            0.40     54.85
 263  Columbus                OH        43204    4,522,000    4,516,388            0.40     55.25
 170  Beverly Hills           CA        90048    4,500,000    4,488,838            0.39     55.64
  98  Herndon                 VA        22070    4,433,000    4,404,270            0.39     56.03
-----------------------------------------------------------------------------------------------------
 176  Woodland Hills          CA        91364    4,375,000    4,371,560            0.38     56.41
 224  Houston                 TX        77096    4,360,000    4,346,632            0.38     56.79
 252  Watertown               CT        06779    4,350,000    4,334,408            0.38     57.17
 360  Port Orange             FL        32119    4,300,000    4,300,000            0.38     57.55
  49  Grand Rapids            MI        48116    4,300,000    4,291,528            0.38     57.93
-----------------------------------------------------------------------------------------------------
  35  Kileen                  TX        76543    4,300,000    4,288,323            0.38     58.30
  18  Columbia                MO        65201    4,200,000    4,182,329            0.37     58.67
 356  Frederick               MD        21701    4,155,000    4,151,722            0.36     59.04
 236  Fairfield               NJ        07004    4,163,000    4,142,239            0.36     59.40
  61  Winter Park             FL        32792    4,043,000    4,036,557            0.35     59.76
-----------------------------------------------------------------------------------------------------
  89  Reno                    NV        89503    4,027,000    4,024,768            0.35     60.11
 309  Austin                  TX        78741    4,000,000    4,000,000            0.35     60.46
 171  Port Charlotte          FL        33948    3,940,000    3,934,683            0.35     60.81
  88  Reno                    NV        89503    3,893,000    3,890,842            0.34     61.15
 324  Storrs                  CT        06268    3,828,000    3,824,423            0.34     61.48
-----------------------------------------------------------------------------------------------------

 *29  Clark Summit            PA        18411    1,488,000    1,481,536            0.13
 *30  Scranton                PA        18508    2,325,000    2,314,900            0.20
                                                 --------------------------------------
                                                 3,813,000    3,796,437            0.33     61.82

-----------------------------------------------------------------------------------------------------
 297  Laguna Niguel           CA        92677    3,739,000    3,739,000            0.33     62.15
  27  York                    PA        17402    3,750,000    3,737,351            0.33     62.47
 240  Orange                  CA        92666    3,735,000    3,721,788            0.33     62.80
 163  Carson City             NV        89701    3,700,000    3,693,906            0.32     63.13
   4  Evansville              IN        47715    3,700,000    3,685,530            0.32     63.45
-----------------------------------------------------------------------------------------------------
 200  Morristown              NJ        07960    3,691,000    3,672,470            0.32     63.77
 275  Vista                   CA        92083    3,660,000    3,655,577            0.32     64.09
  67  Houston                 TX        77079    3,654,000    3,654,000            0.32     64.41
  65  New Paltz               NY        12561    3,525,000    3,518,085            0.31     64.72
 313  Plano                   TX        75080    3,500,000    3,500,000            0.31     65.03
-----------------------------------------------------------------------------------------------------
  80  Washington              DC        20010    3,500,000    3,497,649            0.31     65.34
 140  Glen Allen              VA        23060    3,447,000    3,447,000            0.30     65.64
 201  Houston                 TX        77082    3,450,000    3,444,410            0.30     65.94
 210  Houston                 TX        77060    3,326,100    3,315,902            0.29     66.23
 202  Pueblo                  CO        81001    3,320,300    3,313,276            0.29     66.53
-----------------------------------------------------------------------------------------------------
 229  Tyler                   TX        75703    3,320,000    3,310,526            0.29     66.82
 326  Branson                 MO        65616    3,300,000    3,300,000            0.29     67.11
 225  State College           PA        16801    3,300,000    3,294,597            0.29     67.40
 141  Midlothian              VA        23113    3,220,000    3,220,000            0.28     67.68
 336  Naugatuck               CT        06770    3,211,000    3,211,000            0.28     67.96
-----------------------------------------------------------------------------------------------------
  70  Mesa                    AZ        85201    3,175,000    3,169,758            0.28     68.24
 334  Panama City             FL        32405    3,161,000    3,161,000            0.28     68.52
 135  Houston                 TX        77064    3,110,000    3,110,000            0.27     68.79
   9  Tallahassee             FL        32303    3,108,000    3,086,899            0.27     69.06
 137  McAllen                 TX        78503    3,073,000    3,073,000            0.27     69.33
-----------------------------------------------------------------------------------------------------
 244  San Antonio             TX        78229    3,030,000    3,024,633            0.27     69.60
   8  Tallahassee             FL        32312    3,036,000    3,019,787            0.27     69.86
 148  North Charleston        SC        29406    3,000,000    3,000,000            0.26     70.13
 274  Fallbrook               CA        92028    3,000,000    2,996,375            0.26     70.39
 227  Tucson                  AZ        85716    3,000,000    2,995,139            0.26     70.65
-----------------------------------------------------------------------------------------------------
 234  Austin                  TX        78752    2,990,000    2,982,058            0.26     70.91
 144  Tarzana                 CA        91356    2,973,000    2,973,000            0.26     71.18
  68  Hollywood               FL        33021    2,950,000    2,944,042            0.26     71.43
 335  Arlington               TX        76013    2,920,000    2,918,470            0.26     71.69
 283  El Cajon                CA        92020    2,900,000    2,894,790            0.25     71.94
-----------------------------------------------------------------------------------------------------
 134  Dallas                  TX        75243    2,885,000    2,885,000            0.25     72.20
 362  Las Vegas               NV        89119    2,870,000    2,870,000            0.25     72.45
 121  Dover                   DE        19901    2,848,000    2,848,000            0.25     72.70
 131  Raleigh                 NC        27604    2,848,000    2,848,000            0.25     72.95
 120  Newington               CT        06111    2,810,000    2,810,000            0.25     73.20
-----------------------------------------------------------------------------------------------------


                                        STATED       ORIG        REM
                             ORIG        REM         AMORT      AMORT
CONTROL            MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.                  RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------------
 333               8.7700    120         120         324         324         10/9/96        11/1/06         3,938,259
 218               8.5100     60          55         360         355         5/8/96         6/1/01          4,352,695
 263               8.4000    120         118         360         358         8/20/96        9/1/06          4,005,266
 170               9.5000    120         117         300         297         7/3/96         8/1/06          3,774,558
  98               8.9100    120         113         300         293         3/29/96        4/1/06          3,669,907
----------------------------------------------------------------------------------------------------------------------
 176               9.7500    120         119         300         299         9/19/96        10/1/06         3,689,268
 224               8.5100     60          55         360         355         5/8/96         6/1/01          4,167,728
 252               9.0400    120         116         300         296         6/28/96        7/1/06          3,611,870
 360               8.6700    120         120         324         324         10/9/96        11/1/06         3,673,575
  49               9.5500    300         296         360         356         6/28/96        7/1/21          1,749,452
----------------------------------------------------------------------------------------------------------------------
  35               9.1000    120         115         360         355         5/24/96        6/1/06          3,857,989
  18               9.0625    120         114         330         324         4/26/96        5/1/06          3,645,823
 356               9.7300     84          83         300         299         9/20/96        10/1/03         3,768,950
 236               9.5400    120         114         300         294         4/30/96        5/1/06          3,494,890
  61               9.1700     84          81         360         357         7/9/96         8/1/03          3,797,252
----------------------------------------------------------------------------------------------------------------------
  89               8.9300    360         359         360         359         9/25/96        10/1/26               NAP
 309               9.1700    180         180         180         180         10/9/96        11/1/11               NAP
 171               9.1875    173         171         330         328         8/22/96        2/1/11          3,001,552
  88               8.9300    360         359         360         359         9/25/96        10/1/26               NAP
 324               8.7200     84          83         300         299         9/30/96        10/1/03         3,422,474
----------------------------------------------------------------------------------------------------------------------

 *29               9.2500    120         115         300         295         5/20/96        6/1/06          1,241,326
 *30               9.2500    120         115         300         295         5/20/96        6/1/06          1,939,572
                                                                                                            ---------
                                                                                                            3,180,898

----------------------------------------------------------------------------------------------------------------------
 297               9.1100    120         120         330         330         10/8/96        11/1/06         3,248,722
  27               9.2500    120         115         330         325         5/20/96        6/1/06          3,267,274
 240               9.1200    120         116         300         296         6/4/96         7/1/06          3,106,819
 163               9.5000    120         118         300         298         8/28/96        9/1/06          3,103,525
   4               9.0000    120         113         360         353         3/15/96        4/1/06          3,313,818
----------------------------------------------------------------------------------------------------------------------
 200               9.5000    120         114         300         294         4/30/96        5/1/06          3,095,976
 275               8.5300     84          82         360         358         8/26/96        9/1/03          3,411,934
  67               9.0500     84          84         360         360         10/24/96       11/1/03         3,427,280
  65               9.3750    120         117         330         327         7/15/96        8/1/06          3,078,683
 313               8.9900    120         120         300         300         10/2/96        11/1/06         2,902,809
----------------------------------------------------------------------------------------------------------------------
  80               9.1900    120         119         330         329         9/3/96         10/1/06         3,045,873
 140               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 201               9.0900    120         117         360         357         7/1/96         8/1/06          3,094,821
 210               8.5100     60          55         360         355         5/8/96         6/1/01          3,179,422
 202               9.2100    120         116         360         356         6/11/96        7/1/06          2,984,693
----------------------------------------------------------------------------------------------------------------------
 229               8.8600     60          55         360         355         5/9/96         6/1/01          3,182,577
 326               9.1400    120         120         300         300         10/2/96        11/1/06         2,746,211
 225               9.0400    120         117         360         357         7/3/96         8/1/06          2,957,661
 141               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 336               9.2200    120         120         300         300         10/9/96        11/1/06         2,676,915
----------------------------------------------------------------------------------------------------------------------
  70               9.0000    300         297         360         357         7/31/96        8/1/21          1,246,869
 334              10.3400    240         240         240         240         10/4/96        11/1/16               NAP
 135               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
   9               8.6250     84          77         300         293         3/29/96        4/1/03          2,774,722
 137               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 244               8.6600     48          45         360         357         7/1/96         8/1/00          2,931,045
   8               8.6250     84          77         330         323         3/29/96        4/1/03          2,779,925
 148               9.0625    120         120         180         180         10/4/96        11/1/06         1,488,349
 274               8.5300     84          82         360         358         8/26/96        9/1/03          2,796,667
 227               9.0900    120         117         360         357         7/15/96        8/1/06          2,691,149
----------------------------------------------------------------------------------------------------------------------
 234               9.0900    120         117         300         297         7/16/96        8/1/06          2,485,443
 144               9.8125    120         120         330         330         10/8/96        11/1/06         2,617,914
  68               9.2200    120         117         330         327         7/29/96        8/1/06          2,568,748
 335               9.2000    240         239         360         359         9/18/96        10/1/16         1,881,460
 283               8.9800    120         118         300         298         8/30/96        9/1/06          2,404,638
----------------------------------------------------------------------------------------------------------------------
 134               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 362               9.0000     84          84         330         330         10/9/96        11/1/03         2,641,077
 121               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 131               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 120               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------


CONTROL
NO.   PROPERTY TYPE
-----------------------
 333  Anchored Retail
 218  Multifamily
 263  Multifamily
 170  Congregate Care
  98  Unanchored Retail
-----------------------
 176  Congregate Care
 224  Multifamily
 252  Multifamily
 360  Anchored Retail
  49  Sec. 42
-----------------------
  35  Multifamily
  18  Multifamily
 356  Unanchored Retail
 236  Office
  61  Multifamily
-----------------------
  89  Sec. 42
 309  Anchored Retail
 171  Anchored Retail
  88  Sec. 42
 324  Multifamily
-----------------------

 *29  Multifamily
 *30  Multifamily


-----------------------
 297  Office
  27  Multifamily
 240  Industrial
 163  Mobile Home Park
   4  Multifamily
-----------------------
 200  Office
 275  Multifamily
  67  Multifamily
  65  Multifamily
 313  Anchored Retail
-----------------------
  80  Multifamily
 140  Anchored Retail
 201  Multifamily
 210  Multifamily
 202  Multifamily
-----------------------
 229  Multifamily
 326  Anchored Retail
 225  Multifamily
 141  Unanchored Retail
 336  Industrial
-----------------------
  70  Sec. 42
 334  Hospitality
 135  Anchored Retail
   9  Multifamily
 137  Anchored Retail
-----------------------
 244  Multifamily
   8  Multifamily
 148  Office
 274  Multifamily
 227  Multifamily
-----------------------
 234  Multifamily
 144  Unanchored Retail
  68  Multifamily
 335  Multifamily
 283  Industrial
-----------------------
 134  Anchored Retail
 362  Unanchored Retail
 121  Unanchored Retail
 131  Anchored Retail
 120  Anchored Retail
-----------------------

CONTROL
NO.      PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------------

 333  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 218  3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 263  5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 170  4 yr lock, >1% or YM through yr 9, open last 12 mos
  98  5 yr lock, >1% or YM through yr 8, open last 2 yrs.
----------------------------------------------------------------------------------------------------------------------------
 176  4 yr lock, >1% or YM through yr 9, open last 12 mos
 224  3 yr lock >1% or YM through yr 4 3/4, open last 3 months
 252  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 360  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  49  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
  35  2 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  18  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 356  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 236  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  61  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
  89  5 yr lock, >1% or YM through yr 15, open last 15 years
 309  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 171  5 yr lock, >1% or YM through yr 10, 4%, 3%, 2%-yr 13 and 5 mos,open last 12 mos
  88  5 yr lock, >1% or YM through yr 15, open last 15 years
 324  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------

 *29  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 *30  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos


----------------------------------------------------------------------------------------------------------------------------
 297  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  27  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 240  5 yr lock, yearly @ 5%, 4, 3, 2, 9mos @ 1%, open last 3 months
 163  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   4  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 200  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 275  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  67  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  65  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 313  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  80  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 140  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 201  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 210  3 yr lock, > 1% or YM through yr 4 3/4, open last 3 months
 202  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 229  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @1%, open last 3 months
 326  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 225  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 141  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 336  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  70  15 yr lock, open last 10 years
 334  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 135  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
   9  4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 137  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 244  2.5 yr lock, >1% or YM through yr 3 3/4, open last 3 months
   8  4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 148  4 yr lock, >1% or YM through yr 9, open last 12 mos
 274  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 227  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 234  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 144  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  68  3 yr lock, >1% or YM through yr 9, open last 12 mos
 335  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 283  4 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 134  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 362  4.25 yr lock, >1% or Ym through yr 6 1/2, open last 6 months
 121  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 131  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 120  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------

CONTROL        DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL     CURRENT
NO.           SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR          LTV
---------------------------------------------------------------------------------------------------------------------------------
 333          37,126            904,140           268,554       608,109           1.36          6,150,000     1996         74.80
 218          35,045          1,196,385           691,738       532,177           1.27          6,200,000     1996         73.22
 263          34,450            887,254           363,082       524,172           1.27          5,880,000     1996         76.81
 170          39,316          1,915,200         1,220,260       667,190           1.41          6,390,000     1996         70.25
  98          36,929            882,790           259,259       583,048           1.32          6,500,000     1996         67.76
---------------------------------------------------------------------------------------------------------------------------------
 176          38,987          1,697,400         1,007,870       652,630           1.39         10,000,000     1996         43.72
 224          33,556          1,472,099           942,083       530,016           1.32          5,450,000     1996         79.75
 252          36,624          1,220,311           628,120       592,190           1.35          5,750,000     1996         75.38
 360          34,407            811,680           264,869       516,319           1.25          5,845,000     1996         73.57
  49          36,314            841,782           299,165       518,467           1.19          5,280,000     1996         81.28
---------------------------------------------------------------------------------------------------------------------------------
  35          34,909          1,056,613           467,854       553,879           1.32          6,000,000     1995         71.47
  18          34,609          1,148,712           526,678       571,634           1.38          5,900,000     1995         70.89
 356          36,969            981,301           300,374       621,925           1.40          7,850,000     1996         52.89
 236          36,488          1,044,079           428,589       547,534           1.25          5,900,000     1996         70.21
  61          33,027          1,104,479           541,814       520,233           1.31          6,007,000     1996         67.20
---------------------------------------------------------------------------------------------------------------------------------
  89          32,200            729,926           251,490       463,436           1.20          4,950,000     1996         81.31
 309          40,976          1,181,445           407,945       735,575           1.50          7,400,000     1996         54.05
 171          32,814            746,318           203,887       502,607           1.28          5,400,000     1996         72.86
  88          31,128            707,541           251,495       441,046           1.18          4,700,000     1996         82.78
 324          31,394            759,017           288,069       470,948           1.25          5,600,000     1996         68.29
---------------------------------------------------------------------------------------------------------------------------------

 *29          32,654            528,756           290,744       216,761           1.43          2,000,000     1996         74.44
 *30                            748,396           369,741       342,047                         3,100,000     1996
                              1,277,152           660,485       558,808                         5,100,000

---------------------------------------------------------------------------------------------------------------------------------
 297          30,935            730,011           186,525       464,026           1.25          5,975,000     1996         62.58
  27          31,397          1,134,278           594,352       484,176           1.29          5,000,000     1996         74.75
 240          31,651            719,196           173,063       503,528           1.33          4,980,000     1995         74.73
 163          32,327            662,436           156,874       499,982           1.29          5,230,000     1996         70.63
   4          29,771            973,975           458,815       476,760           1.33          5,800,000     1995         63.54
---------------------------------------------------------------------------------------------------------------------------------
 200          32,248          1,192,332           630,622       483,723           1.25          5,950,000     1996         61.72
 275          28,220            728,969           291,114       437,855           1.29          4,800,000     1996         76.16
  67          29,532          1,053,550           578,355       443,469           1.25          5,175,000     1996         70.61
  65          29,826          1,497,663           952,683       489,610           1.37          5,700,000     1996         61.72
 313          29,348            714,879           219,291       441,828           1.25          5,450,000     1996         64.22
---------------------------------------------------------------------------------------------------------------------------------
  80          29,156          1,032,453           521,391       474,162           1.36          4,800,000     1996         72.87
 140          35,528            569,412             8,991       534,387           1.25          6,200,000     1996         55.60
 201          27,983          1,041,110           618,304       422,806           1.26          5,000,000     1996         68.89
 210          25,598          1,118,707           750,084       368,622           1.20          4,200,000     1996         78.95
 202          27,219            778,789           386,827       391,962           1.20          4,500,000     1996         73.63
---------------------------------------------------------------------------------------------------------------------------------
 229          26,380            768,188           381,102       387,086           1.22          4,150,000     1996         79.77
 326          28,011            795,788           237,894       527,275           1.57          4,650,000     1996         70.97
 225          26,648          1,005,788           613,285       392,503           1.23          4,300,000     1996         76.62
 141          33,188            532,226             8,404       498,806           1.25          5,950,000     1996         54.12
 336          27,432            629,985           218,489       411,496           1.25          4,300,000     1996         74.67
---------------------------------------------------------------------------------------------------------------------------------
  70          25,547            626,291           242,585       366,906           1.20          4,700,000     1996         67.44
 334          31,220          1,464,934           954,068       510,867           1.36          4,550,000     1996         69.47
 135          32,054            514,351             8,121       481,384           1.25          5,750,000     1996         54.09
   9          25,289            760,093           346,117       387,176           1.28          4,000,000     1996         77.17
 137          31,673            508,669             8,032       475,112           1.25          5,750,000     1996         53.44
---------------------------------------------------------------------------------------------------------------------------------
 244          23,643            824,116           477,117       346,999           1.22          4,050,000     1996         74.68
   8          24,088            795,144           389,588       360,597           1.25          4,350,000     1996         69.42
 148          30,540            598,844            98,125       494,875           1.35          4,300,000     1996         69.77
 274          23,131            567,545           227,162       340,383           1.23          3,800,000     1996         78.85
 227          24,333          1,039,663           574,514       465,149           1.59          5,200,000     1996         57.60
---------------------------------------------------------------------------------------------------------------------------------
 234          25,277          1,079,655           715,956       363,699           1.20          4,200,000     1996         71.00
 144          26,086            696,185           249,309       406,936           1.30          4,140,000     1996         71.81
  68          24,637            768,725           356,302       392,423           1.33          4,050,000     1996         72.69
 335          23,916            986,676           622,885       363,791           1.27          4,200,000     1996         69.49
 283          24,297            523,677           113,696       387,048           1.33          4,300,000     1996         67.32
---------------------------------------------------------------------------------------------------------------------------------
 134          29,735            476,885             7,530       446,875           1.25          5,100,000     1996         56.57
 362          23,523            631,935           222,400       387,258           1.37          4,100,000     1996         70.00
 121          29,354            470,491             7,429       441,490           1.25          5,150,000     1996         55.30
 131          29,354            470,623             7,431       441,326           1.25          5,000,000     1996         56.96
 120          28,962            464,389             7,332       435,380           1.25          5,650,000     1996         49.73
---------------------------------------------------------------------------------------------------------------------------------

                                                           LOAN PER
           SCHEDULED                 SQ FT, UNITS          SQ FT, UNIT                          INITIAL
CONTROL    MATURITY        YEAR      BEDS, PADS            BED, PAD          OCCUPANCY        RESERVES            UNDERWRITING
NO.          LTV          BUILT        OR ROOM              OR ROOM         PERCENTAGE       AT CLOSING            RESERVES
------------------------------------------------------------------------------------------------------------------------------------
 333        64.04          1988      128,318/sqft              35.85 / sqft   85.82           13,000.00            0.15 per sq. ft.
 218        70.20          1977          240/units         18,914.75 / unit   90.83                0.00             225 per unit
 263        68.12          1986          132/units         34,215.06 / unit   92.42                0.00             284 per unit
 170        59.07          1975          111/units         40,439.98 / unit   92.79            3,843.75             250 per bed
  98        56.46          1978       50,708/sqft              86.86 / sqft   98.52            2,875.00            0.16 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 176        36.89          1978          164/beds          26,655.85 / bed   100.00           39,525.00             225 per bed
 224        76.47          1979          320/units         13,583.23 / unit   96.30                0.00             225 per unit
 252        62.82          1973          182/units         23,815.43 / unit   96.70           41,000.00             250 per unit
 360        62.85          1984       87,386/sqft              49.21 / sqft   97.17           13,414.00            0.20 per sq. ft.
  49        33.13          1995          138/units         31,098.03 / unit   97.83           61,302.00             175 per unit
------------------------------------------------------------------------------------------------------------------------------------
  35        64.30          1984          160/units         26,802.02 / unit   90.63           18,250.00             218 per unit
  18        61.79          1966          168/units         24,894.81 / unit   96.00           19,375.00             300 per unit
 356        48.01          1962      109,651/sqft              37.86 / sqft   93.82           27,156.25            0.15 per sq. ft.
 236        59.24          1989       65,949/sqft              62.81 / sqft  100.00           17,500.00            0.15 per sq. ft.
  61        63.21          1969          192/units         21,023.73 / unit   97.26          318,750.00             221 per unit
------------------------------------------------------------------------------------------------------------------------------------
  89          NAP          1994          100/units         40,247.68 / unit   99.00                0.00             150 per unit
 309          NAP          1986      101,408/sqft              39.44 / sqft   89.49           33,465.00            0.20 per sq. ft.
 171        55.58          1980       96,188/sqft              40.91 / sqft   98.30          174,125.00            0.22 per sq. ft.
  88          NAP          1994          100/units         38,908.42 / unit   94.50                0.00             150 per unit
 324        61.12          1964          136/units         28,120.76 / unit   97.79                0.00             280 per unit
------------------------------------------------------------------------------------------------------------------------------------

 *29        62.37          1972           85/units         17,429.84 / unit   97.61          161,397.50             250 per unit
 *30                       1972          128/units         18,085.16 / unit   94.87          108,000.00             286 per unit


------------------------------------------------------------------------------------------------------------------------------------
 297        54.37          1990       29,270/sqft             127.74 / sqft   83.38                0.00            0.15 per sq. ft.
  27        65.35          1970          223/units         16,759.42 / unit   87.87           62,531.25             250 per unit
 240        62.39          1923      194,274/sqft              19.16 / sqft  100.00           15,375.00            0.15 per sq. ft.
 163        59.34          1973          180/pads          20,555.56 / pad   100.00            2,812.50              31 per pad
   4        57.13          1984          192/units         19,195.47 / unit   95.00            1,620.00             200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 200        52.03          1975       80,194/sqft              45.79 / sqft   82.50           11,587.50            0.26 per sq. ft.
 275        71.08          1985           97/units         37,686.36 / unit  100.00           50,000.00             225 per unit
  67        66.23          1974          135/units         27,066.67 / unit   97.04          230,477.50             235 per unit
  65        54.01          1970          226/units         15,566.75 / unit   92.04          215,000.00             245 per unit
 313        53.26          1979       99,588/sqft              35.14 / sqft   97.28                0.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  80        63.46          1965          164/units         21,327.13 / unit   89.50           21,531.25             225 per unit
 140          NAP          1993       60,200/sqft              57.26 / sqft  100.00            2,000.00            0.10 per sq. ft.
 201        61.90          1982          180/units         19,135.61 / unit   93.89           22,643.75             250 per unit
 210        75.70          1978          304/units         10,907.57 / unit   90.79                0.00             225 per unit
 202        66.33          1973          138/units         24,009.25 / unit   97.62           23,343.75             250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 229        76.69          1979          160/units         20,690.79 / unit   96.25                0.00             225 per unit
 326        59.06          1989       46,524/sqft              70.93 / sqft  100.00                0.00            0.15 per sq. ft.
 225        68.78          1968          151/units         21,818.52 / unit   99.34           58,500.00             275 per unit
 141          NAP          1993       59,195/sqft              54.40 / sqft  100.00            1,625.00            0.10 per sq. ft.
 336        62.25          1988      104,613/sqft              30.69 / sqft  100.00           23,875.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  70        26.53          1995           96/units         33,018.31 / unit   97.60                0.00             175 per unit
 334          NAP          1987          105/rooms         30,104.76 / room    NAP            30,031.25             4% of gross rev.
 135          NAP          1993       60,075/sqft              51.77 / sqft  100.00                0.00            0.10 per sq. ft.
   9        69.37          1972          134/units         23,036.56 / unit   93.90           56,250.00             200 per unit
 137          NAP          1993       63,500/sqft              48.39 / sqft  100.00                0.00            0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 244        72.37          1978          172/units         17,585.08 / unit   91.28           36,437.50             250 per unit
   8        63.91          1974          160/units         18,873.67 / unit   93.00           10,000.00             281 per unit
 148        34.61          1984       58,444/sqft              51.33 / sqft  100.00           26,823.00            0.10 per sq. ft.
 274        73.60          1988           76/units         39,425.98 / unit  100.00                0.00             200 per unit
 227        51.75          1973          176/units         17,017.83 / unit   89.77          262,071.25             250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 234        59.18          1968          199/units         14,985.22 / unit   98.99           66,762.50             309 per unit
 144        63.23          1986       37,208/sqft              79.90 / sqft  100.00           24,750.00            0.11 per sq. ft.
  68        63.43          1974          100/units         29,440.42 / unit  100.00                0.00             200 per unit
 335        44.80          1979          180/units         16,213.72 / unit   95.55           31,528.75             269 per unit
 283        55.92          1980       95,427/sqft              30.34 / sqft  100.00                0.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 134          NAP          1994       53,316/sqft              54.11 / sqft  100.00            1,625.00            0.10 per sq. ft.
 362        64.42          1978       39,166/sqft              73.28 / sqft   97.06                0.00            0.15 per sq. ft.
 121          NAP          1992       50,000/sqft              56.96 / sqft  100.00            1,875.00            0.10 per sq. ft.
 131          NAP          1994       51,250/sqft              55.57 / sqft  100.00            2,750.00            0.10 per sq. ft.
 120          NAP          1994       51,000/sqft              55.10 / sqft  100.00            3,875.00            0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  LARGEST RETAIL TENANT
CONTROL         SERVICING                                                                                       AREA LEASED
NO.               FEES                                       NAME                                               (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------------------
 333             0.1350               Gooding's supermkt (Guaranteed by A&P)                                      57,500
 218             0.1150
 263             0.1150
 170             0.1150
  98             0.1150               Total Crafts                                                                24,989
------------------------------------------------------------------------------------------------------------------------------------
 176             0.1150
 224             0.1150
 252             0.1150
 360             0.1350               Beall's Dept Store                                                          41,077
  49             0.1150
------------------------------------------------------------------------------------------------------------------------------------
  35             0.1500
  18             0.1500
 356             0.1150               Hub Furniture                                                               27,392
 236             0.1350               Duro-Test Corporation                                                       34,639
  61             0.1150
------------------------------------------------------------------------------------------------------------------------------------
  89             0.1150
 309             0.1350               Presidio Theater ("Shadow"-HEB Supermarket)*                                30,277
 171             0.1150               Publix                                                                      44,024
  88             0.1150
 324             0.1150
------------------------------------------------------------------------------------------------------------------------------------

 *29             0.1150
 *30             0.1150


------------------------------------------------------------------------------------------------------------------------------------
 297             0.1350               South Coast Medical                                                          8,784
  27             0.1150
 240             0.1350               St. Joseph Hospital                                                         37,156
 163             0.1150
   4             0.1150
------------------------------------------------------------------------------------------------------------------------------------
 200             0.1350               United Jersey Bank                                                           8,944
 275             0.1350
  67             0.2000
  65             0.1500
 313             0.1150               Burrurk/Ross                                                                35,320
------------------------------------------------------------------------------------------------------------------------------------
  80             0.1150
 140             0.1150               Service Merchandise Inc. (Anchored by-Circuit City)*                       60,200
 201             0.1350
 210             0.1150
 202             0.1150
------------------------------------------------------------------------------------------------------------------------------------
 229             0.1150
 326             0.1150               Craft Country ("Shadow"-Walmart; Consumers Food/Drug)*                       8,563
 225             0.1150
 141             0.1150               Service Merchandise Inc.                                                    59,195
 336             0.1150               Fabricated Metal Prod.                                                      62,963
------------------------------------------------------------------------------------------------------------------------------------
  70             0.1150
 334             0.1150
 135             0.1150               Service Merchandise Inc.                                                    60,075
   9             0.1150
 137             0.1150               Service Merchandise Inc. ("Shadow"-Office Max; Petsmart)*                   63,500
------------------------------------------------------------------------------------------------------------------------------------
 244             0.1150
   8             0.1150
 148             0.1150               Medaphis, Inc.                                                              58,444
 274             0.1350
 227             0.1350
------------------------------------------------------------------------------------------------------------------------------------
 234             0.1150
 144             0.1150               Hypnosis Motivation                                                          7,216
  68             0.1150
 335             0.1150
 283             0.1350               Auto Parts Club                                                             42,736
------------------------------------------------------------------------------------------------------------------------------------
 134             0.1150               Service Merchandise Inc. ("Shadow"-Albertson's)*                            53,316
 362             0.1350               Kinko-s Graphics                                                             4,782
 121             0.1150               Service Merchandise Inc.                                                    50,000
 131             0.1150               Service Merchandise Inc. ("Shadow"-Target; Lowes)*                          51,250
 120             0.1150               Service Merchandise Inc.                                                    51,000
------------------------------------------------------------------------------------------------------------------------------------

          % OF TOTAL              LEASE                              CONTROL
         AREA LEASED             EXP DATE                              NO.
----------------------------------------------------------------------------

                                12/18/2008                             333
                                                                       218
                                                                       263
                                                                       170
                                12/31/2005                              98
----------------------------------------------------------------------------
                                                                       176
                                                                       224
                                                                       252
                                12/31/2004                             360
                                                                        49
----------------------------------------------------------------------------
                                                                        35
                                                                        18
                                1/31/1998                              356
                                6/30/1999                              236
                                                                        61
----------------------------------------------------------------------------
                                                                        89
                                12/31/2001                             309
                                1/31/2011                              171
                                                                        88
                                                                       324
----------------------------------------------------------------------------

                                                                      *29
                                                                      *30


----------------------------------------------------------------------------
                                10/31/2000                             297
                                                                        27
                                4/30/2002                              240
                                                                       163
                                                                         4
----------------------------------------------------------------------------
                                11/01/2005                             200
                                                                       275
                                                                        67
                                                                        65
                                9/27/2004                              313
----------------------------------------------------------------------------
                                                                        80
                                11/30/2011                             140
                                                                       201
                                                                       210
                                                                       202
----------------------------------------------------------------------------
                                                                       229
                                10/31/2000                             326
                                                                       225
                                11/30/2011                             141
                                8/30/2014                              336
----------------------------------------------------------------------------
                                                                        70
                                                                       334
                                11/30/2011                             135
                                                                         9
                                11/30/2011                             137
----------------------------------------------------------------------------
                                                                       244
                                                                         8
                                6/30/2011                              148
                                                                       274
                                                                       227
----------------------------------------------------------------------------
                                                                       234
                                2/17/1999                              144
                                                                        68
                                                                       335
                                4/30/2001                              283
----------------------------------------------------------------------------
                                11/30/2011                             134
                                12/31/1999                             362
                                11/30/2011                             121
                                11/30/2011                             131
                                11/30/2011                             120
----------------------------------------------------------------------------

* Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
 122  SMC 452                                        260 Jimmy Ann Drive
  81  Sutton Place                                   6838 Everhart Road
 125  SMC 343                                        123 South Kingston Drive
  24  Courtyard at Glenview (Manchester Arms)        2035 Memorial Drive
 127  SMC 441                                        6502 Grape Road
-----------------------------------------------------------------------------------------------------
 133  SMC 259                                        9333 Kingston Pike
 126  SMC 309                                        5501 Coldwater Road
 130  SMC 532                                        7368 Nankin Road
 312  Parkridge Village Apartments                   5252 Orange Avenue
  21  Hillcrest                                      105 West Avenue & Hillcrest Drive
-----------------------------------------------------------------------------------------------------
 158  Palmdale Marketplace                           4500 Avenue S
 139  SMC 277                                        6161 Northwest Loop 410
 331  Holiday Inn Express                            4100 Salida Blvd
 156  Comfort Inn - Mt. Airy                         2136 Rockford Street
   1  Park Victoria                                  2312 Victoria Drive
-----------------------------------------------------------------------------------------------------
 106  Rhodes Furniture Store                         4363 Northeast Expressway
 136  SMC 042                                        2665 HWY 6 South
 330  911 North Buffalo Drive                        911 North Buffalo Drive
 226  Scripps Mesa Apartments                        9961 Erma Road
 149  Normandy Village                               7764 Normandy Boulevard
-----------------------------------------------------------------------------------------------------
  17  Park View                                      3101 East Artesia Boulevard
 168  Comfort Inn - Simpsonville                     600 Fairview Rd. / I-385, Exit 27
 316  Howard Johnson - Delk Road                     2375 Delk Road
 295  Westside Apartments                            2647 Broadway
  45  Palm Cove                                      950 W. Main St.
-----------------------------------------------------------------------------------------------------
 251  Glenbrook Townhomes                            600 West Pioneer Parkway
 258  Berkeley Heights Grand Union                   396 Springfield Avenue
 358  Casa Claire Apartments                         1125 Hillcrest Street
 223  Ralston Plaza                                  Ward Rd. & 64th Ave.
 232  EW - Sorrento Creek Industrial Park            10350-60 Sorrento Valley Road
-----------------------------------------------------------------------------------------------------
  16  Turtle Place                                   455 Eastdale Road South
 262  22601 Pacific Coast Highway Ctr                22601 Pacific Coast Highway
 273  KFS-Sunset Terrace Apartments                  1456 Alturas Street
  12  Wellington Place                               10803 Green Creek Drive
  43  Jennifer Green                                 741 Park Avenue
-----------------------------------------------------------------------------------------------------
 281  Cedar Grove Mobile Home Park                   1A Whippoorwill Way
 132  SMC 190                                        5537 N.W. Expressway
 253  Wilshire Villa Apartments                      4245 5th Avenue South
 209  Crosby Creek                                   1300 E. Crosby Road
  66  Lakeview Commons                               15205-15235 18th Avenue North
-----------------------------------------------------------------------------------------------------
 339  Twin Parks Estates                             800 West Harris Road
  51  Candleridge Park                               1601 Wooded Pine
 296  Days Inn South                                 2850 South Circle Drive
 128  SMC 214                                        1636 Martin Luther King Blvd.
 138  SMC 440                                        1300 E. Beltline Road
-----------------------------------------------------------------------------------------------------
 113  Park Forest Office Building                    3530 Forest Lane
  50  Country Wood                                   791 Bateswood Drive
 292  Multiflex VI                                   2540 Alamo, S.E. & 2500 Yale Blvd. S.E
  23  Parkwood Lofts II                              4231 Travis Street
 349  Comfort Inn Sugar Creek                        5111 North Service Road
-----------------------------------------------------------------------------------------------------
 293  JF Commons West                                107 The Commons
 269  Cordele Corners Shopping Center                1411 East 16th Avenue
  75  Clearlake Village                              1239 Bay Area Boulevard
 270  Vista Gardens Apartments                       555 East Fruitvale
  53  Art Museum                                     1705 Art Museum Drive
-----------------------------------------------------------------------------------------------------
  47  Merrifield                                     1027-A Adams Avenue
 142  Sigo Shopping Center                           205 East Oneida Street
 259  College Park Apartments                        S.R. 696 (North Earl Street)
 260  Homestead Lodge                                13300 York Center Drive
 249  Marigold I Apartments                          2303 Goliad Road
-----------------------------------------------------------------------------------------------------
  59  Ridgeview                                      350 Six Flags Drive
  22  Fountain Place                                 920 S. Washington Ave
 346  Chapel Creek Apartments                        3410 Hilalgo
 357  Glenwood Village S.C.                          12611 Montgomery Boulevard
 175  Village Shopping Center                        19609 NW 57th Ave.
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.       CITY              STATE       CODE     BALANCE      BALANCE              POOL    % OF POOL
--------------------------------------------------------------------------------------------------
 122  Daytona Beach           FL        32114    2,810,000    2,810,000            0.25     73.44
  81  Corpus Christi          TX        78413    2,800,000    2,798,096            0.25     73.69
 125  Bloomington             IN        47408    2,773,000    2,773,000            0.24     73.93
  24  Atlanta                 GA        30317    2,750,000    2,738,054            0.24     74.17
 127  Mishawaka               IN        46545    2,735,000    2,735,000            0.24     74.41
--------------------------------------------------------------------------------------------------
 133  Knoxville               TN        37922    2,735,000    2,735,000            0.24     74.65
 126  Fort Wayne              IN        46825    2,698,000    2,698,000            0.24     74.89
 130  Westland                MI        48185    2,660,000    2,660,000            0.23     75.13
 312  San Diego               CA        92115    2,650,000    2,648,510            0.23     75.36
  21  Woodstown               NJ        08098    2,650,000    2,640,636            0.23     75.59
--------------------------------------------------------------------------------------------------
 158  Palmdale                CA        93552    2,642,000    2,639,643            0.23     75.82
 139  San Antonio             TX        78238    2,623,000    2,623,000            0.23     76.05
 331  Modesto                 CA        95358    2,600,000    2,600,000            0.23     76.28
 156  Mount Airy              NC        27030    2,600,000    2,596,631            0.23     76.51
   1  Kansas City             KS        66106    2,607,000    2,588,494            0.23     76.74
--------------------------------------------------------------------------------------------------
 106  Doraville               GA        30340    2,600,000    2,586,395            0.23     76.96
 136  Houston                 TX        77082    2,585,000    2,585,000            0.23     77.19
 330  Las Vegas               NV        89128    2,575,000    2,575,000            0.23     77.42
 226  San Diego               CA        92131    2,573,700    2,565,937            0.23     77.64
 149  Jacksonville            FL        32221    2,550,000    2,550,000            0.22     77.87
--------------------------------------------------------------------------------------------------
  17  Long Beach              CA        90805    2,531,000    2,517,084            0.22     78.09
 168  Simpsonville            SC        29680    2,500,000    2,500,000            0.22     78.31
 316  Marietta                GA        30067    2,500,000    2,500,000            0.22     78.53
 295  New York                NY        10025    2,500,000    2,500,000            0.22     78.75
  45  Mesa                    AZ        85201    2,500,000    2,494,476            0.22     78.97
--------------------------------------------------------------------------------------------------
 251  Arlington               TX        76010    2,500,000    2,493,360            0.22     79.18
 258  Berkeley Heights        NJ        07922    2,500,000    2,492,720            0.22     79.40
 358  Mesquite                TX        75149    2,450,000    2,450,000            0.22     79.62
 223  Arvada                  CO        80002    2,461,100    2,449,309            0.22     79.83
 232  San Diego               CA        92121    2,450,000    2,445,213            0.21     80.05
--------------------------------------------------------------------------------------------------
  16  Montgomery              AL        36117    2,450,000    2,440,917            0.21     80.26
 262  Malibu                  CA        90265    2,450,000    2,439,960            0.21     80.48
 273  Fallbrook               CA        92028    2,442,400    2,439,449            0.21     80.69
  12  Houston                 TX        77070    2,451,000    2,433,672            0.21     80.91
  43  Orange Park             FL        32073    2,434,000    2,426,780            0.21     81.12
--------------------------------------------------------------------------------------------------
 281  Mantua                  NJ        08051    2,430,000    2,425,620            0.21     81.33
 132  Warr Acres              OK        73132    2,398,000    2,398,000            0.21     81.54
 253  Lake Charles            LA        70605    2,400,000    2,397,569            0.21     81.75
 209  Carrollton              TX        75006    2,400,000    2,388,936            0.21     81.96
  66  Plymouth                MN        55447    2,379,000    2,375,564            0.21     82.17
--------------------------------------------------------------------------------------------------
 339  Arlington               TX        76017    2,320,000    2,318,071            0.20     82.38
  51  Houston                 TX        77073    2,309,000    2,303,910            0.20     82.58
 296  Colorado Springs        CO        80906    2,300,000    2,300,000            0.20     82.78
 128  Houma                   LA        70360    2,286,000    2,286,000            0.20     82.98
 138  Richardson              TX        75081    2,286,000    2,286,000            0.20     83.18
--------------------------------------------------------------------------------------------------
 113  Dallas                  TX        75234    2,255,000    2,249,637            0.20     83.38
  50  Houston                 TX        77079    2,242,000    2,235,701            0.20     83.58
 292  Albuquerque             NM        87106    2,215,000    2,215,000            0.19     83.77
  23  Dallas                  TX        75205    2,221,000    2,214,931            0.19     83.96
 349  Charlotte               NC        28269    2,200,000    2,200,000            0.19     84.16
--------------------------------------------------------------------------------------------------
 293  Ithaca                  NY        14850    2,200,000    2,198,140            0.19     84.35
 269  Cordele                 GA        31015    2,175,000    2,171,066            0.19     84.54
  75  Houston                 TX        77062    2,167,000    2,163,900            0.19     84.73
 270  Hemet                   CA        92543    2,150,000    2,147,677            0.19     84.92
  53  Jacksonville            FL        32207    2,140,000    2,135,239            0.19     85.11
--------------------------------------------------------------------------------------------------
  47  Salisbury               MD        21801    2,137,000    2,129,289            0.19     85.30
 142  Oswego                  NY        13126    2,100,000    2,098,632            0.18     85.48
 259  Shippensburg            PA        17257    2,100,000    2,096,271            0.18     85.66
 260  Charlotte               NC        28273    2,100,000    2,094,257            0.18     85.85
 249  San Antonio             TX        78223    2,095,200    2,087,752            0.18     86.03
--------------------------------------------------------------------------------------------------
  59  Austell                 GA        30001    2,050,000    2,044,510            0.18     86.21
  22  Lansing                 MI        48910    2,054,000    2,041,958            0.18     86.39
 346  Dallas                  TX        75220    2,000,000    2,000,000            0.18     86.57
 357  Albuquerque             NM        87111    2,000,000    2,000,000            0.18     86.74
 175  Miami                   FL        33055    2,000,000    1,996,565            0.18     86.92
--------------------------------------------------------------------------------------------------


                           STATED       ORIG        REM
                    ORIG    REM         AMORT      AMORT
CONTROL           MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.                 RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------------
 122               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
  81               9.1250     84          83         330         329         9/6/96         10/1/03         2,580,809
 125               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
  24               9.2500    300         295         300         295         5/15/96        6/1/21                NAP
 127               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 133               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 126               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 130               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 312               8.8600     60          59         360         359         9/30/96        10/1/01         2,540,310
  21               9.0000    120         115         330         325         5/3/96         6/1/06          2,297,459
----------------------------------------------------------------------------------------------------------------------
 158               9.0000     84          83         300         299         9/4/96         10/1/03         2,372,014
 139               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 331              10.1200    240         240         240         240         10/3/96        11/1/16               NAP
 156              10.1250    120         119         240         239         9/24/96        10/1/06         1,914,119
   1               8.3500     84          77         300         293         3/12/96        4/1/03          2,317,490
----------------------------------------------------------------------------------------------------------------------
 106               9.2500     84          78         300         294         4/29/96        5/1/03          2,342,773
 136               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 330               9.2900    120         120         330         330         10/9/96        11/1/06         2,245,277
 226               8.5900     60          55         360         355         5/14/96        6/1/01          2,461,827
 149               9.0000    120         120         300         300         10/4/96        11/1/06         2,115,384
----------------------------------------------------------------------------------------------------------------------
  17               8.9500    120         114         300         294         4/24/96        5/1/06          2,097,234
 168               9.5000    180         180         180         180         10/3/96        11/1/11               NAP
 316               9.8400    180         180         240         240         10/2/96        11/1/11         1,141,704
 295               8.8400    120         120         300         300         10/8/96        11/1/06         2,066,321
  45               9.0000    300         296         360         356         6/27/96        7/1/21            981,787
----------------------------------------------------------------------------------------------------------------------
 251               9.0900    120         117         300         297         7/26/96        8/1/06          2,078,130
 258               9.2500    120         118         240         238         8/2/96         9/1/06          1,797,387
 358               9.0900    120         120         360         360         10/3/96        11/1/06         2,197,772
 223               9.7800    120         114         300         294         4/30/96        5/1/06          2,076,655
 232               9.5900    120         116         360         356         6/13/96        7/1/06          2,216,443
----------------------------------------------------------------------------------------------------------------------
  16               8.4900    120         114         360         354         4/8/96         5/1/06          2,173,786
 262               9.6000     84          79         300         295         5/28/96        6/1/03          2,218,443
 273               8.5300     84          82         360         358         8/26/96        9/1/03          2,276,860
  12               8.3750     84          77         300         293         3/29/96        4/1/03          2,179,676
  43               8.7200     84          80         330         326         6/27/96        7/1/03          2,231,574
----------------------------------------------------------------------------------------------------------------------
 281               8.9600    180         178         300         298         8/23/96        9/1/11          1,615,574
 132               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 253               9.3800    120         118         360         358         8/2/96         9/1/06          2,163,668
 209               8.8900    120         115         300         295         5/21/96        6/1/06          1,985,954
  66               9.6400    300         297         360         357         7/25/96        8/1/21            973,370
----------------------------------------------------------------------------------------------------------------------
 339               9.4200    120         119         300         299         9/16/96        10/1/06         1,942,629
  51               8.7500     84          81         330         327         7/3/96         8/1/03          2,117,824
 296              10.3000    240         240         240         240         10/9/96        11/1/16               NAP
 128               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 138               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 113               9.7500     84          81         300         297         7/9/96         8/1/03          2,046,034
  50               8.7500     84          81         300         297         7/3/96         8/1/03          2,005,401
 292               9.6200    240         240         240         240         10/9/96        11/1/16               NAP
  23               9.0700     84          79         360         355         5/9/96         6/1/03          2,083,665
 349               9.5300    240         240         240         240         10/9/96        11/1/16               NAP
----------------------------------------------------------------------------------------------------------------------
 293               9.3200    120         119         300         299         9/25/96        10/1/06         1,838,128
 269               8.9400    180         178         300         298         8/13/96        9/1/11          1,444,918
  75               8.8750    120         118         330         328         8/12/96        9/1/06          1,873,957
 270               9.0700     84          82         360         358         8/13/96        9/1/03          2,017,055
  53               8.7000     84          81         330         327         7/3/96         8/1/03          1,961,496
----------------------------------------------------------------------------------------------------------------------
  47               9.0000    120         116         300         296         6/27/96        7/1/06          1,772,775
 142               9.6250    120         119         324         323         9/5/96         10/1/06         1,829,154
 259               9.0500    120         118         300         298         8/19/96        9/1/06          1,744,056
 260               9.7400    240         238         240         238         8/12/96        9/1/16                NAP
 249               9.0900     84          80         300         296         6/24/96        7/1/03          1,883,568
----------------------------------------------------------------------------------------------------------------------
  59               9.0400    300         297         300         297         7/8/96         8/1/21                NAP
  22               8.6250     84          79         276         271         5/6/96         6/1/03          1,785,796
 346               8.8400    120         120         336         336         10/4/96        11/1/06         1,741,093
 357               8.9300    120         120         300         300         10/4/96        11/1/06         1,656,480
 175               9.2500    120         118         300         298         8/19/96        9/1/06          1,668,449
----------------------------------------------------------------------------------------------------------------------


CONTROL
NO.     PROPERTY TYPE
------------------------

 122  Anchored Retail
  81  Multifamily
 125  Unanchored Retail
  24  Sec. 42
 127  Anchored Retail
------------------------
 133  Anchored Retail
 126  Anchored Retail
 130  Unanchored Retail
 312  Multifamily
  21  Multifamily
------------------------
 158  Anchored Retail
 139  Anchored Retail
 331  Hospitality
 156  Hospitality
   1  Multifamily
------------------------
 106  Unanchored Retail
 136  Anchored Retail
 330  Office
 226  Multifamily
 149  Anchored Retail
------------------------
  17  Multifamily
 168  Hospitality
 316  Hospitality
 295  Multifamily/Retail
  45  Sec. 42
------------------------
 251  Multifamily
 258  Anchored Retail
 358  Multifamily
 223  Unanchored Retail
 232  Industrial
------------------------
  16  Multifamily
 262  Unanchored Retail
 273  Multifamily
  12  Multifamily
  43  Multifamily
------------------------
 281  Mobile Home Park
 132  Anchored Retail
 253  Multifamily
 209  Multifamily
  66  Sec. 42
------------------------
 339  Mobile Home Park
  51  Multifamily
 296  Hospitality
 128  Unanchored Retail
 138  Anchored Retail
------------------------
 113  Office
  50  Multifamily
 292  Industrial
  23  Multifamily
 349  Hospitality
------------------------
 293  Multifamily/Retail
 269  Anchored Retail
  75  Multifamily
 270  Multifamily
  53  Multifamily
------------------------
  47  Multifamily
 142  Anchored Retail
 259  Multifamily
 260  Hospitality
 249  Multifamily
------------------------
  59  Multifamily
  22  Multifamily
 346  Multifamily
 357  Anchored Retail
 175  Unanchored Retail
------------------------


CONTROL
NO.     PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------------

 122  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
  81  2 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 125  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
  24  15 yr lock, open last 10 years
 127  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 133  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 126  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 130  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 312  3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
  21  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 158  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 139  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 331  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 156  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   1  1 yr lock, >1% or YM through yr 6, open last 12 mos
----------------------------------------------------------------------------------------------------------------------------
 106  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 136  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 330  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 226  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, open last 3 months
 149  4 yr lock, >1% or YM through yr 9, open last 12 mos
----------------------------------------------------------------------------------------------------------------------------
  17  1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 168  3 yr lock,>1% or YM through yr 10,4%,3%,2%,1% open last 12 mos
 316  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 295  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  45  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
 251  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 258  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 358  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 223  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 232  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  16  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 262  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 273  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  12  1 yr lock, >1% or YM through yr 6, open last 12 mos
  43  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 281  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 132  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 253  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 209  5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months
  66  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
 339  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  51  1 yr lock, >1% or YM through yr 6, open last 12 mos
 296  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 128  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 138  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 113  5 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  50  1 yr lock, >1% or YM through yr 6, open last 12 mos
 292  10 yr lock, yearly @ 8%,7, 6, 5, 4, 3, 2, 33 mos @ 1%, open last 3 mos
  23  1 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 349  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 293  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 269  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  75  3 yr lock, >1% or YM through yr 9, open last 12 mos
 270  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  53  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
  47  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 142  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 259  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 260  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 249  3 yr lock, >1% or YM through yr 6 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  59  5 yr lock, >1% or YM through yr 20, open last 5 years
  22  1 yr lock, >1% or YM through yr 6, open last 12 mos
 346  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 357  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 175  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------


CONTROL        DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL     CURRENT
NO.           SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR          LTV
---------------------------------------------------------------------------------------------------------------------------------
 122          28,962            465,612             7,352       433,854           1.25         5,500,000      1996        51.09
  81          23,196          1,062,980           657,495       351,819           1.26         4,800,000      1996        58.29
 125          28,581            458,240             7,235       429,690           1.25         5,150,000      1996        53.84
  24          23,551            839,037           427,126       374,951           1.33         3,400,000      1996        80.53
 127          28,189            452,032             7,137       423,712           1.25         5,050,000      1996        54.16
---------------------------------------------------------------------------------------------------------------------------------
 133          28,189            452,032             7,137       423,712           1.25         4,750,000      1996        57.58
 126          27,808            445,989             7,042       417,891           1.25         4,900,000      1996        55.06
 130          27,416            439,876             6,945       411,794           1.25         5,100,000      1996        52.16
 312          21,056            588,125           252,602       335,523           1.33         3,400,000      1996        77.90
  21          21,720            750,256           402,061       325,155           1.25         3,600,000      1996        73.35
---------------------------------------------------------------------------------------------------------------------------------
 158          22,172            515,864           151,832       347,633           1.31         3,600,000      1996        73.32
 139          27,035            434,714             6,864       404,873           1.25         4,950,000      1996        52.99
 331          25,298          1,097,770           603,903       493,867           1.63         3,800,000      1996        68.42
 156          25,306            858,122           379,901       431,696           1.42         3,910,000      1996        66.41
   1          20,729            767,235           361,616       368,899           1.48         3,300,000      1995        78.44
---------------------------------------------------------------------------------------------------------------------------------
 106          22,266            388,967            45,669       336,172           1.26         3,640,000      1996        71.05
 136          26,643            427,530             6,750       400,113           1.25         4,750,000      1996        54.42
 330          21,633            486,593           124,002       330,484           1.27         3,850,000      1996        66.88
 226          19,954            503,550           148,813       309,018           1.29         3,600,000      1996        71.28
 149          21,400            531,278           176,564       329,553           1.28         3,550,000      1996        71.83
---------------------------------------------------------------------------------------------------------------------------------
  17          21,153            906,378           491,818       376,197           1.48         3,375,000      1996        74.58
 168          26,106          1,158,840           663,852       448,634           1.43         3,700,000      1996        67.57
 316          23,861          1,182,904           732,637       450,267           1.57         3,730,000      1996        67.02
 295          20,707            499,639           160,167       335,593           1.35         3,480,000      1996        71.84
  45          20,116            493,799           202,993       277,506           1.15         3,200,000      1996        77.95
---------------------------------------------------------------------------------------------------------------------------------
 251          21,134            831,627           515,127       316,500           1.25         3,180,000      1996        78.41
 258          22,897            568,697           214,830       353,868           1.29         3,800,000      1996        65.60
 358          19,872            740,860           451,803       289,057           1.21         3,650,000      1996        67.12
 223          21,983            541,665           167,755       356,172           1.35         3,600,000      1996        68.04
 232          20,762            452,511           125,476       313,228           1.26         3,350,000      1996        72.99
---------------------------------------------------------------------------------------------------------------------------------
  16          18,821            500,741           189,681       293,460           1.30         3,300,000      1995        73.97
 262          21,576            504,520           119,267       373,325           1.44         3,600,000      1996        67.78
 273          18,832            465,916           186,207       279,709           1.24         3,200,000      1996        76.23
  12          19,530            797,367           456,676       312,091           1.33         3,350,000      1995        72.65
  43          19,473            723,400           382,688       309,032           1.32         3,500,000      1996        69.34
---------------------------------------------------------------------------------------------------------------------------------
 281          20,326            464,922           135,146       329,776           1.35         3,650,000      1996        66.46
 132          24,716            396,979             6,268       370,699           1.25         4,500,000      1996        53.29
 253          19,971            660,839           349,438       311,401           1.30         3,500,000      1996        68.50
 209          19,960            963,088           666,249       296,839           1.24         3,250,000      1996        73.51
  66          20,247            542,995           240,379       289,816           1.19         3,200,000      1996        74.24
---------------------------------------------------------------------------------------------------------------------------------
 339          20,141            513,667           192,967       320,701           1.33         2,900,000      1996        79.93
  51          18,521            661,533           358,103       277,830           1.25         3,220,000      1996        71.55
 296          22,655          1,777,794         1,346,914       430,880           1.59         3,500,000      1996        65.71
 128          23,562            378,690             5,979       353,071           1.25         4,500,000      1996        50.80
 138          23,562            380,070             6,001       351,349           1.24         4,450,000      1996        51.37
---------------------------------------------------------------------------------------------------------------------------------
 113          20,095            801,306           434,846       327,149           1.36         3,275,000      1996        68.69
  50          18,432            608,916           313,226       276,490           1.25         3,080,000      1996        72.59
 292          20,821            457,810           144,355       309,351           1.24         3,200,000      1996        69.22
  23          17,983            408,552           117,844       282,208           1.31         3,160,000      1996        70.09
 349          20,550          1,185,919           808,074       377,844           1.53         3,300,000      1996        66.67
---------------------------------------------------------------------------------------------------------------------------------
 293          18,947            612,265           276,480       318,975           1.40         3,200,000      1996        68.69
 269          18,163            397,929            85,223       293,613           1.35         2,900,000      1996        74.86
  75          17,571            839,870           505,783       293,197           1.39         3,825,000      1996        56.57
 270          17,408            707,448           355,719       351,729           1.68         2,700,000      1996        79.54
  53          17,091            752,875           427,850       283,137           1.38         3,350,000      1996        63.74
---------------------------------------------------------------------------------------------------------------------------------
  47          17,934            518,229           197,537       293,047           1.36         3,000,000      1996        70.98
 142          18,212            413,353           112,668       274,854           1.26         3,200,000      1996        65.58
 259          17,695            500,723           233,511       267,212           1.26         2,900,000      1996        72.29
 260          19,905            771,443           366,173       405,270           1.70         3,485,000      1996        60.09
 249          17,712            531,153           276,094       255,059           1.20         2,650,000      1996        78.78
---------------------------------------------------------------------------------------------------------------------------------
  59          17,260            624,049           309,356       289,253           1.40         2,850,000      1996        71.74
  22          17,137            594,563           306,563       266,400           1.30         2,600,000      1995        78.54
 346          16,100            803,088           557,729       245,359           1.27         2,725,000      1996        73.39
 357          16,688            359,954            75,490       267,370           1.34         2,700,000      1996        74.07
 175          17,128            435,152           131,443       280,934           1.37         2,800,000      1996        71.31
---------------------------------------------------------------------------------------------------------------------------------


                                                     LOAN PER
           SCHEDULED                 SQ FT, UNITS    SQ FT, UNIT                        INITIAL
CONTROL    MATURITY        YEAR      BEDS, PADS      BED, PAD          OCCUPANCY        RESERVES    UNDERWRITING
NO.          LTV          BUILT        OR ROOM        OR ROOM         PERCENTAGE       AT CLOSING     RESERVES
-----------------------------------------------------------------------------------------------------------------------
122       NAP           1980        62,590 sqft      44.90 / sqft       100.00          14,050.00   0.10 per sq. ft.
 81      53.77          1980         201 units     13,920.87 / unit      95.00         164,405.00     267 per unit
125       NAP           1994        50,000 sqft      55.46 / sqft       100.00             937.50   0.10 per sq. ft.
 24       NAP           1965         176 units     15,557.13 / unit      99.00               0.00     210 per unit
127       NAP           1979        50,000 sqft      54.70 / sqft       100.00          99,053.75   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
133       NAP           1986        50,000 sqft      54.70 / sqft       100.00           3,750.00   0.10 per sq. ft.
126       NAP           1989        50,000 sqft      53.96 / sqft       100.00          20,016.25   0.10 per sq. ft.
130       NAP           1980        50,900 sqft      52.26 / sqft       100.00          12,603.75   0.10 per sq. ft.
312      74.72          1987         104 units     25,466.44 / unit      92.31          12,187.50     250 per unit
 21      63.82          1975         96 units      27,506.62 / unit      95.00          74,875.00     240 per unit
-----------------------------------------------------------------------------------------------------------------------
158      65.89          1991        39,671 sqft      66.54 / sqft        99.93           7,593.75   0.14 per sq. ft.
139       NAP           1981        59,250 sqft      44.27 / sqft       100.00           3,125.00   0.10 per sq. ft.
331       NAP           1993         65 rooms      40,000.00 / room        NAP               0.00   4% of gross rev.
156      48.95          1984         99 rooms      26,228.60 / room      69.50           2,812.50   4% of gross rev.
  1      70.23          1970         144 units     17,975.65 / unit      97.89          12,468.75     255 per unit
-----------------------------------------------------------------------------------------------------------------------
106      64.36          1972        70,515 sqft      36.68 / sqft       100.00           5,625.00   0.05 per sq. ft.
136       NAP           1993        50,000 sqft      51.70 / sqft       100.00               0.00   0.10 per sq. ft.
330      58.32          1995        25,516 sqft      100.92 / sqft      100.00               0.00   0.15 per sq. ft.
226      68.38          1984         62 units      41,386.08 / unit      95.31               0.00     276 per unit
149      59.59          1988        76,635 sqft      33.27 / sqft        98.10           5,125.00   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
 17      62.14          1966         169 units     14,893.99 / unit      85.00               0.00     227 per unit
168       NAP           1990         82 rooms      30,487.80 / room      80.00          22,125.00   4% of gross rev.
316      30.61          1972         103 rooms     24,271.84 / room        NAP               0.00   4% of gross rev.
295      59.38          1901        32,655 sqft      76.56 / sqft       100.00               0.00     250 per unit
 45      30.68          1995         76 units      32,822.05 / unit      95.00               0.00     175 per unit
-----------------------------------------------------------------------------------------------------------------------
251      65.35          1969         214 units     11,651.21 / unit      93.46          52,250.00     280 per unit
258      47.30          1991        38,427 sqft      64.87 / sqft       100.00               0.00   0.22 per sq. ft.
358      60.21          1972         160 units     15,312.50 / unit      99.38               0.00     250 per unit
223      57.68          1978        49,699 sqft      49.28 / sqft        94.97          36,105.00   0.16 per sq. ft.
232      66.16          1990        54,193 sqft      45.12 / sqft        91.05               0.00   0.15 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
 16      65.87          1986         88 units      27,737.69 / unit      97.20               0.00     200 per unit
262      61.62          1991        20,343 sqft      119.94 / sqft       96.61               0.00   0.15 per sq. ft.
273      71.15          1988         66 units      36,961.34 / unit     100.00               0.00     200 per unit
 12      65.06          1980         143 units     17,018.68 / unit      95.00           2,856.25     200 per unit
 43      63.76          1968         120 units     20,223.17 / unit      95.00          35,312.50     264 per unit
-----------------------------------------------------------------------------------------------------------------------
281      44.26          1967         178 pads       13,627.08 / pad      92.70               0.00      50 per pad
132       NAP           1985        49,950 sqft      48.01 / sqft       100.00           1,000.00   0.10per sq. ft.
253      61.82          1976         124 units     19,335.23 / unit      95.16          35,256.25     250 per unit
209      61.11          1973         200 units     11,944.68 / unit      93.00          58,473.00     250 per unit
 66      30.42          1995         64 units      37,118.19 / unit     100.00               0.00     200 per unit
-----------------------------------------------------------------------------------------------------------------------
339      66.99          1984          250 pad       9,272.28 / pad       96.40          54,500.00      50 per pad
 51      65.77          1985         128 units     17,999.30 / unit      98.20           1,250.00     200 per unit
296       NAP           1965         176 rooms     13,068.18 / room        NAP          41,500.00   4% of gross rev.
128       NAP           1992        50,000 sqft      45.72 / sqft       100.00          13,150.00   0.10 per sq. ft.
138       NAP           1979        63,083 sqft      36.24 / sqft       100.00          15,625.00   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
113      62.47          1969        91,366 sqft      24.62 / sqft        97.33         173,000.00   0.20 per sq. ft.
 50      65.11          1971         96 units      23,288.55 / unit      98.78          44,000.00     200 per unit
292       NAP           1980        52,860 sqft      41.90 / sqft       100.00           8,313.00   0.15 per sq. ft.
 23      65.94          1963         34 units      65,145.03 / unit     100.00               0.00     250 per unit
349       NAP           1990         87 rooms      25,287.36 / room        NAP          19,600.00   4% of gross rev.
-----------------------------------------------------------------------------------------------------------------------
293      57.44       Circa 1921     53,408 sqft      41.16 / sqft        89.80           9,068.75     300 per unit
269      49.82          1987        51,678 sqft      42.01 / sqft        97.52          34,300.00   0.24 per sq. ft.
 75      48.99          1975         174 units     12,436.21 / unit      93.48          97,312.50     235 per unit
270      74.71          1987         140 units     15,340.55 / unit      90.00          51,447.50     175 per unit
 53      58.55          1974         176 units     12,132.04 / unit      95.00          12,062.50     238 per unit
-----------------------------------------------------------------------------------------------------------------------
 47      59.09          1987         96 units      22,180.10 / unit      94.79           9,691.25     291 per unit
142      57.16          1969        96,790 sqft      21.68 / sqft       100.00          17,625.00   0.12 per sq. ft.
259      60.14          1968         74 units      28,327.98 / unit     100.00          18,437.50     325 per unit
260       NAP           1990         122 rooms     17,166.04 / room        NAP               0.00   4% of gross rev.
249      71.08          1975         116 units     17,997.86 / unit      97.41               0.00     250 per unit
-----------------------------------------------------------------------------------------------------------------------
 59       NAP           1975         120 units     17,037.58 / unit      92.50          46,250.00     212 per unit
 22      68.68          1964         108 units     18,907.02 / unit      97.00         102,433.75     200 per unit
346      63.89          1963         185 units     10,810.81 / unit      95.14          37,480.00     250 per unit
357      61.35       Circa 1989     28,081 sqft      71.22 / sqft        94.87          16,565.00   0.15 per sq. ft.
175      59.59          1985        34,152 sqft      58.46 / sqft       100.00             750.00   0.26 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------


                                                        LARGEST RETAIL TENANT
CONTROL        SERVICING                                                                                AREA LEASED
NO.              FEES               NAME                                                                 (SQ. FT.)
-------------------------------------------------------------------------------------------------------------------
 122           0.1150               Service Merchandise Inc.                                               62,590
  81           0.1150
 125           0.1150               Service Merchandise Inc.                                               50,000
  24           0.1150
 127           0.1150               Service Merchandise Inc. ("Shadow"-Best Buy; Michael; Hannaford)*      50,000
-------------------------------------------------------------------------------------------------------------------
 133           0.1150               Service Merchandise Inc. ("Shadow"-Kroger; Marshall; Home Depot)*      50,000
 126           0.1150               Service Merchandise Inc. ("Shadow"-Walmart)*                           50,000
 130           0.1150               Service Merchandise Inc.                                               50,900
 312           0.1350
  21           0.1500
-------------------------------------------------------------------------------------------------------------------
 158           0.1150               Thrifty Drug Store ("Shadow"-Ralph's)*                                 19,300
 139           0.1150               Service Merchandise Inc. (Shadow"-Mervyn's)*                           59,250
 331           0.1150
 156           0.1150
   1           0.1150
-------------------------------------------------------------------------------------------------------------------
 106           0.1150               Rhodes Furniture                                                       70,515
 136           0.1150               Service Merchandise Inc. ("Shadow"-Builders Square)*                   50,000
 330           0.1150               Diversified                                                             3,584
 226           0.1350
 149           0.1150               Publix                                                                 39,795
  17           0.1150
-------------------------------------------------------------------------------------------------------------------
 168           0.1150
 316           0.1150
 295           0.1350               Aerosole/JCPenney                                                       1,300
  45           0.1150
 251           0.1150
-------------------------------------------------------------------------------------------------------------------
 258           0.1150               The Grand Union Company                                                38,427
 358           0.1350
 223           0.1150               Piccolo's                                                               5,100
 232           0.1350               Teal Electronics Corp                                                  31,211
  16           0.1150
-------------------------------------------------------------------------------------------------------------------
 262           0.1150               Malibu Greens                                                           8,587
 273           0.1350
  12           0.1150
  43           0.1150
 281           0.1150
-------------------------------------------------------------------------------------------------------------------
 132           0.1150               Service Merchandise Inc.                                               49,950
 253           0.1150
 209           0.1150
  66           0.1150
 339           0.1150
-------------------------------------------------------------------------------------------------------------------
  51           0.1150
 296           0.1150
 128           0.1150               Service Merchandise Inc.                                               50,000
 138           0.1150               Service Merchandise Inc.                                               63,083
 113           0.1150               Oncor                                                                  44,505
-------------------------------------------------------------------------------------------------------------------
  50           0.1150
 292           0.1150               Allied Signal Aerospace                                                34,860
  23           0.2000
 349           0.1150
 293           0.1150
-------------------------------------------------------------------------------------------------------------------
 269           0.1150               Harvey's Supermarkets                                                  27,878
  75           0.1150
 270           0.1350
  53           0.1150
-------------------------------------------------------------------------------------------------------------------
  47           0.1150
 142           0.1150               Penn Traffic Company                                                   65,690
 259           0.1150
 260           0.1150
 249           0.1150
-------------------------------------------------------------------------------------------------------------------
  59           0.1150
  22           0.1150
 346           0.1150
 357           0.1150               Day Spa ("Shadow"-Smith's Grocery)*                                     5,102
 175           0.1150               National 5 Supermarket                                                 10,000
-------------------------------------------------------------------------------------------------------------------



   % OF TOTAL            LEASE           CONTROL
  AREA LEASED           EXP DATE           NO.
-------------------------------------------------------

                      11/30/2011                   122
                                                    81
                      11/30/2011                   125
                                                    24
                      11/30/2011                   127
-------------------------------------------------------
                      11/30/2011                   133
                      11/30/2011                   126
                      11/30/2011                   130
                                                   312
                                                    21
-------------------------------------------------------
                      5/31/2015                    158
                      11/30/2011                   139
                                                   331
                                                   156
                                                     1
-------------------------------------------------------
                      10/31/2004                   106
                      11/30/2011                   136
                      12/14/1998                   330
                                                   226
                      3/02/2008                    149
-------------------------------------------------------
                                                    17
                                                   168
                                                   316
                      10/30/2005                   295
                                                    45
-------------------------------------------------------
                                                   251
                      12/14/2018                   258
                                                   358
                      1/10/2006                    223
                      3/22/2000                    232
-------------------------------------------------------
                                                    16
                      1/31/2006                    262
                                                   273
                                                    12
                                                    43
-------------------------------------------------------
                                                   281
                      11/30/2011                   132
                                                   253
                                                   209
                                                    66
-------------------------------------------------------
                                                   339
                                                    51
                                                   296
                      11/30/2011                   128
                      11/30/2011                   138
-------------------------------------------------------
                      2/28/1998                    113
                                                    50
                      12/31/1997                   292
                                                    23
                                                   349
-------------------------------------------------------
                                                   293
                      6/30/2007                    269
                                                    75
                                                   270
                                                    53
-------------------------------------------------------
                                                    47
                      12/31/2014                   142
                                                   259
                                                   260
                                                   249
-------------------------------------------------------
                                                    59
                                                    22
                                                   346
                      7/20/1999                    357
                      10/31/1998                   175
-------------------------------------------------------

* Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
   6  Casa Del Lago                                  3140 Kearsage Drive
 212  Fountainview Lodge I & II Apts.                6015 Winsome & 6100 Fairdale
 151  Kings Court Shopping Center                    901 S. Kings Drive
 261  Coca-Cola Building-Industrial                  2540 W. Pennway
  15  Lakewood                                       1542 Arcadia Drive
-----------------------------------------------------------------------------------------------------
 111  Cor-West Plaza Shopping Center                 703 West Main Street
  52  Millcreek                                      1823 Stadium Road
 161  Valli Hi Shopping Center                       SE Corner of South Circle Dr. & Airport Rd.
 246  K&S - Pioneer Village MHP                      2901 West 63rd Avenue
 348  Comfort Inn Columbia                           7700 Two Notch Road
-----------------------------------------------------------------------------------------------------
 220  P & K-Olive Gardens Apartments                 6500 - 6502 W. Olive Avenue
  76  Kingswood Estates                              1910 South Chipman Street
 203  JMA - Brookmore Hollow Apartments              810 Brooks Avenue
  20  Regency on Kennedy                             4350 West Kennedy Blvd
 320  Clackamas Corner                               11750 SE 82nd Ave.
-----------------------------------------------------------------------------------------------------
 291  Days Inn Six Flags                             95 South Service Road
 280  Tiger Industrial Plaza                         4901 & 4929 West Van Buren Street
 216  P&K-Glendale Shadows                           5902 W. Royal Palm Rd
 214  Fountain Square Apartments                     544 Camp Avenue
 219  Mount View Business Park                       20-90 Mount View Lane
-----------------------------------------------------------------------------------------------------
 119  Lynnfield Shopping Centre                      584-592 Main Street
 206  Clinton Industrial Park                        7100-7251 Clinton Drive
 150  Pelham 6                                       6 Logue Court
 289  Days Inn North                                 4610 Rusina Rd.
 272  KFS-Sunset Trails Apartments                   959 Postal Way
-----------------------------------------------------------------------------------------------------
  99  Kensington Cottages                            415 8th Street NW
  46  Sunset Way I                                   15385 SW 73rd Terrace Circle
 254  Colinas Business Park                          4320 North Belt Line Road
   3  Morningside                                    2401 Jammes Rd
 112  Days Inn - Flagstaff                           2735 South Woodlands Village Boulevard
-----------------------------------------------------------------------------------------------------
 282  Super 8 Motel                                  3617 N. Pan Am Expressway (aka I-35)
  40  Colony Woods II                                3030 Continental Colony Parkway #1608
 233  EW - Sorrento Roselle Industrial Park          10635-37-39 Roselle Street
 107  Tower Glen Shopping Center                     2216 West County Road D
  39  Valleybrook                                    169 Roscoe Road
-----------------------------------------------------------------------------------------------------
 325  CAP-Clubhouse Apartments                       3 Clubhouse Circle
 256  Bay Towers                                     1203 Market Street
 338  Southgate/Meadowlark Mobile Home Park          6405 - 6601 Arden Road
 115  163 / 174 Newbury Street                       163 & 174 Newbury Street
 109  Arcadia Lakes Shopping Center                  6432 Two Notch Road
-----------------------------------------------------------------------------------------------------
 230  Silvercreek II Apartments                      4619 W. 34th Street
 231  Solarium Apartments                            9275 LBJ Freeway
  48  Marabou Mills I                                3420 Marabou Mills Drive
 221  Pecos Trail Office Compound                    1660 Old Pecos Trail
 247  Buckingham Manor                               1110 & 1160 S. Joliet
-----------------------------------------------------------------------------------------------------
 250  Belfonti-Stonebridge Apartments                157-161 Pinney Street
  74  Lindendale                                     3580 Lindendale Drive
 114  Sims Creek Plaza                               1695-1697 Indiantown Road
 311  PETsMART                                       3195 Hempstead Turnpike
 238  Woodwillow Townhomes                           3601 Willow Springs Road
-----------------------------------------------------------------------------------------------------
 347  Park Springs Apartments                        2002 West Irving Blvd.
 279  American Trade Institute                       6627 Maple Avenue
  63  Dogwood Glenn II                               2390 Woodglen Drive
   7  Park Colony                                    11200 Huffmeister
 160  Shaw Butte Center                              Corner of N. 7th Street & Thunderbird Road
-----------------------------------------------------------------------------------------------------
 239  Timbergrove Manor Apts.                        1600 West T. C. Jester Blvd
 286  Las Colinas Tech Center                        2039 Walnut Hill Lane
  79  Country View - Texas                           6324 Baker Boulevard
   5  Seville                                        1420 North Meridian Road
 361  Magnolia Gardens                               15, 17 & 19 Fordyce Court
-----------------------------------------------------------------------------------------------------
 319  Enfield Court Apartments                       16541 Loch Katrine Road
 211  First Line Apartments                          1120 Red Bluff Road
  28  Elsmere                                        1410 Cypress Avenue
 323  CAP-Maplewood Apartments                       1 Carlton Road
 105  Plaza 59                                       10508 Bennett Road
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT       % OF    CUMULATIVE
NO.      CITY               STATE       CODE     BALANCE      BALANCE       POOL    % OF POOL
-----------------------------------------------------------------------------------------------
   6  Lake Havasu City        AZ        86406    2,000,000    1,991,554      0.17     87.09
 212  Houston                 TX        77057    1,971,700    1,963,142      0.17     87.26
 151  Charlotte               NC        28204    1,950,000    1,948,735      0.17     87.44
 261  Kansas City             MO        64108    1,950,000    1,946,543      0.17     87.61
  15  Jacksonville            FL        32207    1,950,000    1,938,105      0.17     87.78
-----------------------------------------------------------------------------------------------
 111  New Britain             CT        06053    1,935,000    1,930,099      0.17     87.95
  52  Wharton                 TX        77488    1,935,000    1,929,563      0.17     88.12
 161  Colorado Springs        CO        80909    1,870,000    1,868,400      0.16     88.28
 246  Denver                  CO        80221    1,870,000    1,866,925      0.16     88.44
 348  Columbia                SC        29223    1,850,000    1,850,000      0.16     88.61
-----------------------------------------------------------------------------------------------
 220  Glendale                AZ        85302    1,850,000    1,843,706      0.16     88.77
  76  Owosso                  MI        48867    1,842,000    1,838,633      0.16     88.93
 203  Rosenburg               TX        77471    1,811,661    1,808,762      0.16     89.09
  20  Tampa                   FL        33609    1,809,000    1,802,731      0.16     89.25
 320  Portland                OR        97266    1,800,000    1,800,000      0.16     89.41
-----------------------------------------------------------------------------------------------
 291  Austell                 GA        30001    1,800,000    1,797,705      0.16     89.56
 280  Phoenix                 AZ        85043    1,800,000    1,796,755      0.16     89.72
 216  Glendale                AZ        85302    1,800,000    1,793,877      0.16     89.88
 214  Gulfport                MS        39501    1,800,000    1,791,971      0.16     90.04
 219  Colorado Springs        CO        80907    1,771,400    1,761,867      0.15     90.19
-----------------------------------------------------------------------------------------------
 119  Lynnfield               MA        01940    1,761,000    1,756,483      0.15     90.35
 206  Houston                 TX        77020    1,762,500    1,753,030      0.15     90.50
 150  Greenville              SC        29615    1,750,000    1,750,000      0.15     90.65
 289  Colorado Springs        CO        80907    1,720,000    1,720,000      0.15     90.80
 272  Vista                   CA        92083    1,700,000    1,698,147      0.15     90.95
-----------------------------------------------------------------------------------------------
  99  Buffalo                 MN        55313    1,700,000    1,690,004      0.15     91.10
  46  Miami                   FL        33193    1,693,000    1,686,728      0.15     91.25
 254  Irving                  TX        75038    1,670,000    1,667,263      0.15     91.40
   3  Jacksonville            FL        32210    1,658,000    1,646,231      0.14     91.54
 112  Flagstaff               AZ        86001    1,650,000    1,645,843      0.14     91.69
-----------------------------------------------------------------------------------------------
 282  San Antonio             TX        78219    1,650,000    1,645,659      0.14     91.83
  40  Atlanta                 GA        30331    1,607,000    1,601,182      0.14     91.97
 233  San Diego               CA        92121    1,600,000    1,596,808      0.14     92.11
 107  Roseville               MN        55112    1,598,000    1,593,952      0.14     92.25
  39  Newnan                  GA        30263    1,594,000    1,588,230      0.14     92.39
-----------------------------------------------------------------------------------------------
 325  Storrs                  CT        06268    1,571,500    1,570,032      0.14     92.53
 256  Pascagoula              MS        39567    1,550,000    1,543,761      0.14     92.66
 338  Amarillo                TX        79109    1,520,000    1,518,664      0.13     92.80
 115  Boston                  MA         2116    1,515,000    1,510,074      0.13     92.93
 109  Columbia                SC        29206    1,500,000    1,496,039      0.13     93.06
-----------------------------------------------------------------------------------------------
 230  Houston                 TX        77092    1,500,000    1,488,771      0.13     93.19
 231  Dallas                  TX        75243    1,500,000    1,480,739      0.13     93.32
  48  Indianapolis            IN        46214    1,475,000    1,469,678      0.13     93.45
 221  Santa Fe                NM        87501    1,468,300    1,463,765      0.13     93.58
 247  Aurora                  CO        80012    1,454,300    1,449,070      0.13     93.71
-----------------------------------------------------------------------------------------------
 250  Ellington               CT        06029    1,450,000    1,444,803      0.13     93.83
  74  Columbus                OH        43204    1,444,000    1,441,228      0.13     93.96
 114  Jupiter                 FL        33458    1,450,000    1,440,338      0.13     94.09
 311  Levittown               NY        11546    1,440,000    1,440,000      0.13     94.21
 238  Austin                  TX        78704    1,431,000    1,427,922      0.13     94.34
-----------------------------------------------------------------------------------------------
 347  Irving                  TX        75061    1,425,000    1,425,000      0.13     94.46
 279  Dallas                  TX        75226    1,425,000    1,421,440      0.12     94.59
  63  Indianapolis            IN        46260    1,425,000    1,421,055      0.12     94.71
   7  Houston                 TX        77065    1,425,000    1,414,925      0.12     94.84
 160  Phoenix                 AZ        85022    1,410,000    1,408,843      0.12     94.96
-----------------------------------------------------------------------------------------------
 239  Houston                 TX        77008    1,405,000    1,402,714      0.12     95.09
 286  Irving                  TX        75038    1,400,000    1,397,778      0.12     95.21
  79  Haltom City             TX        76118    1,400,000    1,397,545      0.12     95.33
   5  Tallahassee             FL        32303    1,380,000    1,371,005      0.12     95.45
 361  New MIlford             CT        06776    1,370,000    1,370,000      0.12     95.57
-----------------------------------------------------------------------------------------------
 319  Houston                 TX        77084    1,350,000    1,349,215      0.12     95.69
 211  Pasadena                TX        77506    1,350,000    1,343,858      0.12     95.81
  28  Elsmere                 DE        19805    1,288,000    1,282,405      0.11     95.92
 323  Storrs                  CT        06268    1,272,200    1,271,011      0.11     96.03
 105  Dunkirk                 NY        14048    1,264,000    1,259,803      0.11     96.14
-----------------------------------------------------------------------------------------------


                                  STATED       ORIG        REM
                       ORIG        REM         AMORT      AMORT
CONTROL      MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.            RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------
   6          8.6250    300         293         360         353         3/26/96        4/1/21            766,036
 212          8.4900    120         113         360         353         3/29/96        4/1/06          1,749,410
 151          9.3750    120         119         330         329         9/24/96        10/1/06         1,703,101
 261          9.0600    120         118         300         298         8/14/96        9/1/06          1,619,846
  15          8.3125     84          78         300         294         4/5/96         5/1/03          1,732,420
----------------------------------------------------------------------------------------------------------------
 111          9.3750    120         117         300         297         7/2/96         8/1/06          1,618,665
  52          8.7500     84          81         300         297         7/3/96         8/1/03          1,730,799
 161          9.2500    120         119         300         299         9/25/96        10/1/06         1,560,000
 246          9.0200     84          81         360         357         7/10/96        8/1/03          1,753,375
 348          9.7300    240         240         240         240         10/9/96        11/1/16               NAP
----------------------------------------------------------------------------------------------------------------
 220          8.9100    120         114         360         354         4/30/96        5/1/06          1,654,247
  76          8.8750     84          82         300         298         8/15/96        9/1/03          1,650,709
 203          9.1500    120         117         360         357         7/1/96         8/1/06          1,626,853
  20          8.8200    120         114         360         354         4/30/96        5/1/06          1,614,953
 320          9.4600    120         120         300         300         10/2/96        11/1/06         1,508,520
----------------------------------------------------------------------------------------------------------------
 291         10.2500    240         239         240         239         9/12/96        10/1/16               NAP
 280          8.9600    120         118         300         298         8/30/96        9/1/06          1,491,854
 216          8.9100    120         114         360         354         4/30/96        5/1/06          1,609,537
 214          9.0900    180         175         300         295         5/16/96        6/1/11          1,202,726
 219          9.0800     84          78         300         294         4/23/96        5/1/03          1,592,242
----------------------------------------------------------------------------------------------------------------
 119          9.5000    120         116         330         326         6/6/96         7/1/06          1,541,703
 206          9.0900    120         114         300         294         4/24/96        5/1/06          1,465,082
 150          9.1875    120         120         300         300         10/4/96        11/1/06         1,457,869
 289         10.3000    240         240         240         240         10/9/96        11/1/16               NAP
 272          9.0300    120         118         360         358         8/26/96        9/1/06          1,523,374
----------------------------------------------------------------------------------------------------------------
  99          9.5000    120         113         300         293         3/21/96        4/1/06          1,425,944
  46          8.8400     84          80         300         296         6/27/96        7/1/03          1,516,389
 254          9.5300     60          58         300         298         8/5/96         9/1/01          1,567,928
   3          8.3500     84          77         300         293         3/12/96        4/1/03          1,473,878
 112         10.3750    120         118         240         238         8/6/96         9/1/06          1,222,647
----------------------------------------------------------------------------------------------------------------
 282         10.0400    240         238         240         238         8/23/96        9/1/16                NAP
  40          8.9800    120         116         300         296         6/21/96        7/1/06          1,332,501
 233          9.4900    120         116         360         356         6/13/96        7/1/06          1,445,096
 107          9.3750    120         117         300         297         7/5/96         8/1/06          1,336,758
  39          8.9800    120         116         300         296         6/21/96        7/1/06          1,321,722
----------------------------------------------------------------------------------------------------------------
 325          8.7200     84          83         300         299         9/30/96        10/1/03         1,405,020
 256          9.9200    240         237         240         237         7/31/96        8/1/16                NAP
 338          9.0900     60          59         300         299         9/30/96        10/1/01         1,421,110
 115          9.6250    120         116         300         296         6/7/96         7/1/06          1,274,172
 109          9.1250     84          81         300         297         7/17/96        8/1/03          1,349,173
----------------------------------------------------------------------------------------------------------------
 230          9.1200    240         235         240         235         5/14/96        6/1/16                NAP
 231          9.4900    180         175         180         175         5/13/96        6/1/11                NAP
  48          9.0000    120         116         300         296         6/27/96        7/1/06          1,223,605
 221          9.9300    120         116         300         296         6/26/96        7/1/06          1,242,800
 247          9.0200     60          56         300         296         6/12/96        7/1/01          1,358,746
----------------------------------------------------------------------------------------------------------------
 250          9.0400    120         116         300         296         6/28/96        7/1/06          1,203,957
  74          8.5800    120         118         300         298         8/12/96        9/1/06          1,186,266
 114          8.7400    120         113         300         293         3/29/96        4/1/06          1,195,688
 311          9.5200    120         120         300         300         10/3/96        11/1/06         1,208,379
 238          9.1300     84          80         360         356         6/21/96        7/1/03          1,343,419
----------------------------------------------------------------------------------------------------------------
 347          8.6800    120         120         300         300         10/7/96        11/1/06         1,173,423
 279          9.6200    180         179         180         179         9/3/96         10/1/11               NAP
  63          8.8400    120         117         300         297         7/23/96        8/1/06          1,177,803
   7          8.3750     84          77         300         293         3/28/96        4/1/03          1,267,253
 160          9.5000     84          83         300         299         9/4/96         10/1/03         1,274,979
----------------------------------------------------------------------------------------------------------------
 239          9.0700    120         117         360         357         7/24/96        8/1/06          1,259,912
 286          9.7200    240         238         300         298         8/29/96        9/1/16            597,226
  79          9.1250    120         118         300         298         8/27/96        9/1/06          1,164,668
   5          8.8750     84          77         300         293         3/20/96        4/1/03          1,236,687
 361          8.7200    120         120         360         360         10/9/96        11/1/06         1,220,803
----------------------------------------------------------------------------------------------------------------
 319          8.7000     84          83         360         359         9/20/96        10/1/03         1,261,092
 211          8.9700    120         115         300         295         5/20/96        6/1/06          1,119,145
  28          9.2500    120         115         300         295         5/20/96        6/1/06          1,074,481
 323          8.7200     84          83         300         299         9/30/96        10/1/03         1,137,427
 105          9.5000    120         116         300         296         6/28/96        7/1/06          1,060,231
----------------------------------------------------------------------------------------------------------------

CONTROL
NO.     PROPERTY TYPE
--------------------------
   6    Sec. 42
 212    Multifamily
 151    Unanchored Retail
 261    Industrial
  15    Multifamily
--------------------------
 111    Unanchored Retail
  52    Multifamily
 161    Unanchored Retail
 246    Mobile Home Park
 348    Hospitality
--------------------------
 220    Multifamily
  76    Multifamily
 203    Multifamily
  20    Multifamily
 320    Unanchored Retail
--------------------------
 291    Hospitality
 280    Industrial
 216    Multifamily
 214    Multifamily
 219    Industrial
--------------------------
 119    Unanchored Retail
 206    Industrial
 150    Office
 289    Hospitality
 272    Multifamily
--------------------------
  99    Assisted Living
  46    Multifamily
 254    Office
   3    Multifamily
 112    Hospitality
--------------------------
 282    Hospitality
  40    Multifamily
 233    Industrial
 107    Unanchored Retail
  39    Multifamily
--------------------------
 325    Multifamily
 256    Assisted Living
 338    Mobile Home Park
 115    Multifamily/Retail
 109    Unanchored Retail
--------------------------
 230    Multifamily
 231    Multifamily
  48    Multifamily
 221    Office
 247    Multifamily
--------------------------
 250    Multifamily
  74    Multifamily
 114    Unanchored Retail
 311    Unanchored Retail
 238    Multifamily
--------------------------
 347    Multifamily
 279    Industrial
  63    Multifamily
   7    Multifamily
 160    Unanchored Retail
--------------------------
 239    Multifamily
 286    Office
  79    Multifamily
   5    Multifamily
 361    Multifamily
--------------------------
 319    Multifamily
 211    Multifamily
  28    Multifamily
 323    Multifamily
 105    Unanchored Retail
--------------------------

CONTROL
NO.       PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------------------
   6      15 yr lock, open last 10 years
 212      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 151      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 261      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  15      1 yr lock, >1% or YM through yr 6, open last 12 mos
-------------------------------------------------------------------------------------------
 111      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  52      1 yr lock, >1% or YM through yr 6, open last 12 mos
 161      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 246      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 348      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 220      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  76      2 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 203      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  20      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 320      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 291      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 280      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 216      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 214      8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @1.5%, open last 3 months
 219      4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------------------
 119      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 206      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 150      4 yr lock, >1% or YM through yr 9, open last 12 mos
 289      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 272      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
  99      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  46      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 254      3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, open last 3 months
   3      1 yr lock, >1% or YM through yr 6, open last 12 mos
 112      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 282      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
  40      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 233      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 107      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  39      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 325      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 256      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 338      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 115      5 yr lock, >1% or YM through yr 9, open last 12 mos
 109      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 230      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 231      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  48      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 221      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 247      3 yr lock, > 1%, or YM through yr 4 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 250      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  74      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 114      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 311      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 238      4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------------------
 347      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 279      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  63      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   7      1 yr lock, >1% or YM through yr 6, open last 12 mos
 160      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 239      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 286      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
  79      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   5      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 361      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 319      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 211      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
  28      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 323      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 105      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------

CONTROL        DEBT              TOTAL           TOTAL                                        APPRAISED     APPRAISAL   CURRENT
NO.           SERVICE           REVENUE         EXPENSE           NCF             DSCR          VALUE         YEAR        LTV
-------------------------------------------------------------------------------------------------------------------------------
   6          15,556            434,310         185,875         231,635           1.24         3,030,000      1996       65.73
 212          15,147            663,604         445,487         218,117           1.20         2,600,000      1996       75.51
 151          16,500            387,037          99,252         262,317           1.32         2,900,000      1996       67.20
 261          16,445            338,046          78,390         252,346           1.28         2,700,000      1996       72.09
  15          15,456            548,762         264,324         262,838           1.42         2,550,000      1996       76.00
-------------------------------------------------------------------------------------------------------------------------------
 111          16,738            413,513         126,176         264,168           1.32         3,600,000      1996       53.61
  52          15,908            519,276         256,461         241,215           1.26         2,580,000      1996       74.79
 161          16,014            430,216         136,074         259,414           1.35         2,800,000      1996       66.73
 246          15,073            383,450         153,762         229,688           1.27         2,500,000      1996       74.68
 348          17,523            947,998         651,720         296,279           1.41         2,985,000      1996       61.98
-------------------------------------------------------------------------------------------------------------------------------
 220          14,766            503,867         266,653         237,214           1.34         2,500,000      1996       73.75
  76          15,301            614,344         337,689         239,575           1.30         2,900,000      1995       63.40
 203          14,773            519,177         306,446         218,486           1.23         2,500,000      1996       72.35
  20          14,322            453,520         215,176         218,844           1.27         2,425,000      1996       74.34
 320          15,677            420,145          99,488         302,914           1.61         3,200,000      1996       56.25
-------------------------------------------------------------------------------------------------------------------------------
 291          17,670          1,032,248         672,563         359,685           1.70         3,100,000      1996       57.99
 280          15,056            346,438         105,191         230,009           1.27         2,400,000      1996       74.86
 216          14,367            598,482         347,181         251,301           1.46         2,500,000      1995       71.76
 214          15,217            486,870         223,004         263,866           1.45         2,515,000      1996       71.25
 219          14,963            366,360         121,091         228,214           1.27         2,600,000      1996       67.76
-------------------------------------------------------------------------------------------------------------------------------
 119          15,057            356,946          97,052         234,885           1.30         2,600,000      1996       67.56
 206          14,900            455,284         195,943         240,833           1.35         2,700,000      1996       64.93
 150          14,911            353,656          74,720         254,650           1.42         3,450,000      1996       50.72
 289          16,942            897,569         608,518         289,051           1.42         2,575,000      1996       66.80
 272          13,715            371,278         149,826         221,452           1.35         2,550,000      1996       66.59
-------------------------------------------------------------------------------------------------------------------------------
  99          14,853          1,310,847         991,085         307,463           1.73         3,500,000      1996       48.29
  46          14,023            602,748         340,089         233,459           1.39         2,500,000      1996       67.47
 254          14,626            619,210         349,690         219,396           1.25         2,400,000      1996       69.47
   3          13,183            533,765         269,660         241,705           1.53         2,250,000      1996       73.17
 112          16,335            889,107         580,665         272,877           1.39         2,475,000      1996       66.50
-------------------------------------------------------------------------------------------------------------------------------
 282          15,967            870,542         586,148         284,394           1.48         2,950,000      1996       55.79
  40          13,464            408,920         164,540         225,630           1.40         2,200,000      1996       72.78
 233          13,442            295,100          80,524         202,614           1.26         2,140,000      1996       74.62
 107          13,823            388,750         142,158         231,611           1.40         2,300,000      1996       69.30
  39          13,355            369,414         121,988         228,797           1.43         2,125,000      1996       74.74
-------------------------------------------------------------------------------------------------------------------------------
 325          12,888            311,613         118,288         193,325           1.25         2,300,000      1996       68.26
 256          14,876            898,090         672,366         225,724           1.26         2,810,000      1996       54.94
 338          12,850            398,852         203,422         195,430           1.27         1,900,000      1996       79.93
 115          13,368            329,042         101,491         216,622           1.35         2,250,000      1996       67.11
 109          12,717            311,629          80,501         201,301           1.32         2,365,000      1995       63.26
-------------------------------------------------------------------------------------------------------------------------------
 230          13,612            673,123         465,293         207,830           1.27         2,100,000      1996       70.89
 231          15,654            660,339         430,169         230,169           1.23         3,000,000      1996       49.36
  48          12,378            398,250         169,552         206,855           1.39         2,035,000      1996       72.22
 221          13,270            253,997          46,089         199,051           1.25         2,300,000      1996       63.64
 247          12,224            385,213         201,840         183,373           1.25         1,900,000      1996       76.27
-------------------------------------------------------------------------------------------------------------------------------
 250          12,208            438,721         228,802         209,919           1.43         2,000,000      1996       72.24
  74          11,705            346,189         130,022         197,687           1.41         1,900,000      1996       75.85
 114          11,911            383,599         154,430         192,258           1.35         2,380,000      1996       60.52
 311          12,601            349,034         111,102         225,476           1.49         2,100,000      1996       68.57
 238          11,648            428,342         260,951         167,391           1.20         1,900,000      1996       75.15
-------------------------------------------------------------------------------------------------------------------------------
 347          11,648            491,637         278,566         213,071           1.52         1,900,000      1996       75.00
 279          14,984            246,210          19,311         226,899           1.26         1,900,000      1996       74.81
  63          11,803            355,706         148,278         188,101           1.33         1,900,000      1996       74.79
   7          11,355            455,057         258,971         178,456           1.31         1,900,000      1995       74.47
 160          12,319            332,419         112,221         199,779           1.35         2,250,000      1996       62.62
-------------------------------------------------------------------------------------------------------------------------------
 239          11,376            537,520         361,470         176,049           1.29         1,800,000      1996       77.93
 286          12,447            351,560         124,451         189,043           1.27         2,600,000      1996       53.76
  79          11,869            970,610         657,701         263,708           1.85         3,950,000      1996       35.38
   5          11,463            395,964         183,699         195,277           1.42         1,840,000      1996       74.51
 361          10,748            330,814         160,117         170,697           1.32         2,100,000      1996       65.24
-------------------------------------------------------------------------------------------------------------------------------
 319          10,572            337,528         179,925         157,603           1.24         1,700,000      1996       79.37
 211          11,301            576,775         398,902         177,873           1.31         1,850,000      1996       72.64
  28          11,030            835,802         600,010         189,928           1.43         2,650,000      1996       48.39
 323          10,433            252,278          95,762         156,517           1.25         1,900,000      1996       66.90
 105          11,044            403,121         166,713         185,573           1.40         2,900,000      1996       43.44
-------------------------------------------------------------------------------------------------------------------------------


                                                                   LOAN PER
                SCHEDULED                     SQ FT, UNITS        SQ FT, UNIT                     INITIAL
CONTROL         MATURITY              YEAR     BEDS, PADS           BED, PAD        OCCUPANCY     RESERVES       UNDERWRITING
NO.               LTV                 BUILT     OR ROOM             OR ROOM         PERCENTAGE   AT CLOSING        RESERVES
------------------------------------------------------------------------------------------------------------------------------------
   6              25.28               1995       84 units       23,708.98 / unit       93.90              0.00      200 per unit
 212              67.28               1969      134 units       14,650.31 / unit       93.28        585,677.00      250 per unit
 151              58.73               1988     28,480 sqft        68.42 / sqft         95.40          6,250.00      0.15 per sq. ft.
 261              59.99               1928     123,830 sqft        15.72 / sqft       100.00              0.00      0.15 per sq. ft.
  15              67.94               1965      108 units       17,945.41 / unit       93.28          3,325.00      200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 111              44.96               1953     30,327 sqft        63.64 / sqft        100.00         25,732.50      0.11 per sq. ft.
  52              67.09               1982      108 units       17,866.33 / unit       98.00         29,035.00      200 per unit
 161              55.71               1969     58,988 sqft        31.67 / sqft         95.20         29,750.00      0.20 per sq. ft.
 246              70.14               1958       105 pad         17,780.24 / pad       97.14              0.00      79 per pad
 348              NAP                 1986       96 rooms        19,270.83 / room  NAP                    0.00      4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 220              66.17               1979      107 units       17,230.90 / unit       93.46         73,125.00      327 per unit
  76              56.92               1972      120 units       15,321.94 / unit      100.00          9,375.00      309 per unit
 203              65.07               1984      104 units       17,391.94 / unit       97.12         16,362.50      250 per unit
  20              66.60               1969       78 units       23,111.94 / unit      100.00          2,375.00      250 per unit
 320              47.14               1985     26,500 sqft         67.92 / sqft       100.00              0.00      0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 291              NAP                 1969       97 rooms        18,533.05 / room  NAP               62,938.00      4% of gross rev.
 280              62.16               1981     103,042 sqft        17.44 / sqft       100.00              0.00      0.15 per sq. ft.
 216              64.38               1975      138 units       12,999.11 / unit      100.00         55,375.00      283 per unit
 214              47.82               1971      108 units       16,592.33 / unit       94.44          6,075.00      250 per unit
 219              61.24               1976     95,086 sqft         18.53 / sqft       100.00        187,022.50      0.16 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 119              59.30               1956     23,176 sqft        75.79 / sqft        100.00         82,500.00      0.23 per sq. ft.
 206              54.26               1964     182,113 sqft        9.63 / sqft         98.31         28,562.50      0.15 per sq. ft.
 150              42.26               1989     69,804 sqft        25.07 / sqft         75.18         28,352.50      0.10 per sq. ft.
 289              NAP                 1967       64 rooms        26,875.00 / room  NAP               28,031.25      4% of gross rev.
 272              59.74               1992       42 units       40,432.08 / unit      100.00              0.00      200 per unit
------------------------------------------------------------------------------------------------------------------------------------
  99              40.74               1993       41 beds         41,219.60 / bed       85.36            675.00      300 per bed
  46              60.66               1985      100 units       16,867.28 / unit       93.00         21,262.50      292 per unit
 254              65.33               1980     62,114 sqft         26.84 / sqft        94.21              0.00      0.15 per sq. ft.
   3              65.51               1973      112 units       14,698.49 / unit       95.33          1,250.00      200 per unit
 112              49.40               1990       57 rooms       28,874.45 / room       78.00              0.00      4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 282              NAP                 1966       92 rooms        17,887.59 / room      60.00         56,943.75      4% of gross rev.
  40              60.57               1987       75 units       21,349.10 / unit       90.67          6,050.00      250 per unit
 233              67.53               1979     51,587 sqft         30.95 / sqft        87.50          6,038.00      0.15 per sq. ft.
 107              58.12               1987     26,420 sqft        60.33 / sqft        100.00              0.00      0.11 per sq. ft.
  39              62.20               1987       72 units       22,058.74 / unit       91.67          5,687.50      270 per unit
------------------------------------------------------------------------------------------------------------------------------------
 325              61.09               1965       44 units       35,682.54 / unit      100.00          1,000.00      270 per unit
 256              NAP                 1963       79 beds         19,541.28 / bed       94.94              0.00      250 per bed
 338              74.80               1974       240 pads         6,327.77 / pad       96.69         52,000.00      50 per pad
 115              56.63               1887     11,950 sqft        126.37 / sqft       100.00          3,750.00      0.20 per sq. ft.
 109              57.05               1986     36,926 sqft        40.51 / sqft        100.00              0.00      0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 230              NAP                 1971      148 units       10,059.27 / unit       91.28              0.00      250 per unit
 231              NAP                 1972      172 units        8,608.95 / unit       94.19         59,047.50      250 per unit
  48              60.13               1986       86 units       17,089.28 / unit       93.18          8,571.25      254 per unit
 221              54.03               1986     15,022 sqft         97.44 / sqft       100.00         11,156.00      0.15 per sq. ft.
 247              71.51               1969       84 units       17,250.83 / unit       92.86          4,666.25      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 250              60.20               1970       80 units       18,060.03 / unit       96.25         22,000.00      250 per unit
  74              62.44               1987       78 units       18,477.29 / unit       89.74          6,412.50      240 per unit
 114              50.24               1986     34,657 sqft        41.56 / sqft        100.00              0.00      0.30 per sq. ft.
 311              57.54               1971     18,000 sqft         80.00 / sqft       100.00         32,375.00      0.15 per sq. ft.
 238              70.71               1983       60 units       23,798.70 / unit       93.33         64,100.00      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 347              61.76               1956      102 units       13,970.59 / unit       93.14         13,994.00      250 per unit
 279              NAP                 1959     43,635 sqft         32.58 / sqft       100.00              0.00      0.15 per sq. ft.
  63              61.99               1973       78 units       18,218.66 / unit       98.72         11,385.00      251 per unit
   7              66.70               1979       86 units       16,452.62 / unit       98.00         28,118.75      205 per unit
 160              56.67               1981     25,159 sqft        56.00 / sqft         97.00              0.00      0.18 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 239              70.00               1968       96 units       14,611.60 / unit       95.83        105,910.08      250 per unit
 286              22.97               1979     60,125 sqft         23.25 / sqft       100.00              0.00      0.04 per sq. ft.
  79              29.49               1968      246 units        5,681.08 / unit       91.06        148,750.00      200 per unit
   5              67.21               1972       62 units       22,112.98 / unit       93.55         36,640.00      274 per unit
 361              58.13               1970       45 units       30,444.44 / unit       97.78              0.00      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 319              74.18               1982       60 units       22,486.92 / unit       95.56         28,750.00      290 per unit
 211              60.49               1973      134 units       10,028.79 / unit       97.76              0.00      250 per unit
  28              40.55               1962      156 units        8,220.55 / unit       96.00         68,750.00      294 per unit
 323              59.86               1964       40 units       31,775.27 / unit       97.50              0.00      270 per unit
 105              36.56               1966     68,907 sqft        18.28 / sqft        100.00         18,750.00      0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------

                                    LARGEST RETAIL TENANT
--------------------------------------------------------------------------------------------------
CONTROL       SERVICING                                                                AREA LEASED
NO.             FEES                 NAME                                               (SQ. FT.)
--------------------------------------------------------------------------------------------------
   6           0.1150
 212           0.1350
 151           0.1150               Boone Fabrics                                         5,291
 261           0.1150               National Auto Classics                               24,135
  15           0.1150
--------------------------------------------------------------------------------------------------
 111           0.1150               CVS                                                  10,662
  52           0.1150
 161           0.1150               Walgreens                                            12,267
 246           0.1350
 348           0.1150
--------------------------------------------------------------------------------------------------
 220           0.1150
  76           0.1150
 203           0.1350
  20           0.1150
 320           0.1350               Fabricland                                           10,000
--------------------------------------------------------------------------------------------------
 291           0.1150
 280           0.1150               Reuben's Furniture                                   48,776
 216           0.1150
 214           0.1150
 219           0.1150               Pikes Peak Moving                                    14,442
--------------------------------------------------------------------------------------------------
 119           0.1150               Christy's                                             3,288
 206           0.1150               Chemtrusion/I-Pac                                    58,410
 150           0.1150               Scan Source                                          13,937
 289           0.1150
 272           0.1350
--------------------------------------------------------------------------------------------------
  99           0.1150
  46           0.1150
 254           0.1150               Cadworks, Inc.                                       10,522
   3           0.1150
 112           0.1150
--------------------------------------------------------------------------------------------------
 282           0.1150
  40           0.1150
 233           0.1350               San Diego Sports Collectibles / NAS Amirtemour        5,293
 107           0.2000               Aerial Company                                        4,320
  39           0.1150
--------------------------------------------------------------------------------------------------
 325           0.1150
 256           0.1150
 338           0.1150
 115           0.1150               Concrete                                              1,000
 109           0.1500               Advance Auto Parts                                    6,000
--------------------------------------------------------------------------------------------------
 230           0.1150
 231           0.1150
  48           0.1150
 221           0.1150               Pecos Trail Exec. Suites                              7,626
 247           0.1150
--------------------------------------------------------------------------------------------------
 250           0.1150
  74           0.1150
 114           0.1150               Nick's Tomato Pie                                     8,000
 311           0.1150               The Pet Food Giant                                   18,000
 238           0.1150
--------------------------------------------------------------------------------------------------
 347           0.1150
 279           0.1150               American Trade Institute                             43,635
  63           0.1150
   7           0.1150
 160           0.1150               Realty Executives                                     3,300
--------------------------------------------------------------------------------------------------
 239           0.1150
 286           0.1150               Landis & Gyr Powers Inc.                             14,688
  79           0.2000
   5           0.1150
 361           0.1350
--------------------------------------------------------------------------------------------------
 319           0.1150
 211           0.1150
  28           0.1150
 323           0.1150
 105           0.1150               Brand Name Sales                                     20,974
--------------------------------------------------------------------------------------------------


          % OF TOTAL                LEASE                  CONTROL
         AREA LEASED               EXP DATE                  NO.
-------------------------------------------------------------------
                                                                 6
                                                               212
                                  3/31/2000                    151
                                  2/28/2000                    261
                                                                15
-------------------------------------------------------------------
                                  1/31/2008                    111
                                                                52
                                  6/30/2041                    161
                                                               246
                                                               348
-------------------------------------------------------------------
                                                               220
                                                                76
                                                               203
                                                                20
                                  4/30/1998                    320
-------------------------------------------------------------------
                                                               291
                                  6/30/2009                    280
                                                               216
                                                               214
                                  7/01/1998                    219
-------------------------------------------------------------------
                                  5/31/2001                    119
                                  4/14/1997                    206
                                  9/30/1998                    150
                                                               289
                                                               272
-------------------------------------------------------------------
                                                                99
                                                                46
                                  12/31/2003                   254
                                                                 3
                                                               112
-------------------------------------------------------------------
                                                               282
                                                                40
                             7/14/97  -  2/28/99               233
                                  5/01/2001                    107
                                                                39
-------------------------------------------------------------------
                                                               325
                                                               256
                                                               338
                                  9/01/1997                    115
                                  6/30/2001                    109
-------------------------------------------------------------------
                                                               230
                                                               231
                                                                48
                                  8/31/2004                    221
                                                               247
-------------------------------------------------------------------
                                                               250
                                                                74
                                  10/31/2001                   114
                                  10/14/2004                   311
                                                               238
-------------------------------------------------------------------
                                                               347
                                  7/01/2011                    279
                                                                63
                                                                 7
                                  5/31/1997                    160
-------------------------------------------------------------------
                                                               239
                                  9/30/2000                    286
                                                                79
                                                                 5
                                                               361
-------------------------------------------------------------------
                                                               319
                                                               211
                                                                28
                                                               323
                                  3/31/2000                    105
-------------------------------------------------------------------

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                         ADDRESS
--------------------------------------------------------------------------------
  55  Briar Hill                             5946 54th Avenue North
 310  Redbird Plaza Shopping Center          4099-4107 Camp Wisdom Road
 205  Capital Tech Center                    1611 N. Stemmons Freeway
  19  The Ashford                            115 South Lois Avenue
 255  Grayridge Apartments                   5625 Bissonnet Street
--------------------------------------------------------------------------------
  32  Mountain Top                           48-A Forest Drive
  78  Country View - Wisconsin               607 Reeve Drive
 237  Westheimer House                       5800 Wellington Drive
 257  Pioneer Point Apartments               216 W. Pioneer Parkway
 213  Friendship Square                      1115 - 1195 Bridge Street
--------------------------------------------------------------------------------
  62  Aragon Woods                           8152 Aragon Woods Drive
  44  Heather Ridge                          6200 Barnes Road South
 217  Lakewood Village Apartments            200 E. Lakewood Drive
 102  Norwest Bank Building                  9719 North Hayden Road
  10  Stonegate                              217 White Drive
--------------------------------------------------------------------------------
 146  Allflex USA, Inc.                      2805 E. 12th Street
  54  Caribbean Towers                       11100 62nd Avenue North
  34  1512-24 Leland Avenue                  1512-24 Leland Avenue
 222  Pinecrest Apartments                   2035 E. Pinetree Boulevard
  64  Meadowood                              820 Hospital Road
--------------------------------------------------------------------------------
  71  Spanish Oaks                           3125 Clarksville Street
  77  Ridgewood II                           3863 Memorial Drive
 208  Courtyard Apartments                   15025 Saticoy Street
  69  Old Archer Court                       3001 SW Old Archer Road #29
  26  Riverplace                             102 North River Street
--------------------------------------------------------------------------------
  38  Spring Hollow                          2703 N Buckner Blvd
  41  Stillwater                             1 Stillwater Court
  31  Franklin                               165 Franklin Street
  72  Slate Run                              248 S. Heincke Road
 248  Westec Plaza                           625 Digital Drive
--------------------------------------------------------------------------------
  96  801 Eastgate Drive                     801 Eastgate Drive
  14  Williamstown Bay III                   3300 East Ramsey Avenue
 100  G-5054 Miller Road                     G-5054 Miller Road
  33  2540 Valentine Avenue                  2540 Valentine Ave.
 242  JMA - Woodcreek Village Apartments     3023 Woodcreek Lane
--------------------------------------------------------------------------------
  97  1700 East Dublin - Granville Road      1700 East Dublin - Granville Road
  36  Greentree I                            121 Covington Road
 235  BCM-Westheimer Court Apts.             5820 Berkman Drive
  95  5354 Dixie Highway                     5354 Dixie Highway
 104  4180 Plainfield Northeast              4180 Plainfield Northeast
--------------------------------------------------------------------------------
 103  4810 Outer Loop                        4810 Outer Loop
 117  Logan Healthcare Management Plaza      587 Washington Street
  11  Villager                               22 Wright Parkway
  37  Greentree II                           121 Covington Road
 322  CAP-Millbrook Apartments               170 Spring Hill Road
--------------------------------------------------------------------------------
 321  CAP-Oakwood Apartments                 114 South Eagleville Road




--------------------------------------------------------------------------------

CONTROL                                   ZIP     ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.         CITY            STATE        CODE     BALANCE      BALANCE              POOL    % OF POOL
------------------------------------------------------------------------------------------------------
  55   Kenneth City            FL        33709    1,256,000    1,252,543            0.11     96.25
 310   Dallas                  TX        75237    1,250,000    1,250,000            0.11     96.36
 205   Carrollton              TX        75006    1,253,800    1,247,390            0.11     96.47
  19   Tampa                   FL        33609    1,238,000    1,233,710            0.11     96.58
 255   Houston                 TX        77081    1,225,000    1,222,721            0.11     96.69
------------------------------------------------------------------------------------------------------
  32   Bloomingdale            NJ        07403    1,220,000    1,215,788            0.11     96.80
  78   Waunakee                WI        53597    1,199,000    1,197,560            0.11     96.90
 237   Austin                  TX        78723    1,200,000    1,196,902            0.11     97.01
 257   Arlington               TX        76010    1,200,000    1,195,825            0.11     97.11
 213   Brighton                CO        80601    1,175,000    1,167,533            0.10     97.21
------------------------------------------------------------------------------------------------------
  62   Indianapolis            IN        46214    1,155,000    1,151,712            0.10     97.31
  44   Jacksonville            FL        32216    1,147,000    1,143,598            0.10     97.42
 217   Nacogdoches             TX        75961    1,120,000    1,114,871            0.10     97.51
 102   Scottsdale              AZ        85258    1,110,000    1,105,277            0.10     97.61
  10   Tallahassee             FL        32304    1,106,000    1,100,333            0.10     97.71
------------------------------------------------------------------------------------------------------
 146   Irving                  TX        75063    1,100,000    1,097,190            0.10     97.80
  54   Seminole                FL        33542    1,100,000    1,096,972            0.10     97.90
  34   Bronx                   NY        10472    1,100,000    1,096,220            0.10     98.00
 222   Thomasville             GA        31792    1,085,000    1,080,422            0.09     98.09
  64   Franklin                IN        46131    1,067,000    1,064,063            0.09     98.18
------------------------------------------------------------------------------------------------------
  71   Paris                   TX        75460    1,061,000    1,058,885            0.09     98.28
  77   Unicorporated Decatur   GA        30032    1,053,000    1,051,002            0.09     98.37
 208   Van Nuys                CA        91405    1,050,000    1,047,918            0.09     98.46
  69   Gainesville             FL        32608    1,035,000    1,032,292            0.09     98.55
  26   Janesville              WI        53545    1,033,000    1,030,148            0.09     98.64
------------------------------------------------------------------------------------------------------
  38   Dallas                  TX        75228      990,000      987,268            0.09     98.73
  41   Savannah                GA        31406      985,000      981,351            0.09     98.82
  31   Bloomfield              NJ        07003      925,000      913,000            0.08     98.90
  72   Miamisburg              OH        45342      900,000      898,312            0.08     98.98
 248   Plano                   TX        75075      896,000      893,751            0.08     99.05
------------------------------------------------------------------------------------------------------
  96   Cincinnati              OH        45245      865,000      857,446            0.08     99.13
  14   Cudahy                  WI        53110      850,000      846,987            0.07     99.20
 100   Flint                   MI        48507      849,000      841,586            0.07     99.28
  33   Bronx                   NY        10458      825,000      821,562            0.07     99.35
 242   Houston                 TX        77345      820,000      818,671            0.07     99.42
------------------------------------------------------------------------------------------------------
  97   Columbus                OH        43229      741,000      734,529            0.06     99.49
  36   Thomasville             GA        31792      725,000      722,427            0.06     99.55
 235   Austin                  TX        78723      720,000      718,141            0.06     99.61
  95   Louisville              KY        40216      683,000      677,035            0.06     99.67
 104   Grand Rapids            MI        48505      659,000      653,424            0.06     99.73
------------------------------------------------------------------------------------------------------
 103   Louisville              KY        40219      657,000      651,262            0.06     99.79
 117   Weymouth                MA        02188      630,000      627,952            0.06     99.84
  11   Fort Walton Beach       FL        32548      568,000      564,953            0.05     99.89
  37   Thomasville             GA        31792      546,000      544,049            0.05     99.94
 322   Storrs                  CT        06268      436,000      435,592            0.04     99.98
------------------------------------------------------------------------------------------------------
 321   Storrs                  CT        06268      257,300      257,059            0.02    100.00


                             STATED       ORIG        REM
                   ORIG       REM         AMORT      AMORT
CONTROL  MORTGAGE  TERM       TERM        TERM        TERM           ORIG        MATURITY          BALLOON
NO.       RATE     (MOS.)     (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------
  55      8.8750    120         117         300         297         7/3/96         8/1/06          1,038,958
 310      9.1400    120         120         300         300         10/2/96        11/1/06         1,040,231
 205      9.3900     60          54         300         294         4/16/96        5/1/01          1,175,623
  19      8.8200    120         114         360         354         4/30/96        5/1/06          1,105,203
 255      8.7700    120         118         300         298         8/8/96         9/1/06          1,010,856
----------------------------------------------------------------------------------------------------------------
  32      9.1250    120         115         330         325         5/22/96        6/1/06          1,060,343
  78      8.5600    300         298         360         358         8/22/96        9/1/21            457,218
 237      9.2600    120         117         300         297         7/1/96         8/1/06          1,001,291
 257      9.2200    120         116         300         296         6/24/96        7/1/06          1,000,404
 213      9.0300    120         113         300         293         3/26/96        4/1/06            975,399
----------------------------------------------------------------------------------------------------------------
  62      8.6700     84          81         300         297         7/23/96        8/1/03          1,031,857
  44      8.7200     84          80         330         326         6/27/96        7/1/03          1,051,609
 217      8.9300     84          79         300         295         5/23/96        6/1/03          1,004,509
 102      9.3750    120         115         300         295         5/21/96        6/1/06            928,537
  10      8.8500    120         113         330         323         3/29/96        4/1/06            955,947
----------------------------------------------------------------------------------------------------------------
 146      9.3750    180         179         180         179         9/16/96        10/1/11               NAP
  54      8.8750    120         117         300         297         7/3/96         8/1/06            909,915
  34      9.1500    120         115         330         325         5/22/96        6/1/06            956,520
 222      9.3100    276         272         276         272         6/27/96        7/1/19                NAP
  64      8.8750    120         117         300         297         7/23/96        8/1/06            882,618
----------------------------------------------------------------------------------------------------------------
  71      9.2900    300         297         330         327         7/31/96        8/1/21            244,823
  77      8.6500    120         118         300         298         8/21/96        9/1/06            866,487
 208      9.5200    120         116         360         356         6/20/96        7/1/06            948,814
  69      9.1800    120         117         300         297         7/30/96        8/1/06            862,081
  26      9.0200    300         295         360         355         5/20/96        6/1/21            406,207
----------------------------------------------------------------------------------------------------------------
  38      9.1100    120         116         330         326         6/11/96        7/1/06            860,186
  41      8.8400     84          80         300         296         6/21/96        7/1/03            882,247
  31      9.3750    180         175         180         175         5/20/96        6/1/11                NAP
  72      8.7200    120         118         300         298         8/2/96         9/1/06            741,804
 248      9.4300     60          57         300         297         7/25/96        8/1/01            840,450
----------------------------------------------------------------------------------------------------------------
  96      9.3750    120         114         240         234         4/22/96        5/1/06            624,063
  14      8.7100    300         294         360         354         4/4/96         5/1/21            327,437
 100      9.3750    120         114         240         234         4/22/96        5/1/06            612,520
  33      9.5000    120         115         300         295         5/22/96        6/1/06            692,002
 242      9.0900    120         117         360         357         7/1/96         8/1/06            735,581
----------------------------------------------------------------------------------------------------------------
  97      9.3750    120         114         240         234         4/22/96        5/1/06            534,602
  36      9.1000    120         116         300         296         6/4/96         7/1/06            602,793
 235      9.2600    120         117         300         297         7/1/96         8/1/06            600,774
  95      9.3750    120         114         240         234         4/22/96        5/1/06            492,758
 104      9.6250    120         114         240         234         4/22/96        5/1/06            478,717
----------------------------------------------------------------------------------------------------------------
 103      9.3750    120         114         240         234         4/22/96        5/1/06            474,000
 117      9.6250     84          80         300         296         6/10/96        7/1/03            570,652
  11      8.6000    120         113         330         323         3/29/96        4/1/06            488,390
  37      9.0600    120         116         300         296         6/4/96         7/1/06            453,557
 322      8.7200     84          83         300         299         9/30/96        10/1/03           389,812
----------------------------------------------------------------------------------------------------------------
 321      8.7200     84          83         300         299         9/30/96        10/1/03           230,043






CONTROL
NO.      PROPERTY TYPE
--------------------------
  55   Multifamily
 310   Unanchored Retail
 205   Office
  19   Multifamily
 255   Multifamily
--------------------------
  32   Multifamily
  78   Sec. 42
 237   Multifamily
 257   Multifamily
 213   Anchored Retail
--------------------------
  62   Multifamily
  44   Multifamily
 217   Multifamily
 102   Unanchored Retail
  10   Multifamily
--------------------------
 146   Industrial
  54   Multifamily
  34   Multifamily
 222   Multifamily
  64   Multifamily
--------------------------
  71   Multifamily
  77   Multifamily
 208   Multifamily
  69   Multifamily
  26   Sec. 42
--------------------------
  38   Multifamily
  41   Multifamily
  31   Multifamily
  72   Multifamily
 248   Office
--------------------------
  96   Unanchored Retail
  14   Sec. 42
 100   Unanchored Retail
  33   Multifamily
 242   Multifamily
--------------------------
  97   Unanchored Retail
  36   Multifamily
 235   Multifamily
  95   Anchored Retail
 104   Unanchored Retail
--------------------------
 103   Unanchored Retail
 117   Unanchored Retail
  11   Multifamily
  37   Multifamily
 322   Multifamily
--------------------------
 321   Multifamily




--------------------------


CONTROL
NO.                       PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------
  55   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 310   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 205   3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @1%, open last 3 months
  19   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 255   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------
  32   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  78   15 yr lock, open last 10 years
 237   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 257   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 213   5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------
  62   5 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  44   3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 217   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 102   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  10   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
 146   4 yr lock, >1% or YM through yr 14 1/2, open last 6 mos
  54   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  34   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 222   12 yr lock >1% or YM through yr 22 3/4, open last 3 months
  64   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
  71   >1% or YM through yr 15, 5%,4%,3%,2%,1%, open last 5 years
  77   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 208   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  69   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  26   15 yr lock, open last 10 years
-------------------------------------------------------------------------------
  38   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  41   4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  31   4 yr lock, >1% or YM through yr 14 1/2, open last 6 mos
  72   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 248   3 yr lock, > 1%, or YM through yr 4 3/4, open last 3 months
-------------------------------------------------------------------------------
  96   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  14   15 yr lock, open last 10 years
 100   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  33   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 242   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------
  97   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  36   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 235   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  95   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 104   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
 103   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 117   4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  11   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  37   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 322   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
-------------------------------------------------------------------------------
 321   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months




-------------------------------------------------------------------------------


CONTROL       DEBT            TOTAL             TOTAL                                        APPRAISED       APPRAISAL   CURRENT
NO.         SERVICE          REVENUE           EXPENSE           NCF             DSCR          VALUE           YEAR        LTV
------------------------------------------------------------------------------------------------------------------------------------
  55         10,433          414,458           213,930         183,928           1.47         2,000,000          1996     62.63
 310         10,610          258,840            71,619         172,183           1.35         1,670,000          1996     74.85
 205         10,859          289,424           108,977         162,888           1.25         2,200,000          1996     56.70
  19          9,801          308,675           146,792         147,211           1.25         1,800,000          1996     68.54
 255         10,088          512,856           341,510         171,346           1.42         1,850,000          1996     66.09
------------------------------------------------------------------------------------------------------------------------------------
  32         10,107          373,813           203,394         158,179           1.30         1,700,000          1996     71.52
  78          9,270          267,309           128,812         131,148           1.18         1,410,000          1996     84.93
 237         10,285          525,530           353,306         172,224           1.40         1,600,000          1996     74.81
 257         10,252          441,992           282,216         159,776           1.30         1,600,000          1996     74.74
 213          9,885          280,002           106,790         158,158           1.33         1,600,000          1996     72.97
------------------------------------------------------------------------------------------------------------------------------------
  62          9,433          316,823           144,859         153,134           1.35         1,540,000          1996     74.79
  44          9,176          550,949           349,092         173,297           1.57         1,900,000          1996     60.19
 217          9,345          311,334           155,953         155,381           1.39         1,500,000          1996     74.32
 102          9,602          231,757            76,926         148,333           1.29         1,700,000          1996     65.02
  10          8,949          279,223           116,308         147,389           1.37         1,475,000          1996     74.60
------------------------------------------------------------------------------------------------------------------------------------
 146         11,404          217,621            28,790         171,032           1.25         1,600,000          1996     68.57
  54          9,137          396,532           204,196         173,256           1.58         1,700,000          1996     64.53
  34          9,132          372,467           198,050         157,739           1.44         1,500,000          1996     73.08
 222          9,549          333,006           186,496         146,510           1.28         1,460,000          1996     74.00
  64          8,863          272,415           115,535         141,223           1.33         1,550,000          1996     68.65
------------------------------------------------------------------------------------------------------------------------------------
  71          8,913          479,886           296,067         153,019           1.43         1,700,000          1996     62.29
  77          8,586          294,877           134,959         144,475           1.40         1,350,000          1996     77.85
 208          8,844          288,758           141,175         147,583           1.39         1,550,000          1996     67.61
  69          8,814          317,774           151,762         142,900           1.35         1,400,000          1996     73.74
  26          8,327          254,538           129,827         117,011           1.17         1,360,000          1996     75.75
------------------------------------------------------------------------------------------------------------------------------------
  38          8,191          341,058           193,636         128,972           1.31         1,460,000          1996     67.62
  41          8,158          259,264           118,656         126,774           1.29         1,325,000          1996     74.06
  31          9,589          482,949           247,958         219,241           1.91         2,500,000          1996     36.52
  72          7,381          237,556           109,371         112,358           1.27         1,250,000          1996     71.86
 248          7,785          205,185            82,081         116,758           1.25         1,200,000          1996     74.48
------------------------------------------------------------------------------------------------------------------------------------
  96          7,992          180,357             9,018         158,607           1.65         1,725,000          1995     49.71
  14          6,663          223,776           122,450          95,325           1.19         1,020,000          1995     83.04
 100          7,845          157,677             7,884         142,886           1.52         1,350,000          1995     62.34
  33          7,208          263,436           125,221         125,371           1.45         1,100,000          1996     74.69
 242          6,651          243,743           135,194         108,549           1.36         1,060,000          1996     77.23
------------------------------------------------------------------------------------------------------------------------------------
  97          6,847          142,888             7,144         123,210           1.50         1,300,000          1995     56.50
  36          6,134          178,720            73,949          93,161           1.27           930,000          1996     77.68
 235          6,171          218,137           124,086          94,051           1.27           900,000          1996     79.79
  95          6,311          131,062             6,553         122,558           1.62         1,250,000          1995     54.16
 104          6,197          141,608             7,080         126,850           1.71         1,300,000          1995     50.26
------------------------------------------------------------------------------------------------------------------------------------
 103          6,071          175,340             8,767         156,464           2.15         1,660,000          1995     39.23
 117          5,559          133,326            40,016          91,330           1.37         1,100,000          1996     57.09
  11          4,497          175,974            92,487          72,531           1.34           710,000          1996     79.57
  37          4,604          135,178            55,421          69,581           1.26           700,000          1996     77.72
 322          3,576           86,460            32,813          53,648           1.25           630,000          1996     69.14
------------------------------------------------------------------------------------------------------------------------------------
 321          2,110           51,034            19,373          31,661           1.25           345,000          1996     74.51




------------------------------------------------------------------------------------------------------------------------------------


                                                                  LOAN PER
            SCHEDULED                       SQ FT, UNITS         SQ FT, UNIT                          INITIAL
CONTROL     MATURITY        YEAR             BEDS, PADS           BED, PAD           OCCUPANCY       RESERVES         UNDERWRITING
NO.           LTV          BUILT              OR ROOM             OR ROOM            PERCENTAGE     AT CLOSING         RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  55         51.95          1972                 83units       15,090.88 / unit         99.00        42,450.00       200per unit
 310         62.29          1984             25,340sqft            49.33 / sqft        100.00             0.00      0.15per sq. ft.
 205         53.44          1985             51,920sqft            24.03 / sqft         88.38             0.00      0.15per sq. ft.
  19         61.40          1967                 56units       22,030.53 / unit         98.21         1,000.00       262per unit
 255         54.64          1970                152units        8,044.22 / unit         99.33        67,437.50       225per unit
------------------------------------------------------------------------------------------------------------------------------------
  32         62.37          1965                 40units       30,394.70 / unit         94.80        95,508.75       306per unit
  78         32.43          1995                 42units       28,513.33 / unit         90.48             0.00       175per unit
 237         62.58          1971                 86units       13,917.46 / unit         98.84        34,832.50       296per unit
 257         62.53          1973                 96units       12,456.51 / unit         96.00        30,312.50       265per unit
 213         60.96          1978             32,326sqft            36.12 / sqft        100.00        37,500.00      0.16per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  62         67.00          1986                 70units       16,453.03 / unit         90.60         6,185.00       269per unit
  44         55.35          1969                120units        9,529.98 / unit         92.00        91,500.00       238per unit
 217         66.97          1973                 72units       15,484.32 / unit        100.00        40,375.00       250per unit
 102         54.62          1985             10,053sqft           109.95 / sqft        100.00             0.00      0.15per sq. ft.
  10         64.81          1972                 69units       15,946.85 / unit         92.75        12,250.00       225per unit
------------------------------------------------------------------------------------------------------------------------------------
 146           NAP          1986             59,500sqft            18.44 / sqft        100.00         7,687.50      0.22per sq. ft.
  54         53.52          1973                 72units       15,235.73 / unit         97.00        32,687.50       265per unit
  34         63.77          1930                 62units       17,680.96 / unit         97.00           687.50       269per unit
 222           NAP          1978                 80units       13,505.27 / unit        100.00        26,175.00       268per unit
  64         56.94          1983                 51units       20,863.99 / unit         95.10        29,782.50       307per unit
------------------------------------------------------------------------------------------------------------------------------------
  71         14.40          1976                112units        9,454.33 / unit         88.40        34,500.00       275per unit
  77         64.18          1983                 52units       20,211.58 / unit         98.08         4,025.00       297per unit
 208         61.21          1965                 60units       17,465.30 / unit         95.00        14,372.50       225per unit
  69         61.58          1978                 72units       14,337.39 / unit         90.40        24,937.50       321per unit
  26         29.87          1995                 44units       23,412.45 / unit        100.00             0.00       175per unit
------------------------------------------------------------------------------------------------------------------------------------
  38         58.92          1984                 82units       12,039.86 / unit         97.56        52,200.00       225per unit
  41         66.58          1982                 53units       18,516.05 / unit         96.23         5,437.50       261per unit
  31           NAP          1928                 63units       14,492.06 / unit        100.00        12,000.00       250per unit
  72         59.34          1985                 49units       18,332.90 / unit         98.00        41,756.25       323per unit
 248         70.04          1986             27,669sqft            32.30 / sqft        100.00             0.00      0.15per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  96         36.18          1986             16,101sqft            53.25 / sqft        100.00         8,450.00      0.67per sq. ft.
  14         32.10          1995                 40units       21,174.68 / unit         97.50             0.00       150per unit
 100         45.37          1980             15,814sqft            53.22 / sqft        100.00        17,549.00      0.37per sq. ft.
  33         62.91          1930                 38units       21,620.06 / unit         97.00         5,187.50       338per unit
 242         69.39          1984                 42units       19,492.17 / unit        100.00             0.00       250per unit
------------------------------------------------------------------------------------------------------------------------------------
  97         41.12          1971             13,860sqft            53.00 / sqft        100.00        34,990.00      0.77per sq. ft.
  36         64.82          1983                 43units       16,800.63 / unit        100.00        78,945.90       270per unit
 235         66.75          1968                 40units       17,953.52 / unit        100.00        32,007.50       290per unit
  95         39.42          1987             12,351sqft            54.82 / sqft        100.00         3,630.00      0.13per sq. ft.
 104         36.82          1971             11,582sqft            56.42 / sqft        100.00         2,875.00      0.53per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 103         28.55          1988             11,830sqft            55.05 / sqft        100.00         9,703.00      0.70per sq. ft.
 117         51.88          1984              9,900sqft            63.43 / sqft        100.00         3,250.00      0.20per sq. ft.
  11         68.79          1974                 33units       17,119.78 / unit        100.00        12,856.25       332per unit
  37         64.79          1984                 32units       17,001.54 / unit         90.63        79,594.90       318per unit
 322         61.87          1975                 12units       36,299.34 / unit        100.00             0.00       270per unit
------------------------------------------------------------------------------------------------------------------------------------
 321         66.68          1964                 10units       25,705.91 / unit        100.00             0.00       271per unit




------------------------------------------------------------------------------------------------------------------------------------


                                                            LARGEST RETAIL TENANT
           ----------------------------------------------------------------------------------------------------------
SERVICING                                                  AREA LEASED      % OF TOTAL        LEASE          CONTROL
  FEES                             NAME                      (SQ. FT.)      AREA LEASED      EXP DATE           NO.
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          55
0.1150     Pier 1 Imports                                     6,500                          1/31/2000         310
0.1150     Triple T                                           8,200                          1/31/2000         205
0.1150                                                                                                          19
0.1350                                                                                                         255
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          32
0.1150                                                                                                          78
0.1150                                                                                                         237
0.1150                                                                                                         257
0.1350     It's 99 Cents ("Shadow"-Safeway)*                  9,072                          7/01/2000         213
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          62
0.1150                                                                                                          44
0.1150                                                                                                         217
0.2000     Norwest Bank                                       5,000                          2/28/2000         102
0.1150                                                                                                          10
---------------------------------------------------------------------------------------------------------------------
0.1150     Allflex                                           59,500                         owner occupied     146
0.1150                                                                                                          54
0.1150                                                                                                          34
0.1150                                                                                                         222
0.1150                                                                                                          64
---------------------------------------------------------------------------------------------------------------------
0.2000                                                                                                          71
0.1150                                                                                                          77
0.1350                                                                                                         208
0.1150                                                                                                          69
0.1150                                                                                                          26
---------------------------------------------------------------------------------------------------------------------
0.2000                                                                                                          38
0.1150                                                                                                          41
0.1150                                                                                                          31
0.1150                                                                                                          72
0.1150     Digital Computers                                 14,332                          5/31/2002         248
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          17,264                         owner occupied      96
0.1150                                                                                                          14
0.1150     Frank's Nursery & Crafts                          18,670                                            100
0.1150                                                                                      owner occupied      33
0.1350                                                                                                         242
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          13,860                         owner occupied      97
0.1150                                                                                                          36
0.1150                                                                                                         235
0.1150     Frank's Nursery & Crafts ("Shadow"-Winn Dixie)*   15,012                         owner occupied      95
0.1150     Frank's Nursery & Crafts                          23,769                         owner occupied     104
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          14,442                         owner occupied     103
0.1150     Logan Healtcare                                    5,300                          3/31/2001         117
0.1150                                                                                                          11
0.1150                                                                                                          37
0.1150                                                                                                         322
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                         321




---------------------------------------------------------------------------------------------------------------------


* Anchor stores not included as part of Mortgaged Property

[LOGO] STATE STREET

CORPORATE TRUST DEPARTMENT
SECURITIES ADMINISTRATION
REPORT TO CERTIFICATEHOLDERS

MERRILL LYNCH MORTGAGE INVESTORS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C2
PAYMENT DATE:

------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                          CURRENT                                                              ENDING  OUTSTANDING
               PASS-THROUGH  ORIGINAL    BEGINNING   INTEREST     PRINCIPAL    PRINCIPAL    REALIZED  ENDING   BALANCE  APPRAISAL
CLASS   CUSIP     RATE       BALANCE      BALANCE  DISTRIBUTION  DISTRIBUTION  ADJUSTMENTS   LOSSES   BALANCE  FACTOR   REDUCTION
------------------------------------------------------------------------------------------------------------------------------------
 A-1
------------------------------------------------------------------------------------------------------------------------------------
 A-2
------------------------------------------------------------------------------------------------------------------------------------
 A-3
------------------------------------------------------------------------------------------------------------------------------------
  B
------------------------------------------------------------------------------------------------------------------------------------
  C
------------------------------------------------------------------------------------------------------------------------------------
  D
------------------------------------------------------------------------------------------------------------------------------------
  E
------------------------------------------------------------------------------------------------------------------------------------
  IO
------------------------------------------------------------------------------------------------------------------------------------
  R
------------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------------

[LOGO] STATE STREET

CORPORATE TRUST DEPARTMENT
SECURITIES ADMINISTRATION
REPORT TO CERTIFICATEHOLDERS

MERRILL LYNCH MORTGAGE INVESTORS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C2
PAYMENT DATE:

------------------------------------------------------------------
PRINCIPAL DISTRIBUTION DETAIL
------------------------------------------------------------------
                SCHEDULED         PRINCIPAL       TOTAL PRINCIPAL
 CLASS          PRINCIPAL        ADJUSTMENTS        DISTRIBUTION
------------------------------------------------------------------
  A-1
------------------------------------------------------------------
  A-2
------------------------------------------------------------------
  A-3
------------------------------------------------------------------
   B
------------------------------------------------------------------
   C
------------------------------------------------------------------
   D
------------------------------------------------------------------
   E
------------------------------------------------------------------
   IO
------------------------------------------------------------------
   R
------------------------------------------------------------------
 TOTAL
------------------------------------------------------------------



--------------------------------------------------------------------------------
INTEREST DISTRIBUTION DETAIL
--------------------------------------------------------------------------------
       ACCRUED   EXCESS PREPAYMENT   INTEREST       NET       CUMULATIVE UNPAID
CLASS  INTEREST  INTEREST SHORTFALL  RECOVERY   DISTRIBUTION  INTEREST SHORTFALL
--------------------------------------------------------------------------------
 A-1
--------------------------------------------------------------------------------
 A-2
--------------------------------------------------------------------------------
 A-3
--------------------------------------------------------------------------------
  B
--------------------------------------------------------------------------------
  C
--------------------------------------------------------------------------------
  D
--------------------------------------------------------------------------------
  E
--------------------------------------------------------------------------------
  IO
--------------------------------------------------------------------------------
  R
--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------

DISCLAIMER NOTICE
NOTICE: THIS REPORT HAS BEEN PREPARED BY OR BASED ON INFORMATION FURNISHED TO STATE STREET BANK AND TRUST COMPANY ("STATE STREET") BY ONE OR MORE THIRD PARTIES (E.G., SERVICER, MASTER SERVICER, ETC.). STATE STREET SHALL NOT HAVE AND DOES NOT UNDERTAKE RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY SUCH THIRD PARTIES, AND MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS THEREOF OR THE SUFFICIENCY THEREOF FOR ANY PARTICULAR PURPOSE. STATE STREET HAS NOT INDEPENDENTLY VERIFIED INFORMATION RECEIVED FROM THIRD PARTIES, AND SHALL HAVE NO LIABILITIY FOR ANY INACCURACIES THEREIN OR CAUSED THEREBY.

[LOGO] STATE STREET

CORPORATE TRUST DEPARTMENT
SECURITIES ADMINISTRATION
REPORT TO CERTIFICATEHOLDERS

MERRILL LYNCH MORTGAGE INVESTORS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C2
PAYMENT DATE:

-------------------------------------------------------------------------------------------
QUICK REFERENCE
-------------------------------------------------------------------------------------------
               PASS-THROUGH    PRINCIPAL          INTEREST       REALIZED   ENDING BALANCE
CLASS   CUSIP     RATE       DISTRIBUTION(1)   DISTRIBUTION(1)   LOSSES(1)     FACTOR(1)
-------------------------------------------------------------------------------------------
 A-1
-------------------------------------------------------------------------------------------
 A-2
-------------------------------------------------------------------------------------------
 A-3
-------------------------------------------------------------------------------------------
  B
-------------------------------------------------------------------------------------------
  C
-------------------------------------------------------------------------------------------
  D
-------------------------------------------------------------------------------------------
  E
-------------------------------------------------------------------------------------------
 IO
-------------------------------------------------------------------------------------------
  R
-------------------------------------------------------------------------------------------

(1) REPRESENTS DISTRIBUTION PER CERTIFICATE



--------------------------------------------------------------
PRINCIPAL DISTRIBUTION PER CERTIFICATE
--------------------------------------------------------------
               SCHEDULED       PRINCIPAL      TOTAL PRINCIPAL
CLASS          PRINCIPAL       SHORTFALL        DISTRIBUTION
--------------------------------------------------------------
 A-1
--------------------------------------------------------------
 A-2
--------------------------------------------------------------
 A-3
--------------------------------------------------------------
  B
--------------------------------------------------------------
  C
--------------------------------------------------------------
  D
--------------------------------------------------------------
  E
--------------------------------------------------------------
 IO
--------------------------------------------------------------
  R
--------------------------------------------------------------



--------------------------------------------------------------------------------
INTEREST DISTRIBUTION PER CERTIFICATE
--------------------------------------------------------------------------------
           ACCRUED   EXCESS PREPAYMENT         NET      CUMULATIVE UNPAID
CLASS     INTEREST   INTEREST SHORTFALL   DISTRIBUTION  INTEREST SHORTFALL
--------------------------------------------------------------------------------
 A-1
--------------------------------------------------------------------------------
 A-2
--------------------------------------------------------------------------------
 A-3
--------------------------------------------------------------------------------
  B
--------------------------------------------------------------------------------
  C
--------------------------------------------------------------------------------
  D
--------------------------------------------------------------------------------
  E
--------------------------------------------------------------------------------
 IO
--------------------------------------------------------------------------------
  R
--------------------------------------------------------------------------------

[LOGO] STATE STREET

CORPORATE TRUST DEPARTMENT
SECURITIES ADMINISTRATION
REPORT TO CERTIFICATEHOLDERS

MERRILL LYNCH MORTGAGE INVESTORS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-C2
PAYMENT DATE:

--------------------------------------------------------------------------------
AGGREGATE OF:
--------------------------------------------------------------------------------
PRINCIPAL PREPAYMENTS(OTHER THAN LIQUIDATION PROCEEDS)
ALLOCABLE PREPAYMENT INTEREST SHORTFALLS
SERVICING COMPENSATION PAID TO OR RETAINED BY SERVICER IN RESPECT OF THE
  RELATED DUE PERIOD
SERVICING COMPENSATION PAID TO OR RETAINED BY SPECIAL SERVICER IN RESPECT OF
  THE RELATED DUE PERIOD
SERVICING ADVANCES AND P&I ADVANCES MADE BY THE SERVICER
SERVICING ADVANCES AND P&I ADVANCES MADE BY THE TRUSTEE
AMOUNT OF INTEREST TO HOLDERS REDUCED BY LOSSES, SHORTFALLS,
  AND APPRAISAL REDUCTIONS
AMOUNT OF ANY REMAINING INTEREST SHORTFALLS
ANY ACTION TAKEN BY THE SERVICER/SPECIAL SERVICER REGARDING "DUE-ON-SALE" OR
  "DUE-ON-ENCUMBRANCE" CLAUSE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
COLLATERAL INFORMATION                         CURRENT PERIOD     CURRENT PERIOD
                                  CLOSING        BEGINNING            ENDING
--------------------------------------------------------------------------------
LOAN COUNT
                                 -----------------------------------------------
PRINCIPAL BALANCE
                                 -----------------------------------------------
GROSS WAC
                                 -----------------------------------------------
NET WAC
                                 -----------------------------------------------
STATED REMAINING TERM TO MATURITY
                                 -----------------------------------------------


--------------------------------------------------------------------------------
                                                                  CUMLUATIVE
                                           CURRENT PERIOD          TO DATE
--------------------------------------------------------------------------------
REALIZED LOSSES
                                 -----------------------------------------------
ADDITIONAL EXPENSE LOSSES
                                 -----------------------------------------------
APPRAISAL REDUCTIONS
                                 -----------------------------------------------


     BEGINNING        PRINCIPAL      NEGATIVE    PRINCIPAL        ENDING
COLLATERAL BALANCE  DISTRIBUTIONS  AMORTIZATION    LOSSES   COLLATERAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY
CORPORATE TRUST DEPARTMENT
P.O. BOX 778
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

              DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES

-----------------------------------------------------------------------------------------------
 SCHEDULED             % OF TOT      SCHEDULED     % OF TOT  WGHTD AVG  WGHTD AVG    WGHTD AVG
  PRIN BAL      COUNT   MTG LOANS  ENDING BALANCE  PRIN BAL     DSCR     MTG RATE  MOS. TO MAT.
-----------------------------------------------------------------------------------------------
 $ 257,059+       0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $1,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $2,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $3,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $4,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $5,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $6,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $7,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $8,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
 $9,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
$10,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
$15,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
$20,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
$35,000,000+      0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------
    TOTAL         0       0.00          $0.00        0.00       0.00       0.00        0.00
-----------------------------------------------------------------------------------------------

THE AVERAGE SCHEDULED PRINCIPAL BALANCE
  OF THE MORTGAGE LOANS IS                                     $0.00

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                          DISTRIBUTION OF PROPERTY TYPE

                   -------------------------------
                             CLOSING
                   -------------------------------
   PROPERTY                 SCHEDULED     % OF TOT
     TYPE          COUNT  ENDING BALANCE  PRIN BAL
--------------------------------------------------
HEALTH CARE          0        $0.00         0.00
--------------------------------------------------
HOSPITALITY          0        $0.00         0.00
--------------------------------------------------
INDUSTRIAL           0        $0.00         0.00
--------------------------------------------------
MIXED-USE (1)        0        $0.00         0.00
--------------------------------------------------
MOBILE HOME PARK     0        $0.00         0.00
--------------------------------------------------
MULTI-FAMILY         0        $0.00         0.00
--------------------------------------------------
OFFICE               0        $0.00         0.00
--------------------------------------------------
ANCHORED RETAIL      0        $0.00         0.00
--------------------------------------------------
UNANCHORED RETAIL    0        $0.00         0.00
--------------------------------------------------
TOTAL                0        $0.00         0.00
--------------------------------------------------


                   --------------------------------------------------------------------------------------------------------------
                                                                         CURRENT
---------------------------------------------------------------------------------------------------------------------------------
   PROPERTY                 SCHEDULED     % OF TOT  WGHTD AVG  WGHTD AVG    WGHTD AVG    WGHTD AVG    WGHTD AVG       AVERAGE
     TYPE          COUNT  ENDING BALANCE  PRIN BAL    DSCR     MTG RATE   MOS. TO MAT.  OCCUPANCY %  LOANAMT/UNIT  PROPERTY SIZE
---------------------------------------------------------------------------------------------------------------------------------
HEALTH CARE          0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
HOSPITALITY          0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL           0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
MIXED-USE (1)        0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK     0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
MULTI-FAMILY         0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
OFFICE               0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
ANCHORED RETAIL      0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
UNANCHORED RETAIL    0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                0        $0.00         0.00      0.00       0.00         0.00          0.00         0.00           0.00
---------------------------------------------------------------------------------------------------------------------------------



(1) ALL MIXED-USE ARE COMBINED MULTIFAMILY & RETAIL PROPERTIES.

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                      DISTRIBUTION OF GEOGRAPHIC LOCATIONS

                     -----------------------------------------------------------------
                               CLOSING                          CURRENT
                     -------------------------------  --------------------------------
 GEOGRAPHIC                    SCHEDULED    % OF TOT            SCHEDULED     % OF TOT
  LOCATION           COUNT  ENDING BALANCE  PRIN BAL  COUNT   ENDING BALANCE  PRIN BAL
--------------------------------------------------------------------------------------
TEXAS                  0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
CALIFORNIA             0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
FLORIDA                0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
NEW YORK               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
NEW JERSEY             0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
OHIO                   0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
PENNSYLVANIA           0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
OREGON                 0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
NEVADA                 0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
NORTH CAROLINA         0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
CONNECTICUT            0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
WASHINGTON             0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
COLORADO               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MARYLAND               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
INDIANA                0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
VIRGINIA               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
GEORGIA                0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
ARIZONA                0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MASSACHUSETTS          0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MISSOURI               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
TENNESSEE              0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
WISCONSIN              0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MICHIGAN               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
SOUTH CAROLINA         0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
IOWA                   0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
NEW MEXICO             0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MINNESOTA              0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
ILLINOIS               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
LOUISIANA              0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
DELAWARE               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA   0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
MISSISSIPPI            0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
KANSAS                 0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
ALABAMA                0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
OKLAHOMA               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
KENTUCKY               0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------
TOTAL                  0         $0.00        0.00      0         $0.00         0.00
--------------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

              ----------------------------------------------------------------------------------------------------------------------
                        CLOSING                                                     CURRENT
----------------------------------------------  ------------------------------------------------------------------------------------
                       SCHEDULED     % OF TOT           SCHEDULED      % OF TOT    WGHTD AVG  WGHTD AVG   WGHTD AVG    WGHTD AVG REM
 NOTE RATE    COUNT  ENDING BALANCE   PRIN BAL  COUNT  ENDING BALANCE   PRIN BAL      LTV      MTG RATE  MOS. TO MAT.   AMORT TERM
------------------------------------------------------------------------------------------------------------------------------------
8.313%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
8.500%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
8.750%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
9.000%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
9.250%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
9.500%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
9.750%+         0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
10.000%+        0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
10.250%+        0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL           0         $0.00         0.00      0        $0.00          0.00        0.00       0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

WGHTD AVG: 0.00
WEIGHTED AVERAGES INCLUDE ALL CLASSIFICATIONS REFERENCED ABOVE.

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

            DISTRIBUTION OF MOST CURRENT DEBT SERVICE COVERAGE RATIO

          --------------------------------------------------------------------------------------------------------------------------
                     CLOSING                                                    CURRENT
-----------------------------------------  -----------------------------------------------------------------------------------------
COVERAGE            SCHEDULED    % OF TOT            SCHEDULED    % OF TOT      WGHTD AVG     WGHTD AVG    WGHTD AVG   WGHTD AVG REM
  RATIO   COUNT  ENDING BALANCE  PRIN BAL  COUNT  ENDING BALANCE  PRIN BAL  MOST CURRENT LTV   MTG RATE  MOS. TO MAT.   AMORT TERM
------------------------------------------------------------------------------------------------------------------------------------
 1.15x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.20x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.25x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.30x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.35x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.40x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.45x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.50x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.55x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.60x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.70x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
 1.80x+     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL     0         $0.00        0.00      0         $0.00        0.00          0.00           0.00        0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                DISTRIBUTION OF MOST CURRENT LOAN TO VALUE RATIO

         ---------------------------------------------------------------------------------------------------------------------------
                     CLOSING                                                   CURRENT
------------------------------------------------------------------------------------------------------------------------------------
                    SCHEDULED    % OF TOT            SCHEDULED   % OF TOT      WGHTD AVG       WGHTD AVG   WGHTD AVG   WGHTD AVG REM
  LTV    COUNT   ENDING BALANCE  PRIN BAL  COUNT  ENDING BALANCE  PRIN BAL  MOST CURRENT DSCR   MTG RATE  MOS. TO MAT.   AMORT TERM
------------------------------------------------------------------------------------------------------------------------------------
35.38%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
50.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
55.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
60.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
65.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
70.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
75.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
80.01%+    0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL     0          $0.00        0.00      0         $0.00        0.00           0.00           0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

DISTRIBUTION OF REMAINING TERM TO STATED MATURITY (ALL LOANS)

                 -------------------------------------------------------------------
                            CLOSING                            CURRENT
------------------------------------------------------------------------------------
   MONTHS TO               SCHEDULED      % OF TOT            SCHEDULED     % OF TOT
STATED MATURITY  COUNT   ENDING BALANCE   PRIN BAL   COUNT  ENDING BALANCE  PRIN BAL
------------------------------------------------------------------------------------
      34+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
      60+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
      84+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
      96+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
     120+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
     132+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
     180+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
     240+          0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------
     TOTAL         0         $0.00          0.00       0        $0.00         0.00
------------------------------------------------------------------------------------

WGHTED AVG OF REMAINING TERM: 00.00 MONTHS
WEIGHTED AVERAGES INCLUDE ALL CLASSIFICATIONS REFERENCED ABOVE.

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                          SEASONING OF MORTGAGE LOANS


                       ------------------------------------------
                                      CURRENT
-----------------------------------------------------------------
 NUMBER                              SCHEDULED          % OF TOT
OF MONTHS              COUNT       ENDING BALANCE       PRIN BAL
-----------------------------------------------------------------
    0+                   0             $0.00              0.00
-----------------------------------------------------------------
   24+                   0             $0.00              0.00
-----------------------------------------------------------------
   48+                   0             $0.00              0.00
-----------------------------------------------------------------
   72+                   0             $0.00              0.00
-----------------------------------------------------------------
   96+                   0             $0.00              0.00
-----------------------------------------------------------------
  120+                   0             $0.00              0.00
-----------------------------------------------------------------
  144+                   0             $0.00              0.00
-----------------------------------------------------------------
  168+                   0             $0.00              0.00
-----------------------------------------------------------------
  192+                   0             $0.00              0.00
-----------------------------------------------------------------
  216+                   0             $0.00              0.00
-----------------------------------------------------------------
  240+                   0             $0.00              0.00
-----------------------------------------------------------------
  264+                   0             $0.00              0.00
-----------------------------------------------------------------
  288+                   0             $0.00              0.00
-----------------------------------------------------------------
  312+                   0             $0.00              0.00
-----------------------------------------------------------------
  336+                   0             $0.00              0.00
-----------------------------------------------------------------
  TOTAL                  0             $0.00              0.00
-----------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 PAYMENT DATE:

                 UPDATED MORTGAGE LOAN SCHEDULE (PART 1 OF ___)


                                   --------------------------------------------------------------------------------------------
                                                CLOSING                                       CURRENT
-------------------------------------------------------------------------------------------------------------------------------
LOAN  PROPERTY               LOAN  SCHED PRIN  NOTE        AMORT  SCHED MONTHLY  SCHED PRIN  NOTE               SCHED MONTHLY
 ID     NAME    CITY  STATE  TYPE    BALANCE   RATE  TERM   TERM   P & I PYMT      BALANCE   RATE  TERM  AMORT    P & I PYMT
-------------------------------------------------------------------------------------------------------------------------------
 0       XX      XX     XX     0      $0.00    0.00   0      0        $0.00         $0.00    0.00   0      0        $0.00
-------------------------------------------------------------------------------------------------------------------------------



LOAN TYPE CODE:  01=BALLOON LOAN, 02=FULLY AMORTIZING LOAN

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 PAYMENT DATE:

                 UPDATED MORTGAGE LOAN SCHEDULE (PART 2 OF ___)

                         ---------------------------------------------------------------------------------------------------
                                                                    MOST CURRENT
----------------------------------------------------------------------------------------------------------------------------
LOAN    PROPERTY   PROP    TOTAL     TOTAL   REPLACEMENT    CAPITAL       LEASING       TENANT              DATE OF LAST
 ID   NAME  STATE  TYPE  REVENUES  EXPENSES    RESERVES   EXPENDITURES  COMMISSIONS  IMPROVEMENTS   NOI   FINAN STMT   DSCR
----------------------------------------------------------------------------------------------------------------------------
  0    XX     XX     0     $0.00     $0.00      $0.00        $0.00         $0.00        $0.00      $0.00   00/00/00    0.00
----------------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------
                           MOST CURRENT
--------------------------------------------------------------------------------------
LOAN   APPRAISED  APPRAISAL    APPRAISED  OCCUPANCY   OCCUPANCY  RESERVES AT  RESERVES
 ID      VALUE       DATE         LTV         %         % DATE     CLOSING    CURRENT
--------------------------------------------------------------------------------------
  0      $0.00     00/00/00      0.00       0.00%      00/00/00     0.00        0.00
--------------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                 UPDATED MORTGAGE LOAN SCHEDULE (PART 3 OF ___)

                                        --------------------------------------------------------------------------------------------
                                                                              PERFORMANCE HISTORY
------------------------------------------------------------------------------------------------------------------------------------
LOAN PROPERTY  CURRENT LOAN   PAYOFF                                                         NUMBER OF TIMES SINCE CLOSING
 ID    NAME       STATUS       DATE     30-59 DAYS DELINQ   60-89 DAYS DELINQ  90+ DAYS DELINQ  SPEC SERVICED  WORKOUT/MOD  MOD DATE
------------------------------------------------------------------------------------------------------------------------------------
 0      XX           0       00/00/00           0                   0                 0               0             0       00/00/00
------------------------------------------------------------------------------------------------------------------------------------


        -----------------------------------------
                PERFORMANCE HISTORY
-------------------------------------------------
              NUMBER OF TIMES SINCE CLOSING
LOAN    -----------------------------------------
 ID     MOD DATE  FORECLOSURE   BANKRUPTCY  REO
-------------------------------------------------
 0      00/00/00       0             0       0
-------------------------------------------------


CURRENT LOAN STATUS CODE: 01= SPECIALLY SERVICED, 02 = IN PROCESS OF FORECLOSURE, 03 = BANKRUPTCY, 04 =REO, 05= PREPAID IN FULL, 06=DPO, 07=FORECLOSURE SALE, 08=BANKRUPTCY SALE, 09=REO DISPOSITION,
10=MODIFICATION/WORKOUT

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

          AGGREGATE DELINQUENCY/PREPAYMENT/SPECIALLY SERVICED HISTORY


----------------------------------------------------------------------------------------------------------------------
              DELINQUENT 30-59 DAYS  DELINQUENT 60-89 DAYS  DELINQUENT 90+DAYS  FORECLOSURE/BANKRUPTCY  LIQUIDATED/REO
DISTRIBUTION  ---------------------  ---------------------  ------------------  ----------------------  --------------
    DATE        #      ACT BALANCE      #      ACT BALANCE    #    ACT BALANCE     #       ACT BALANCE  #  ACT BALANCE
----------------------------------------------------------------------------------------------------------------------
00/00/00        0         $0.00         0         $0.00       0       $0.00        0          $0.00     0     $0.00



--------------------------------------------------------------------------------
                MODIFICATIONS     SPECIALLY SERVICED            PREPAYMENTS
DISTRIBUTION    --------------   --------------------       --------------------
    DATE        #  ACT BALANCE   #        ACT BALANCE       #        ACT BALANCE
--------------------------------------------------------------------------------
00/00/00        0     $0.00      0           $0.00          0           $0.00

CORPORATE TRUST DEPARTMENT                                            SERIES:
P.O. BOX 778                                                          REPORT ID:
BOSTON, MA  02110                                                     DOC ID:
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                         DELINQUENCY LOAN DETAIL REPORT

------------------------------------------------------------------------------------------------------------------------------------
                 #         PAID    CURRENT    OUTSTANDING       ADVANCE      LOAN        SPECIAL
DISCLOSURE    PERIODS     THROUGH   P & I    PROP. PROTECTION DESCRIPTION   STATUS      SERVICER    FORECLOSURE BANKRUPTCY     REO
CONTROL #    DELINQUENT    DATE    ADVANCE      ADVANCES         CODE        CODE     TRANSFER DATE    DATE        DATE       DATE
------------------------------------------------------------------------------------------------------------------------------------
    0            0       00/00/00   $0.00        $0.00            00          00        00/00/00     00/00/00    00/00/00   00/00/00
------------------------------------------------------------------------------------------------------------------------------------


ADVANCE DESCRIPTION CODE: 01=LOAN IN GRACE PERIOD, 02=DELINQUENT LESS THAN 1 MONTH, 03=DELINQUENT 1 MONTH, 04=DELINQUENT 2 MONTHS, 05=DELINQUENT 3+ MONTHS.

LOAN STATUS CODE: 01= SPECIALLY SERVICED, 02 = IN PROCESS OF FORECLOSURE, 03 = BANKRUPTCY, 04 =REO, 05= PREPAID IN FULL, 06=DPO, 07=FORECLOSURE SALE, 08=BANKRUPTCY SALE, 09=REO DISPOSITION, 10=MODIFICATION/WORKOUT

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 PAYMENT DATE:

                   SPECIALLY SERVICED DETAIL REPORT (PART 1)


------------------------------------------------------------------------------------------------------------------------------------
 PAYMENT  DISCLOSURE   TRANSFER    BALANCE AT  BEG. SCHED. END SCHED.   % OF END       NOTE      MATURITY   REMAINING    PROPERTY
  DATE    CONTROL #     DATE     TRANSFER DATE   BALANCE     BALANCE   POOL BALANCE   RATE        DATE     AMORT TERM     TYPE
------------------------------------------------------------------------------------------------------------------------------------
00/00/00      0       00/00/00       $0.00        $0.00       $0.00       0.00%       0.00      00/00/00       00          00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
 PAYMENT          SPECIALLY SERV. NOI        NOI
  DATE     ST       STAT CD     AMOUNT      DATE        DSCR
-------------------------------------------------------------
00/00/00   XX         00         0.00     00/00/00      0.00
-------------------------------------------------------------

SPECIALLY SERVICED STATUS CODE: 01=REQUEST FOR WAIVER OF PREPAYMENT PENALTY, 02=PAYMENT DEFAULT, 03=REQUEST FOR LOAN MODIFICATION OR WORKOUT, 04=LOAN WITH BORROWER BANKRUPTCY, 05=LOAN IN PROCESS OF FORECLOSURE, 06=LOAN NOW REO, 07=LOAN PAID OFF, 08=LOAN RETURNED TO MASTER SERVICER

PROPERTY TYPE CODE: 01=INDUSTRIAL/WAREHOUSE, 02=LODGING, 03=MANUFACTURED HOUSING, 04=MULTIFAMILY, 05=OFFICE, 06=OTHER COMMERCIAL, 07=RETAIL, 08=SENIOR HOUSING, 09=MEDICAL OFFICE, 10=MOBILE HOME PARK, 11=ANCHORED RETAIL, 12=MIXED USE, 13=OFFICE/WAREHOUSE, 14=SPECIALTY, 99=UNKNOWN

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:

                   SPECIALLY SERVICED DETAIL REPORT (PART 2)


------------------------------------------------------------------------------------------------------------------------------------
PAYMENT    DISCLOSURE     SPECIALLY SERV.    SITE INSPECTION       PHASE I        APPRAISAL       APPRAISAL
  DATE      CONTROL #         STAT CD              DATE             DATE            DATE            VALUE          COMMENT
------------------------------------------------------------------------------------------------------------------------------------
00/00/00        0                00              00/00/00         00/00/00        00/00/00          0.00
------------------------------------------------------------------------------------------------------------------------------------


SPECIALLY SERVICED STATUS CODE: 01=REQUEST FOR WAIVER OF PREPAYMENT PENALTY, 02=PAYMENT DEFAULT, 03=REQUEST FOR LOAN MODIFICATION OR WORKOUT, 04=LOAN WITH BORROWER BANKRUPTCY, 05=LOAN IN PROCESS OF FORECLOSURE, 06=LOAN NOW REO, 07=LOAN PAID OFF, 08=LOAN RETURNED TO MASTER SERVICER

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                      STATE STREET BANK AND TRUST COMPANY
                           CORPORATE TRUST DEPARTMENT

                                 PAYMENT DATE:

                     HISTORICAL MODIFIED LOAN DETAIL REPORT




--------------------------------------------------------------------------------
PAYMENT   DISCLOSURE   MODIFICATION  MODIFICATION      ACTUAL        SCHEDULED
  DATE     CONTROL #      DATE       DESCRIPTION   ENDING BALANCE ENDING BALANCE
--------------------------------------------------------------------------------
00/00/00       0          0.00                         $0.00           $0.00
--------------------------------------------------------------------------------


          ----------------------------------------------------------------------
                          ORIGINAL TERMS                MODIFIED TERMS
--------------------------------------------------------------------------------
PAYMENT    PRIN    NOTE         AMORT  P & I   PRIN    NOTE         AMORT  P & I
  DATE    BALANCE  RATE   TERM   TERM  PYMT   BALANCE  RATE   TERM   TERM  PYMT
--------------------------------------------------------------------------------
00/00/00   $0.00   0.00%    0     0    $0.00   0.00    0.00%    0     0    $0.00
--------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433

                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                  PAYMENT DATE:


--------------------------------------------------------------------------------
                      BALANCE                                       PREPAYMENT
           LOAN          AT      CURTAILMENT   PAYOFF     PREPAID    PENALTY
  DATE      ID        CLOSING      AMOUNT      AMOUNT     BALANCE      PAID
--------------------------------------------------------------------------------
00/00/00    0          $0.00        $0.00       $0.00      $0.00      $0.00
--------------------------------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 PAYMENT DATE:

                     HISTORICAL REALIZED LOSS DETAIL REPORT


--------------------------------------------------------------------------------------------------------
                                                                             GROSS PROCEEDS  AGGREGATE
                   DISCLOSURE   APPRAISAL   APPRAISED  BEG. SCHED.   GROSS     AS A % OF    LIQUIDATION
DISTRIBUTION DATE   CONTROL #     DATE        VALUE      BALANCE   PROCEEDS  SCHED PRIN BAL  EXPENSES
--------------------------------------------------------------------------------------------------------
     00/00/00           0       00/00/00      $0.00       $0.00      $0.00       0.00%         $0.00
--------------------------------------------------------------------------------------------------------



----------------------------------------------------------
                        NET      NET PROCEEDS
                    LIQUIDATION   AS A % OF       REALIZED
DISTRIBUTION DATE    PROCEEDS   SCHED PRIN BAL      LOSS
----------------------------------------------------------
     00/00/00          $0.00         0.00           $0.00
----------------------------------------------------------

STATE STREET BANK AND TRUST COMPANY                                   SERIES:
CORPORATE TRUST DEPARTMENT                                            REPORT ID:
P.O. BOX 778                                                          DOC ID:
BOSTON, MA  02110
CUSTOMER SERVICE
(617) 664-5433


                MERRILL LYNCH MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-C2

                                 PAYMENT DATE:

                        HISTORICAL APPRAISAL REDUCTIONS


--------------------------------------------------------------------------------
                                              DATE OF         APPRAISAL
                               LOAN          APPRAISAL        REDUCTION
          DATE                  ID           REDUCTION          AMOUNT
--------------------------------------------------------------------------------
        00/00/00                0             00/00/00          $0.00
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                ----------------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent or non-performing as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC ") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                                   ----------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET FORTH
  UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE
                      PURCHASING ANY OFFERED CERTIFICATE.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                NOVEMBER 20, 1996

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

 PROSPECTUS SUPPLEMENT ..................................................   2
 AVAILABLE INFORMATION ..................................................   2
 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................   3
 SUMMARY OF PROSPECTUS ..................................................   8
 RISK FACTORS ...........................................................  16
   Limited Liquidity ....................................................  16
   Limited Assets .......................................................  16
   Prepayments; Average Life of Certificates; Yields ....................  16
   Limited Nature of Ratings ............................................  17
   Risks Associated with Certain Mortgage Loans and Mortgaged Properties   18
   Balloon Payments; Borrower Default ...................................  19
   Credit Support Limitations ...........................................  19
   Leases and Rents .....................................................  19
   Environmental Risks ..................................................  20
   ERISA Considerations .................................................  20
   Certain Federal Tax Considerations Regarding REMIC Residual
     Certificates .......................................................  20

   Book-Entry Registration ..............................................  20
   Delinquent and Non-Performing Mortgage Loans .........................  21

 DESCRIPTION OF THE TRUST FUNDS .........................................  21
   General ..............................................................  21
   Mortgage Loans .......................................................  21
     General ............................................................  21
     Default and Loss Considerations with Respect to the Mortgage Loans .  22
     Payment Provisions of the Mortgage Loans ...........................  23
     Mortgage Loan Information in Prospectus Supplements ................  23

   MBS ..................................................................  24
   Certificate Accounts .................................................  24
   Credit Support .......................................................  24
   Cash Flow Agreements .................................................  25
 YIELD AND MATURITY CONSIDERATIONS ......................................  25
   General ..............................................................  25
   Pass-Through Rate ....................................................  25
   Payment Delays .......................................................  25
   Certain Shortfalls in Collections of Interest ........................  25
   Yield and Prepayment Considerations ..................................  26
   Weighted Average Life and Maturity ...................................  27
   Controlled Amortization Classes and Companion Classes ................  28
   Other Factors Affecting Yield, Weighted Average Life and Maturity ....  28
     Balloon Payments; Extensions of Maturity ...........................  28
     Negative Amortization ..............................................  28
     Foreclosures and Payment Plans .....................................  29
     Losses and Shortfalls on the Mortgage Assets .......................  29
     Additional Certificate Amortization ................................  29

                                                                         PAGE
                                                                         ----

 THE DEPOSITOR ..........................................................  30
 USE OF PROCEEDS ........................................................  30
 DESCRIPTION OF THE CERTIFICATES ........................................  30
   General ..............................................................  30
   Distributions ........................................................  30
   Distributions of Interest on the Certificates ........................  31
   Distributions of Certificate Principal ...............................  32
   Distributions on the Certificates in Respect of Prepayment
     Premiums or in Respect of Equity Participations ....................  32
   Allocation of Losses and Shortfalls ..................................  32
   Advances in Respect of Delinquencies .................................  33
   Reports to Certificateholders ........................................  33
   Voting Rights ........................................................  34
   Termination ..........................................................  34
   Book-Entry Registration and Definitive Certificates ..................  35
 DESCRIPTION OF THE POOLING AGREEMENTS ..................................  37
   General ..............................................................  37
   Assignment of Mortgage Loans; Repurchases ............................  37
   Representations and Warranties; Repurchases ..........................  38
   Certificate Account ..................................................  39
     General ............................................................  39
     Deposits ...........................................................  39
     Withdrawals ........................................................  40
   Collection and Other Servicing Procedures ............................  41
   Modifications, Waivers and Amendments of Mortgage Loans ..............  41
   Sub-Servicers ........................................................  41
   Special Servicers ....................................................  42
   Realization Upon Defaulted Mortgage Loans ............................  42
   Hazard Insurance Policies ............................................  43
   Due-On-Sale and Due-On-Encumbrance Provisions ........................  44
   Servicing Compensation and Payment of Expenses .......................  44
   Evidence as to Compliance ............................................  45
   Certain Matters Regarding the Master Servicer and the Depositor ......  45
   Events of Default ....................................................  46
   Rights Upon Event of Default .........................................  46
   Amendment ............................................................  47
   List of Certificateholders ...........................................  47
   The Trustee ..........................................................  47
   Duties of the Trustee ................................................  47
   Certain Matters Regarding the Trustee ................................  48
   Resignation and Removal of the Trustee ...............................  48
 DESCRIPTION OF CREDIT SUPPORT ..........................................  48
   General ..............................................................  48
   Subordinate Certificates .............................................  49
   Cross-Support Provisions .............................................  49

                                                                         PAGE
                                                                         ----

   Insurance or Guarantees with Respect to Mortgage Loans ...............  49
   Letter of Credit .....................................................  49
   Certificate Insurance and Surety Bonds ...............................  49
   Reserve Funds ........................................................  50
   Credit Support with Respect to MBS ...................................  50
 CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ................................  50
   General ..............................................................  50
   Types of Mortgage Instruments ........................................  51
   Leases and Rents .....................................................  51
   Personalty ...........................................................  51
   Junior Mortgages; Rights of Senior Lenders ...........................  51
   Foreclosure ..........................................................  52
     General ............................................................  52
     Foreclosure procedures vary from state to state ....................  52
     Judicial Foreclosure ...............................................  52
     Non-Judicial Foreclosure/Power of Sale .............................  53
     Limitations on the Rights of Mortgage Lenders ......................  53
     Rights of Redemption ...............................................  54
     Anti-Deficiency Legislation ........................................  54
     Leasehold Considerations ...........................................  54
   Bankruptcy Laws ......................................................  55
   Environmental Considerations .........................................  56
     General ............................................................  56
     Superlien Laws .....................................................  56
     CERCLA .............................................................  56
     Certain Other Federal and State Laws ...............................  56
     Additional Considerations ..........................................  57
   Due-On-Sale and Due-On-Encumbrance ...................................  57
   Subordinate Financing ................................................  57
   Default Interest and Limitations on Prepayments ......................  58
   Applicability of Usury Laws ..........................................  58
   Soldiers' and Sailors' Civil Relief Act of 1940 ......................  58
   Americans with Disabilities Act ......................................  58
 CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................  59
   General ..............................................................  59
   REMICs ...............................................................  59
     Classification of REMICs ...........................................  59
     Characterization of Investments in REMIC Certificates ..............  60
     Tiered REMIC Structures ............................................  60
   Taxation of Owners of REMIC Regular Certificates .....................  61
     General ............................................................  61
     Original Issue Discount ............................................  61
     Market Discount ....................................................  63
     Premium ............................................................  64
     Realized Losses ....................................................  64

                                                                         PAGE
                                                                         ----

   Taxation of Owners of REMIC Residual Certificates ....................  64
     General ............................................................  64
     Taxable Income of the REMIC ........................................  65
     Basis Rules, Net Losses and Distributions ..........................  66
     Excess Inclusions ..................................................  67
     Noneconomic REMIC Residual Certificates ............................  68
     Mark-to-Market Rules ...............................................  69
     Possible Pass-Through of Miscellaneous Itemized Deductions .........  69
     Sales of REMIC Certificates ........................................  70
     Prohibited Transactions Tax and Other Taxes ........................  70
     Tax and Restrictions on Transfers of REMIC Residual
       Certificates to Certain Organizations ............................  71
     Termination ........................................................  72
     Reporting and Other Administrative Matters .........................  72
     Backup Withholding with Respect to REMIC Certificates ..............  73
     Foreign Investors in REMIC Certificates ............................  73
   Grantor Trust Funds ..................................................  73
     Classification of Grantor Trust Funds ..............................  73

   Characterization of Investments in Grantor Trust Certificates ........  74
     Grantor Trust Fractional Interest Certificates .....................  74
     Grantor Trust Strip Certificates ...................................  74
   Taxation of Owners of Grantor Trust Fractional Interest Certificates .  74
     General ............................................................  74
     If Stripped Bond Rules Apply .......................................  75
     If Stripped Bond Rules Do Not Apply ................................  76
     Market Discount ....................................................  78
     Premium ............................................................  79
     Taxation of Owners of Grantor Trust Strip Certificates .............  79
     Possible Application of Proposed Contingent Payment Rules ..........  80
     Sales of Grantor Trust Certificates ................................  80
     Grantor Trust Reporting ............................................  81
     Backup Withholding .................................................  81
     Foreign Investors ..................................................  81
   STATE AND OTHER TAX CONSEQUENCES .....................................  81
   ERISA CONSIDERATIONS .................................................  81
     General ............................................................  81
     Plan Asset Regulations .............................................  82
     Prohibited Transaction Exemptions ..................................  82
   LEGAL INVESTMENT .....................................................  84
   METHOD OF DISTRIBUTION ...............................................  85
   LEGAL MATTERS ........................................................  85
   FINANCIAL INFORMATION ................................................  86
   RATING ...............................................................  86
   INDEX OF PRINCIPAL DEFINITIONS .......................................  87

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ....  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor ................  Merrill Lynch Mortgage Investors, Inc., a
                              wholly-owned limited purpose subsidiary of Merrill Lynch Mortgage Capital Inc. (the "Depositor"). See "The Depositor."

Master Servicer ..........  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures."

Special Servicer .........  The special servicer (the "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling Agreements--Special Servicers."

Trustee ..................  The trustee (the "Trustee") for each series of
                              Certificates will be named in the related
                              Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee."

The Trust Assets .........  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

  A. Mortgage Assets .....  The Mortgage Assets with respect to each series of
                              Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit into the related Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or other person.

                            As and to the extent described in the related
                              Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to

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                              an adjustable Mortgage Rate, (ii) may provide for
                              level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years, and will have been originated by a person other than the Depositor. See "Description of the Trust Funds--Mortgage Loans."

                            If and to the extent specified in the related
                              Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses
                              (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS."

                            Each Mortgage Asset will be selected by the
                              Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

  B. Certificate Account .  Each Trust Fund will include one or more accounts
                              (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account."

  C. Credit Support ......  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more

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                              other classes of Certificates of such series,
                              which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. See "Risk Factors--Credit Support Limitations," "Description of the Trust Funds--Credit Support" and "Description of Credit Support."

  D. Cash Flow
       Agreements ........  If so provided in the related Prospectus Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements."

Description of
  Certificates ...........  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                            Each series of Certificates will consist of one or
                              more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) pro-

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                              vide for distributions of principal to be made,
                              subject to available funds, based on a specified principal payment schedule or other methodology.

                            Each class of Certificates, other than certain
                              classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                            The Certificates will not be guaranteed or insured
                              by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

Distributions of Interest
 on the Certificates .....  Interest on each class of Offered Certificates
                              (other than certain classes of Stripped Principal Certificates and Stripped Interest Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual
                              Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields," "Yield and Maturity Considerations," and "Description of the Certificates--Distributions of Interest on the Certificates."

Distributions of
  Certificate Principal ..  Each class of the Certificates of each series (other than certain classes of Stripped Interest
                              Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all

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                              classes of a series of Certificates will not
                              exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule (any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate Principal."

Advances .................  If and to the extent provided in the related
                              Prospectus Supplement, the Master Servicer and/or other specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination ..............  If so specified in the related Prospectus
                              Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified

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                              class or classes of Certificates by a specified
                              percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."

Registration of Book-Entry
  Certificates ...........  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Tax Status of the
  Certificates ...........  The Certificates of each series will constitute either (i)"regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  A. REMIC ...............  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption.

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                              See "Certain Federal Income Tax Consequences--
                              REMICs--Taxation of Owners of REMIC Regular
                              Certificates."

                            REMIC Residual Certificates generally will be
                              treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

  B. Grantor Trust .......  Unless otherwise provided in the related Prospectus
                              Supplement, Grantor Trust Certificates may be either Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively, "Grantor Trust Fractional Interest Certificates"), or may be Stripped Interest Certificates.

                            Owners of Grantor Trust Fractional Interest
                              Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)
                              of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.

                            It is unclear whether Stripped Interest Certificates
                              will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in
                              Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Certain Federal Income Tax Consequences--Grantor Trust Funds."

                            Investors are advised to consult their tax advisors
                              and to review "Certain Federal Income Tax
                              Consequences" herein and in the related Prospectus Supplement.

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ERISA Considerations .....  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment .........  The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ...................  At their respective dates of issuance, each class of
                              Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

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                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated; while a class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow, and thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the riskthat a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lowerthan the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, specialty properties (such as hotels, health care facilities, self-storage facilities and restaurants) are often characterized by substantial operating risk associated with the particular industry or business that is in addition to traditional real estate risk. Also, specialty properties frequently are of such design that they may not be readily converted to alternative uses if that industry or business declines.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and therelated Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaidand Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

LEASES AND RENTS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property.In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of a hazardous environmental condition, but there can be no assurance in a given case that those risks can be eliminated entirely.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by

DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in theTrust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate(a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,
(v) the original Loan-to-Value Ratios of the Mortgage Loans,(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.


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


                                  THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof,
     (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the


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

Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");


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

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
     Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage


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

Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses


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

incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.


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

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of

Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for a series of Certificates will be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders" equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of


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recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.


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

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally


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

result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. SSSS 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of


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ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground


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lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the

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


rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws. Further, application or the Act to specific situation has not yet been tested through litigation.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

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     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of to a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the


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financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC


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

Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


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

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based


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

on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price


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

will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.


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

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a


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

calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the


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

Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual


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

Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are


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

considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--


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

REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on December 28, 1993, the IRS released temporary regulations under Code Section 475 (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under
Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest. On January 3, 1995, the IRS released proposed regulations under Section 475 of the Code (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any residual interest (regardless of whether it has negative value) that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and the Proposed Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain


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specified exceptions a prohibited transaction means the disposition of a
Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such


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pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.


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

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with


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interest thereon at a pass-through rate, will be referred to as a "Grantor Trust
Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the


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method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.


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

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a

Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.


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

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."


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

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the


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

first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of


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

the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of

ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated


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

to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                     PAGE
                                                                     ----


     Accrual Certificates .........................................    11
     Accrued Certificate Interest .................................    31
     Act ..........................................................    56
     ADA ..........................................................    58
     ARM Loans ....................................................    23
     Available Distribution Amount ................................    30
     Bankruptcy Code ..............................................    53
     Book-Entry Certificates ......................................    13
     Cash Flow Agreement ..........................................     1
     CERCLA .......................................................    20
     Certificate ..................................................     1
     Certificate Account ..........................................     9
     Certificate Balance ..........................................     2
     Certificate Owner ............................................    13
     Certificateholder ............................................     1
     Closing Date .................................................    61
     Code .........................................................    13
     Commercial Properties ........................................     8
     Commission ...................................................     2
     Committee Report .............................................    61
     Companion Class ..............................................    12
     Contributions Tax ............................................    71
     Controlled Amortization Class ................................    12
     Cooperatives .................................................    21
     CPR ..........................................................    27
     Credit Support ...............................................     1
     Cut-off Date .................................................    12
     Debt Service Coverage Ratio ..................................    22
     Definitive Certificate .......................................    13
     Depositor ....................................................     8
     Determination Date ...........................................    31
     Direct Participants ..........................................    36
     Distribution Date ............................................    11
     Distribution Date Statement ..................................    33
     DOL ..........................................................    82
     DTC ..........................................................     2
     Due Dates ....................................................    23
     Due Period ...................................................    33
     Duff & Phelps ................................................    83
     Equity Participation .........................................    23
     ERISA ........................................................    15
     Event of Default .............................................    46
     Excess Funds .................................................    29
     Exchange Act .................................................     2
     Exemption ....................................................    82
     FAMC .........................................................     9
     FHLMC ........................................................     9
     Fitch ........................................................    83
     FNMA .........................................................     9
     Garn Act .....................................................    57
     GNMA .........................................................     9
     Grantor Trust Certificates ...................................    13
     Grantor Trust Fractional Interest Certificates ...............    14
     Grantor Trust Fund ...........................................    59
     Grantor Trust Strip Certificate ..............................    74

                                                                     PAGE
                                                                     ----


     Indirect Participants ........................................    36
     Insurance Proceeds ...........................................    39
     IRS ..........................................................    61
     Issue Premium ................................................    66
     L/C Bank .....................................................    49
     Liquidation Proceeds .........................................    39
     Loan-to-Value Ratio ..........................................    22
     Lock-out Expiration Date .....................................    23
     Lock-out Period ..............................................    23
     Master Servicer ..............................................     2
     MBS ..........................................................     1
     MBS Agreement ................................................    24
     MBS Issuer ...................................................    24
     MBS Servicer .................................................    24
     MBS Trustee ..................................................    24
     Merrill Lynch ................................................    85
     Moody's ......................................................    83
     Mortgage Asset Seller ........................................     9
     Mortgage Assets ..............................................     1
     Mortgage Loan ................................................     1
     Mortgage Notes ...............................................    21
     Mortgage Rate ................................................     8
     Mortgaged Properties .........................................    21
     Mortgages ....................................................    21
     Multifamily Properties .......................................     8
     Net Leases ...................................................    22
     Net Operating Income .........................................    22
     Nonrecoverable Advance .......................................    33
     Notional Amount ..............................................    11
     Offered Certificates .........................................     1
     OID Regulations ..............................................    59
     Originator ...................................................    21
     PAC ..........................................................    28
     Participants .................................................    20
     Parties in Interest ..........................................    82
     Pass-Through Rate ............................................     2
     Permitted Investments ........................................    39
     Plans ........................................................    82
     Pooling Agreement ............................................    10
     Prepayment Assumption ........................................    61
     Prepayment Interest Shortfall ................................    26
     Prepayment Premium ...........................................    23
     Prohibited Transactions Tax ..................................    70
     Proposed Mark-to-Market Regulations ..........................    69
     Prospectus Supplement ........................................     1
     Rating Agency ................................................    15
     RCRA .........................................................    56
     Record Date ..................................................    31
     Related Proceeds .............................................    33
     Relief Act ...................................................    58
     REMIC ........................................................     1
     REMIC Certificates ...........................................    59
     REMIC Provisions .............................................    59
     REMIC Regular Certificates ...................................    13
     REMIC Regulations ............................................    59
     REMIC Residual Certificates ..................................    13

                                                                     PAGE
                                                                     ----


     REO Property .................................................    34
     Senior Certificates ..........................................    10
     Servicing Standard ...........................................    41
     SMMEA ........................................................    84
     SPA ..........................................................    27
     Special Servicer .............................................     2
     Standard & Poor's ............................................    83
     Stripped Interest Certificates ...............................    10
     Stripped Principal Certificates ..............................    10
     Sub-Servicer .................................................    41
     Sub-Servicing Agreement ......................................    42
     Subordinate Certificates .....................................    10
     TAC ..........................................................    28
     Temporary Mark-to-Market Regulations .........................    69
     Tiered REMICs ................................................    60
     Title V ......................................................    58
     Trust Assets .................................................     2
     Trust Fund ...................................................     1
     Trustee ......................................................     2
     UCC ..........................................................    51
     Value ........................................................    22
     Voting Rights ................................................    35
     Warranting Party .............................................    38

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
                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
  83  Park Towne Place                               2201 Park Towne Place
 345  Estes - Best Western - Orlando                 8738 International Drive
  73  Olde Mill Landing                              11800 Beltsville Drive
 153  Best Buy Distribution Center                   14401 Township Road 212
 241  Renaissance III Shopping Center                NWC of Pecos & Flamingo
-----------------------------------------------------------------------------------------------------
 152  The Port Authority of NY/NJ Technical Center   241 Erie Street
  56  254 Park Avenue South                          254 Park Avenue South
 307  Shilo Inn-Portland Airport/I-205               11707 N.E. Airport Way
 278  KFS-Sunset Apartments                          910-975 Del Dios Highway
 110  Central Shopping Center                        3701 N.W. 7 Street
-----------------------------------------------------------------------------------------------------
 204  Canyon Center                                  19307 Soledad Canyon Rd.
 271  Gateway Retail Center                          2500 Gateway Boulevard South
 277  KFS-Sycamore Ridge Apartments                  820 Sycamore Avenue
 145  Intelligent Electronics                        5025 Tuggle Road
 267  Oxford-Oaks at Woodbridge I Apts               3800 Woodbridge Blvd
-----------------------------------------------------------------------------------------------------
 147  Flagler 251                                    255 East Flagler Street
 159  Reston International Center                    11800, 11840 & 11816-11832 Sunrise Valley Drive
  82  Islander Marina                                14015 West Tahiti Way
 266  Oxford - Island Club Apartments                2225 Montego Blvd
 304  The Olympic Marketplace                        NWC Olympic and Cloverfield
-----------------------------------------------------------------------------------------------------
 215  INT-6200 Gessner Apartments                    8721 Town Park Drive
 302  SNE Enterprises                                1000 Southview Drive

*108  1111 Beacon Street***                          1111 Beacon Street
*108  1101 Beacon Street***                          1101 Beacon Street

-----------------------------------------------------------------------------------------------------

 303  Shilo Inn-Seaside Oceanfront Resort            30 North Promenade
 207  26 Court Street                                26 Court Street
 344  Town Center Plaza                              SEC Fred Waring Dr. & Town Ctr
 265  Oxford-Runaway Bay Apartments                  8242 Runaway Bay Drive
 165  Las Villas del Norte                           1325 Las Villas Way
-----------------------------------------------------------------------------------------------------
 264  Oxford - Hunters Chase Apartments              2550 Steeple Chase Drive
 285  Copper Tree Shopping Plaza                     350 Ramapo Valley Road
  13  Kimberly Club                                  3000 East Kimberly Road
 118  415 Hamburg Turnpike                           415 Hamburg Turnpike
  57  298 Mulberry                                   298 Mulberry
-----------------------------------------------------------------------------------------------------
 243  K&S - North County Village                     9700 North Riverdale
 173  Riverside Square                               8190 Wiles Road
  60  Greenhills Bicycle Club                        7909 North Grandby Avenue
  42  Woods on LaMonte                               4800 LaMonte Lane
  25  Sunwood Village                                4020 Arville Street
-----------------------------------------------------------------------------------------------------
 353  Ramada Inn - Seattle                           2200 Fifth Avenue
 352  Horwitz-Ramada Inn - Portland                  6221 NE 82nd Street
 332  Summer Street Office Building                  1111 & 1177 Summer Street
 306  Collegetown Plaza                              111-121 Dryden Road
 284  Rodeo Square Apartments                        6700 Dairy Ashford
-----------------------------------------------------------------------------------------------------
 174  Countryside Lakes                              941 Village Trail
 300  Shilo Inn-Tacoma                               7414 South Hosmer Street
 172  Tamarac Town Square                            8177 North Pine Island Road
 164  501 Route 17 South                             501 Route 17 South
 116  61-65 Brookline Avenue                         61 - 65 Brookline Avenue
-----------------------------------------------------------------------------------------------------
 101  Market Place Shopping Center                   N.C. Highway 180
 228  Shafer Plaza Shopping Center                   8383 Westheimer
 155  Willow Wood Shoppes                            1141-1187 Wantagh Ave.
  94  Biggs Park Mall                                2800 N. Elm Street
 351  Horwitz-Ramada Inn - Corvallis                 1550 NW 9th Street
-----------------------------------------------------------------------------------------------------
  58  304 Mulberry                                   304 Mulberry
 276  KFS-Sunset Village Apartments                  3634 College Boulevard
 169  Beverly Hills Carmel Retirement Hotel I        8757 Burton Way
 299  Shilo Inn-Salem Suites                         3304 Market Street NE
 268  Paseo Plaza                                    2600 West Sahara Avenue
-----------------------------------------------------------------------------------------------------
 359  Metro Office Building                          202 West Berry Street
 342  Estes - HoJo Main Gate - Kissimmee             6051 Irlo Bronson Memorial Highway
 350  Horwitz-Ramada Inn - Beaverton                 13455 SW Canyon Road
 245  SHL - Village Green Apartments                 2305 Bay Area Bldv.
   2  Woodcrest                                      3903 Camelot Circle
-----------------------------------------------------------------------------------------------------

CONTROL                            ZIP         ORIGINAL     CURRENT                % OF    CUMULATIVE
NO.      CITY               STATE  CODE        BALANCE      BALANCE                POOL    % OF POOL
-----------------------------------------------------------------------------------------------------
  83  Philadelphia            PA        19130  $38,500,000  $38,500,000            3.38%     3.38
 345  Orlando                 FL        32819   21,000,000   21,000,000            1.84      5.23
  73  Beltsville              MD        20705   18,500,000   18,478,635            1.62      6.85
 153  Findlay                 OH        45840   18,375,000   18,365,222            1.61      8.46
 241  Las Vegas               NV        89104   17,280,000   17,246,478            1.52      9.98
-----------------------------------------------------------------------------------------------------
 152  Jersey City             NJ        07310   17,000,000   16,975,344            1.49     11.47
  56  New York                NY        10010   15,715,000   15,688,374            1.38     12.85
 307  Portland                OR   97220-1075   14,750,000   14,729,335            1.29     14.14
 278  Escondido               CA        92083   14,039,000   14,022,035            1.23     15.37
 110  Miami                   FL        33126   13,650,000   13,603,721            1.20     16.57
-----------------------------------------------------------------------------------------------------
 204  Santa Clarita           CA        91351   13,300,000   13,246,071            1.16     17.73
 271  Federal Way             WA        98003   12,750,000   12,725,849            1.12     18.85
 277  Vista                   CA        92083   11,468,600   11,454,741            1.01     19.86
 145  Memphis                 TN        38118   11,250,000   11,244,168            0.99     20.84
 267  Fairfield               OH        45014   11,070,000   11,056,261            0.97     21.82
-----------------------------------------------------------------------------------------------------
 147  Miami                   FL        33131   10,800,000   10,800,000            0.95     22.76
 159  Reston                  VA        22090   10,650,000   10,631,616            0.93     23.70
  82  Marina Del Rey          CA        90292   10,125,000   10,110,315            0.89     24.59
 266  Columbus                OH        43235   10,120,000   10,107,440            0.89     25.48
 304  Santa Monica            CA        90404   10,000,000    9,991,838            0.88     26.35
-----------------------------------------------------------------------------------------------------
 215  Houston                 TX        77036   10,000,000    9,969,340            0.88     27.23
 302  Mosinee                 WI        54455    9,975,000    9,966,776            0.88     28.10

*108  Brookline               MA        02146    5,700,000    5,693,750            0.50
*108  Brookline               MA        02146    4,000,000    3,995,614            0.35
                                                 --------------------------------------
                                                 9,700,000    9,689,363            0.85     28.96

-----------------------------------------------------------------------------------------------------
 303  Seaside                 OR        97138    9,510,000    9,496,676            0.83     29.79
 207  Brooklyn                NY        11242    9,500,000    9,409,635            0.83     30.62
 344  Palm Desert             CA        92260    9,350,000    9,350,000            0.82     31.44
 265  Charlotte               NC        28212    9,259,000    9,247,509            0.81     32.25
 165  Escondido               CA        92026    9,233,000    9,226,041            0.81     33.06
-----------------------------------------------------------------------------------------------------
 264  Miamisburg              OH        45342    9,081,000    9,069,730            0.80     33.86
 285  Oakland                 NJ        07436    9,000,000    8,990,152            0.79     34.65
  13  Davenport               IA        52807    9,000,000    8,962,951            0.79     35.43
 118  Wayne                   NJ        07470    8,684,000    8,668,450            0.76     36.20
  57  New York                NY        10012    8,606,000    8,591,419            0.75     36.95
-----------------------------------------------------------------------------------------------------
 243  Thornton                CO        80229    8,430,000    8,415,069            0.74     37.69
 173  Coral Springs           FL        33067    8,225,000    8,216,327            0.72     38.41
  60  Kansas City             MO        64151    8,100,000    8,086,627            0.71     39.12
  42  Houston                 TX        77401    8,100,000    8,082,651            0.71     39.83
  25  Las Vegas               NV        89103    8,100,000    8,075,743            0.71     40.54
-----------------------------------------------------------------------------------------------------
 353  Seattle                 WA        98121    7,850,000    7,850,000            0.69     41.23
 352  Portland                OR        97220    7,800,000    7,800,000            0.69     41.92
 332  Stamford                CT        06905    7,620,000    7,613,823            0.67     42.59
 306  Ithaca                  NY        14850    7,000,000    6,996,152            0.61     43.20
 284  Houston                 TX        77072    6,960,000    6,951,380            0.61     43.81
-----------------------------------------------------------------------------------------------------
 174  Port Orange             FL        32119    6,800,000    6,788,562            0.60     44.41
 300  Tacoma                  WA        98408    6,770,000    6,760,515            0.59     45.00
 172  Tamarac                 FL        33321    6,635,000    6,628,003            0.58     45.58
 164  Paramus                 NJ        07652    6,591,000    6,586,839            0.58     46.16
 116  Boston                  MA        02215    6,600,000    6,583,466            0.58     46.74
-----------------------------------------------------------------------------------------------------
 101  Shelby                  NC        28150    6,600,000    6,577,790            0.58     47.32
 228  Houston                 TX        77063    6,500,000    6,482,639            0.57     47.89
 155  Wantagh                 NY        11793    6,098,000    6,098,000            0.54     48.42
  94  Lumberton               NC        28359    5,800,000    5,775,323            0.51     48.93
 351  Corvallis               OR        97330    5,750,000    5,750,000            0.51     49.44
-----------------------------------------------------------------------------------------------------
  58  New York                NY        10012    5,683,000    5,673,371            0.50     49.93
 276  Oceanside               CA        92056    5,650,000    5,643,172            0.50     50.43
 169  Beverly Hills           CA        90048    5,500,000    5,486,358            0.48     50.91
 299  Salem                   OR        97301    5,470,000    5,462,336            0.48     51.39
 268  Las Vegas               NV        89102    5,333,400    5,311,065            0.47     51.86
-----------------------------------------------------------------------------------------------------
 359  Fort Wayne              IN        46802    5,300,000    5,300,000            0.47     52.32
 342  Kissimmee               FL        34747    5,110,000    5,110,000            0.45     52.77
 350  Beaverton               OR        97005    4,900,000    4,900,000            0.43     53.20
 245  Houston                 TX        77058    4,900,000    4,891,321            0.43     53.63
   2  Decatur                 IL        62526    4,728,000    4,694,438            0.41     54.05
-----------------------------------------------------------------------------------------------------


                                  STATED       ORIG        REM
                       ORIG        REM         AMORT      AMORT
CONTROL      MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.            RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
-----------------------------------------------------------------------------------------------------------------
  83          9.1250    120         120         360         360         10/2/96        11/1/06         34,557,552
 345          9.8900    264         264         264         264         10/9/96        11/1/18                NAP
  73          8.7500    120         118         360         358         8/12/96        9/1/06          16,494,410
 153          9.1250    120         119         360         359         9/24/96        10/1/06         16,493,377
 241          9.1700    120         117         336         333         7/23/96        8/1/06          15,140,789
-----------------------------------------------------------------------------------------------------------------
 152          9.2500    240         239         240         239         9/30/96        10/1/16                NAP
  56          8.8750     84          81         360         357         7/3/96         8/1/03          14,710,360
 307          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 278          8.5300     84          82         360         358         8/26/96        9/1/03          13,087,470
 110          9.3750    120         116         300         296         6/28/96        7/1/06          11,418,492
-----------------------------------------------------------------------------------------------------------------
 204          9.0600    180         175         312         307         5/21/96        6/1/11           9,298,753
 271          8.6600     36          34         300         298         8/22/96        9/1/99          12,272,854
 277          8.5300     84          82         360         358         8/26/96        9/1/03          10,691,285
 145          9.2500    120         119         360         359         9/12/96        10/1/06         10,119,832
 267          8.4000    120         118         360         358         8/20/96        9/1/06           9,805,020
-----------------------------------------------------------------------------------------------------------------
 147          8.8750     84          84         300         300         10/4/96        11/1/03          9,678,422
 159          9.2200     84          82         300         298         8/30/96        9/1/03           9,592,241
  82          9.2500    240         239         240         239         10/1/96        10/1/16                NAP
 266          8.4000    120         118         360         358         8/20/96        9/1/06           8,963,577
 304          9.5300    240         239         300         299         9/12/96        10/1/16          4,221,171
-----------------------------------------------------------------------------------------------------------------
 215          8.5100     60          55         360         355         5/8/96         6/1/01           9,559,009
 302          9.4700    120         119         300         299         9/20/96        10/1/06          8,361,522

*108          9.0000    120         118         360         358         8/16/96        9/1/06           5,105,071
*108          9.0000    120         118         360         358         8/16/96        9/1/06           3,582,506
                                                                                                       ----------
                                                                                                        8,687,577

-----------------------------------------------------------------------------------------------------------------
 303          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 207          9.9500    240         233         240         233         3/26/96        4/1/16                 NAP
 344          8.7800    120         120         360         360         10/9/96        11/1/06          8,340,954
 265          8.4000    120         118         360         358         8/20/96        9/1/06           8,200,965
 165         10.0000    120         119         300         299         9/6/96         10/1/06          7,826,232
-----------------------------------------------------------------------------------------------------------------
 264          8.4000    120         118         360         358         8/20/96        9/1/06           8,043,305
 285          9.0100    120         118         360         358         8/30/96        9/1/06           8,062,068
  13          8.7500    120         113         360         353         3/29/96        4/1/06           8,024,308
 118          9.0000    120         118         300         298         8/16/96        9/1/06           7,203,921
  57          8.8750     84          81         360         357         7/3/96         8/1/03           8,055,829
-----------------------------------------------------------------------------------------------------------------
 243          8.6600     60          57         360         357         7/10/96        8/1/01           8,068,173
 173          9.1875    186         184         360         358         8/22/96        3/1/12           6,475,703
  60          9.0000     60          57         360         357         7/8/96         8/1/01           7,773,167
  42          9.1500     84          80         360         356         6/24/96        7/1/03           7,605,959
  25          8.6250     60          55         360         355         5/17/96        6/1/01           7,750,130
-----------------------------------------------------------------------------------------------------------------
 353          9.4300    264         264         264         264         10/3/96        11/1/18                NAP
 352          9.6500    240         240         240         240         10/3/96        11/1/16                NAP
 332          9.5700    120         119         300         299         9/12/96        10/1/06          6,401,197
 306          8.9700    120         119         360         359         9/25/96        10/1/06          6,266,040
 284          8.4100     36          34         360         358         8/26/96        9/1/99           6,790,300
-----------------------------------------------------------------------------------------------------------------
 174          9.3750    120         118         300         298         8/30/96        9/1/06           5,688,333
 300          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 172          9.1875    157         155         360         358         8/22/96        10/1/09          5,594,204
 164          9.5200    120         119         330         329         9/17/96        10/1/06          5,772,406
 116          9.6250    120         116         330         326         6/7/96         7/1/06           5,791,683
-----------------------------------------------------------------------------------------------------------------
 101          9.0000    120         115         336         331         5/10/96        6/1/06           5,763,872
 228          9.1800    120         115         360         355         5/31/96        6/1/06           5,839,970
 155          9.1250     84          84         360         360         10/4/96        11/1/03          5,724,468
  94          9.3750    120         115         300         295         5/8/96         6/1/06           4,851,813
 351          9.6500    252         252         252         252         10/3/96        11/1/17                NAP
-----------------------------------------------------------------------------------------------------------------
  58          8.8750     84          81         360         357         7/3/96         8/1/03           5,319,693
 276          8.5300     84          82         360         358         8/26/96        9/1/03           5,267,056
 169          9.5000    120         117         300         297         7/3/96         8/1/06           4,613,349
 299          9.5200    240         239         240         239         9/25/96        10/1/16                NAP
 268          9.4700    120         115         300         295         5/17/96        6/1/06           4,470,711
-----------------------------------------------------------------------------------------------------------------
 359          9.0900    120         120         300         300         10/8/96        11/1/06          4,405,635
 342          9.8900    264         264         264         264         10/9/96        11/1/18                NAP
 350          9.6500    240         240         240         240         10/3/96        11/1/16                NAP
 245          8.6600     48          45         360         357         7/1/96         8/1/00           4,739,974
   2          8.3500     84          77         300         293         3/12/96        4/1/03           4,202,951
-----------------------------------------------------------------------------------------------------------------

CONTROL
NO.     PROPERTY TYPE
---------------------------

  83    Multifamily
 345    Hospitality
  73    Multifamily
 153    Industrial
 241    Anchored Retail
---------------------------
 152    Office
  56    Multifamily
 307    Hospitality
 278    Multifamily
 110    Anchored Retail
---------------------------
 204    Anchored Retail
 271    Anchored Retail
 277    Multifamily
 145    Industrial
 267    Multifamily
---------------------------
 147    Anchored Retail
 159    Office
  82    Multifamily
 266    Multifamily
 304    Anchored Retail
---------------------------
 215    Multifamily
 302    Industrial

*108    Multifamily
*108    Office

---------------------------

 303    Hospitality
 207    Office
 344    Anchored Retail
 265    Multifamily
 165    Assisted Living
---------------------------
 264    Multifamily
 285    Anchored Retail
  13    Multifamily
 118    Industrial
  57    Multifamily
---------------------------
 243    Mobile Home Park
 173    Anchored Retail
  60    Multifamily
  42    Multifamily
  25    Multifamily
---------------------------
 353    Hospitality
 352    Hospitality
 332    Office
 306    Multifamily/Retail
 284    Multifamily
---------------------------
 174    Congregate Care
 300    Hospitality
 172    Anchored Retail
 164    Unanchored Retail
 116    Multifamily/Retail
---------------------------
 101    Anchored Retail
 228    Anchored Retail
 155    Anchored Retail
  94    Anchored Retail
 351    Hospitality
---------------------------
  58    Multifamily
 276    Multifamily
 169    Congregate Care
 299    Hospitality
 268    Unanchored Retail
---------------------------
 359    Office
 342    Hospitality
 350    Hospitality
 245    Multifamily
   2    Multifamily
---------------------------

CONTROL
NO.     PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------------
  83      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 345      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
  73      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 153      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 241      5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
-------------------------------------------------------------------------------------
 152      5 yr lock, >1% or YM through yr 19 1/2, open last 6 mos
  56      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 307      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 278      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 110      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 204      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 271      2 yr lock, >1% or YM through yr 2 3/4, open last 3 months
 277      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 145      5 1/2 yr lock, >1% or YM through yr 9, open last 12 mos
 267      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
-------------------------------------------------------------------------------------
 147      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 159      4 yr lock, 3% Yr 5, 2% Yr 6, 1% Yr 6 1/2, open last 6 mos
  82      2 yr lock, >1% or YM through yr 4, 5%-1%, 1% yr 10, open last 10 years
 266      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 304      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
-------------------------------------------------------------------------------------
 215      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 302      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months

*108      4 yr lock, >1% or YM through yr 9, open last 12 mos
*108      4 yr lock, >1% or YM through yr 9, open last 12 mos

-------------------------------------------------------------------------------------
 303      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 207      10 yr lock, yearly @ 8%, 7, 6, 5, 4, 3, 2, 33 mos @ 1%, open last 3 months
 344      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 265      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 165      3 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 264      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 285      5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
  13      5 yr lock, >1% or YM through yr 9, open last 12 mos
 118      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  57      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 243      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 173      5 yr lock,>1% or YM through yr 10,4%,3%,2%,1%-yr 14 1/2, open last 12 mos
  60      1 yr lock, >1% or YM through yr 4 1/2, open last 6 mos
  42      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  25      1 yr lock, >1% or YM through yr 4 1/2, open last 6 mos
-------------------------------------------------------------------------------------
 353      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
 352      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 332      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 306      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 284      2.25 yr lock, >1% or YM through yr 2 1/2, open last 6 months
-------------------------------------------------------------------------------------
 174      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 300      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 172      5 yr lock, >1% or YM through yr 10, 2%, 1%-yr 12 and 1 mos,open last 12 mos
 164      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 116      6 yr lock, >1% or YM through yr 9, open last 12 mos
-------------------------------------------------------------------------------------
 101      4 yr lock, >1% or YM through yr 9, 5% through yr 9 1/2, open last 6 mos
 228      5.25 yr lock, >1% or YM through yr 9 1/2, open last 6 months
 155      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  94      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 351      10 yr lock, >1% or YM through yr 20 3/4, open last 3 months
-------------------------------------------------------------------------------------
  58      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 276      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 169      4 yr lock, >1% or YM through yr 9, open last 12 mos
 299      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 268      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------
 359      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 342      11 yr lock, >1% or YM through yr 21 3/4, open last 3 months
 350      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 245      2.5 yr lock, >1% or YM through yr 3 3/4, open last 3 months
   2      1 yr lock, >1% or YM through yr 6, open last 12 mos
-------------------------------------------------------------------------------------

CONTROL         DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL       CURRENT
NO.            SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR            LTV
------------------------------------------------------------------------------------------------------------------------------------
  83           313,249         10,207,812        5,184,327       4,780,235         1.27         51,000,000     1996           75.49
 345           195,462          8,871,101        5,560,462       3,310,639         1.41         30,000,000     1996           70.00
  73           145,540          5,145,396        2,643,868       2,323,283         1.33         25,500,000     1996           72.47
 153           149,505          2,390,557           59,764       2,290,384         1.28         24,500,000     1996           74.96
 241           143,137          2,802,128          576,444       2,172,055         1.26         24,000,000     1996           71.86
------------------------------------------------------------------------------------------------------------------------------------
 152           155,697          2,885,816          493,966       2,241,659         1.20         24,000,000     1996           70.73
  56           125,036          3,477,590        1,472,220       1,955,196         1.30         20,300,000     1996           77.28
 307           137,682          5,494,759        3,048,388       2,446,371         1.48         22,500,000     1996           65.46
 278           108,246          2,581,971          958,241       1,623,730         1.25         19,000,000     1996           73.80
 110           118,076          3,153,291        1,179,265       1,868,647         1.32         24,800,000     1996           54.85
------------------------------------------------------------------------------------------------------------------------------------
 204           111,039          2,281,860          522,007       1,672,210         1.25         18,800,000     1996           70.46
 271           104,045          2,188,311          524,521       1,626,759         1.30         17,000,000     1996           74.86
 277            88,428          2,023,384          749,995       1,273,389         1.20         14,700,000     1996           77.92
 145            92,551          1,487,852           29,757       1,405,157         1.27         16,700,000     1996           67.33
 267            84,335          2,216,880          966,118       1,250,763         1.24         13,890,000     1996           79.60
------------------------------------------------------------------------------------------------------------------------------------
 147            89,711          3,370,587        1,702,529       1,523,269         1.41         18,000,000     1996           60.00
 159            90,984          3,049,871        1,268,890       1,478,138         1.35         17,000,000     1996           62.54
  82            92,732          3,167,475        1,704,657       1,401,523         1.26         17,500,000     1996           57.77
 266            77,098          2,018,588          860,242       1,158,347         1.25         13,035,000     1996           77.54
 304            87,578          1,660,211          274,413       1,385,798         1.32         14,500,000     1996           68.91
------------------------------------------------------------------------------------------------------------------------------------
 215            76,962          3,010,563        1,822,218       1,188,345         1.29         12,500,000     1996           79.75
 302            86,943          1,975,614          671,542       1,304,072         1.25         13,300,000     1996           74.94

*108            78,048          1,314,424          584,760         711,964         1.33          7,800,000     1996           65.03
*108                            1,073,073          468,889         533,881                       7,100,000     1996
                                ------------------------------------------                      ----------
                                2,387,497        1,053,649       1,245,845                      14,900,000
------------------------------------------------------------------------------------------------------------------------------------
 303            88,770          3,167,906        1,588,284       1,579,621         1.48         14,000,000     1996           67.83
 207            91,363          5,481,680        3,534,565       1,548,252         1.41         13,000,000     1996           72.38
 344            73,757          1,521,024          350,708       1,129,823         1.28         12,880,000     1996           72.59
 265            70,539          1,898,626          838,668       1,059,958         1.25         13,200,000     1996           70.06
 165            83,900          7,500,000        6,030,000       1,409,500         1.40         14,700,000     1996           62.76
------------------------------------------------------------------------------------------------------------------------------------
 264            69,182          1,912,748          877,115       1,035,633         1.25         11,860,000     1996           76.47
 285            72,481          1,591,045          481,030       1,066,048         1.23         12,900,000     1996           69.69
  13            70,803          2,228,712        1,094,851       1,062,261         1.25         12,300,000     1996           72.87
 118            72,876          2,148,309          845,283       1,170,834         1.34         13,000,000     1996           66.68
  57            68,473          1,917,902          813,526       1,085,176         1.32         11,300,000     1996           76.03
------------------------------------------------------------------------------------------------------------------------------------
 243            65,778          1,565,107          520,560       1,044,547         1.32         11,000,000     1996           76.50
 173            67,293          1,495,705          437,735       1,007,468         1.25         10,900,000     1996           75.38
  60            65,174          1,838,608          809,528         971,360         1.24         10,800,000     1996           74.88
  42            66,051          2,660,657        1,499,539       1,038,988         1.31         11,650,000     1996           69.38
  25            63,001          1,722,217          707,476         958,041         1.27         11,400,000     1996           70.84
------------------------------------------------------------------------------------------------------------------------------------
 353            70,632          2,848,054        1,699,734       1,148,320         1.35         11,400,000     1996           68.86
 352            73,472          3,034,080        1,827,901       1,206,179         1.37         12,200,000     1996           63.93
 332            66,947          1,987,774          871,410       1,004,121         1.25         10,300,000     1996           73.92
 306            56,173          1,450,566          484,940         952,544         1.41         10,350,000     1996           67.60
 284            53,073          2,723,344        1,887,412         835,932         1.31         10,000,000     1996           69.51
------------------------------------------------------------------------------------------------------------------------------------
 174            58,822          2,969,701        1,995,485         931,593         1.32          9,500,000     1996           71.46
 300            63,194          2,464,677        1,251,271       1,213,406         1.60          9,950,000     1996           67.94
 172            54,284          1,301,117          429,011         807,086         1.24          9,500,000     1996           69.77
 164            56,449          1,150,659          245,339         871,073         1.29          9,350,000     1996           70.45
 116            57,022          1,224,353          291,417         904,096         1.32          8,800,000     1996           74.81
------------------------------------------------------------------------------------------------------------------------------------
 101            53,876          1,052,688          167,734         820,288         1.27          9,000,000     1996           73.09
 228            53,145          1,117,043          273,895         809,742         1.27          9,000,000     1996           72.03
 155            49,615          1,412,732          628,794         743,712         1.25          8,400,000     1996           72.60
  94            50,171          1,349,505          456,725         785,369         1.30          9,500,000     1996           60.79
 351            53,325          1,837,040          958,834         878,206         1.37          8,500,000     1996           67.65
------------------------------------------------------------------------------------------------------------------------------------
  58            45,217          1,402,525          667,872         715,483         1.32          7,200,000     1996           78.80
 276            43,564            995,937          368,608         627,329         1.20          7,400,000     1996           76.26
 169            48,053          1,974,000        1,130,200         824,144         1.43          7,600,000     1996           72.19
 299            51,059          1,766,189          850,597         915,593         1.49          8,400,000     1996           65.03
 268            46,487            906,963          160,429         722,557         1.30          8,000,000     1996           66.39
------------------------------------------------------------------------------------------------------------------------------------
 359            44,805          1,568,907          797,993         680,146         1.27          7,500,000     1996           70.67
 342            47,562          4,139,121        3,329,629         809,496         1.42          7,300,000     1996           70.00
 350            46,155          1,653,338          902,485         750,853         1.36          8,300,000     1996           59.04
 245            38,234          1,209,636          629,315         580,321         1.26          6,200,000     1996           78.89
   2            37,594          1,257,903          580,489         625,014         1.39          6,100,000     1996           76.96
------------------------------------------------------------------------------------------------------------------------------------

                                                       LOAN PER
        SCHEDULED                   SQ FT, UNITS       SQ FT, UNIT                                  INITIAL
CONTROL MATURITY        YEAR        BEDS, PADS         BED, PAD                    OCCUPANCY      RESERVES    UNDERWRITING
NO.          LTV        BUILT         OR ROOM           OR ROOM                   PERCENTAGE     AT CLOSING    RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  83      67.76             1959       973/units          39,568.35 / unit              90.70       222,500.00    250 per unit
 345        NAP             1985       672/rooms          31,250.00 / room                NAP           875.00    4% of gross rev.
  73      64.68             1971       699/units          26,435.82 / unit              93.20        70,000.00    255 per unit
 153      67.32             1995       808,178/sqft       22.72 / sqft                 100.00             0.00    0.05 per sq. ft.
 241      63.09             1987       213,552/sqft       80.76 / sqft                  99.38             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 152        NAP             1972       296,393/sqft       57.27 / sqft                 100.00         3,500.00    0.14 per sq. ft.
  56      72.46             1979       223/units          70,351.45 / unit              98.20         7,750.00    225 per unit
 307        NAP             1989       200/rooms          73,646.67 / room                NAP             0.00    4% of gross rev.
 278      68.88             1984       334/units          41,982.14 / unit              99.70             0.00    200 per unit
 110      46.04             1959       309,474/sqft       43.96 / sqft                 100.00        39,062.50    0.12 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 204      49.46             1963       229,115/sqft       57.81 / sqft                 100.00             0.00    0.15 per sq. ft.
 271      72.19             1988       100,183/sqft       127.03 / sqft                 98.51             0.00    0.15 per sq. ft.
 277      72.73             1986       282/units          40,619.65 / unit              99.65             0.00    200 per unit
 145      60.60             1995       487,372/sqft       23.07 / sqft                 100.00             0.00    0.05 per sq. ft.
 267      70.59             1986       332/units          33,301.99 / unit              91.87             0.00    250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 147      53.77             1990       110,291/sqft       97.92 / sqft                  96.00         6,187.50    0.15 per sq. ft.
 159      56.42             1974       200,572/sqft       53.01 / sqft                  95.30             0.00    0.10 per sq. ft.
  82        NAP             1972       205/units          49,318.61 / unit              98.05        22,356.25    299 per unit
 266      68.77             1986       308/units          32,816.36 / unit              97.40             0.00    250 per unit
 304      29.11             1996       50,000/sqft        199.84 / sqft                100.00             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 215      76.47             1979       659/units          15,127.98 / unit              96.16             0.00    225 per unit
 302      62.87             1990       660,000/sqft       15.10 / sqft                 100.00        93,937.50    0.15 per sq. ft.

*108      58.31             1984       60/units           94,895.83 / unit             100.00        16,462.50    295 per unit
*108                        1929       57,268/sqft        69.77 / sqft                  98.61        11,125.00    0.29 per sq. ft.

            NAP             1984       113/rooms          84,041.38 / room                NAP        35,875.00    4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 303        NAP             1915       256,997/sqft       36.61 / sqft                  92.93        78,937.50    0.21 per sq. ft.
 207
 344      64.76             1993       81,168/sqft        115.19 / sqft                 97.04             0.00    0.15 per sq. ft.
 265      62.13             1985       280/units          33,026.82 / unit              98.57        31,250.00    254 per unit
 165      53.24             1986       242/beds           38,124.14 / bed               90.91         1,935.00    250 per /bed
------------------------------------------------------------------------------------------------------------------------------------
 264      67.82             1985       292/units          31,060.72 / unit              94.86             0.00    250 per unit
 285      62.50             1972       120,053/sqft       74.88 / sqft                  93.66             0.00    0.15 per sq. ft.
  13      65.24             1974       358/units          25,036.18 / unit              90.70        71,250.00    200 per unit
 118      55.41             1968       358,012/sqft       24.21 / sqft                  95.00       188,025.00    0.23 per sq. ft.
  57      71.29             1986       96/units           89,493.95 / unit              98.70         6,625.00    200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 243      73.35             1986       425/pads           19,800.16 / pad               99.06        12,500.00    50 per pad
 173      59.41             1986       103,246/sqft       79.58 / sqft                  93.00        16,250.00    0.10 per sq. ft.
  60      71.97             1987       312/units          25,918.68 / unit              91.30        15,225.00    185 per unit
  42      65.29             1978       531/units          15,221.56 / unit              93.00       172,187.50    230 per unit
  25      67.98             1985       252/units          32,046.60 / unit              96.10        28,750.00    225 per unit
------------------------------------------------------------------------------------------------------------------------------------
 353        NAP             1978       120/rooms          65,416.67 / room                NAP             0.00    4% of gross rev.
 352        NAP             1969       202/rooms          38,613.86 / room                NAP        37,187.50    4% of gross rev.
 332      62.15             1978       123,473/sqft       61.66 / sqft                  97.09       359,202.50    0.15 per sq. ft.
 306      60.54             1980       72,083/sqft        97.06 / sqft                  98.50        95,765.00    350 per unit
 284      67.90             1980       592/units          11,742.20 / unit              88.00        48,012.50    250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 174      59.88             1984       149/beds           45,560.82 / room             100.00        33,390.00    292 per /bed
 300        NAP             1985       132/rooms          51,216.02 / room                NAP         8,076.25    4% of gross rev.
 172      58.89             1980       120,316/sqft       55.09 / sqft                  94.30        18,000.00    0.22 per sq. ft.
 164      61.74             1981       39,803/sqft        165.49 / sqft                100.00        39,042.50    0.29 per sq. ft.
 116      65.81             1913       58,557/sqft        112.43 / sqft                100.00         5,075.00    0.28 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 101      64.04             1987       197,787/sqft       33.26 / sqft                 100.00             0.00    0.10 per sq. ft.
 228      64.89             1995       43,000/sqft        150.76 / sqft                100.00             0.00    0.15 per sq. ft.
 155      68.15             1985       56,540/sqft        107.85 / sqft                 88.00         9,750.00    0.26 per sq. ft.
  94      51.07             1964       249,053/sqft       23.19 / sqft                  98.54       143,750.00    0.16 per sq. ft.
 351        NAP             1972       120/rooms          47,916.67 / room                NAP        15,156.25    4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
  58      73.88             1984       90/units           63,037.46 / unit              98.60         7,618.75    213 per unit
 276      71.18             1987       114/units          49,501.51 / unit             100.00        27,937.50    220 per unit
 169      60.70             1986       78/units           70,337.92 / unit              97.43         1,562.50    252 per /bed
 299        NAP             1989       89/rooms           61,374.57 / room                NAP             0.00    4% of gross rev.
 268      55.88             1995       45,940/sqft        115.61 / sqft                100.00             0.00    0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 359      58.74             1975       120,650/sqft       43.93 / sqft                  86.74        28,273.75    0.15 per sq. ft.
 342        NAP             1984       367/rooms          13,923.71 / room                NAP        93,862.50    4% of gross rev.
 350        NAP             1980       143/rooms          34,265.73 / room                NAP             0.00    4% of gross rev.
 245      76.45             1979       232/units          21,083.28 / unit              90.52        12,112.50    225 per unit
   2      68.90             1972       262/units          17,917.70 / unit              95.21         1,500.00    200 per unit
------------------------------------------------------------------------------------------------------------------------------------

                                                              LARGEST RETAIL TENANT
                          ----------------------------------------------------------------------------------------------------------
CONTROL       SERVICING                                                                                                 AREA LEASED
NO.             FEES                             NAME                                                                    (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------------------
  83           0.1500
 345           0.1150
  73           0.1500
 153           0.1150     Best Buy                                                                                        808,178
 241           0.1350     Price Rite (Anchored by Payless Drug)                                                            60,560
------------------------------------------------------------------------------------------------------------------------------------
 152           0.1150     Port Authority of New York                                                                      296,393
  56           0.1150
 307           0.1350
 278           0.1350
 110           0.1650     KMART                                                                                           100,000
------------------------------------------------------------------------------------------------------------------------------------
 204           0.1350     Howard & Phil's (Anchored by TJ Maxx; Ralphs Supermarket)                                        48,000
 271           0.1150     General Cinema (Next to Sea-Tac Mall)                                                            32,000
 277           0.1350
 145           0.1150     Intelligent Electronics, Inc.                                                                   487,372
 267           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 147           0.1150     Marshalls                                                                                        35,447
 159           0.1150     Decision Support Systems                                                                         25,528
  82           0.1150
 266           0.1150
 304           0.1350     Ralphs                                                                                           50,000
------------------------------------------------------------------------------------------------------------------------------------
 215           0.1150
 302           0.1150     SNE Enterprises                                                                                 660,000
*108           0.1150
*108           0.1150     BIH Radiologic Foundation                                                                         3,620
------------------------------------------------------------------------------------------------------------------------------------

               0.1350
 303           0.1350     Gail Shields                                                                                      9,748
 207           0.1150     Michaels (Anchored by Trader Joe's; Pier 1 Imports; House of Fabrics)                            18,000
 344           0.1150
 265           0.1150
 165           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 264           0.1150     Grand Union                                                                                      33,660
 285           0.1500
  13           0.1150     Swan Pkg.                                                                                       107,510
 118           0.1150
  57           0.1350
------------------------------------------------------------------------------------------------------------------------------------
 243           0.1150     Publix                                                                                           39,795
 173           0.1150
  60           0.1500
  42           0.1150
  25           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 353           0.1150
 352           0.1150     ITT Rayon                                                                                        43,462
 332           0.1150
 306           0.1150
 284           0.1150
------------------------------------------------------------------------------------------------------------------------------------
 174           0.1350
 300           0.1150     Publix                                                                                           36,464
 172           0.1150     The Gap                                                                                          20,000
 164           0.1150     Mercantile Bank & Trust                                                                           9,696
 116           0.1150     Wal-Mart                                                                                        101,517
------------------------------------------------------------------------------------------------------------------------------------
 101           0.1350     DSW Shoe Warehouse ("Shadow"-Walmart; JAM'S)*                                                    24,500
 228           0.1150     Genovese Drug                                                                                    11,500
 155           0.1150     Belk (Anchored by Winn Dixie)                                                                    66,635
  94           0.1150
 351           0.1150
------------------------------------------------------------------------------------------------------------------------------------
  58           0.1350
 276           0.1150
 169           0.1350
 299           0.1350     David's Bridal                                                                                   12,600
 268           0.1350     Baden, Gage, & Schroeder                                                                         14,204
------------------------------------------------------------------------------------------------------------------------------------
 359           0.1150
 342           0.1150
 350           0.1150
 245           0.1150
   2
------------------------------------------------------------------------------------------------------------------------------------


          % OF TOTAL                LEASE                              CONTROL
         AREA LEASED               EXP DATE                              NO.
--------------------------------------------------------------------------------

                                                                            83
                                                                           345
                                                                            73
                                  6/25/2016                                153
                                  12/31/2008                               241
--------------------------------------------------------------------------------
                                  2/28/2010                                152
                                                                            56
                                                                           307
                                                                           278
                                  1/31/2007                                110
--------------------------------------------------------------------------------
                                  1/01/2001                                204
                                  11/19/2008                               271
                                                                           277
                                  11/30/2005                               145
                                                                           267
--------------------------------------------------------------------------------
                                  12/31/2006                               147
                                  2/28/1999                                159
                                                                            82
                                                                           266
                                  9/08/2021                                304
--------------------------------------------------------------------------------
                                                                           215
                                  6/30/2016                                302

                                                                          *108
                                  3/31/1999                               *108
--------------------------------------------------------------------------------

                                                                           303
                                  11/30/1998                               207
                                  11/02/2005                               344
                                                                           265
                                                                           165
--------------------------------------------------------------------------------
                                                                           264
                                  11/30/2008                               285
                                                                            13
                                  8/31/1997                                118
                                                                            57
--------------------------------------------------------------------------------
                                                                           243
                                  2/18/2007                                173
                                                                            60
                                                                            42
                                                                            25
--------------------------------------------------------------------------------
                                                                           353
                                                                           352
                                  12/31/2003                               332
                                                                           306
                                                                           284
--------------------------------------------------------------------------------
                                                                           174
                                                                           300
                                  9/30/2004                                172
                                  12/31/2002                               164
                                  3/31/2008                                116
--------------------------------------------------------------------------------
                                  6/26/2007                                101
                                  7/31/2005                                228
                                  1/31/2006                                155
                                  7/31/2005                                 94
                                                                           351
--------------------------------------------------------------------------------
                                                                            58
                                                                           276
                                                                           169
                                                                           299
                                  12/26/2000                               268
--------------------------------------------------------------------------------
                                  2/14/2000                                359
                                                                           342
                                                                           350
                                                                           245
                                                                             2
--------------------------------------------------------------------------------
*Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
 333  Melbourne Village Plaza                        1270 North Wickham Road
 218  INT-The Lodge Apartments                       7600 Kirby
 263  Oxford-Runaway Bay II Apartments               1480 Runaway Bay Drive
 170  Beverly Hills Carmel Retirement Hotel II       8750 Burton Way
  98  Herndon Centre II                              460-490 Elden Street
-----------------------------------------------------------------------------------------------------
 176  Woodland Park West Retirement Hotel            21711 Ventura Boulevard
 224  INT-Regency Walk Apartments                    10301 Sandpiper
 252  Belfonti-Greenbriar Hills Apartments           110 Falls Terrace
 360  Park Place Shopping Center                     3761 Nova Road
  49  Orchard Place                                  1901 Dawson
-----------------------------------------------------------------------------------------------------
  35  Twin Creek                                     401 South Twin Creek Drive
  18  University Place                               1205 University Avenue
 356  Prospect Plaza                                 401 Jefferson Street
 236  AB - Westgate @ Fairfield                      9 Law Drive
  61  Nob Hill                                       600 North Semoran Boulevard
-----------------------------------------------------------------------------------------------------
  89  Skyview                                        1590 Sky Valley Drive
 309  Riverside Shopping Center                      2410 Riverside Drive
 171  Charlotte Square                               2150 US 41
  88  Skyline                                        1570 Sky Valley Drive
 324  CAP-Knollwood Apartments                       Knollwood Acres Road
-----------------------------------------------------------------------------------------------------

 *29  Laurel Woods                                   1096 Green Holly Road
 *30  Morgan Manor                                   124 Mountain View Way


-----------------------------------------------------------------------------------------------------
 297  Rancho Niguel Medical Building                 25500 Rancho Niguel Road
  27  Cedar Village                                  217 Cedar Village Drive
 240  West Palm Industrial Park                      501-635 West Palm Avenue
 163  7 Star Mobile Home Park                        170 Koontz Lane
   4  Charter Oaks                                   8196 Lincoln Avenue
-----------------------------------------------------------------------------------------------------
 200  AB - Sixty-Five Madison Avenue                 65 Madison Avenue
 275  KFS-Citrus Sunset Apartments                   1280 North Citrus Avenue
  67  Stratford Village                              14222 Kimberly Lane
  65  Colonial Arms                                  19 East Colonial Drive
 313  Parker Plaza West                              2109 West Parker Road
-----------------------------------------------------------------------------------------------------
  80  Gregory Apartments                             3300 16th Street
 140  SMC 360                                        9860 West Broad St.
 201  JMA - Ashford On The Green Apts.               2700 S. Dairy Ashford
 210  INT-Deer Creek Apartments                      16303 Imperial Valley Drive
 202  Belmont Square Apts.                           2020 Jerry Murphy Road
-----------------------------------------------------------------------------------------------------
 229  Shiloh Road Apartments                         1717 Shiloh Road
 326  The Branson Mall                               2206 West State Hwy. 76
 225  Southgate Apartments & Townhouses              801A Southgate Drive
 141  SMC 348                                        1300 Huguenot Road
 336  Naugatuck Industrial                           50 Rado Drive
-----------------------------------------------------------------------------------------------------
  70  Desert Palms                                   210 West Brown Road
 334  Comfort Inn - Panama City                      1023 East 23rd Street
 135  SMC 353                                        17727 Tomball Parkway
   9  Rolling Hills                                  280 John Knox Road
 137  SMC 276                                        600 E. Expressway 83
-----------------------------------------------------------------------------------------------------
 244  SHL - San Antonio Station Apts.                7458 Louis Pasteur
   8  Northside Villas                               2711 Allen Road
 148  Rivers Park Business Center - Phase II         8085 Rivers Avenue
 274  KFS-Sunset Pointe Apartments                   465 West Clemmens Lane
 227  Seneca Village Apartments                      3201 East Seneca St.
-----------------------------------------------------------------------------------------------------
 234  1212 Westheimer Apartments                     1212 Westheimer
 144  Tarzana Town Plaza                             18607 Ventura Boulevard
  68  Royal Sheridan                                 4200 Sheridan Street
 335  Cooper Park Apartments                         812 Cooper Square Circle
 283  Pioneer Way Industrial Park                    1035 Pioneer Way
-----------------------------------------------------------------------------------------------------
 134  SMC 359                                        11250 N. Central Expressway
 362  Promenade Center                               4440 South Maryland Parkway
 121  SMC 202                                        1380 N. Dupont Hway
 131  SMC 389                                        4701 Capitol Blvd
 120  SMC 316                                        3563 Berlin Turnpike
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.            CITY          STATE      CODE     BALANCE      BALANCE              POOL    % OF POOL
-----------------------------------------------------------------------------------------------------
 333  Melbourne               FL        32935    4,600,000    4,600,000            0.40     54.45
 218  Houston                 TX        77030    4,553,500    4,539,539            0.40     54.85
 263  Columbus                OH        43204    4,522,000    4,516,388            0.40     55.25
 170  Beverly Hills           CA        90048    4,500,000    4,488,838            0.39     55.64
  98  Herndon                 VA        22070    4,433,000    4,404,270            0.39     56.03
-----------------------------------------------------------------------------------------------------
 176  Woodland Hills          CA        91364    4,375,000    4,371,560            0.38     56.41
 224  Houston                 TX        77096    4,360,000    4,346,632            0.38     56.79
 252  Watertown               CT        06779    4,350,000    4,334,408            0.38     57.17
 360  Port Orange             FL        32119    4,300,000    4,300,000            0.38     57.55
  49  Grand Rapids            MI        48116    4,300,000    4,291,528            0.38     57.93
-----------------------------------------------------------------------------------------------------
  35  Kileen                  TX        76543    4,300,000    4,288,323            0.38     58.30
  18  Columbia                MO        65201    4,200,000    4,182,329            0.37     58.67
 356  Frederick               MD        21701    4,155,000    4,151,722            0.36     59.04
 236  Fairfield               NJ        07004    4,163,000    4,142,239            0.36     59.40
  61  Winter Park             FL        32792    4,043,000    4,036,557            0.35     59.76
-----------------------------------------------------------------------------------------------------
  89  Reno                    NV        89503    4,027,000    4,024,768            0.35     60.11
 309  Austin                  TX        78741    4,000,000    4,000,000            0.35     60.46
 171  Port Charlotte          FL        33948    3,940,000    3,934,683            0.35     60.81
  88  Reno                    NV        89503    3,893,000    3,890,842            0.34     61.15
 324  Storrs                  CT        06268    3,828,000    3,824,423            0.34     61.48
-----------------------------------------------------------------------------------------------------

 *29  Clark Summit            PA        18411    1,488,000    1,481,536            0.13
 *30  Scranton                PA        18508    2,325,000    2,314,900            0.20
                                                 --------------------------------------
                                                 3,813,000    3,796,437            0.33     61.82

-----------------------------------------------------------------------------------------------------
 297  Laguna Niguel           CA        92677    3,739,000    3,739,000            0.33     62.15
  27  York                    PA        17402    3,750,000    3,737,351            0.33     62.47
 240  Orange                  CA        92666    3,735,000    3,721,788            0.33     62.80
 163  Carson City             NV        89701    3,700,000    3,693,906            0.32     63.13
   4  Evansville              IN        47715    3,700,000    3,685,530            0.32     63.45
-----------------------------------------------------------------------------------------------------
 200  Morristown              NJ        07960    3,691,000    3,672,470            0.32     63.77
 275  Vista                   CA        92083    3,660,000    3,655,577            0.32     64.09
  67  Houston                 TX        77079    3,654,000    3,654,000            0.32     64.41
  65  New Paltz               NY        12561    3,525,000    3,518,085            0.31     64.72
 313  Plano                   TX        75080    3,500,000    3,500,000            0.31     65.03
-----------------------------------------------------------------------------------------------------
  80  Washington              DC        20010    3,500,000    3,497,649            0.31     65.34
 140  Glen Allen              VA        23060    3,447,000    3,447,000            0.30     65.64
 201  Houston                 TX        77082    3,450,000    3,444,410            0.30     65.94
 210  Houston                 TX        77060    3,326,100    3,315,902            0.29     66.23
 202  Pueblo                  CO        81001    3,320,300    3,313,276            0.29     66.53
-----------------------------------------------------------------------------------------------------
 229  Tyler                   TX        75703    3,320,000    3,310,526            0.29     66.82
 326  Branson                 MO        65616    3,300,000    3,300,000            0.29     67.11
 225  State College           PA        16801    3,300,000    3,294,597            0.29     67.40
 141  Midlothian              VA        23113    3,220,000    3,220,000            0.28     67.68
 336  Naugatuck               CT        06770    3,211,000    3,211,000            0.28     67.96
-----------------------------------------------------------------------------------------------------
  70  Mesa                    AZ        85201    3,175,000    3,169,758            0.28     68.24
 334  Panama City             FL        32405    3,161,000    3,161,000            0.28     68.52
 135  Houston                 TX        77064    3,110,000    3,110,000            0.27     68.79
   9  Tallahassee             FL        32303    3,108,000    3,086,899            0.27     69.06
 137  McAllen                 TX        78503    3,073,000    3,073,000            0.27     69.33
-----------------------------------------------------------------------------------------------------
 244  San Antonio             TX        78229    3,030,000    3,024,633            0.27     69.60
   8  Tallahassee             FL        32312    3,036,000    3,019,787            0.27     69.86
 148  North Charleston        SC        29406    3,000,000    3,000,000            0.26     70.13
 274  Fallbrook               CA        92028    3,000,000    2,996,375            0.26     70.39
 227  Tucson                  AZ        85716    3,000,000    2,995,139            0.26     70.65
-----------------------------------------------------------------------------------------------------
 234  Austin                  TX        78752    2,990,000    2,982,058            0.26     70.91
 144  Tarzana                 CA        91356    2,973,000    2,973,000            0.26     71.18
  68  Hollywood               FL        33021    2,950,000    2,944,042            0.26     71.43
 335  Arlington               TX        76013    2,920,000    2,918,470            0.26     71.69
 283  El Cajon                CA        92020    2,900,000    2,894,790            0.25     71.94
-----------------------------------------------------------------------------------------------------
 134  Dallas                  TX        75243    2,885,000    2,885,000            0.25     72.20
 362  Las Vegas               NV        89119    2,870,000    2,870,000            0.25     72.45
 121  Dover                   DE        19901    2,848,000    2,848,000            0.25     72.70
 131  Raleigh                 NC        27604    2,848,000    2,848,000            0.25     72.95
 120  Newington               CT        06111    2,810,000    2,810,000            0.25     73.20
-----------------------------------------------------------------------------------------------------


                                        STATED       ORIG        REM
                             ORIG        REM         AMORT      AMORT
CONTROL            MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.                  RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------------
 333               8.7700    120         120         324         324         10/9/96        11/1/06         3,938,259
 218               8.5100     60          55         360         355         5/8/96         6/1/01          4,352,695
 263               8.4000    120         118         360         358         8/20/96        9/1/06          4,005,266
 170               9.5000    120         117         300         297         7/3/96         8/1/06          3,774,558
  98               8.9100    120         113         300         293         3/29/96        4/1/06          3,669,907
----------------------------------------------------------------------------------------------------------------------
 176               9.7500    120         119         300         299         9/19/96        10/1/06         3,689,268
 224               8.5100     60          55         360         355         5/8/96         6/1/01          4,167,728
 252               9.0400    120         116         300         296         6/28/96        7/1/06          3,611,870
 360               8.6700    120         120         324         324         10/9/96        11/1/06         3,673,575
  49               9.5500    300         296         360         356         6/28/96        7/1/21          1,749,452
----------------------------------------------------------------------------------------------------------------------
  35               9.1000    120         115         360         355         5/24/96        6/1/06          3,857,989
  18               9.0625    120         114         330         324         4/26/96        5/1/06          3,645,823
 356               9.7300     84          83         300         299         9/20/96        10/1/03         3,768,950
 236               9.5400    120         114         300         294         4/30/96        5/1/06          3,494,890
  61               9.1700     84          81         360         357         7/9/96         8/1/03          3,797,252
----------------------------------------------------------------------------------------------------------------------
  89               8.9300    360         359         360         359         9/25/96        10/1/26               NAP
 309               9.1700    180         180         180         180         10/9/96        11/1/11               NAP
 171               9.1875    173         171         330         328         8/22/96        2/1/11          3,001,552
  88               8.9300    360         359         360         359         9/25/96        10/1/26               NAP
 324               8.7200     84          83         300         299         9/30/96        10/1/03         3,422,474
----------------------------------------------------------------------------------------------------------------------

 *29               9.2500    120         115         300         295         5/20/96        6/1/06          1,241,326
 *30               9.2500    120         115         300         295         5/20/96        6/1/06          1,939,572
                                                                                                            ---------
                                                                                                            3,180,898

----------------------------------------------------------------------------------------------------------------------
 297               9.1100    120         120         330         330         10/8/96        11/1/06         3,248,722
  27               9.2500    120         115         330         325         5/20/96        6/1/06          3,267,274
 240               9.1200    120         116         300         296         6/4/96         7/1/06          3,106,819
 163               9.5000    120         118         300         298         8/28/96        9/1/06          3,103,525
   4               9.0000    120         113         360         353         3/15/96        4/1/06          3,313,818
----------------------------------------------------------------------------------------------------------------------
 200               9.5000    120         114         300         294         4/30/96        5/1/06          3,095,976
 275               8.5300     84          82         360         358         8/26/96        9/1/03          3,411,934
  67               9.0500     84          84         360         360         10/24/96       11/1/03         3,427,280
  65               9.3750    120         117         330         327         7/15/96        8/1/06          3,078,683
 313               8.9900    120         120         300         300         10/2/96        11/1/06         2,902,809
----------------------------------------------------------------------------------------------------------------------
  80               9.1900    120         119         330         329         9/3/96         10/1/06         3,045,873
 140               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 201               9.0900    120         117         360         357         7/1/96         8/1/06          3,094,821
 210               8.5100     60          55         360         355         5/8/96         6/1/01          3,179,422
 202               9.2100    120         116         360         356         6/11/96        7/1/06          2,984,693
----------------------------------------------------------------------------------------------------------------------
 229               8.8600     60          55         360         355         5/9/96         6/1/01          3,182,577
 326               9.1400    120         120         300         300         10/2/96        11/1/06         2,746,211
 225               9.0400    120         117         360         357         7/3/96         8/1/06          2,957,661
 141               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 336               9.2200    120         120         300         300         10/9/96        11/1/06         2,676,915
----------------------------------------------------------------------------------------------------------------------
  70               9.0000    300         297         360         357         7/31/96        8/1/21          1,246,869
 334              10.3400    240         240         240         240         10/4/96        11/1/16               NAP
 135               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
   9               8.6250     84          77         300         293         3/29/96        4/1/03          2,774,722
 137               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 244               8.6600     48          45         360         357         7/1/96         8/1/00          2,931,045
   8               8.6250     84          77         330         323         3/29/96        4/1/03          2,779,925
 148               9.0625    120         120         180         180         10/4/96        11/1/06         1,488,349
 274               8.5300     84          82         360         358         8/26/96        9/1/03          2,796,667
 227               9.0900    120         117         360         357         7/15/96        8/1/06          2,691,149
----------------------------------------------------------------------------------------------------------------------
 234               9.0900    120         117         300         297         7/16/96        8/1/06          2,485,443
 144               9.8125    120         120         330         330         10/8/96        11/1/06         2,617,914
  68               9.2200    120         117         330         327         7/29/96        8/1/06          2,568,748
 335               9.2000    240         239         360         359         9/18/96        10/1/16         1,881,460
 283               8.9800    120         118         300         298         8/30/96        9/1/06          2,404,638
----------------------------------------------------------------------------------------------------------------------
 134               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 362               9.0000     84          84         330         330         10/9/96        11/1/03         2,641,077
 121               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 131               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 120               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------


CONTROL
NO.   PROPERTY TYPE
-----------------------
 333  Anchored Retail
 218  Multifamily
 263  Multifamily
 170  Congregate Care
  98  Unanchored Retail
-----------------------
 176  Congregate Care
 224  Multifamily
 252  Multifamily
 360  Anchored Retail
  49  Sec. 42
-----------------------
  35  Multifamily
  18  Multifamily
 356  Unanchored Retail
 236  Office
  61  Multifamily
-----------------------
  89  Sec. 42
 309  Anchored Retail
 171  Anchored Retail
  88  Sec. 42
 324  Multifamily
-----------------------

 *29  Multifamily
 *30  Multifamily


-----------------------
 297  Office
  27  Multifamily
 240  Industrial
 163  Mobile Home Park
   4  Multifamily
-----------------------
 200  Office
 275  Multifamily
  67  Multifamily
  65  Multifamily
 313  Anchored Retail
-----------------------
  80  Multifamily
 140  Anchored Retail
 201  Multifamily
 210  Multifamily
 202  Multifamily
-----------------------
 229  Multifamily
 326  Anchored Retail
 225  Multifamily
 141  Unanchored Retail
 336  Industrial
-----------------------
  70  Sec. 42
 334  Hospitality
 135  Anchored Retail
   9  Multifamily
 137  Anchored Retail
-----------------------
 244  Multifamily
   8  Multifamily
 148  Office
 274  Multifamily
 227  Multifamily
-----------------------
 234  Multifamily
 144  Unanchored Retail
  68  Multifamily
 335  Multifamily
 283  Industrial
-----------------------
 134  Anchored Retail
 362  Unanchored Retail
 121  Unanchored Retail
 131  Anchored Retail
 120  Anchored Retail
-----------------------

CONTROL
NO.      PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------------

 333  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 218  3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 263  5.167 yrs lock, >1% or YM through yr 9 7/12, open last 5 months
 170  4 yr lock, >1% or YM through yr 9, open last 12 mos
  98  5 yr lock, >1% or YM through yr 8, open last 2 yrs.
----------------------------------------------------------------------------------------------------------------------------
 176  4 yr lock, >1% or YM through yr 9, open last 12 mos
 224  3 yr lock >1% or YM through yr 4 3/4, open last 3 months
 252  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 360  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  49  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
  35  2 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  18  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 356  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 236  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  61  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
  89  5 yr lock, >1% or YM through yr 15, open last 15 years
 309  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 171  5 yr lock, >1% or YM through yr 10, 4%, 3%, 2%-yr 13 and 5 mos,open last 12 mos
  88  5 yr lock, >1% or YM through yr 15, open last 15 years
 324  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------

 *29  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 *30  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos


----------------------------------------------------------------------------------------------------------------------------
 297  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  27  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 240  5 yr lock, yearly @ 5%, 4, 3, 2, 9mos @ 1%, open last 3 months
 163  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   4  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 200  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 275  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  67  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  65  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 313  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  80  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 140  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 201  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 210  3 yr lock, > 1% or YM through yr 4 3/4, open last 3 months
 202  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 229  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @1%, open last 3 months
 326  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 225  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 141  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 336  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  70  15 yr lock, open last 10 years
 334  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 135  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
   9  4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 137  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 244  2.5 yr lock, >1% or YM through yr 3 3/4, open last 3 months
   8  4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 148  4 yr lock, >1% or YM through yr 9, open last 12 mos
 274  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 227  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 234  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 144  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  68  3 yr lock, >1% or YM through yr 9, open last 12 mos
 335  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 283  4 yr lock, >1% or YM through yr 9 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 134  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 362  4.25 yr lock, >1% or Ym through yr 6 1/2, open last 6 months
 121  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 131  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 120  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------

CONTROL        DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL     CURRENT
NO.           SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR          LTV
---------------------------------------------------------------------------------------------------------------------------------
 333          37,126            904,140           268,554       608,109           1.36          6,150,000     1996         74.80
 218          35,045          1,196,385           691,738       532,177           1.27          6,200,000     1996         73.22
 263          34,450            887,254           363,082       524,172           1.27          5,880,000     1996         76.81
 170          39,316          1,915,200         1,220,260       667,190           1.41          6,390,000     1996         70.25
  98          36,929            882,790           259,259       583,048           1.32          6,500,000     1996         67.76
---------------------------------------------------------------------------------------------------------------------------------
 176          38,987          1,697,400         1,007,870       652,630           1.39         10,000,000     1996         43.72
 224          33,556          1,472,099           942,083       530,016           1.32          5,450,000     1996         79.75
 252          36,624          1,220,311           628,120       592,190           1.35          5,750,000     1996         75.38
 360          34,407            811,680           264,869       516,319           1.25          5,845,000     1996         73.57
  49          36,314            841,782           299,165       518,467           1.19          5,280,000     1996         81.28
---------------------------------------------------------------------------------------------------------------------------------
  35          34,909          1,056,613           467,854       553,879           1.32          6,000,000     1995         71.47
  18          34,609          1,148,712           526,678       571,634           1.38          5,900,000     1995         70.89
 356          36,969            981,301           300,374       621,925           1.40          7,850,000     1996         52.89
 236          36,488          1,044,079           428,589       547,534           1.25          5,900,000     1996         70.21
  61          33,027          1,104,479           541,814       520,233           1.31          6,007,000     1996         67.20
---------------------------------------------------------------------------------------------------------------------------------
  89          32,200            729,926           251,490       463,436           1.20          4,950,000     1996         81.31
 309          40,976          1,181,445           407,945       735,575           1.50          7,400,000     1996         54.05
 171          32,814            746,318           203,887       502,607           1.28          5,400,000     1996         72.86
  88          31,128            707,541           251,495       441,046           1.18          4,700,000     1996         82.78
 324          31,394            759,017           288,069       470,948           1.25          5,600,000     1996         68.29
---------------------------------------------------------------------------------------------------------------------------------

 *29          32,654            528,756           290,744       216,761           1.43          2,000,000     1996         74.44
 *30                            748,396           369,741       342,047                         3,100,000     1996
                              1,277,152           660,485       558,808                         5,100,000

---------------------------------------------------------------------------------------------------------------------------------
 297          30,935            730,011           186,525       464,026           1.25          5,975,000     1996         62.58
  27          31,397          1,134,278           594,352       484,176           1.29          5,000,000     1996         74.75
 240          31,651            719,196           173,063       503,528           1.33          4,980,000     1995         74.73
 163          32,327            662,436           156,874       499,982           1.29          5,230,000     1996         70.63
   4          29,771            973,975           458,815       476,760           1.33          5,800,000     1995         63.54
---------------------------------------------------------------------------------------------------------------------------------
 200          32,248          1,192,332           630,622       483,723           1.25          5,950,000     1996         61.72
 275          28,220            728,969           291,114       437,855           1.29          4,800,000     1996         76.16
  67          29,532          1,053,550           578,355       443,469           1.25          5,175,000     1996         70.61
  65          29,826          1,497,663           952,683       489,610           1.37          5,700,000     1996         61.72
 313          29,348            714,879           219,291       441,828           1.25          5,450,000     1996         64.22
---------------------------------------------------------------------------------------------------------------------------------
  80          29,156          1,032,453           521,391       474,162           1.36          4,800,000     1996         72.87
 140          35,528            569,412             8,991       534,387           1.25          6,200,000     1996         55.60
 201          27,983          1,041,110           618,304       422,806           1.26          5,000,000     1996         68.89
 210          25,598          1,118,707           750,084       368,622           1.20          4,200,000     1996         78.95
 202          27,219            778,789           386,827       391,962           1.20          4,500,000     1996         73.63
---------------------------------------------------------------------------------------------------------------------------------
 229          26,380            768,188           381,102       387,086           1.22          4,150,000     1996         79.77
 326          28,011            795,788           237,894       527,275           1.57          4,650,000     1996         70.97
 225          26,648          1,005,788           613,285       392,503           1.23          4,300,000     1996         76.62
 141          33,188            532,226             8,404       498,806           1.25          5,950,000     1996         54.12
 336          27,432            629,985           218,489       411,496           1.25          4,300,000     1996         74.67
---------------------------------------------------------------------------------------------------------------------------------
  70          25,547            626,291           242,585       366,906           1.20          4,700,000     1996         67.44
 334          31,220          1,464,934           954,068       510,867           1.36          4,550,000     1996         69.47
 135          32,054            514,351             8,121       481,384           1.25          5,750,000     1996         54.09
   9          25,289            760,093           346,117       387,176           1.28          4,000,000     1996         77.17
 137          31,673            508,669             8,032       475,112           1.25          5,750,000     1996         53.44
---------------------------------------------------------------------------------------------------------------------------------
 244          23,643            824,116           477,117       346,999           1.22          4,050,000     1996         74.68
   8          24,088            795,144           389,588       360,597           1.25          4,350,000     1996         69.42
 148          30,540            598,844            98,125       494,875           1.35          4,300,000     1996         69.77
 274          23,131            567,545           227,162       340,383           1.23          3,800,000     1996         78.85
 227          24,333          1,039,663           574,514       465,149           1.59          5,200,000     1996         57.60
---------------------------------------------------------------------------------------------------------------------------------
 234          25,277          1,079,655           715,956       363,699           1.20          4,200,000     1996         71.00
 144          26,086            696,185           249,309       406,936           1.30          4,140,000     1996         71.81
  68          24,637            768,725           356,302       392,423           1.33          4,050,000     1996         72.69
 335          23,916            986,676           622,885       363,791           1.27          4,200,000     1996         69.49
 283          24,297            523,677           113,696       387,048           1.33          4,300,000     1996         67.32
---------------------------------------------------------------------------------------------------------------------------------
 134          29,735            476,885             7,530       446,875           1.25          5,100,000     1996         56.57
 362          23,523            631,935           222,400       387,258           1.37          4,100,000     1996         70.00
 121          29,354            470,491             7,429       441,490           1.25          5,150,000     1996         55.30
 131          29,354            470,623             7,431       441,326           1.25          5,000,000     1996         56.96
 120          28,962            464,389             7,332       435,380           1.25          5,650,000     1996         49.73
---------------------------------------------------------------------------------------------------------------------------------

                                                           LOAN PER
           SCHEDULED                 SQ FT, UNITS          SQ FT, UNIT                          INITIAL
CONTROL    MATURITY        YEAR      BEDS, PADS            BED, PAD          OCCUPANCY        RESERVES            UNDERWRITING
NO.          LTV          BUILT        OR ROOM              OR ROOM         PERCENTAGE       AT CLOSING            RESERVES
------------------------------------------------------------------------------------------------------------------------------------
 333        64.04          1988      128,318/sqft              35.85 / sqft   85.82           13,000.00            0.15 per sq. ft.
 218        70.20          1977          240/units         18,914.75 / unit   90.83                0.00             225 per unit
 263        68.12          1986          132/units         34,215.06 / unit   92.42                0.00             284 per unit
 170        59.07          1975          111/units         40,439.98 / unit   92.79            3,843.75             250 per bed
  98        56.46          1978       50,708/sqft              86.86 / sqft   98.52            2,875.00            0.16 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 176        36.89          1978          164/beds          26,655.85 / bed   100.00           39,525.00             225 per bed
 224        76.47          1979          320/units         13,583.23 / unit   96.30                0.00             225 per unit
 252        62.82          1973          182/units         23,815.43 / unit   96.70           41,000.00             250 per unit
 360        62.85          1984       87,386/sqft              49.21 / sqft   97.17           13,414.00            0.20 per sq. ft.
  49        33.13          1995          138/units         31,098.03 / unit   97.83           61,302.00             175 per unit
------------------------------------------------------------------------------------------------------------------------------------
  35        64.30          1984          160/units         26,802.02 / unit   90.63           18,250.00             218 per unit
  18        61.79          1966          168/units         24,894.81 / unit   96.00           19,375.00             300 per unit
 356        48.01          1962      109,651/sqft              37.86 / sqft   93.82           27,156.25            0.15 per sq. ft.
 236        59.24          1989       65,949/sqft              62.81 / sqft  100.00           17,500.00            0.15 per sq. ft.
  61        63.21          1969          192/units         21,023.73 / unit   97.26          318,750.00             221 per unit
------------------------------------------------------------------------------------------------------------------------------------
  89          NAP          1994          100/units         40,247.68 / unit   99.00                0.00             150 per unit
 309          NAP          1986      101,408/sqft              39.44 / sqft   89.49           33,465.00            0.20 per sq. ft.
 171        55.58          1980       96,188/sqft              40.91 / sqft   98.30          174,125.00            0.22 per sq. ft.
  88          NAP          1994          100/units         38,908.42 / unit   94.50                0.00             150 per unit
 324        61.12          1964          136/units         28,120.76 / unit   97.79                0.00             280 per unit
------------------------------------------------------------------------------------------------------------------------------------

 *29        62.37          1972           85/units         17,429.84 / unit   97.61          161,397.50             250 per unit
 *30                       1972          128/units         18,085.16 / unit   94.87          108,000.00             286 per unit


------------------------------------------------------------------------------------------------------------------------------------
 297        54.37          1990       29,270/sqft             127.74 / sqft   83.38                0.00            0.15 per sq. ft.
  27        65.35          1970          223/units         16,759.42 / unit   87.87           62,531.25             250 per unit
 240        62.39          1923      194,274/sqft              19.16 / sqft  100.00           15,375.00            0.15 per sq. ft.
 163        59.34          1973          180/pads          20,555.56 / pad   100.00            2,812.50              31 per pad
   4        57.13          1984          192/units         19,195.47 / unit   95.00            1,620.00             200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 200        52.03          1975       80,194/sqft              45.79 / sqft   82.50           11,587.50            0.26 per sq. ft.
 275        71.08          1985           97/units         37,686.36 / unit  100.00           50,000.00             225 per unit
  67        66.23          1974          135/units         27,066.67 / unit   97.04          230,477.50             235 per unit
  65        54.01          1970          226/units         15,566.75 / unit   92.04          215,000.00             245 per unit
 313        53.26          1979       99,588/sqft              35.14 / sqft   97.28                0.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  80        63.46          1965          164/units         21,327.13 / unit   89.50           21,531.25             225 per unit
 140          NAP          1993       60,200/sqft              57.26 / sqft  100.00            2,000.00            0.10 per sq. ft.
 201        61.90          1982          180/units         19,135.61 / unit   93.89           22,643.75             250 per unit
 210        75.70          1978          304/units         10,907.57 / unit   90.79                0.00             225 per unit
 202        66.33          1973          138/units         24,009.25 / unit   97.62           23,343.75             250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 229        76.69          1979          160/units         20,690.79 / unit   96.25                0.00             225 per unit
 326        59.06          1989       46,524/sqft              70.93 / sqft  100.00                0.00            0.15 per sq. ft.
 225        68.78          1968          151/units         21,818.52 / unit   99.34           58,500.00             275 per unit
 141          NAP          1993       59,195/sqft              54.40 / sqft  100.00            1,625.00            0.10 per sq. ft.
 336        62.25          1988      104,613/sqft              30.69 / sqft  100.00           23,875.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  70        26.53          1995           96/units         33,018.31 / unit   97.60                0.00             175 per unit
 334          NAP          1987          105/rooms         30,104.76 / room    NAP            30,031.25             4% of gross rev.
 135          NAP          1993       60,075/sqft              51.77 / sqft  100.00                0.00            0.10 per sq. ft.
   9        69.37          1972          134/units         23,036.56 / unit   93.90           56,250.00             200 per unit
 137          NAP          1993       63,500/sqft              48.39 / sqft  100.00                0.00            0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 244        72.37          1978          172/units         17,585.08 / unit   91.28           36,437.50             250 per unit
   8        63.91          1974          160/units         18,873.67 / unit   93.00           10,000.00             281 per unit
 148        34.61          1984       58,444/sqft              51.33 / sqft  100.00           26,823.00            0.10 per sq. ft.
 274        73.60          1988           76/units         39,425.98 / unit  100.00                0.00             200 per unit
 227        51.75          1973          176/units         17,017.83 / unit   89.77          262,071.25             250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 234        59.18          1968          199/units         14,985.22 / unit   98.99           66,762.50             309 per unit
 144        63.23          1986       37,208/sqft              79.90 / sqft  100.00           24,750.00            0.11 per sq. ft.
  68        63.43          1974          100/units         29,440.42 / unit  100.00                0.00             200 per unit
 335        44.80          1979          180/units         16,213.72 / unit   95.55           31,528.75             269 per unit
 283        55.92          1980       95,427/sqft              30.34 / sqft  100.00                0.00            0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 134          NAP          1994       53,316/sqft              54.11 / sqft  100.00            1,625.00            0.10 per sq. ft.
 362        64.42          1978       39,166/sqft              73.28 / sqft   97.06                0.00            0.15 per sq. ft.
 121          NAP          1992       50,000/sqft              56.96 / sqft  100.00            1,875.00            0.10 per sq. ft.
 131          NAP          1994       51,250/sqft              55.57 / sqft  100.00            2,750.00            0.10 per sq. ft.
 120          NAP          1994       51,000/sqft              55.10 / sqft  100.00            3,875.00            0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                  LARGEST RETAIL TENANT
CONTROL         SERVICING                                                                                       AREA LEASED
NO.               FEES                                       NAME                                               (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------------------
 333             0.1350               Gooding's supermkt (Guaranteed by A&P)                                      57,500
 218             0.1150
 263             0.1150
 170             0.1150
  98             0.1150               Total Crafts                                                                24,989
------------------------------------------------------------------------------------------------------------------------------------
 176             0.1150
 224             0.1150
 252             0.1150
 360             0.1350               Beall's Dept Store                                                          41,077
  49             0.1150
------------------------------------------------------------------------------------------------------------------------------------
  35             0.1500
  18             0.1500
 356             0.1150               Hub Furniture                                                               27,392
 236             0.1350               Duro-Test Corporation                                                       34,639
  61             0.1150
------------------------------------------------------------------------------------------------------------------------------------
  89             0.1150
 309             0.1350               Presidio Theater ("Shadow"-HEB Supermarket)*                                30,277
 171             0.1150               Publix                                                                      44,024
  88             0.1150
 324             0.1150
------------------------------------------------------------------------------------------------------------------------------------

 *29             0.1150
 *30             0.1150


------------------------------------------------------------------------------------------------------------------------------------
 297             0.1350               South Coast Medical                                                          8,784
  27             0.1150
 240             0.1350               St. Joseph Hospital                                                         37,156
 163             0.1150
   4             0.1150
------------------------------------------------------------------------------------------------------------------------------------
 200             0.1350               United Jersey Bank                                                           8,944
 275             0.1350
  67             0.2000
  65             0.1500
 313             0.1150               Burrurk/Ross                                                                35,320
------------------------------------------------------------------------------------------------------------------------------------
  80             0.1150
 140             0.1150               Service Merchandise Inc. (Anchored by-Circuit City)*                       60,200
 201             0.1350
 210             0.1150
 202             0.1150
------------------------------------------------------------------------------------------------------------------------------------
 229             0.1150
 326             0.1150               Craft Country ("Shadow"-Walmart; Consumers Food/Drug)*                       8,563
 225             0.1150
 141             0.1150               Service Merchandise Inc.                                                    59,195
 336             0.1150               Fabricated Metal Prod.                                                      62,963
------------------------------------------------------------------------------------------------------------------------------------
  70             0.1150
 334             0.1150
 135             0.1150               Service Merchandise Inc.                                                    60,075
   9             0.1150
 137             0.1150               Service Merchandise Inc. ("Shadow"-Office Max; Petsmart)*                   63,500
------------------------------------------------------------------------------------------------------------------------------------
 244             0.1150
   8             0.1150
 148             0.1150               Medaphis, Inc.                                                              58,444
 274             0.1350
 227             0.1350
------------------------------------------------------------------------------------------------------------------------------------
 234             0.1150
 144             0.1150               Hypnosis Motivation                                                          7,216
  68             0.1150
 335             0.1150
 283             0.1350               Auto Parts Club                                                             42,736
------------------------------------------------------------------------------------------------------------------------------------
 134             0.1150               Service Merchandise Inc. ("Shadow"-Albertson's)*                            53,316
 362             0.1350               Kinko-s Graphics                                                             4,782
 121             0.1150               Service Merchandise Inc.                                                    50,000
 131             0.1150               Service Merchandise Inc. ("Shadow"-Target; Lowes)*                          51,250
 120             0.1150               Service Merchandise Inc.                                                    51,000
------------------------------------------------------------------------------------------------------------------------------------

          % OF TOTAL              LEASE                              CONTROL
         AREA LEASED             EXP DATE                              NO.
----------------------------------------------------------------------------

                                12/18/2008                             333
                                                                       218
                                                                       263
                                                                       170
                                12/31/2005                              98
----------------------------------------------------------------------------
                                                                       176
                                                                       224
                                                                       252
                                12/31/2004                             360
                                                                        49
----------------------------------------------------------------------------
                                                                        35
                                                                        18
                                1/31/1998                              356
                                6/30/1999                              236
                                                                        61
----------------------------------------------------------------------------
                                                                        89
                                12/31/2001                             309
                                1/31/2011                              171
                                                                        88
                                                                       324
----------------------------------------------------------------------------

                                                                      *29
                                                                      *30


----------------------------------------------------------------------------
                                10/31/2000                             297
                                                                        27
                                4/30/2002                              240
                                                                       163
                                                                         4
----------------------------------------------------------------------------
                                11/01/2005                             200
                                                                       275
                                                                        67
                                                                        65
                                9/27/2004                              313
----------------------------------------------------------------------------
                                                                        80
                                11/30/2011                             140
                                                                       201
                                                                       210
                                                                       202
----------------------------------------------------------------------------
                                                                       229
                                10/31/2000                             326
                                                                       225
                                11/30/2011                             141
                                8/30/2014                              336
----------------------------------------------------------------------------
                                                                        70
                                                                       334
                                11/30/2011                             135
                                                                         9
                                11/30/2011                             137
----------------------------------------------------------------------------
                                                                       244
                                                                         8
                                6/30/2011                              148
                                                                       274
                                                                       227
----------------------------------------------------------------------------
                                                                       234
                                2/17/1999                              144
                                                                        68
                                                                       335
                                4/30/2001                              283
----------------------------------------------------------------------------
                                11/30/2011                             134
                                12/31/1999                             362
                                11/30/2011                             121
                                11/30/2011                             131
                                11/30/2011                             120
----------------------------------------------------------------------------

* Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
 122  SMC 452                                        260 Jimmy Ann Drive
  81  Sutton Place                                   6838 Everhart Road
 125  SMC 343                                        123 South Kingston Drive
  24  Courtyard at Glenview (Manchester Arms)        2035 Memorial Drive
 127  SMC 441                                        6502 Grape Road
-----------------------------------------------------------------------------------------------------
 133  SMC 259                                        9333 Kingston Pike
 126  SMC 309                                        5501 Coldwater Road
 130  SMC 532                                        7368 Nankin Road
 312  Parkridge Village Apartments                   5252 Orange Avenue
  21  Hillcrest                                      105 West Avenue & Hillcrest Drive
-----------------------------------------------------------------------------------------------------
 158  Palmdale Marketplace                           4500 Avenue S
 139  SMC 277                                        6161 Northwest Loop 410
 331  Holiday Inn Express                            4100 Salida Blvd
 156  Comfort Inn - Mt. Airy                         2136 Rockford Street
   1  Park Victoria                                  2312 Victoria Drive
-----------------------------------------------------------------------------------------------------
 106  Rhodes Furniture Store                         4363 Northeast Expressway
 136  SMC 042                                        2665 HWY 6 South
 330  911 North Buffalo Drive                        911 North Buffalo Drive
 226  Scripps Mesa Apartments                        9961 Erma Road
 149  Normandy Village                               7764 Normandy Boulevard
-----------------------------------------------------------------------------------------------------
  17  Park View                                      3101 East Artesia Boulevard
 168  Comfort Inn - Simpsonville                     600 Fairview Rd. / I-385, Exit 27
 316  Howard Johnson - Delk Road                     2375 Delk Road
 295  Westside Apartments                            2647 Broadway
  45  Palm Cove                                      950 W. Main St.
-----------------------------------------------------------------------------------------------------
 251  Glenbrook Townhomes                            600 West Pioneer Parkway
 258  Berkeley Heights Grand Union                   396 Springfield Avenue
 358  Casa Claire Apartments                         1125 Hillcrest Street
 223  Ralston Plaza                                  Ward Rd. & 64th Ave.
 232  EW - Sorrento Creek Industrial Park            10350-60 Sorrento Valley Road
-----------------------------------------------------------------------------------------------------
  16  Turtle Place                                   455 Eastdale Road South
 262  22601 Pacific Coast Highway Ctr                22601 Pacific Coast Highway
 273  KFS-Sunset Terrace Apartments                  1456 Alturas Street
  12  Wellington Place                               10803 Green Creek Drive
  43  Jennifer Green                                 741 Park Avenue
-----------------------------------------------------------------------------------------------------
 281  Cedar Grove Mobile Home Park                   1A Whippoorwill Way
 132  SMC 190                                        5537 N.W. Expressway
 253  Wilshire Villa Apartments                      4245 5th Avenue South
 209  Crosby Creek                                   1300 E. Crosby Road
  66  Lakeview Commons                               15205-15235 18th Avenue North
-----------------------------------------------------------------------------------------------------
 339  Twin Parks Estates                             800 West Harris Road
  51  Candleridge Park                               1601 Wooded Pine
 296  Days Inn South                                 2850 South Circle Drive
 128  SMC 214                                        1636 Martin Luther King Blvd.
 138  SMC 440                                        1300 E. Beltline Road
-----------------------------------------------------------------------------------------------------
 113  Park Forest Office Building                    3530 Forest Lane
  50  Country Wood                                   791 Bateswood Drive
 292  Multiflex VI                                   2540 Alamo, S.E. & 2500 Yale Blvd. S.E
  23  Parkwood Lofts II                              4231 Travis Street
 349  Comfort Inn Sugar Creek                        5111 North Service Road
-----------------------------------------------------------------------------------------------------
 293  JF Commons West                                107 The Commons
 269  Cordele Corners Shopping Center                1411 East 16th Avenue
  75  Clearlake Village                              1239 Bay Area Boulevard
 270  Vista Gardens Apartments                       555 East Fruitvale
  53  Art Museum                                     1705 Art Museum Drive
-----------------------------------------------------------------------------------------------------
  47  Merrifield                                     1027-A Adams Avenue
 142  Sigo Shopping Center                           205 East Oneida Street
 259  College Park Apartments                        S.R. 696 (North Earl Street)
 260  Homestead Lodge                                13300 York Center Drive
 249  Marigold I Apartments                          2303 Goliad Road
-----------------------------------------------------------------------------------------------------
  59  Ridgeview                                      350 Six Flags Drive
  22  Fountain Place                                 920 S. Washington Ave
 346  Chapel Creek Apartments                        3410 Hilalgo
 357  Glenwood Village S.C.                          12611 Montgomery Boulevard
 175  Village Shopping Center                        19609 NW 57th Ave.
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.       CITY              STATE       CODE     BALANCE      BALANCE              POOL    % OF POOL
--------------------------------------------------------------------------------------------------
 122  Daytona Beach           FL        32114    2,810,000    2,810,000            0.25     73.44
  81  Corpus Christi          TX        78413    2,800,000    2,798,096            0.25     73.69
 125  Bloomington             IN        47408    2,773,000    2,773,000            0.24     73.93
  24  Atlanta                 GA        30317    2,750,000    2,738,054            0.24     74.17
 127  Mishawaka               IN        46545    2,735,000    2,735,000            0.24     74.41
--------------------------------------------------------------------------------------------------
 133  Knoxville               TN        37922    2,735,000    2,735,000            0.24     74.65
 126  Fort Wayne              IN        46825    2,698,000    2,698,000            0.24     74.89
 130  Westland                MI        48185    2,660,000    2,660,000            0.23     75.13
 312  San Diego               CA        92115    2,650,000    2,648,510            0.23     75.36
  21  Woodstown               NJ        08098    2,650,000    2,640,636            0.23     75.59
--------------------------------------------------------------------------------------------------
 158  Palmdale                CA        93552    2,642,000    2,639,643            0.23     75.82
 139  San Antonio             TX        78238    2,623,000    2,623,000            0.23     76.05
 331  Modesto                 CA        95358    2,600,000    2,600,000            0.23     76.28
 156  Mount Airy              NC        27030    2,600,000    2,596,631            0.23     76.51
   1  Kansas City             KS        66106    2,607,000    2,588,494            0.23     76.74
--------------------------------------------------------------------------------------------------
 106  Doraville               GA        30340    2,600,000    2,586,395            0.23     76.96
 136  Houston                 TX        77082    2,585,000    2,585,000            0.23     77.19
 330  Las Vegas               NV        89128    2,575,000    2,575,000            0.23     77.42
 226  San Diego               CA        92131    2,573,700    2,565,937            0.23     77.64
 149  Jacksonville            FL        32221    2,550,000    2,550,000            0.22     77.87
--------------------------------------------------------------------------------------------------
  17  Long Beach              CA        90805    2,531,000    2,517,084            0.22     78.09
 168  Simpsonville            SC        29680    2,500,000    2,500,000            0.22     78.31
 316  Marietta                GA        30067    2,500,000    2,500,000            0.22     78.53
 295  New York                NY        10025    2,500,000    2,500,000            0.22     78.75
  45  Mesa                    AZ        85201    2,500,000    2,494,476            0.22     78.97
--------------------------------------------------------------------------------------------------
 251  Arlington               TX        76010    2,500,000    2,493,360            0.22     79.18
 258  Berkeley Heights        NJ        07922    2,500,000    2,492,720            0.22     79.40
 358  Mesquite                TX        75149    2,450,000    2,450,000            0.22     79.62
 223  Arvada                  CO        80002    2,461,100    2,449,309            0.22     79.83
 232  San Diego               CA        92121    2,450,000    2,445,213            0.21     80.05
--------------------------------------------------------------------------------------------------
  16  Montgomery              AL        36117    2,450,000    2,440,917            0.21     80.26
 262  Malibu                  CA        90265    2,450,000    2,439,960            0.21     80.48
 273  Fallbrook               CA        92028    2,442,400    2,439,449            0.21     80.69
  12  Houston                 TX        77070    2,451,000    2,433,672            0.21     80.91
  43  Orange Park             FL        32073    2,434,000    2,426,780            0.21     81.12
--------------------------------------------------------------------------------------------------
 281  Mantua                  NJ        08051    2,430,000    2,425,620            0.21     81.33
 132  Warr Acres              OK        73132    2,398,000    2,398,000            0.21     81.54
 253  Lake Charles            LA        70605    2,400,000    2,397,569            0.21     81.75
 209  Carrollton              TX        75006    2,400,000    2,388,936            0.21     81.96
  66  Plymouth                MN        55447    2,379,000    2,375,564            0.21     82.17
--------------------------------------------------------------------------------------------------
 339  Arlington               TX        76017    2,320,000    2,318,071            0.20     82.38
  51  Houston                 TX        77073    2,309,000    2,303,910            0.20     82.58
 296  Colorado Springs        CO        80906    2,300,000    2,300,000            0.20     82.78
 128  Houma                   LA        70360    2,286,000    2,286,000            0.20     82.98
 138  Richardson              TX        75081    2,286,000    2,286,000            0.20     83.18
--------------------------------------------------------------------------------------------------
 113  Dallas                  TX        75234    2,255,000    2,249,637            0.20     83.38
  50  Houston                 TX        77079    2,242,000    2,235,701            0.20     83.58
 292  Albuquerque             NM        87106    2,215,000    2,215,000            0.19     83.77
  23  Dallas                  TX        75205    2,221,000    2,214,931            0.19     83.96
 349  Charlotte               NC        28269    2,200,000    2,200,000            0.19     84.16
--------------------------------------------------------------------------------------------------
 293  Ithaca                  NY        14850    2,200,000    2,198,140            0.19     84.35
 269  Cordele                 GA        31015    2,175,000    2,171,066            0.19     84.54
  75  Houston                 TX        77062    2,167,000    2,163,900            0.19     84.73
 270  Hemet                   CA        92543    2,150,000    2,147,677            0.19     84.92
  53  Jacksonville            FL        32207    2,140,000    2,135,239            0.19     85.11
--------------------------------------------------------------------------------------------------
  47  Salisbury               MD        21801    2,137,000    2,129,289            0.19     85.30
 142  Oswego                  NY        13126    2,100,000    2,098,632            0.18     85.48
 259  Shippensburg            PA        17257    2,100,000    2,096,271            0.18     85.66
 260  Charlotte               NC        28273    2,100,000    2,094,257            0.18     85.85
 249  San Antonio             TX        78223    2,095,200    2,087,752            0.18     86.03
--------------------------------------------------------------------------------------------------
  59  Austell                 GA        30001    2,050,000    2,044,510            0.18     86.21
  22  Lansing                 MI        48910    2,054,000    2,041,958            0.18     86.39
 346  Dallas                  TX        75220    2,000,000    2,000,000            0.18     86.57
 357  Albuquerque             NM        87111    2,000,000    2,000,000            0.18     86.74
 175  Miami                   FL        33055    2,000,000    1,996,565            0.18     86.92
--------------------------------------------------------------------------------------------------


                           STATED       ORIG        REM
                    ORIG    REM         AMORT      AMORT
CONTROL           MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.                 RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------------
 122               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
  81               9.1250     84          83         330         329         9/6/96         10/1/03         2,580,809
 125               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
  24               9.2500    300         295         300         295         5/15/96        6/1/21                NAP
 127               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 133               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 126               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 130               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 312               8.8600     60          59         360         359         9/30/96        10/1/01         2,540,310
  21               9.0000    120         115         330         325         5/3/96         6/1/06          2,297,459
----------------------------------------------------------------------------------------------------------------------
 158               9.0000     84          83         300         299         9/4/96         10/1/03         2,372,014
 139               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 331              10.1200    240         240         240         240         10/3/96        11/1/16               NAP
 156              10.1250    120         119         240         239         9/24/96        10/1/06         1,914,119
   1               8.3500     84          77         300         293         3/12/96        4/1/03          2,317,490
----------------------------------------------------------------------------------------------------------------------
 106               9.2500     84          78         300         294         4/29/96        5/1/03          2,342,773
 136               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 330               9.2900    120         120         330         330         10/9/96        11/1/06         2,245,277
 226               8.5900     60          55         360         355         5/14/96        6/1/01          2,461,827
 149               9.0000    120         120         300         300         10/4/96        11/1/06         2,115,384
----------------------------------------------------------------------------------------------------------------------
  17               8.9500    120         114         300         294         4/24/96        5/1/06          2,097,234
 168               9.5000    180         180         180         180         10/3/96        11/1/11               NAP
 316               9.8400    180         180         240         240         10/2/96        11/1/11         1,141,704
 295               8.8400    120         120         300         300         10/8/96        11/1/06         2,066,321
  45               9.0000    300         296         360         356         6/27/96        7/1/21            981,787
----------------------------------------------------------------------------------------------------------------------
 251               9.0900    120         117         300         297         7/26/96        8/1/06          2,078,130
 258               9.2500    120         118         240         238         8/2/96         9/1/06          1,797,387
 358               9.0900    120         120         360         360         10/3/96        11/1/06         2,197,772
 223               9.7800    120         114         300         294         4/30/96        5/1/06          2,076,655
 232               9.5900    120         116         360         356         6/13/96        7/1/06          2,216,443
----------------------------------------------------------------------------------------------------------------------
  16               8.4900    120         114         360         354         4/8/96         5/1/06          2,173,786
 262               9.6000     84          79         300         295         5/28/96        6/1/03          2,218,443
 273               8.5300     84          82         360         358         8/26/96        9/1/03          2,276,860
  12               8.3750     84          77         300         293         3/29/96        4/1/03          2,179,676
  43               8.7200     84          80         330         326         6/27/96        7/1/03          2,231,574
----------------------------------------------------------------------------------------------------------------------
 281               8.9600    180         178         300         298         8/23/96        9/1/11          1,615,574
 132               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 253               9.3800    120         118         360         358         8/2/96         9/1/06          2,163,668
 209               8.8900    120         115         300         295         5/21/96        6/1/06          1,985,954
  66               9.6400    300         297         360         357         7/25/96        8/1/21            973,370
----------------------------------------------------------------------------------------------------------------------
 339               9.4200    120         119         300         299         9/16/96        10/1/06         1,942,629
  51               8.7500     84          81         330         327         7/3/96         8/1/03          2,117,824
 296              10.3000    240         240         240         240         10/9/96        11/1/16               NAP
 128               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
 138               9.2750    180         180         180         180         10/4/96        11/1/11               NAP
----------------------------------------------------------------------------------------------------------------------
 113               9.7500     84          81         300         297         7/9/96         8/1/03          2,046,034
  50               8.7500     84          81         300         297         7/3/96         8/1/03          2,005,401
 292               9.6200    240         240         240         240         10/9/96        11/1/16               NAP
  23               9.0700     84          79         360         355         5/9/96         6/1/03          2,083,665
 349               9.5300    240         240         240         240         10/9/96        11/1/16               NAP
----------------------------------------------------------------------------------------------------------------------
 293               9.3200    120         119         300         299         9/25/96        10/1/06         1,838,128
 269               8.9400    180         178         300         298         8/13/96        9/1/11          1,444,918
  75               8.8750    120         118         330         328         8/12/96        9/1/06          1,873,957
 270               9.0700     84          82         360         358         8/13/96        9/1/03          2,017,055
  53               8.7000     84          81         330         327         7/3/96         8/1/03          1,961,496
----------------------------------------------------------------------------------------------------------------------
  47               9.0000    120         116         300         296         6/27/96        7/1/06          1,772,775
 142               9.6250    120         119         324         323         9/5/96         10/1/06         1,829,154
 259               9.0500    120         118         300         298         8/19/96        9/1/06          1,744,056
 260               9.7400    240         238         240         238         8/12/96        9/1/16                NAP
 249               9.0900     84          80         300         296         6/24/96        7/1/03          1,883,568
----------------------------------------------------------------------------------------------------------------------
  59               9.0400    300         297         300         297         7/8/96         8/1/21                NAP
  22               8.6250     84          79         276         271         5/6/96         6/1/03          1,785,796
 346               8.8400    120         120         336         336         10/4/96        11/1/06         1,741,093
 357               8.9300    120         120         300         300         10/4/96        11/1/06         1,656,480
 175               9.2500    120         118         300         298         8/19/96        9/1/06          1,668,449
----------------------------------------------------------------------------------------------------------------------


CONTROL
NO.     PROPERTY TYPE
------------------------

 122  Anchored Retail
  81  Multifamily
 125  Unanchored Retail
  24  Sec. 42
 127  Anchored Retail
------------------------
 133  Anchored Retail
 126  Anchored Retail
 130  Unanchored Retail
 312  Multifamily
  21  Multifamily
------------------------
 158  Anchored Retail
 139  Anchored Retail
 331  Hospitality
 156  Hospitality
   1  Multifamily
------------------------
 106  Unanchored Retail
 136  Anchored Retail
 330  Office
 226  Multifamily
 149  Anchored Retail
------------------------
  17  Multifamily
 168  Hospitality
 316  Hospitality
 295  Multifamily/Retail
  45  Sec. 42
------------------------
 251  Multifamily
 258  Anchored Retail
 358  Multifamily
 223  Unanchored Retail
 232  Industrial
------------------------
  16  Multifamily
 262  Unanchored Retail
 273  Multifamily
  12  Multifamily
  43  Multifamily
------------------------
 281  Mobile Home Park
 132  Anchored Retail
 253  Multifamily
 209  Multifamily
  66  Sec. 42
------------------------
 339  Mobile Home Park
  51  Multifamily
 296  Hospitality
 128  Unanchored Retail
 138  Anchored Retail
------------------------
 113  Office
  50  Multifamily
 292  Industrial
  23  Multifamily
 349  Hospitality
------------------------
 293  Multifamily/Retail
 269  Anchored Retail
  75  Multifamily
 270  Multifamily
  53  Multifamily
------------------------
  47  Multifamily
 142  Anchored Retail
 259  Multifamily
 260  Hospitality
 249  Multifamily
------------------------
  59  Multifamily
  22  Multifamily
 346  Multifamily
 357  Anchored Retail
 175  Unanchored Retail
------------------------


CONTROL
NO.     PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------------

 122  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
  81  2 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 125  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
  24  15 yr lock, open last 10 years
 127  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 133  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 126  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 130  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 312  3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
  21  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 158  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 139  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 331  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 156  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   1  1 yr lock, >1% or YM through yr 6, open last 12 mos
----------------------------------------------------------------------------------------------------------------------------
 106  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 136  1 yr lock,>1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 330  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 226  3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, open last 3 months
 149  4 yr lock, >1% or YM through yr 9, open last 12 mos
----------------------------------------------------------------------------------------------------------------------------
  17  1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 168  3 yr lock,>1% or YM through yr 10,4%,3%,2%,1% open last 12 mos
 316  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 295  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  45  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
 251  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 258  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 358  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 223  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 232  5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  16  5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 262  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 273  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  12  1 yr lock, >1% or YM through yr 6, open last 12 mos
  43  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 281  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
 132  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 253  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 209  5 yr lock, > 1% or YM through yr 9 3/4, open last 3 months
  66  15 yr lock, open last 10 years
----------------------------------------------------------------------------------------------------------------------------
 339  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  51  1 yr lock, >1% or YM through yr 6, open last 12 mos
 296  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 128  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
 138  1 yr lock, >1% or YM through yr 9 1/2,5%-yr 10 1/2,4%-yr 11 1/2,3%-yr 12 1/2,2%-yr 13 1/2,1%-yr 14 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
 113  5 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  50  1 yr lock, >1% or YM through yr 6, open last 12 mos
 292  10 yr lock, yearly @ 8%,7, 6, 5, 4, 3, 2, 33 mos @ 1%, open last 3 mos
  23  1 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 349  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
 293  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 269  8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  75  3 yr lock, >1% or YM through yr 9, open last 12 mos
 270  4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
  53  3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------
  47  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 142  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 259  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 260  10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 249  3 yr lock, >1% or YM through yr 6 3/4, open last 3 months
----------------------------------------------------------------------------------------------------------------------------
  59  5 yr lock, >1% or YM through yr 20, open last 5 years
  22  1 yr lock, >1% or YM through yr 6, open last 12 mos
 346  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 357  5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 175  4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
----------------------------------------------------------------------------------------------------------------------------


CONTROL        DEBT            TOTAL             TOTAL                                        APPRAISED     APPRAISAL     CURRENT
NO.           SERVICE         REVENUE           EXPENSE           NCF             DSCR          VALUE         YEAR          LTV
---------------------------------------------------------------------------------------------------------------------------------
 122          28,962            465,612             7,352       433,854           1.25         5,500,000      1996        51.09
  81          23,196          1,062,980           657,495       351,819           1.26         4,800,000      1996        58.29
 125          28,581            458,240             7,235       429,690           1.25         5,150,000      1996        53.84
  24          23,551            839,037           427,126       374,951           1.33         3,400,000      1996        80.53
 127          28,189            452,032             7,137       423,712           1.25         5,050,000      1996        54.16
---------------------------------------------------------------------------------------------------------------------------------
 133          28,189            452,032             7,137       423,712           1.25         4,750,000      1996        57.58
 126          27,808            445,989             7,042       417,891           1.25         4,900,000      1996        55.06
 130          27,416            439,876             6,945       411,794           1.25         5,100,000      1996        52.16
 312          21,056            588,125           252,602       335,523           1.33         3,400,000      1996        77.90
  21          21,720            750,256           402,061       325,155           1.25         3,600,000      1996        73.35
---------------------------------------------------------------------------------------------------------------------------------
 158          22,172            515,864           151,832       347,633           1.31         3,600,000      1996        73.32
 139          27,035            434,714             6,864       404,873           1.25         4,950,000      1996        52.99
 331          25,298          1,097,770           603,903       493,867           1.63         3,800,000      1996        68.42
 156          25,306            858,122           379,901       431,696           1.42         3,910,000      1996        66.41
   1          20,729            767,235           361,616       368,899           1.48         3,300,000      1995        78.44
---------------------------------------------------------------------------------------------------------------------------------
 106          22,266            388,967            45,669       336,172           1.26         3,640,000      1996        71.05
 136          26,643            427,530             6,750       400,113           1.25         4,750,000      1996        54.42
 330          21,633            486,593           124,002       330,484           1.27         3,850,000      1996        66.88
 226          19,954            503,550           148,813       309,018           1.29         3,600,000      1996        71.28
 149          21,400            531,278           176,564       329,553           1.28         3,550,000      1996        71.83
---------------------------------------------------------------------------------------------------------------------------------
  17          21,153            906,378           491,818       376,197           1.48         3,375,000      1996        74.58
 168          26,106          1,158,840           663,852       448,634           1.43         3,700,000      1996        67.57
 316          23,861          1,182,904           732,637       450,267           1.57         3,730,000      1996        67.02
 295          20,707            499,639           160,167       335,593           1.35         3,480,000      1996        71.84
  45          20,116            493,799           202,993       277,506           1.15         3,200,000      1996        77.95
---------------------------------------------------------------------------------------------------------------------------------
 251          21,134            831,627           515,127       316,500           1.25         3,180,000      1996        78.41
 258          22,897            568,697           214,830       353,868           1.29         3,800,000      1996        65.60
 358          19,872            740,860           451,803       289,057           1.21         3,650,000      1996        67.12
 223          21,983            541,665           167,755       356,172           1.35         3,600,000      1996        68.04
 232          20,762            452,511           125,476       313,228           1.26         3,350,000      1996        72.99
---------------------------------------------------------------------------------------------------------------------------------
  16          18,821            500,741           189,681       293,460           1.30         3,300,000      1995        73.97
 262          21,576            504,520           119,267       373,325           1.44         3,600,000      1996        67.78
 273          18,832            465,916           186,207       279,709           1.24         3,200,000      1996        76.23
  12          19,530            797,367           456,676       312,091           1.33         3,350,000      1995        72.65
  43          19,473            723,400           382,688       309,032           1.32         3,500,000      1996        69.34
---------------------------------------------------------------------------------------------------------------------------------
 281          20,326            464,922           135,146       329,776           1.35         3,650,000      1996        66.46
 132          24,716            396,979             6,268       370,699           1.25         4,500,000      1996        53.29
 253          19,971            660,839           349,438       311,401           1.30         3,500,000      1996        68.50
 209          19,960            963,088           666,249       296,839           1.24         3,250,000      1996        73.51
  66          20,247            542,995           240,379       289,816           1.19         3,200,000      1996        74.24
---------------------------------------------------------------------------------------------------------------------------------
 339          20,141            513,667           192,967       320,701           1.33         2,900,000      1996        79.93
  51          18,521            661,533           358,103       277,830           1.25         3,220,000      1996        71.55
 296          22,655          1,777,794         1,346,914       430,880           1.59         3,500,000      1996        65.71
 128          23,562            378,690             5,979       353,071           1.25         4,500,000      1996        50.80
 138          23,562            380,070             6,001       351,349           1.24         4,450,000      1996        51.37
---------------------------------------------------------------------------------------------------------------------------------
 113          20,095            801,306           434,846       327,149           1.36         3,275,000      1996        68.69
  50          18,432            608,916           313,226       276,490           1.25         3,080,000      1996        72.59
 292          20,821            457,810           144,355       309,351           1.24         3,200,000      1996        69.22
  23          17,983            408,552           117,844       282,208           1.31         3,160,000      1996        70.09
 349          20,550          1,185,919           808,074       377,844           1.53         3,300,000      1996        66.67
---------------------------------------------------------------------------------------------------------------------------------
 293          18,947            612,265           276,480       318,975           1.40         3,200,000      1996        68.69
 269          18,163            397,929            85,223       293,613           1.35         2,900,000      1996        74.86
  75          17,571            839,870           505,783       293,197           1.39         3,825,000      1996        56.57
 270          17,408            707,448           355,719       351,729           1.68         2,700,000      1996        79.54
  53          17,091            752,875           427,850       283,137           1.38         3,350,000      1996        63.74
---------------------------------------------------------------------------------------------------------------------------------
  47          17,934            518,229           197,537       293,047           1.36         3,000,000      1996        70.98
 142          18,212            413,353           112,668       274,854           1.26         3,200,000      1996        65.58
 259          17,695            500,723           233,511       267,212           1.26         2,900,000      1996        72.29
 260          19,905            771,443           366,173       405,270           1.70         3,485,000      1996        60.09
 249          17,712            531,153           276,094       255,059           1.20         2,650,000      1996        78.78
---------------------------------------------------------------------------------------------------------------------------------
  59          17,260            624,049           309,356       289,253           1.40         2,850,000      1996        71.74
  22          17,137            594,563           306,563       266,400           1.30         2,600,000      1995        78.54
 346          16,100            803,088           557,729       245,359           1.27         2,725,000      1996        73.39
 357          16,688            359,954            75,490       267,370           1.34         2,700,000      1996        74.07
 175          17,128            435,152           131,443       280,934           1.37         2,800,000      1996        71.31
---------------------------------------------------------------------------------------------------------------------------------


                                                     LOAN PER
           SCHEDULED                 SQ FT, UNITS    SQ FT, UNIT                        INITIAL
CONTROL    MATURITY        YEAR      BEDS, PADS      BED, PAD          OCCUPANCY        RESERVES    UNDERWRITING
NO.          LTV          BUILT        OR ROOM        OR ROOM         PERCENTAGE       AT CLOSING     RESERVES
-----------------------------------------------------------------------------------------------------------------------
122       NAP           1980        62,590 sqft      44.90 / sqft       100.00          14,050.00   0.10 per sq. ft.
 81      53.77          1980         201 units     13,920.87 / unit      95.00         164,405.00     267 per unit
125       NAP           1994        50,000 sqft      55.46 / sqft       100.00             937.50   0.10 per sq. ft.
 24       NAP           1965         176 units     15,557.13 / unit      99.00               0.00     210 per unit
127       NAP           1979        50,000 sqft      54.70 / sqft       100.00          99,053.75   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
133       NAP           1986        50,000 sqft      54.70 / sqft       100.00           3,750.00   0.10 per sq. ft.
126       NAP           1989        50,000 sqft      53.96 / sqft       100.00          20,016.25   0.10 per sq. ft.
130       NAP           1980        50,900 sqft      52.26 / sqft       100.00          12,603.75   0.10 per sq. ft.
312      74.72          1987         104 units     25,466.44 / unit      92.31          12,187.50     250 per unit
 21      63.82          1975         96 units      27,506.62 / unit      95.00          74,875.00     240 per unit
-----------------------------------------------------------------------------------------------------------------------
158      65.89          1991        39,671 sqft      66.54 / sqft        99.93           7,593.75   0.14 per sq. ft.
139       NAP           1981        59,250 sqft      44.27 / sqft       100.00           3,125.00   0.10 per sq. ft.
331       NAP           1993         65 rooms      40,000.00 / room        NAP               0.00   4% of gross rev.
156      48.95          1984         99 rooms      26,228.60 / room      69.50           2,812.50   4% of gross rev.
  1      70.23          1970         144 units     17,975.65 / unit      97.89          12,468.75     255 per unit
-----------------------------------------------------------------------------------------------------------------------
106      64.36          1972        70,515 sqft      36.68 / sqft       100.00           5,625.00   0.05 per sq. ft.
136       NAP           1993        50,000 sqft      51.70 / sqft       100.00               0.00   0.10 per sq. ft.
330      58.32          1995        25,516 sqft      100.92 / sqft      100.00               0.00   0.15 per sq. ft.
226      68.38          1984         62 units      41,386.08 / unit      95.31               0.00     276 per unit
149      59.59          1988        76,635 sqft      33.27 / sqft        98.10           5,125.00   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
 17      62.14          1966         169 units     14,893.99 / unit      85.00               0.00     227 per unit
168       NAP           1990         82 rooms      30,487.80 / room      80.00          22,125.00   4% of gross rev.
316      30.61          1972         103 rooms     24,271.84 / room        NAP               0.00   4% of gross rev.
295      59.38          1901        32,655 sqft      76.56 / sqft       100.00               0.00     250 per unit
 45      30.68          1995         76 units      32,822.05 / unit      95.00               0.00     175 per unit
-----------------------------------------------------------------------------------------------------------------------
251      65.35          1969         214 units     11,651.21 / unit      93.46          52,250.00     280 per unit
258      47.30          1991        38,427 sqft      64.87 / sqft       100.00               0.00   0.22 per sq. ft.
358      60.21          1972         160 units     15,312.50 / unit      99.38               0.00     250 per unit
223      57.68          1978        49,699 sqft      49.28 / sqft        94.97          36,105.00   0.16 per sq. ft.
232      66.16          1990        54,193 sqft      45.12 / sqft        91.05               0.00   0.15 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
 16      65.87          1986         88 units      27,737.69 / unit      97.20               0.00     200 per unit
262      61.62          1991        20,343 sqft      119.94 / sqft       96.61               0.00   0.15 per sq. ft.
273      71.15          1988         66 units      36,961.34 / unit     100.00               0.00     200 per unit
 12      65.06          1980         143 units     17,018.68 / unit      95.00           2,856.25     200 per unit
 43      63.76          1968         120 units     20,223.17 / unit      95.00          35,312.50     264 per unit
-----------------------------------------------------------------------------------------------------------------------
281      44.26          1967         178 pads       13,627.08 / pad      92.70               0.00      50 per pad
132       NAP           1985        49,950 sqft      48.01 / sqft       100.00           1,000.00   0.10per sq. ft.
253      61.82          1976         124 units     19,335.23 / unit      95.16          35,256.25     250 per unit
209      61.11          1973         200 units     11,944.68 / unit      93.00          58,473.00     250 per unit
 66      30.42          1995         64 units      37,118.19 / unit     100.00               0.00     200 per unit
-----------------------------------------------------------------------------------------------------------------------
339      66.99          1984          250 pad       9,272.28 / pad       96.40          54,500.00      50 per pad
 51      65.77          1985         128 units     17,999.30 / unit      98.20           1,250.00     200 per unit
296       NAP           1965         176 rooms     13,068.18 / room        NAP          41,500.00   4% of gross rev.
128       NAP           1992        50,000 sqft      45.72 / sqft       100.00          13,150.00   0.10 per sq. ft.
138       NAP           1979        63,083 sqft      36.24 / sqft       100.00          15,625.00   0.10 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------
113      62.47          1969        91,366 sqft      24.62 / sqft        97.33         173,000.00   0.20 per sq. ft.
 50      65.11          1971         96 units      23,288.55 / unit      98.78          44,000.00     200 per unit
292       NAP           1980        52,860 sqft      41.90 / sqft       100.00           8,313.00   0.15 per sq. ft.
 23      65.94          1963         34 units      65,145.03 / unit     100.00               0.00     250 per unit
349       NAP           1990         87 rooms      25,287.36 / room        NAP          19,600.00   4% of gross rev.
-----------------------------------------------------------------------------------------------------------------------
293      57.44       Circa 1921     53,408 sqft      41.16 / sqft        89.80           9,068.75     300 per unit
269      49.82          1987        51,678 sqft      42.01 / sqft        97.52          34,300.00   0.24 per sq. ft.
 75      48.99          1975         174 units     12,436.21 / unit      93.48          97,312.50     235 per unit
270      74.71          1987         140 units     15,340.55 / unit      90.00          51,447.50     175 per unit
 53      58.55          1974         176 units     12,132.04 / unit      95.00          12,062.50     238 per unit
-----------------------------------------------------------------------------------------------------------------------
 47      59.09          1987         96 units      22,180.10 / unit      94.79           9,691.25     291 per unit
142      57.16          1969        96,790 sqft      21.68 / sqft       100.00          17,625.00   0.12 per sq. ft.
259      60.14          1968         74 units      28,327.98 / unit     100.00          18,437.50     325 per unit
260       NAP           1990         122 rooms     17,166.04 / room        NAP               0.00   4% of gross rev.
249      71.08          1975         116 units     17,997.86 / unit      97.41               0.00     250 per unit
-----------------------------------------------------------------------------------------------------------------------
 59       NAP           1975         120 units     17,037.58 / unit      92.50          46,250.00     212 per unit
 22      68.68          1964         108 units     18,907.02 / unit      97.00         102,433.75     200 per unit
346      63.89          1963         185 units     10,810.81 / unit      95.14          37,480.00     250 per unit
357      61.35       Circa 1989     28,081 sqft      71.22 / sqft        94.87          16,565.00   0.15 per sq. ft.
175      59.59          1985        34,152 sqft      58.46 / sqft       100.00             750.00   0.26 per sq. ft.
-----------------------------------------------------------------------------------------------------------------------


                                                        LARGEST RETAIL TENANT
CONTROL        SERVICING                                                                                AREA LEASED
NO.              FEES               NAME                                                                 (SQ. FT.)
-------------------------------------------------------------------------------------------------------------------
 122           0.1150               Service Merchandise Inc.                                               62,590
  81           0.1150
 125           0.1150               Service Merchandise Inc.                                               50,000
  24           0.1150
 127           0.1150               Service Merchandise Inc. ("Shadow"-Best Buy; Michael; Hannaford)*      50,000
-------------------------------------------------------------------------------------------------------------------
 133           0.1150               Service Merchandise Inc. ("Shadow"-Kroger; Marshall; Home Depot)*      50,000
 126           0.1150               Service Merchandise Inc. ("Shadow"-Walmart)*                           50,000
 130           0.1150               Service Merchandise Inc.                                               50,900
 312           0.1350
  21           0.1500
-------------------------------------------------------------------------------------------------------------------
 158           0.1150               Thrifty Drug Store ("Shadow"-Ralph's)*                                 19,300
 139           0.1150               Service Merchandise Inc. (Shadow"-Mervyn's)*                           59,250
 331           0.1150
 156           0.1150
   1           0.1150
-------------------------------------------------------------------------------------------------------------------
 106           0.1150               Rhodes Furniture                                                       70,515
 136           0.1150               Service Merchandise Inc. ("Shadow"-Builders Square)*                   50,000
 330           0.1150               Diversified                                                             3,584
 226           0.1350
 149           0.1150               Publix                                                                 39,795
  17           0.1150
-------------------------------------------------------------------------------------------------------------------
 168           0.1150
 316           0.1150
 295           0.1350               Aerosole/JCPenney                                                       1,300
  45           0.1150
 251           0.1150
-------------------------------------------------------------------------------------------------------------------
 258           0.1150               The Grand Union Company                                                38,427
 358           0.1350
 223           0.1150               Piccolo's                                                               5,100
 232           0.1350               Teal Electronics Corp                                                  31,211
  16           0.1150
-------------------------------------------------------------------------------------------------------------------
 262           0.1150               Malibu Greens                                                           8,587
 273           0.1350
  12           0.1150
  43           0.1150
 281           0.1150
-------------------------------------------------------------------------------------------------------------------
 132           0.1150               Service Merchandise Inc.                                               49,950
 253           0.1150
 209           0.1150
  66           0.1150
 339           0.1150
-------------------------------------------------------------------------------------------------------------------
  51           0.1150
 296           0.1150
 128           0.1150               Service Merchandise Inc.                                               50,000
 138           0.1150               Service Merchandise Inc.                                               63,083
 113           0.1150               Oncor                                                                  44,505
-------------------------------------------------------------------------------------------------------------------
  50           0.1150
 292           0.1150               Allied Signal Aerospace                                                34,860
  23           0.2000
 349           0.1150
 293           0.1150
-------------------------------------------------------------------------------------------------------------------
 269           0.1150               Harvey's Supermarkets                                                  27,878
  75           0.1150
 270           0.1350
  53           0.1150
-------------------------------------------------------------------------------------------------------------------
  47           0.1150
 142           0.1150               Penn Traffic Company                                                   65,690
 259           0.1150
 260           0.1150
 249           0.1150
-------------------------------------------------------------------------------------------------------------------
  59           0.1150
  22           0.1150
 346           0.1150
 357           0.1150               Day Spa ("Shadow"-Smith's Grocery)*                                     5,102
 175           0.1150               National 5 Supermarket                                                 10,000
-------------------------------------------------------------------------------------------------------------------



   % OF TOTAL            LEASE           CONTROL
  AREA LEASED           EXP DATE           NO.
-------------------------------------------------------

                      11/30/2011                   122
                                                    81
                      11/30/2011                   125
                                                    24
                      11/30/2011                   127
-------------------------------------------------------
                      11/30/2011                   133
                      11/30/2011                   126
                      11/30/2011                   130
                                                   312
                                                    21
-------------------------------------------------------
                      5/31/2015                    158
                      11/30/2011                   139
                                                   331
                                                   156
                                                     1
-------------------------------------------------------
                      10/31/2004                   106
                      11/30/2011                   136
                      12/14/1998                   330
                                                   226
                      3/02/2008                    149
-------------------------------------------------------
                                                    17
                                                   168
                                                   316
                      10/30/2005                   295
                                                    45
-------------------------------------------------------
                                                   251
                      12/14/2018                   258
                                                   358
                      1/10/2006                    223
                      3/22/2000                    232
-------------------------------------------------------
                                                    16
                      1/31/2006                    262
                                                   273
                                                    12
                                                    43
-------------------------------------------------------
                                                   281
                      11/30/2011                   132
                                                   253
                                                   209
                                                    66
-------------------------------------------------------
                                                   339
                                                    51
                                                   296
                      11/30/2011                   128
                      11/30/2011                   138
-------------------------------------------------------
                      2/28/1998                    113
                                                    50
                      12/31/1997                   292
                                                    23
                                                   349
-------------------------------------------------------
                                                   293
                      6/30/2007                    269
                                                    75
                                                   270
                                                    53
-------------------------------------------------------
                                                    47
                      12/31/2014                   142
                                                   259
                                                   260
                                                   249
-------------------------------------------------------
                                                    59
                                                    22
                                                   346
                      7/20/1999                    357
                      10/31/1998                   175
-------------------------------------------------------

* Anchor stores not included as part of Mortgaged Property

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                                 ADDRESS
-----------------------------------------------------------------------------------------------------
   6  Casa Del Lago                                  3140 Kearsage Drive
 212  Fountainview Lodge I & II Apts.                6015 Winsome & 6100 Fairdale
 151  Kings Court Shopping Center                    901 S. Kings Drive
 261  Coca-Cola Building-Industrial                  2540 W. Pennway
  15  Lakewood                                       1542 Arcadia Drive
-----------------------------------------------------------------------------------------------------
 111  Cor-West Plaza Shopping Center                 703 West Main Street
  52  Millcreek                                      1823 Stadium Road
 161  Valli Hi Shopping Center                       SE Corner of South Circle Dr. & Airport Rd.
 246  K&S - Pioneer Village MHP                      2901 West 63rd Avenue
 348  Comfort Inn Columbia                           7700 Two Notch Road
-----------------------------------------------------------------------------------------------------
 220  P & K-Olive Gardens Apartments                 6500 - 6502 W. Olive Avenue
  76  Kingswood Estates                              1910 South Chipman Street
 203  JMA - Brookmore Hollow Apartments              810 Brooks Avenue
  20  Regency on Kennedy                             4350 West Kennedy Blvd
 320  Clackamas Corner                               11750 SE 82nd Ave.
-----------------------------------------------------------------------------------------------------
 291  Days Inn Six Flags                             95 South Service Road
 280  Tiger Industrial Plaza                         4901 & 4929 West Van Buren Street
 216  P&K-Glendale Shadows                           5902 W. Royal Palm Rd
 214  Fountain Square Apartments                     544 Camp Avenue
 219  Mount View Business Park                       20-90 Mount View Lane
-----------------------------------------------------------------------------------------------------
 119  Lynnfield Shopping Centre                      584-592 Main Street
 206  Clinton Industrial Park                        7100-7251 Clinton Drive
 150  Pelham 6                                       6 Logue Court
 289  Days Inn North                                 4610 Rusina Rd.
 272  KFS-Sunset Trails Apartments                   959 Postal Way
-----------------------------------------------------------------------------------------------------
  99  Kensington Cottages                            415 8th Street NW
  46  Sunset Way I                                   15385 SW 73rd Terrace Circle
 254  Colinas Business Park                          4320 North Belt Line Road
   3  Morningside                                    2401 Jammes Rd
 112  Days Inn - Flagstaff                           2735 South Woodlands Village Boulevard
-----------------------------------------------------------------------------------------------------
 282  Super 8 Motel                                  3617 N. Pan Am Expressway (aka I-35)
  40  Colony Woods II                                3030 Continental Colony Parkway #1608
 233  EW - Sorrento Roselle Industrial Park          10635-37-39 Roselle Street
 107  Tower Glen Shopping Center                     2216 West County Road D
  39  Valleybrook                                    169 Roscoe Road
-----------------------------------------------------------------------------------------------------
 325  CAP-Clubhouse Apartments                       3 Clubhouse Circle
 256  Bay Towers                                     1203 Market Street
 338  Southgate/Meadowlark Mobile Home Park          6405 - 6601 Arden Road
 115  163 / 174 Newbury Street                       163 & 174 Newbury Street
 109  Arcadia Lakes Shopping Center                  6432 Two Notch Road
-----------------------------------------------------------------------------------------------------
 230  Silvercreek II Apartments                      4619 W. 34th Street
 231  Solarium Apartments                            9275 LBJ Freeway
  48  Marabou Mills I                                3420 Marabou Mills Drive
 221  Pecos Trail Office Compound                    1660 Old Pecos Trail
 247  Buckingham Manor                               1110 & 1160 S. Joliet
-----------------------------------------------------------------------------------------------------
 250  Belfonti-Stonebridge Apartments                157-161 Pinney Street
  74  Lindendale                                     3580 Lindendale Drive
 114  Sims Creek Plaza                               1695-1697 Indiantown Road
 311  PETsMART                                       3195 Hempstead Turnpike
 238  Woodwillow Townhomes                           3601 Willow Springs Road
-----------------------------------------------------------------------------------------------------
 347  Park Springs Apartments                        2002 West Irving Blvd.
 279  American Trade Institute                       6627 Maple Avenue
  63  Dogwood Glenn II                               2390 Woodglen Drive
   7  Park Colony                                    11200 Huffmeister
 160  Shaw Butte Center                              Corner of N. 7th Street & Thunderbird Road
-----------------------------------------------------------------------------------------------------
 239  Timbergrove Manor Apts.                        1600 West T. C. Jester Blvd
 286  Las Colinas Tech Center                        2039 Walnut Hill Lane
  79  Country View - Texas                           6324 Baker Boulevard
   5  Seville                                        1420 North Meridian Road
 361  Magnolia Gardens                               15, 17 & 19 Fordyce Court
-----------------------------------------------------------------------------------------------------
 319  Enfield Court Apartments                       16541 Loch Katrine Road
 211  First Line Apartments                          1120 Red Bluff Road
  28  Elsmere                                        1410 Cypress Avenue
 323  CAP-Maplewood Apartments                       1 Carlton Road
 105  Plaza 59                                       10508 Bennett Road
-----------------------------------------------------------------------------------------------------

CONTROL                                 ZIP      ORIGINAL     CURRENT       % OF    CUMULATIVE
NO.      CITY               STATE       CODE     BALANCE      BALANCE       POOL    % OF POOL
-----------------------------------------------------------------------------------------------
   6  Lake Havasu City        AZ        86406    2,000,000    1,991,554      0.17     87.09
 212  Houston                 TX        77057    1,971,700    1,963,142      0.17     87.26
 151  Charlotte               NC        28204    1,950,000    1,948,735      0.17     87.44
 261  Kansas City             MO        64108    1,950,000    1,946,543      0.17     87.61
  15  Jacksonville            FL        32207    1,950,000    1,938,105      0.17     87.78
-----------------------------------------------------------------------------------------------
 111  New Britain             CT        06053    1,935,000    1,930,099      0.17     87.95
  52  Wharton                 TX        77488    1,935,000    1,929,563      0.17     88.12
 161  Colorado Springs        CO        80909    1,870,000    1,868,400      0.16     88.28
 246  Denver                  CO        80221    1,870,000    1,866,925      0.16     88.44
 348  Columbia                SC        29223    1,850,000    1,850,000      0.16     88.61
-----------------------------------------------------------------------------------------------
 220  Glendale                AZ        85302    1,850,000    1,843,706      0.16     88.77
  76  Owosso                  MI        48867    1,842,000    1,838,633      0.16     88.93
 203  Rosenburg               TX        77471    1,811,661    1,808,762      0.16     89.09
  20  Tampa                   FL        33609    1,809,000    1,802,731      0.16     89.25
 320  Portland                OR        97266    1,800,000    1,800,000      0.16     89.41
-----------------------------------------------------------------------------------------------
 291  Austell                 GA        30001    1,800,000    1,797,705      0.16     89.56
 280  Phoenix                 AZ        85043    1,800,000    1,796,755      0.16     89.72
 216  Glendale                AZ        85302    1,800,000    1,793,877      0.16     89.88
 214  Gulfport                MS        39501    1,800,000    1,791,971      0.16     90.04
 219  Colorado Springs        CO        80907    1,771,400    1,761,867      0.15     90.19
-----------------------------------------------------------------------------------------------
 119  Lynnfield               MA        01940    1,761,000    1,756,483      0.15     90.35
 206  Houston                 TX        77020    1,762,500    1,753,030      0.15     90.50
 150  Greenville              SC        29615    1,750,000    1,750,000      0.15     90.65
 289  Colorado Springs        CO        80907    1,720,000    1,720,000      0.15     90.80
 272  Vista                   CA        92083    1,700,000    1,698,147      0.15     90.95
-----------------------------------------------------------------------------------------------
  99  Buffalo                 MN        55313    1,700,000    1,690,004      0.15     91.10
  46  Miami                   FL        33193    1,693,000    1,686,728      0.15     91.25
 254  Irving                  TX        75038    1,670,000    1,667,263      0.15     91.40
   3  Jacksonville            FL        32210    1,658,000    1,646,231      0.14     91.54
 112  Flagstaff               AZ        86001    1,650,000    1,645,843      0.14     91.69
-----------------------------------------------------------------------------------------------
 282  San Antonio             TX        78219    1,650,000    1,645,659      0.14     91.83
  40  Atlanta                 GA        30331    1,607,000    1,601,182      0.14     91.97
 233  San Diego               CA        92121    1,600,000    1,596,808      0.14     92.11
 107  Roseville               MN        55112    1,598,000    1,593,952      0.14     92.25
  39  Newnan                  GA        30263    1,594,000    1,588,230      0.14     92.39
-----------------------------------------------------------------------------------------------
 325  Storrs                  CT        06268    1,571,500    1,570,032      0.14     92.53
 256  Pascagoula              MS        39567    1,550,000    1,543,761      0.14     92.66
 338  Amarillo                TX        79109    1,520,000    1,518,664      0.13     92.80
 115  Boston                  MA         2116    1,515,000    1,510,074      0.13     92.93
 109  Columbia                SC        29206    1,500,000    1,496,039      0.13     93.06
-----------------------------------------------------------------------------------------------
 230  Houston                 TX        77092    1,500,000    1,488,771      0.13     93.19
 231  Dallas                  TX        75243    1,500,000    1,480,739      0.13     93.32
  48  Indianapolis            IN        46214    1,475,000    1,469,678      0.13     93.45
 221  Santa Fe                NM        87501    1,468,300    1,463,765      0.13     93.58
 247  Aurora                  CO        80012    1,454,300    1,449,070      0.13     93.71
-----------------------------------------------------------------------------------------------
 250  Ellington               CT        06029    1,450,000    1,444,803      0.13     93.83
  74  Columbus                OH        43204    1,444,000    1,441,228      0.13     93.96
 114  Jupiter                 FL        33458    1,450,000    1,440,338      0.13     94.09
 311  Levittown               NY        11546    1,440,000    1,440,000      0.13     94.21
 238  Austin                  TX        78704    1,431,000    1,427,922      0.13     94.34
-----------------------------------------------------------------------------------------------
 347  Irving                  TX        75061    1,425,000    1,425,000      0.13     94.46
 279  Dallas                  TX        75226    1,425,000    1,421,440      0.12     94.59
  63  Indianapolis            IN        46260    1,425,000    1,421,055      0.12     94.71
   7  Houston                 TX        77065    1,425,000    1,414,925      0.12     94.84
 160  Phoenix                 AZ        85022    1,410,000    1,408,843      0.12     94.96
-----------------------------------------------------------------------------------------------
 239  Houston                 TX        77008    1,405,000    1,402,714      0.12     95.09
 286  Irving                  TX        75038    1,400,000    1,397,778      0.12     95.21
  79  Haltom City             TX        76118    1,400,000    1,397,545      0.12     95.33
   5  Tallahassee             FL        32303    1,380,000    1,371,005      0.12     95.45
 361  New MIlford             CT        06776    1,370,000    1,370,000      0.12     95.57
-----------------------------------------------------------------------------------------------
 319  Houston                 TX        77084    1,350,000    1,349,215      0.12     95.69
 211  Pasadena                TX        77506    1,350,000    1,343,858      0.12     95.81
  28  Elsmere                 DE        19805    1,288,000    1,282,405      0.11     95.92
 323  Storrs                  CT        06268    1,272,200    1,271,011      0.11     96.03
 105  Dunkirk                 NY        14048    1,264,000    1,259,803      0.11     96.14
-----------------------------------------------------------------------------------------------


                                  STATED       ORIG        REM
                       ORIG        REM         AMORT      AMORT
CONTROL      MORTGAGE  TERM        TERM        TERM        TERM          ORIG        MATURITY          BALLOON
NO.            RATE   (MOS.)      (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------
   6          8.6250    300         293         360         353         3/26/96        4/1/21            766,036
 212          8.4900    120         113         360         353         3/29/96        4/1/06          1,749,410
 151          9.3750    120         119         330         329         9/24/96        10/1/06         1,703,101
 261          9.0600    120         118         300         298         8/14/96        9/1/06          1,619,846
  15          8.3125     84          78         300         294         4/5/96         5/1/03          1,732,420
----------------------------------------------------------------------------------------------------------------
 111          9.3750    120         117         300         297         7/2/96         8/1/06          1,618,665
  52          8.7500     84          81         300         297         7/3/96         8/1/03          1,730,799
 161          9.2500    120         119         300         299         9/25/96        10/1/06         1,560,000
 246          9.0200     84          81         360         357         7/10/96        8/1/03          1,753,375
 348          9.7300    240         240         240         240         10/9/96        11/1/16               NAP
----------------------------------------------------------------------------------------------------------------
 220          8.9100    120         114         360         354         4/30/96        5/1/06          1,654,247
  76          8.8750     84          82         300         298         8/15/96        9/1/03          1,650,709
 203          9.1500    120         117         360         357         7/1/96         8/1/06          1,626,853
  20          8.8200    120         114         360         354         4/30/96        5/1/06          1,614,953
 320          9.4600    120         120         300         300         10/2/96        11/1/06         1,508,520
----------------------------------------------------------------------------------------------------------------
 291         10.2500    240         239         240         239         9/12/96        10/1/16               NAP
 280          8.9600    120         118         300         298         8/30/96        9/1/06          1,491,854
 216          8.9100    120         114         360         354         4/30/96        5/1/06          1,609,537
 214          9.0900    180         175         300         295         5/16/96        6/1/11          1,202,726
 219          9.0800     84          78         300         294         4/23/96        5/1/03          1,592,242
----------------------------------------------------------------------------------------------------------------
 119          9.5000    120         116         330         326         6/6/96         7/1/06          1,541,703
 206          9.0900    120         114         300         294         4/24/96        5/1/06          1,465,082
 150          9.1875    120         120         300         300         10/4/96        11/1/06         1,457,869
 289         10.3000    240         240         240         240         10/9/96        11/1/16               NAP
 272          9.0300    120         118         360         358         8/26/96        9/1/06          1,523,374
----------------------------------------------------------------------------------------------------------------
  99          9.5000    120         113         300         293         3/21/96        4/1/06          1,425,944
  46          8.8400     84          80         300         296         6/27/96        7/1/03          1,516,389
 254          9.5300     60          58         300         298         8/5/96         9/1/01          1,567,928
   3          8.3500     84          77         300         293         3/12/96        4/1/03          1,473,878
 112         10.3750    120         118         240         238         8/6/96         9/1/06          1,222,647
----------------------------------------------------------------------------------------------------------------
 282         10.0400    240         238         240         238         8/23/96        9/1/16                NAP
  40          8.9800    120         116         300         296         6/21/96        7/1/06          1,332,501
 233          9.4900    120         116         360         356         6/13/96        7/1/06          1,445,096
 107          9.3750    120         117         300         297         7/5/96         8/1/06          1,336,758
  39          8.9800    120         116         300         296         6/21/96        7/1/06          1,321,722
----------------------------------------------------------------------------------------------------------------
 325          8.7200     84          83         300         299         9/30/96        10/1/03         1,405,020
 256          9.9200    240         237         240         237         7/31/96        8/1/16                NAP
 338          9.0900     60          59         300         299         9/30/96        10/1/01         1,421,110
 115          9.6250    120         116         300         296         6/7/96         7/1/06          1,274,172
 109          9.1250     84          81         300         297         7/17/96        8/1/03          1,349,173
----------------------------------------------------------------------------------------------------------------
 230          9.1200    240         235         240         235         5/14/96        6/1/16                NAP
 231          9.4900    180         175         180         175         5/13/96        6/1/11                NAP
  48          9.0000    120         116         300         296         6/27/96        7/1/06          1,223,605
 221          9.9300    120         116         300         296         6/26/96        7/1/06          1,242,800
 247          9.0200     60          56         300         296         6/12/96        7/1/01          1,358,746
----------------------------------------------------------------------------------------------------------------
 250          9.0400    120         116         300         296         6/28/96        7/1/06          1,203,957
  74          8.5800    120         118         300         298         8/12/96        9/1/06          1,186,266
 114          8.7400    120         113         300         293         3/29/96        4/1/06          1,195,688
 311          9.5200    120         120         300         300         10/3/96        11/1/06         1,208,379
 238          9.1300     84          80         360         356         6/21/96        7/1/03          1,343,419
----------------------------------------------------------------------------------------------------------------
 347          8.6800    120         120         300         300         10/7/96        11/1/06         1,173,423
 279          9.6200    180         179         180         179         9/3/96         10/1/11               NAP
  63          8.8400    120         117         300         297         7/23/96        8/1/06          1,177,803
   7          8.3750     84          77         300         293         3/28/96        4/1/03          1,267,253
 160          9.5000     84          83         300         299         9/4/96         10/1/03         1,274,979
----------------------------------------------------------------------------------------------------------------
 239          9.0700    120         117         360         357         7/24/96        8/1/06          1,259,912
 286          9.7200    240         238         300         298         8/29/96        9/1/16            597,226
  79          9.1250    120         118         300         298         8/27/96        9/1/06          1,164,668
   5          8.8750     84          77         300         293         3/20/96        4/1/03          1,236,687
 361          8.7200    120         120         360         360         10/9/96        11/1/06         1,220,803
----------------------------------------------------------------------------------------------------------------
 319          8.7000     84          83         360         359         9/20/96        10/1/03         1,261,092
 211          8.9700    120         115         300         295         5/20/96        6/1/06          1,119,145
  28          9.2500    120         115         300         295         5/20/96        6/1/06          1,074,481
 323          8.7200     84          83         300         299         9/30/96        10/1/03         1,137,427
 105          9.5000    120         116         300         296         6/28/96        7/1/06          1,060,231
----------------------------------------------------------------------------------------------------------------

CONTROL
NO.     PROPERTY TYPE
--------------------------
   6    Sec. 42
 212    Multifamily
 151    Unanchored Retail
 261    Industrial
  15    Multifamily
--------------------------
 111    Unanchored Retail
  52    Multifamily
 161    Unanchored Retail
 246    Mobile Home Park
 348    Hospitality
--------------------------
 220    Multifamily
  76    Multifamily
 203    Multifamily
  20    Multifamily
 320    Unanchored Retail
--------------------------
 291    Hospitality
 280    Industrial
 216    Multifamily
 214    Multifamily
 219    Industrial
--------------------------
 119    Unanchored Retail
 206    Industrial
 150    Office
 289    Hospitality
 272    Multifamily
--------------------------
  99    Assisted Living
  46    Multifamily
 254    Office
   3    Multifamily
 112    Hospitality
--------------------------
 282    Hospitality
  40    Multifamily
 233    Industrial
 107    Unanchored Retail
  39    Multifamily
--------------------------
 325    Multifamily
 256    Assisted Living
 338    Mobile Home Park
 115    Multifamily/Retail
 109    Unanchored Retail
--------------------------
 230    Multifamily
 231    Multifamily
  48    Multifamily
 221    Office
 247    Multifamily
--------------------------
 250    Multifamily
  74    Multifamily
 114    Unanchored Retail
 311    Unanchored Retail
 238    Multifamily
--------------------------
 347    Multifamily
 279    Industrial
  63    Multifamily
   7    Multifamily
 160    Unanchored Retail
--------------------------
 239    Multifamily
 286    Office
  79    Multifamily
   5    Multifamily
 361    Multifamily
--------------------------
 319    Multifamily
 211    Multifamily
  28    Multifamily
 323    Multifamily
 105    Unanchored Retail
--------------------------

CONTROL
NO.       PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------------------
   6      15 yr lock, open last 10 years
 212      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 151      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 261      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  15      1 yr lock, >1% or YM through yr 6, open last 12 mos
-------------------------------------------------------------------------------------------
 111      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  52      1 yr lock, >1% or YM through yr 6, open last 12 mos
 161      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 246      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 348      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 220      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  76      2 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 203      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  20      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 320      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 291      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 280      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 216      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 214      8 yr lock, yearly @ 6%, 5.25, 4.5, 3.75, 3, 2.25, 9 mos @1.5%, open last 3 months
 219      4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------------------
 119      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 206      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 150      4 yr lock, >1% or YM through yr 9, open last 12 mos
 289      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 272      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
  99      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  46      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 254      3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @ 1%, open last 3 months
   3      1 yr lock, >1% or YM through yr 6, open last 12 mos
 112      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 282      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
  40      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 233      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 107      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  39      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 325      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 256      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 338      3 yr lock, >1% or YM through yr 4 3/4, open last 3 months
 115      5 yr lock, >1% or YM through yr 9, open last 12 mos
 109      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 230      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
 231      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  48      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 221      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
 247      3 yr lock, > 1%, or YM through yr 4 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 250      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  74      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 114      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 311      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 238      4 yr lock, yearly @ 4%, 3, 6 mos @ 2%, 3 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------------------
 347      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 279      8 yr lock, >1% or YM through yr 14 3/4, open last 3 months
  63      5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   7      1 yr lock, >1% or YM through yr 6, open last 12 mos
 160      3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
-------------------------------------------------------------------------------------------
 239      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 286      10 yr lock, >1% or YM through yr 19 3/4, open last 3 months
  79      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
   5      4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 361      5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------------------
 319      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 211      5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
  28      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 323      4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 105      4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------------------

CONTROL        DEBT              TOTAL           TOTAL                                        APPRAISED     APPRAISAL   CURRENT
NO.           SERVICE           REVENUE         EXPENSE           NCF             DSCR          VALUE         YEAR        LTV
-------------------------------------------------------------------------------------------------------------------------------
   6          15,556            434,310         185,875         231,635           1.24         3,030,000      1996       65.73
 212          15,147            663,604         445,487         218,117           1.20         2,600,000      1996       75.51
 151          16,500            387,037          99,252         262,317           1.32         2,900,000      1996       67.20
 261          16,445            338,046          78,390         252,346           1.28         2,700,000      1996       72.09
  15          15,456            548,762         264,324         262,838           1.42         2,550,000      1996       76.00
-------------------------------------------------------------------------------------------------------------------------------
 111          16,738            413,513         126,176         264,168           1.32         3,600,000      1996       53.61
  52          15,908            519,276         256,461         241,215           1.26         2,580,000      1996       74.79
 161          16,014            430,216         136,074         259,414           1.35         2,800,000      1996       66.73
 246          15,073            383,450         153,762         229,688           1.27         2,500,000      1996       74.68
 348          17,523            947,998         651,720         296,279           1.41         2,985,000      1996       61.98
-------------------------------------------------------------------------------------------------------------------------------
 220          14,766            503,867         266,653         237,214           1.34         2,500,000      1996       73.75
  76          15,301            614,344         337,689         239,575           1.30         2,900,000      1995       63.40
 203          14,773            519,177         306,446         218,486           1.23         2,500,000      1996       72.35
  20          14,322            453,520         215,176         218,844           1.27         2,425,000      1996       74.34
 320          15,677            420,145          99,488         302,914           1.61         3,200,000      1996       56.25
-------------------------------------------------------------------------------------------------------------------------------
 291          17,670          1,032,248         672,563         359,685           1.70         3,100,000      1996       57.99
 280          15,056            346,438         105,191         230,009           1.27         2,400,000      1996       74.86
 216          14,367            598,482         347,181         251,301           1.46         2,500,000      1995       71.76
 214          15,217            486,870         223,004         263,866           1.45         2,515,000      1996       71.25
 219          14,963            366,360         121,091         228,214           1.27         2,600,000      1996       67.76
-------------------------------------------------------------------------------------------------------------------------------
 119          15,057            356,946          97,052         234,885           1.30         2,600,000      1996       67.56
 206          14,900            455,284         195,943         240,833           1.35         2,700,000      1996       64.93
 150          14,911            353,656          74,720         254,650           1.42         3,450,000      1996       50.72
 289          16,942            897,569         608,518         289,051           1.42         2,575,000      1996       66.80
 272          13,715            371,278         149,826         221,452           1.35         2,550,000      1996       66.59
-------------------------------------------------------------------------------------------------------------------------------
  99          14,853          1,310,847         991,085         307,463           1.73         3,500,000      1996       48.29
  46          14,023            602,748         340,089         233,459           1.39         2,500,000      1996       67.47
 254          14,626            619,210         349,690         219,396           1.25         2,400,000      1996       69.47
   3          13,183            533,765         269,660         241,705           1.53         2,250,000      1996       73.17
 112          16,335            889,107         580,665         272,877           1.39         2,475,000      1996       66.50
-------------------------------------------------------------------------------------------------------------------------------
 282          15,967            870,542         586,148         284,394           1.48         2,950,000      1996       55.79
  40          13,464            408,920         164,540         225,630           1.40         2,200,000      1996       72.78
 233          13,442            295,100          80,524         202,614           1.26         2,140,000      1996       74.62
 107          13,823            388,750         142,158         231,611           1.40         2,300,000      1996       69.30
  39          13,355            369,414         121,988         228,797           1.43         2,125,000      1996       74.74
-------------------------------------------------------------------------------------------------------------------------------
 325          12,888            311,613         118,288         193,325           1.25         2,300,000      1996       68.26
 256          14,876            898,090         672,366         225,724           1.26         2,810,000      1996       54.94
 338          12,850            398,852         203,422         195,430           1.27         1,900,000      1996       79.93
 115          13,368            329,042         101,491         216,622           1.35         2,250,000      1996       67.11
 109          12,717            311,629          80,501         201,301           1.32         2,365,000      1995       63.26
-------------------------------------------------------------------------------------------------------------------------------
 230          13,612            673,123         465,293         207,830           1.27         2,100,000      1996       70.89
 231          15,654            660,339         430,169         230,169           1.23         3,000,000      1996       49.36
  48          12,378            398,250         169,552         206,855           1.39         2,035,000      1996       72.22
 221          13,270            253,997          46,089         199,051           1.25         2,300,000      1996       63.64
 247          12,224            385,213         201,840         183,373           1.25         1,900,000      1996       76.27
-------------------------------------------------------------------------------------------------------------------------------
 250          12,208            438,721         228,802         209,919           1.43         2,000,000      1996       72.24
  74          11,705            346,189         130,022         197,687           1.41         1,900,000      1996       75.85
 114          11,911            383,599         154,430         192,258           1.35         2,380,000      1996       60.52
 311          12,601            349,034         111,102         225,476           1.49         2,100,000      1996       68.57
 238          11,648            428,342         260,951         167,391           1.20         1,900,000      1996       75.15
-------------------------------------------------------------------------------------------------------------------------------
 347          11,648            491,637         278,566         213,071           1.52         1,900,000      1996       75.00
 279          14,984            246,210          19,311         226,899           1.26         1,900,000      1996       74.81
  63          11,803            355,706         148,278         188,101           1.33         1,900,000      1996       74.79
   7          11,355            455,057         258,971         178,456           1.31         1,900,000      1995       74.47
 160          12,319            332,419         112,221         199,779           1.35         2,250,000      1996       62.62
-------------------------------------------------------------------------------------------------------------------------------
 239          11,376            537,520         361,470         176,049           1.29         1,800,000      1996       77.93
 286          12,447            351,560         124,451         189,043           1.27         2,600,000      1996       53.76
  79          11,869            970,610         657,701         263,708           1.85         3,950,000      1996       35.38
   5          11,463            395,964         183,699         195,277           1.42         1,840,000      1996       74.51
 361          10,748            330,814         160,117         170,697           1.32         2,100,000      1996       65.24
-------------------------------------------------------------------------------------------------------------------------------
 319          10,572            337,528         179,925         157,603           1.24         1,700,000      1996       79.37
 211          11,301            576,775         398,902         177,873           1.31         1,850,000      1996       72.64
  28          11,030            835,802         600,010         189,928           1.43         2,650,000      1996       48.39
 323          10,433            252,278          95,762         156,517           1.25         1,900,000      1996       66.90
 105          11,044            403,121         166,713         185,573           1.40         2,900,000      1996       43.44
-------------------------------------------------------------------------------------------------------------------------------


                                                                   LOAN PER
                SCHEDULED                     SQ FT, UNITS        SQ FT, UNIT                     INITIAL
CONTROL         MATURITY              YEAR     BEDS, PADS           BED, PAD        OCCUPANCY     RESERVES       UNDERWRITING
NO.               LTV                 BUILT     OR ROOM             OR ROOM         PERCENTAGE   AT CLOSING        RESERVES
------------------------------------------------------------------------------------------------------------------------------------
   6              25.28               1995       84 units       23,708.98 / unit       93.90              0.00      200 per unit
 212              67.28               1969      134 units       14,650.31 / unit       93.28        585,677.00      250 per unit
 151              58.73               1988     28,480 sqft        68.42 / sqft         95.40          6,250.00      0.15 per sq. ft.
 261              59.99               1928     123,830 sqft        15.72 / sqft       100.00              0.00      0.15 per sq. ft.
  15              67.94               1965      108 units       17,945.41 / unit       93.28          3,325.00      200 per unit
------------------------------------------------------------------------------------------------------------------------------------
 111              44.96               1953     30,327 sqft        63.64 / sqft        100.00         25,732.50      0.11 per sq. ft.
  52              67.09               1982      108 units       17,866.33 / unit       98.00         29,035.00      200 per unit
 161              55.71               1969     58,988 sqft        31.67 / sqft         95.20         29,750.00      0.20 per sq. ft.
 246              70.14               1958       105 pad         17,780.24 / pad       97.14              0.00      79 per pad
 348              NAP                 1986       96 rooms        19,270.83 / room  NAP                    0.00      4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 220              66.17               1979      107 units       17,230.90 / unit       93.46         73,125.00      327 per unit
  76              56.92               1972      120 units       15,321.94 / unit      100.00          9,375.00      309 per unit
 203              65.07               1984      104 units       17,391.94 / unit       97.12         16,362.50      250 per unit
  20              66.60               1969       78 units       23,111.94 / unit      100.00          2,375.00      250 per unit
 320              47.14               1985     26,500 sqft         67.92 / sqft       100.00              0.00      0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 291              NAP                 1969       97 rooms        18,533.05 / room  NAP               62,938.00      4% of gross rev.
 280              62.16               1981     103,042 sqft        17.44 / sqft       100.00              0.00      0.15 per sq. ft.
 216              64.38               1975      138 units       12,999.11 / unit      100.00         55,375.00      283 per unit
 214              47.82               1971      108 units       16,592.33 / unit       94.44          6,075.00      250 per unit
 219              61.24               1976     95,086 sqft         18.53 / sqft       100.00        187,022.50      0.16 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 119              59.30               1956     23,176 sqft        75.79 / sqft        100.00         82,500.00      0.23 per sq. ft.
 206              54.26               1964     182,113 sqft        9.63 / sqft         98.31         28,562.50      0.15 per sq. ft.
 150              42.26               1989     69,804 sqft        25.07 / sqft         75.18         28,352.50      0.10 per sq. ft.
 289              NAP                 1967       64 rooms        26,875.00 / room  NAP               28,031.25      4% of gross rev.
 272              59.74               1992       42 units       40,432.08 / unit      100.00              0.00      200 per unit
------------------------------------------------------------------------------------------------------------------------------------
  99              40.74               1993       41 beds         41,219.60 / bed       85.36            675.00      300 per bed
  46              60.66               1985      100 units       16,867.28 / unit       93.00         21,262.50      292 per unit
 254              65.33               1980     62,114 sqft         26.84 / sqft        94.21              0.00      0.15 per sq. ft.
   3              65.51               1973      112 units       14,698.49 / unit       95.33          1,250.00      200 per unit
 112              49.40               1990       57 rooms       28,874.45 / room       78.00              0.00      4% of gross rev.
------------------------------------------------------------------------------------------------------------------------------------
 282              NAP                 1966       92 rooms        17,887.59 / room      60.00         56,943.75      4% of gross rev.
  40              60.57               1987       75 units       21,349.10 / unit       90.67          6,050.00      250 per unit
 233              67.53               1979     51,587 sqft         30.95 / sqft        87.50          6,038.00      0.15 per sq. ft.
 107              58.12               1987     26,420 sqft        60.33 / sqft        100.00              0.00      0.11 per sq. ft.
  39              62.20               1987       72 units       22,058.74 / unit       91.67          5,687.50      270 per unit
------------------------------------------------------------------------------------------------------------------------------------
 325              61.09               1965       44 units       35,682.54 / unit      100.00          1,000.00      270 per unit
 256              NAP                 1963       79 beds         19,541.28 / bed       94.94              0.00      250 per bed
 338              74.80               1974       240 pads         6,327.77 / pad       96.69         52,000.00      50 per pad
 115              56.63               1887     11,950 sqft        126.37 / sqft       100.00          3,750.00      0.20 per sq. ft.
 109              57.05               1986     36,926 sqft        40.51 / sqft        100.00              0.00      0.10 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 230              NAP                 1971      148 units       10,059.27 / unit       91.28              0.00      250 per unit
 231              NAP                 1972      172 units        8,608.95 / unit       94.19         59,047.50      250 per unit
  48              60.13               1986       86 units       17,089.28 / unit       93.18          8,571.25      254 per unit
 221              54.03               1986     15,022 sqft         97.44 / sqft       100.00         11,156.00      0.15 per sq. ft.
 247              71.51               1969       84 units       17,250.83 / unit       92.86          4,666.25      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 250              60.20               1970       80 units       18,060.03 / unit       96.25         22,000.00      250 per unit
  74              62.44               1987       78 units       18,477.29 / unit       89.74          6,412.50      240 per unit
 114              50.24               1986     34,657 sqft        41.56 / sqft        100.00              0.00      0.30 per sq. ft.
 311              57.54               1971     18,000 sqft         80.00 / sqft       100.00         32,375.00      0.15 per sq. ft.
 238              70.71               1983       60 units       23,798.70 / unit       93.33         64,100.00      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 347              61.76               1956      102 units       13,970.59 / unit       93.14         13,994.00      250 per unit
 279              NAP                 1959     43,635 sqft         32.58 / sqft       100.00              0.00      0.15 per sq. ft.
  63              61.99               1973       78 units       18,218.66 / unit       98.72         11,385.00      251 per unit
   7              66.70               1979       86 units       16,452.62 / unit       98.00         28,118.75      205 per unit
 160              56.67               1981     25,159 sqft        56.00 / sqft         97.00              0.00      0.18 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 239              70.00               1968       96 units       14,611.60 / unit       95.83        105,910.08      250 per unit
 286              22.97               1979     60,125 sqft         23.25 / sqft       100.00              0.00      0.04 per sq. ft.
  79              29.49               1968      246 units        5,681.08 / unit       91.06        148,750.00      200 per unit
   5              67.21               1972       62 units       22,112.98 / unit       93.55         36,640.00      274 per unit
 361              58.13               1970       45 units       30,444.44 / unit       97.78              0.00      250 per unit
------------------------------------------------------------------------------------------------------------------------------------
 319              74.18               1982       60 units       22,486.92 / unit       95.56         28,750.00      290 per unit
 211              60.49               1973      134 units       10,028.79 / unit       97.76              0.00      250 per unit
  28              40.55               1962      156 units        8,220.55 / unit       96.00         68,750.00      294 per unit
 323              59.86               1964       40 units       31,775.27 / unit       97.50              0.00      270 per unit
 105              36.56               1966     68,907 sqft        18.28 / sqft        100.00         18,750.00      0.15 per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------

                                    LARGEST RETAIL TENANT
--------------------------------------------------------------------------------------------------
CONTROL       SERVICING                                                                AREA LEASED
NO.             FEES                 NAME                                               (SQ. FT.)
--------------------------------------------------------------------------------------------------
   6           0.1150
 212           0.1350
 151           0.1150               Boone Fabrics                                         5,291
 261           0.1150               National Auto Classics                               24,135
  15           0.1150
--------------------------------------------------------------------------------------------------
 111           0.1150               CVS                                                  10,662
  52           0.1150
 161           0.1150               Walgreens                                            12,267
 246           0.1350
 348           0.1150
--------------------------------------------------------------------------------------------------
 220           0.1150
  76           0.1150
 203           0.1350
  20           0.1150
 320           0.1350               Fabricland                                           10,000
--------------------------------------------------------------------------------------------------
 291           0.1150
 280           0.1150               Reuben's Furniture                                   48,776
 216           0.1150
 214           0.1150
 219           0.1150               Pikes Peak Moving                                    14,442
--------------------------------------------------------------------------------------------------
 119           0.1150               Christy's                                             3,288
 206           0.1150               Chemtrusion/I-Pac                                    58,410
 150           0.1150               Scan Source                                          13,937
 289           0.1150
 272           0.1350
--------------------------------------------------------------------------------------------------
  99           0.1150
  46           0.1150
 254           0.1150               Cadworks, Inc.                                       10,522
   3           0.1150
 112           0.1150
--------------------------------------------------------------------------------------------------
 282           0.1150
  40           0.1150
 233           0.1350               San Diego Sports Collectibles / NAS Amirtemour        5,293
 107           0.2000               Aerial Company                                        4,320
  39           0.1150
--------------------------------------------------------------------------------------------------
 325           0.1150
 256           0.1150
 338           0.1150
 115           0.1150               Concrete                                              1,000
 109           0.1500               Advance Auto Parts                                    6,000
--------------------------------------------------------------------------------------------------
 230           0.1150
 231           0.1150
  48           0.1150
 221           0.1150               Pecos Trail Exec. Suites                              7,626
 247           0.1150
--------------------------------------------------------------------------------------------------
 250           0.1150
  74           0.1150
 114           0.1150               Nick's Tomato Pie                                     8,000
 311           0.1150               The Pet Food Giant                                   18,000
 238           0.1150
--------------------------------------------------------------------------------------------------
 347           0.1150
 279           0.1150               American Trade Institute                             43,635
  63           0.1150
   7           0.1150
 160           0.1150               Realty Executives                                     3,300
--------------------------------------------------------------------------------------------------
 239           0.1150
 286           0.1150               Landis & Gyr Powers Inc.                             14,688
  79           0.2000
   5           0.1150
 361           0.1350
--------------------------------------------------------------------------------------------------
 319           0.1150
 211           0.1150
  28           0.1150
 323           0.1150
 105           0.1150               Brand Name Sales                                     20,974
--------------------------------------------------------------------------------------------------


          % OF TOTAL                LEASE                  CONTROL
         AREA LEASED               EXP DATE                  NO.
-------------------------------------------------------------------
                                                                 6
                                                               212
                                  3/31/2000                    151
                                  2/28/2000                    261
                                                                15
-------------------------------------------------------------------
                                  1/31/2008                    111
                                                                52
                                  6/30/2041                    161
                                                               246
                                                               348
-------------------------------------------------------------------
                                                               220
                                                                76
                                                               203
                                                                20
                                  4/30/1998                    320
-------------------------------------------------------------------
                                                               291
                                  6/30/2009                    280
                                                               216
                                                               214
                                  7/01/1998                    219
-------------------------------------------------------------------
                                  5/31/2001                    119
                                  4/14/1997                    206
                                  9/30/1998                    150
                                                               289
                                                               272
-------------------------------------------------------------------
                                                                99
                                                                46
                                  12/31/2003                   254
                                                                 3
                                                               112
-------------------------------------------------------------------
                                                               282
                                                                40
                             7/14/97  -  2/28/99               233
                                  5/01/2001                    107
                                                                39
-------------------------------------------------------------------
                                                               325
                                                               256
                                                               338
                                  9/01/1997                    115
                                  6/30/2001                    109
-------------------------------------------------------------------
                                                               230
                                                               231
                                                                48
                                  8/31/2004                    221
                                                               247
-------------------------------------------------------------------
                                                               250
                                                                74
                                  10/31/2001                   114
                                  10/14/2004                   311
                                                               238
-------------------------------------------------------------------
                                                               347
                                  7/01/2011                    279
                                                                63
                                                                 7
                                  5/31/1997                    160
-------------------------------------------------------------------
                                                               239
                                  9/30/2000                    286
                                                                79
                                                                 5
                                                               361
-------------------------------------------------------------------
                                                               319
                                                               211
                                                                28
                                                               323
                                  3/31/2000                    105
-------------------------------------------------------------------

                                   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                                                                         ANNEX A

CONTROL
NO.            PROPERTY NAME                         ADDRESS
--------------------------------------------------------------------------------
  55  Briar Hill                             5946 54th Avenue North
 310  Redbird Plaza Shopping Center          4099-4107 Camp Wisdom Road
 205  Capital Tech Center                    1611 N. Stemmons Freeway
  19  The Ashford                            115 South Lois Avenue
 255  Grayridge Apartments                   5625 Bissonnet Street
--------------------------------------------------------------------------------
  32  Mountain Top                           48-A Forest Drive
  78  Country View - Wisconsin               607 Reeve Drive
 237  Westheimer House                       5800 Wellington Drive
 257  Pioneer Point Apartments               216 W. Pioneer Parkway
 213  Friendship Square                      1115 - 1195 Bridge Street
--------------------------------------------------------------------------------
  62  Aragon Woods                           8152 Aragon Woods Drive
  44  Heather Ridge                          6200 Barnes Road South
 217  Lakewood Village Apartments            200 E. Lakewood Drive
 102  Norwest Bank Building                  9719 North Hayden Road
  10  Stonegate                              217 White Drive
--------------------------------------------------------------------------------
 146  Allflex USA, Inc.                      2805 E. 12th Street
  54  Caribbean Towers                       11100 62nd Avenue North
  34  1512-24 Leland Avenue                  1512-24 Leland Avenue
 222  Pinecrest Apartments                   2035 E. Pinetree Boulevard
  64  Meadowood                              820 Hospital Road
--------------------------------------------------------------------------------
  71  Spanish Oaks                           3125 Clarksville Street
  77  Ridgewood II                           3863 Memorial Drive
 208  Courtyard Apartments                   15025 Saticoy Street
  69  Old Archer Court                       3001 SW Old Archer Road #29
  26  Riverplace                             102 North River Street
--------------------------------------------------------------------------------
  38  Spring Hollow                          2703 N Buckner Blvd
  41  Stillwater                             1 Stillwater Court
  31  Franklin                               165 Franklin Street
  72  Slate Run                              248 S. Heincke Road
 248  Westec Plaza                           625 Digital Drive
--------------------------------------------------------------------------------
  96  801 Eastgate Drive                     801 Eastgate Drive
  14  Williamstown Bay III                   3300 East Ramsey Avenue
 100  G-5054 Miller Road                     G-5054 Miller Road
  33  2540 Valentine Avenue                  2540 Valentine Ave.
 242  JMA - Woodcreek Village Apartments     3023 Woodcreek Lane
--------------------------------------------------------------------------------
  97  1700 East Dublin - Granville Road      1700 East Dublin - Granville Road
  36  Greentree I                            121 Covington Road
 235  BCM-Westheimer Court Apts.             5820 Berkman Drive
  95  5354 Dixie Highway                     5354 Dixie Highway
 104  4180 Plainfield Northeast              4180 Plainfield Northeast
--------------------------------------------------------------------------------
 103  4810 Outer Loop                        4810 Outer Loop
 117  Logan Healthcare Management Plaza      587 Washington Street
  11  Villager                               22 Wright Parkway
  37  Greentree II                           121 Covington Road
 322  CAP-Millbrook Apartments               170 Spring Hill Road
--------------------------------------------------------------------------------
 321  CAP-Oakwood Apartments                 114 South Eagleville Road




--------------------------------------------------------------------------------

CONTROL                                   ZIP     ORIGINAL     CURRENT              % OF    CUMULATIVE
NO.         CITY            STATE        CODE     BALANCE      BALANCE              POOL    % OF POOL
------------------------------------------------------------------------------------------------------
  55   Kenneth City            FL        33709    1,256,000    1,252,543            0.11     96.25
 310   Dallas                  TX        75237    1,250,000    1,250,000            0.11     96.36
 205   Carrollton              TX        75006    1,253,800    1,247,390            0.11     96.47
  19   Tampa                   FL        33609    1,238,000    1,233,710            0.11     96.58
 255   Houston                 TX        77081    1,225,000    1,222,721            0.11     96.69
------------------------------------------------------------------------------------------------------
  32   Bloomingdale            NJ        07403    1,220,000    1,215,788            0.11     96.80
  78   Waunakee                WI        53597    1,199,000    1,197,560            0.11     96.90
 237   Austin                  TX        78723    1,200,000    1,196,902            0.11     97.01
 257   Arlington               TX        76010    1,200,000    1,195,825            0.11     97.11
 213   Brighton                CO        80601    1,175,000    1,167,533            0.10     97.21
------------------------------------------------------------------------------------------------------
  62   Indianapolis            IN        46214    1,155,000    1,151,712            0.10     97.31
  44   Jacksonville            FL        32216    1,147,000    1,143,598            0.10     97.42
 217   Nacogdoches             TX        75961    1,120,000    1,114,871            0.10     97.51
 102   Scottsdale              AZ        85258    1,110,000    1,105,277            0.10     97.61
  10   Tallahassee             FL        32304    1,106,000    1,100,333            0.10     97.71
------------------------------------------------------------------------------------------------------
 146   Irving                  TX        75063    1,100,000    1,097,190            0.10     97.80
  54   Seminole                FL        33542    1,100,000    1,096,972            0.10     97.90
  34   Bronx                   NY        10472    1,100,000    1,096,220            0.10     98.00
 222   Thomasville             GA        31792    1,085,000    1,080,422            0.09     98.09
  64   Franklin                IN        46131    1,067,000    1,064,063            0.09     98.18
------------------------------------------------------------------------------------------------------
  71   Paris                   TX        75460    1,061,000    1,058,885            0.09     98.28
  77   Unicorporated Decatur   GA        30032    1,053,000    1,051,002            0.09     98.37
 208   Van Nuys                CA        91405    1,050,000    1,047,918            0.09     98.46
  69   Gainesville             FL        32608    1,035,000    1,032,292            0.09     98.55
  26   Janesville              WI        53545    1,033,000    1,030,148            0.09     98.64
------------------------------------------------------------------------------------------------------
  38   Dallas                  TX        75228      990,000      987,268            0.09     98.73
  41   Savannah                GA        31406      985,000      981,351            0.09     98.82
  31   Bloomfield              NJ        07003      925,000      913,000            0.08     98.90
  72   Miamisburg              OH        45342      900,000      898,312            0.08     98.98
 248   Plano                   TX        75075      896,000      893,751            0.08     99.05
------------------------------------------------------------------------------------------------------
  96   Cincinnati              OH        45245      865,000      857,446            0.08     99.13
  14   Cudahy                  WI        53110      850,000      846,987            0.07     99.20
 100   Flint                   MI        48507      849,000      841,586            0.07     99.28
  33   Bronx                   NY        10458      825,000      821,562            0.07     99.35
 242   Houston                 TX        77345      820,000      818,671            0.07     99.42
------------------------------------------------------------------------------------------------------
  97   Columbus                OH        43229      741,000      734,529            0.06     99.49
  36   Thomasville             GA        31792      725,000      722,427            0.06     99.55
 235   Austin                  TX        78723      720,000      718,141            0.06     99.61
  95   Louisville              KY        40216      683,000      677,035            0.06     99.67
 104   Grand Rapids            MI        48505      659,000      653,424            0.06     99.73
------------------------------------------------------------------------------------------------------
 103   Louisville              KY        40219      657,000      651,262            0.06     99.79
 117   Weymouth                MA        02188      630,000      627,952            0.06     99.84
  11   Fort Walton Beach       FL        32548      568,000      564,953            0.05     99.89
  37   Thomasville             GA        31792      546,000      544,049            0.05     99.94
 322   Storrs                  CT        06268      436,000      435,592            0.04     99.98
------------------------------------------------------------------------------------------------------
 321   Storrs                  CT        06268      257,300      257,059            0.02    100.00


                             STATED       ORIG        REM
                   ORIG       REM         AMORT      AMORT
CONTROL  MORTGAGE  TERM       TERM        TERM        TERM           ORIG        MATURITY          BALLOON
NO.       RATE     (MOS.)     (MOS.)      (MOS.)      (MOS.)         DATE          DATE            BALANCE
----------------------------------------------------------------------------------------------------------------
  55      8.8750    120         117         300         297         7/3/96         8/1/06          1,038,958
 310      9.1400    120         120         300         300         10/2/96        11/1/06         1,040,231
 205      9.3900     60          54         300         294         4/16/96        5/1/01          1,175,623
  19      8.8200    120         114         360         354         4/30/96        5/1/06          1,105,203
 255      8.7700    120         118         300         298         8/8/96         9/1/06          1,010,856
----------------------------------------------------------------------------------------------------------------
  32      9.1250    120         115         330         325         5/22/96        6/1/06          1,060,343
  78      8.5600    300         298         360         358         8/22/96        9/1/21            457,218
 237      9.2600    120         117         300         297         7/1/96         8/1/06          1,001,291
 257      9.2200    120         116         300         296         6/24/96        7/1/06          1,000,404
 213      9.0300    120         113         300         293         3/26/96        4/1/06            975,399
----------------------------------------------------------------------------------------------------------------
  62      8.6700     84          81         300         297         7/23/96        8/1/03          1,031,857
  44      8.7200     84          80         330         326         6/27/96        7/1/03          1,051,609
 217      8.9300     84          79         300         295         5/23/96        6/1/03          1,004,509
 102      9.3750    120         115         300         295         5/21/96        6/1/06            928,537
  10      8.8500    120         113         330         323         3/29/96        4/1/06            955,947
----------------------------------------------------------------------------------------------------------------
 146      9.3750    180         179         180         179         9/16/96        10/1/11               NAP
  54      8.8750    120         117         300         297         7/3/96         8/1/06            909,915
  34      9.1500    120         115         330         325         5/22/96        6/1/06            956,520
 222      9.3100    276         272         276         272         6/27/96        7/1/19                NAP
  64      8.8750    120         117         300         297         7/23/96        8/1/06            882,618
----------------------------------------------------------------------------------------------------------------
  71      9.2900    300         297         330         327         7/31/96        8/1/21            244,823
  77      8.6500    120         118         300         298         8/21/96        9/1/06            866,487
 208      9.5200    120         116         360         356         6/20/96        7/1/06            948,814
  69      9.1800    120         117         300         297         7/30/96        8/1/06            862,081
  26      9.0200    300         295         360         355         5/20/96        6/1/21            406,207
----------------------------------------------------------------------------------------------------------------
  38      9.1100    120         116         330         326         6/11/96        7/1/06            860,186
  41      8.8400     84          80         300         296         6/21/96        7/1/03            882,247
  31      9.3750    180         175         180         175         5/20/96        6/1/11                NAP
  72      8.7200    120         118         300         298         8/2/96         9/1/06            741,804
 248      9.4300     60          57         300         297         7/25/96        8/1/01            840,450
----------------------------------------------------------------------------------------------------------------
  96      9.3750    120         114         240         234         4/22/96        5/1/06            624,063
  14      8.7100    300         294         360         354         4/4/96         5/1/21            327,437
 100      9.3750    120         114         240         234         4/22/96        5/1/06            612,520
  33      9.5000    120         115         300         295         5/22/96        6/1/06            692,002
 242      9.0900    120         117         360         357         7/1/96         8/1/06            735,581
----------------------------------------------------------------------------------------------------------------
  97      9.3750    120         114         240         234         4/22/96        5/1/06            534,602
  36      9.1000    120         116         300         296         6/4/96         7/1/06            602,793
 235      9.2600    120         117         300         297         7/1/96         8/1/06            600,774
  95      9.3750    120         114         240         234         4/22/96        5/1/06            492,758
 104      9.6250    120         114         240         234         4/22/96        5/1/06            478,717
----------------------------------------------------------------------------------------------------------------
 103      9.3750    120         114         240         234         4/22/96        5/1/06            474,000
 117      9.6250     84          80         300         296         6/10/96        7/1/03            570,652
  11      8.6000    120         113         330         323         3/29/96        4/1/06            488,390
  37      9.0600    120         116         300         296         6/4/96         7/1/06            453,557
 322      8.7200     84          83         300         299         9/30/96        10/1/03           389,812
----------------------------------------------------------------------------------------------------------------
 321      8.7200     84          83         300         299         9/30/96        10/1/03           230,043






CONTROL
NO.      PROPERTY TYPE
--------------------------
  55   Multifamily
 310   Unanchored Retail
 205   Office
  19   Multifamily
 255   Multifamily
--------------------------
  32   Multifamily
  78   Sec. 42
 237   Multifamily
 257   Multifamily
 213   Anchored Retail
--------------------------
  62   Multifamily
  44   Multifamily
 217   Multifamily
 102   Unanchored Retail
  10   Multifamily
--------------------------
 146   Industrial
  54   Multifamily
  34   Multifamily
 222   Multifamily
  64   Multifamily
--------------------------
  71   Multifamily
  77   Multifamily
 208   Multifamily
  69   Multifamily
  26   Sec. 42
--------------------------
  38   Multifamily
  41   Multifamily
  31   Multifamily
  72   Multifamily
 248   Office
--------------------------
  96   Unanchored Retail
  14   Sec. 42
 100   Unanchored Retail
  33   Multifamily
 242   Multifamily
--------------------------
  97   Unanchored Retail
  36   Multifamily
 235   Multifamily
  95   Anchored Retail
 104   Unanchored Retail
--------------------------
 103   Unanchored Retail
 117   Unanchored Retail
  11   Multifamily
  37   Multifamily
 322   Multifamily
--------------------------
 321   Multifamily




--------------------------


CONTROL
NO.                       PREPAYMENT RESTRICTIONS
-------------------------------------------------------------------------------
  55   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 310   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 205   3 yr lock, 6 mos @ 4%, 3, 2, 3 mos @1%, open last 3 months
  19   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 255   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------
  32   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  78   15 yr lock, open last 10 years
 237   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 257   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
 213   5 yr lock, yearly @ 5%, 4, 3, 2, 9 mos @ 1%, open last 3 months
-------------------------------------------------------------------------------
  62   5 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  44   3 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
 217   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
 102   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  10   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
 146   4 yr lock, >1% or YM through yr 14 1/2, open last 6 mos
  54   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  34   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 222   12 yr lock >1% or YM through yr 22 3/4, open last 3 months
  64   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
  71   >1% or YM through yr 15, 5%,4%,3%,2%,1%, open last 5 years
  77   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 208   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  69   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  26   15 yr lock, open last 10 years
-------------------------------------------------------------------------------
  38   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  41   4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  31   4 yr lock, >1% or YM through yr 14 1/2, open last 6 mos
  72   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 248   3 yr lock, > 1%, or YM through yr 4 3/4, open last 3 months
-------------------------------------------------------------------------------
  96   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  14   15 yr lock, open last 10 years
 100   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  33   1 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 242   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
-------------------------------------------------------------------------------
  97   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  36   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 235   5 yr lock, >1% or YM through yr 9 3/4, open last 3 months
  95   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 104   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
-------------------------------------------------------------------------------
 103   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 117   4 yr lock, >1% or YM through yr 6 1/2, open last 6 mos
  11   5 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
  37   4 yr lock, >1% or YM through yr 9 1/2, open last 6 mos
 322   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months
-------------------------------------------------------------------------------
 321   4 yr lock, >1% or YM through yr 6 3/4, open last 3 months




-------------------------------------------------------------------------------


CONTROL       DEBT            TOTAL             TOTAL                                        APPRAISED       APPRAISAL   CURRENT
NO.         SERVICE          REVENUE           EXPENSE           NCF             DSCR          VALUE           YEAR        LTV
------------------------------------------------------------------------------------------------------------------------------------
  55         10,433          414,458           213,930         183,928           1.47         2,000,000          1996     62.63
 310         10,610          258,840            71,619         172,183           1.35         1,670,000          1996     74.85
 205         10,859          289,424           108,977         162,888           1.25         2,200,000          1996     56.70
  19          9,801          308,675           146,792         147,211           1.25         1,800,000          1996     68.54
 255         10,088          512,856           341,510         171,346           1.42         1,850,000          1996     66.09
------------------------------------------------------------------------------------------------------------------------------------
  32         10,107          373,813           203,394         158,179           1.30         1,700,000          1996     71.52
  78          9,270          267,309           128,812         131,148           1.18         1,410,000          1996     84.93
 237         10,285          525,530           353,306         172,224           1.40         1,600,000          1996     74.81
 257         10,252          441,992           282,216         159,776           1.30         1,600,000          1996     74.74
 213          9,885          280,002           106,790         158,158           1.33         1,600,000          1996     72.97
------------------------------------------------------------------------------------------------------------------------------------
  62          9,433          316,823           144,859         153,134           1.35         1,540,000          1996     74.79
  44          9,176          550,949           349,092         173,297           1.57         1,900,000          1996     60.19
 217          9,345          311,334           155,953         155,381           1.39         1,500,000          1996     74.32
 102          9,602          231,757            76,926         148,333           1.29         1,700,000          1996     65.02
  10          8,949          279,223           116,308         147,389           1.37         1,475,000          1996     74.60
------------------------------------------------------------------------------------------------------------------------------------
 146         11,404          217,621            28,790         171,032           1.25         1,600,000          1996     68.57
  54          9,137          396,532           204,196         173,256           1.58         1,700,000          1996     64.53
  34          9,132          372,467           198,050         157,739           1.44         1,500,000          1996     73.08
 222          9,549          333,006           186,496         146,510           1.28         1,460,000          1996     74.00
  64          8,863          272,415           115,535         141,223           1.33         1,550,000          1996     68.65
------------------------------------------------------------------------------------------------------------------------------------
  71          8,913          479,886           296,067         153,019           1.43         1,700,000          1996     62.29
  77          8,586          294,877           134,959         144,475           1.40         1,350,000          1996     77.85
 208          8,844          288,758           141,175         147,583           1.39         1,550,000          1996     67.61
  69          8,814          317,774           151,762         142,900           1.35         1,400,000          1996     73.74
  26          8,327          254,538           129,827         117,011           1.17         1,360,000          1996     75.75
------------------------------------------------------------------------------------------------------------------------------------
  38          8,191          341,058           193,636         128,972           1.31         1,460,000          1996     67.62
  41          8,158          259,264           118,656         126,774           1.29         1,325,000          1996     74.06
  31          9,589          482,949           247,958         219,241           1.91         2,500,000          1996     36.52
  72          7,381          237,556           109,371         112,358           1.27         1,250,000          1996     71.86
 248          7,785          205,185            82,081         116,758           1.25         1,200,000          1996     74.48
------------------------------------------------------------------------------------------------------------------------------------
  96          7,992          180,357             9,018         158,607           1.65         1,725,000          1995     49.71
  14          6,663          223,776           122,450          95,325           1.19         1,020,000          1995     83.04
 100          7,845          157,677             7,884         142,886           1.52         1,350,000          1995     62.34
  33          7,208          263,436           125,221         125,371           1.45         1,100,000          1996     74.69
 242          6,651          243,743           135,194         108,549           1.36         1,060,000          1996     77.23
------------------------------------------------------------------------------------------------------------------------------------
  97          6,847          142,888             7,144         123,210           1.50         1,300,000          1995     56.50
  36          6,134          178,720            73,949          93,161           1.27           930,000          1996     77.68
 235          6,171          218,137           124,086          94,051           1.27           900,000          1996     79.79
  95          6,311          131,062             6,553         122,558           1.62         1,250,000          1995     54.16
 104          6,197          141,608             7,080         126,850           1.71         1,300,000          1995     50.26
------------------------------------------------------------------------------------------------------------------------------------
 103          6,071          175,340             8,767         156,464           2.15         1,660,000          1995     39.23
 117          5,559          133,326            40,016          91,330           1.37         1,100,000          1996     57.09
  11          4,497          175,974            92,487          72,531           1.34           710,000          1996     79.57
  37          4,604          135,178            55,421          69,581           1.26           700,000          1996     77.72
 322          3,576           86,460            32,813          53,648           1.25           630,000          1996     69.14
------------------------------------------------------------------------------------------------------------------------------------
 321          2,110           51,034            19,373          31,661           1.25           345,000          1996     74.51




------------------------------------------------------------------------------------------------------------------------------------


                                                                  LOAN PER
            SCHEDULED                       SQ FT, UNITS         SQ FT, UNIT                          INITIAL
CONTROL     MATURITY        YEAR             BEDS, PADS           BED, PAD           OCCUPANCY       RESERVES         UNDERWRITING
NO.           LTV          BUILT              OR ROOM             OR ROOM            PERCENTAGE     AT CLOSING         RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  55         51.95          1972                 83units       15,090.88 / unit         99.00        42,450.00       200per unit
 310         62.29          1984             25,340sqft            49.33 / sqft        100.00             0.00      0.15per sq. ft.
 205         53.44          1985             51,920sqft            24.03 / sqft         88.38             0.00      0.15per sq. ft.
  19         61.40          1967                 56units       22,030.53 / unit         98.21         1,000.00       262per unit
 255         54.64          1970                152units        8,044.22 / unit         99.33        67,437.50       225per unit
------------------------------------------------------------------------------------------------------------------------------------
  32         62.37          1965                 40units       30,394.70 / unit         94.80        95,508.75       306per unit
  78         32.43          1995                 42units       28,513.33 / unit         90.48             0.00       175per unit
 237         62.58          1971                 86units       13,917.46 / unit         98.84        34,832.50       296per unit
 257         62.53          1973                 96units       12,456.51 / unit         96.00        30,312.50       265per unit
 213         60.96          1978             32,326sqft            36.12 / sqft        100.00        37,500.00      0.16per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  62         67.00          1986                 70units       16,453.03 / unit         90.60         6,185.00       269per unit
  44         55.35          1969                120units        9,529.98 / unit         92.00        91,500.00       238per unit
 217         66.97          1973                 72units       15,484.32 / unit        100.00        40,375.00       250per unit
 102         54.62          1985             10,053sqft           109.95 / sqft        100.00             0.00      0.15per sq. ft.
  10         64.81          1972                 69units       15,946.85 / unit         92.75        12,250.00       225per unit
------------------------------------------------------------------------------------------------------------------------------------
 146           NAP          1986             59,500sqft            18.44 / sqft        100.00         7,687.50      0.22per sq. ft.
  54         53.52          1973                 72units       15,235.73 / unit         97.00        32,687.50       265per unit
  34         63.77          1930                 62units       17,680.96 / unit         97.00           687.50       269per unit
 222           NAP          1978                 80units       13,505.27 / unit        100.00        26,175.00       268per unit
  64         56.94          1983                 51units       20,863.99 / unit         95.10        29,782.50       307per unit
------------------------------------------------------------------------------------------------------------------------------------
  71         14.40          1976                112units        9,454.33 / unit         88.40        34,500.00       275per unit
  77         64.18          1983                 52units       20,211.58 / unit         98.08         4,025.00       297per unit
 208         61.21          1965                 60units       17,465.30 / unit         95.00        14,372.50       225per unit
  69         61.58          1978                 72units       14,337.39 / unit         90.40        24,937.50       321per unit
  26         29.87          1995                 44units       23,412.45 / unit        100.00             0.00       175per unit
------------------------------------------------------------------------------------------------------------------------------------
  38         58.92          1984                 82units       12,039.86 / unit         97.56        52,200.00       225per unit
  41         66.58          1982                 53units       18,516.05 / unit         96.23         5,437.50       261per unit
  31           NAP          1928                 63units       14,492.06 / unit        100.00        12,000.00       250per unit
  72         59.34          1985                 49units       18,332.90 / unit         98.00        41,756.25       323per unit
 248         70.04          1986             27,669sqft            32.30 / sqft        100.00             0.00      0.15per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
  96         36.18          1986             16,101sqft            53.25 / sqft        100.00         8,450.00      0.67per sq. ft.
  14         32.10          1995                 40units       21,174.68 / unit         97.50             0.00       150per unit
 100         45.37          1980             15,814sqft            53.22 / sqft        100.00        17,549.00      0.37per sq. ft.
  33         62.91          1930                 38units       21,620.06 / unit         97.00         5,187.50       338per unit
 242         69.39          1984                 42units       19,492.17 / unit        100.00             0.00       250per unit
------------------------------------------------------------------------------------------------------------------------------------
  97         41.12          1971             13,860sqft            53.00 / sqft        100.00        34,990.00      0.77per sq. ft.
  36         64.82          1983                 43units       16,800.63 / unit        100.00        78,945.90       270per unit
 235         66.75          1968                 40units       17,953.52 / unit        100.00        32,007.50       290per unit
  95         39.42          1987             12,351sqft            54.82 / sqft        100.00         3,630.00      0.13per sq. ft.
 104         36.82          1971             11,582sqft            56.42 / sqft        100.00         2,875.00      0.53per sq. ft.
------------------------------------------------------------------------------------------------------------------------------------
 103         28.55          1988             11,830sqft            55.05 / sqft        100.00         9,703.00      0.70per sq. ft.
 117         51.88          1984              9,900sqft            63.43 / sqft        100.00         3,250.00      0.20per sq. ft.
  11         68.79          1974                 33units       17,119.78 / unit        100.00        12,856.25       332per unit
  37         64.79          1984                 32units       17,001.54 / unit         90.63        79,594.90       318per unit
 322         61.87          1975                 12units       36,299.34 / unit        100.00             0.00       270per unit
------------------------------------------------------------------------------------------------------------------------------------
 321         66.68          1964                 10units       25,705.91 / unit        100.00             0.00       271per unit




------------------------------------------------------------------------------------------------------------------------------------


                                                            LARGEST RETAIL TENANT
           ----------------------------------------------------------------------------------------------------------
SERVICING                                                  AREA LEASED      % OF TOTAL        LEASE          CONTROL
  FEES                             NAME                      (SQ. FT.)      AREA LEASED      EXP DATE           NO.
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          55
0.1150     Pier 1 Imports                                     6,500                          1/31/2000         310
0.1150     Triple T                                           8,200                          1/31/2000         205
0.1150                                                                                                          19
0.1350                                                                                                         255
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          32
0.1150                                                                                                          78
0.1150                                                                                                         237
0.1150                                                                                                         257
0.1350     It's 99 Cents ("Shadow"-Safeway)*                  9,072                          7/01/2000         213
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                          62
0.1150                                                                                                          44
0.1150                                                                                                         217
0.2000     Norwest Bank                                       5,000                          2/28/2000         102
0.1150                                                                                                          10
---------------------------------------------------------------------------------------------------------------------
0.1150     Allflex                                           59,500                         owner occupied     146
0.1150                                                                                                          54
0.1150                                                                                                          34
0.1150                                                                                                         222
0.1150                                                                                                          64
---------------------------------------------------------------------------------------------------------------------
0.2000                                                                                                          71
0.1150                                                                                                          77
0.1350                                                                                                         208
0.1150                                                                                                          69
0.1150                                                                                                          26
---------------------------------------------------------------------------------------------------------------------
0.2000                                                                                                          38
0.1150                                                                                                          41
0.1150                                                                                                          31
0.1150                                                                                                          72
0.1150     Digital Computers                                 14,332                          5/31/2002         248
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          17,264                         owner occupied      96
0.1150                                                                                                          14
0.1150     Frank's Nursery & Crafts                          18,670                                            100
0.1150                                                                                      owner occupied      33
0.1350                                                                                                         242
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          13,860                         owner occupied      97
0.1150                                                                                                          36
0.1150                                                                                                         235
0.1150     Frank's Nursery & Crafts ("Shadow"-Winn Dixie)*   15,012                         owner occupied      95
0.1150     Frank's Nursery & Crafts                          23,769                         owner occupied     104
---------------------------------------------------------------------------------------------------------------------
0.1150     Frank's Nursery & Crafts                          14,442                         owner occupied     103
0.1150     Logan Healtcare                                    5,300                          3/31/2001         117
0.1150                                                                                                          11
0.1150                                                                                                          37
0.1150                                                                                                         322
---------------------------------------------------------------------------------------------------------------------
0.1150                                                                                                         321




---------------------------------------------------------------------------------------------------------------------


* Anchor stores not included as part of Mortgaged Property

                               [GPAPHIC OMITTED]



     This diskette contains a file: The file "distdisk.xls." The file is a Microsoft Excel(1), Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement(2).

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                                 --------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT


Summary ..................................................................   S-5
Risk Factors .............................................................  S-24
Description of the Mortgage Pool .........................................  S-28
Servicing of the Mortgage Loans ..........................................  S-42
Description of the Certificates ..........................................  S-49
Yield and Maturity Considerations ........................................  S-61
Use of Proceeds ..........................................................  S-68
Certain Federal Income Tax
 Consequences ............................................................  S-68
ERISA Considerations .....................................................  S-69
Legal Investment .........................................................  S-71
Method of Distribution ...................................................  S-72
Legal Matters ............................................................  S-72
Ratings ..................................................................  S-73
Index of Principal Definitions ...........................................  S-74
Annex A ..................................................................   A-1
Annex B ..................................................................   B-1


                                   PROSPECTUS
Prospectus Supplement ....................................................     2
Available Information ....................................................     2
Incorporation of Certain Information by
 Reference ...............................................................     3
Summary of Prospectus ....................................................     8
Risk Factors .............................................................    16
Description of the Trust Funds ...........................................    21
Yield and Maturity Considerations ........................................    25
The Depositor ............................................................    30
Use of Proceeds ..........................................................    30
Description of the Certificates ..........................................    30
Description of the Pooling Agreements ....................................    37
Description of Credit Support ............................................    48
Certain Legal Aspects of Mortgage Loans ..................................    50
Certain Federal Income Tax Consequences ..................................    59
State and Other Tax Considerations .......................................    81
ERISA Considerations .....................................................    81
Legal Investment .........................................................    84
Method of Distribution ...................................................    85
Legal Matters ............................................................    85
Financial Information ....................................................    86
Rating ...................................................................    86
Index of Principal Definitions ...........................................    87

================================================================================

================================================================================

                             MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.
                                   (DEPOSITOR)


                                 $1,001,713,000
                                  (APPROXIMATE)
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1996-C2


                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------


                               MERRILL LYNCH & CO.


                           FIRST
                            UNION(R)
                             CAPITAL MARKETS CORP.



                                NOVEMBER 20, 1996


================================================================================